                                                                    EXHIBIT 99.1

                      IN THE UNITED STATES BANKRUPTCY COURT

                          FOR THE DISTRICT OF DELAWARE

IN RE:                              )      Chapter 11
                                    )
OAKWOOD HOMES CORPORATION,          )      Case No. 02-13396 (PJW)
et al.,(1)                          )
               Debtors.             )      Jointly Administered
                                    )
                                    )
                                    )

                        SUPPLEMENTAL DISCLOSURE STATEMENT
                  FOR SECOND AMENDED JOINT CONSOLIDATED PLAN OF
                   REORGANIZATION OF OAKWOOD HOMES CORPORATION
              AND ITS AFFILIATED DEBTORS AND DEBTORS-IN-POSSESSION

                             Dated: February 6, 2004

                           MORRIS, NICHOLS, ARSHT & TUNNELL
                           Robert J. Dehney (No. 3578)
                           Derek C. Abbott (No. 3376)
                           Daniel B. Butz (No. 4227)
                           1201 North Market Street
                           P.O. Box 1347
                           Wilmington, Delaware 19899-1347
                           (302) 658-9200

                                     - and -

                           RAYBURN COOPER & DURHAM, P.A.
                           C. Richard Rayburn, Jr.
                           Albert F. Durham
                           Patricia B. Edmondson
                           1200 Carillon, 227 West Trade Street
                           Charlotte, North Carolina 28202-1675
                           (704) 334-0891

                           Co-Counsel for Oakwood Homes Corporation, et al., Debtors and Debtors In Possession

---------------------------

(1) The Debtors are the following entities: Oakwood Homes Corporation, New Dimension Homes, Inc., Dream Street Company, LLC, Oakwood Shared Services, LLC, HBOS Manufacturing, LP, Oakwood MHD4, LLC, Oakwood Acceptance Corporation, LLC, Oakwood Mobile Homes, Inc., Suburban Home Sales, Inc., FSI Financial Services, Inc., Home Service Contract, Inc., Tri-State Insurance Agency, Inc., Golden West Leasing, LLC, Crest Capital, LLC and Preferred Housing Services, LP.

                                TABLE OF CONTENTS

                                                                                                      PAGE
I.       INTRODUCTION AND SUMMARY INFORMATION.                                                          1

         A.       Purpose of this Document.                                                             2

         B.       Summary Information.                                                                  3

         C.       History of the Sale Transaction and the Second Amended Plan.                         14

                  1.       The First Amended Plan.                                                     14

                  2.       Exit Financing for Stand Alone Option.                                      14

                  3.       The Marketing Process.                                                      15

                  4.       The Proposed Sale Transaction.                                              16

                  5.       The Purchase Agreement for the Sale Transaction.                            16

                  6.       Approval of Bidding Procedures, Expense Reimbursement and Breakup Fee.      21

                  7.       The Solicitation of Qualifying Overbids and the Competitive Sale.           21

                  8.       Plan Implementation under the Sale Option.                                  22

                           (a)      Consummation of Sale Transaction.                                  22

                           (b)      Authorization of the Sale Transaction.                             22

                           (c)      Revesting and Transfer of Assets.                                  22

                           (d)      Merger of Debtors and Vesting of Assets in
                                    Reorganized Sale Debtors.                                          23

                           (e)      Treatment of Old Common Stock, Interests and
                                    Beneficial Interest in the Liquidation Trust.                      23

                           (f)      Considerations Regarding the Additional Debtors.                   24

                           (g)      Distributions of Cash.                                             24

                  9.       Plan Implementation under the Stand Alone Option.                           24

                           (a)      Vesting of Assets in the Reorganized Debtors.                      24

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
                           (b)      Amended and Restated Certificates of Incorporation.                25

                           (c)      Amended and Restated Bylaws.                                       25

                           (d)      New Securities.                                                    25

                           (e)      Directors.                                                         26

                           (f)      Officers.                                                          26

                           (g)      Employment Contracts and Professional Retentions.                  26

                           (h)      Corporate Action and Other Documents and Actions.                  27

                           (i)      Approval of the Exit Facility.                                     27

                           (j)      Distributions of Cash.                                             27

                           (k)      Distributions of Proceeds from the Liquidation Trust.              27

                  10.      Plan Implementation under Either the Sale Option or the Stand
                           Alone Option.                                                               27

                           (a)      Substantive Consolidation.                                         28

                           (b)      Creation of the Liquidation Trust.                                 29

                           (c)      Federal Income Tax Treatment of the Trust for the
                                    Liquidation Trust Assets.                                          30

                           (d)      Appointment of Liquidation Trustee.                                32

                           (e)      The Liquidation Trust Advisory Committee.                          32

                           (f)      Causes of Actions and Defenses.                                    33

                           (g)      Termination of the Final DIP Agreement.                            33

                           (h)      Dissolution of the Creditors' Committee.                           34

         D.       The Confirmation Hearing, Voting Procedures, Bar Dates, And Other
                  Important Deadlines.                                                                 34

                  1.       Time and Place of the Confirmation Hearing.                                 34

                  2.       Entities Entitled to Vote on the Plan.                                      34

                  3.       Deadline for Voting For or Against the Plan.                                35

                  4.       Deadline for Objecting to Confirmation of the Plan.                         36

                  5.       Deadlines for Parties to Executory Contracts and
                           Unexpired Leases to Assert Damage Claims and to
                           Object to the Terms of Assumption.                                          36

                  6.       Administrative Claims Bar Date.                                             38

                  7.       Fee Claims Bar Date.                                                        39

                  8.       Unsecured Claims Bar Date.                                                  39

                  9.       Materials to Be Filed in Support of Confirmation.                           39

                  10.      Information Regarding the Plan.                                             40

                  11.      Effective Date of the Plan.                                                 40

                  12.      Important Notice and Cautionary Statement.                                  40

II.      THE PLAN OF REORGANIZATION.                                                                   42

         A.       Funding of Distributions under the Plan.                                             42

         B.       Reserves.                                                                            42

                  (a)      Establishment of Disputed Claim Reserves for Cash Distributions.            42

                  (b)      Establishment of the Stand Alone Voting Trust for New Common
                           Stock and New Warrant Distribution.                                         43

                  (c)      Amounts to Be Reserved.                                                     43

                  (d)      Distribution.                                                               44

                  (e)      Termination of Disputed Claim Reserve or Stand Alone Voting Trust.          44

                  (f)      Limitation of Liability for Funding the Disputed Claim Reserve.             44

         C.       Releases.                                                                            44

         D.       Exculpation.                                                                         45

         E.       Injunction.                                                                          45

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
         F.       Waiver of Certain Claims.                                                                    46

         G.       Retention of Old Common Stock by Holders of Interests under the Sale Option.                 46

III.     PROJECTED DISTRIBUTION ANALYSIS FOR THE SALE OPTION.                                                  47

         A.       Introduction.                                                                                47

         B.       Basis of Presentation.                                                                       47

         C.       Post Closing Operations.                                                                     47

         D.       Wind Down Team.                                                                              48

         E.       The Wind Down.                                                                               48

         F.       Frequency of Payments.                                                                       48

         G.       Avoidance Actions.                                                                           49

         H.       Professional Fees.                                                                           49

IV.      ADDITIONAL CONSIDERATIONS REGARDING RISK.                                                             50

         A.       Risks Associated with the Sale Option.                                                       50

         B.       Risks Associated with the Stand Alone Option.                                                51

V.       CERTAIN TAX CONSEQUENCES OF A SALE TRANSACTION.                                                       54

         A.       General.                                                                                     54

         B.       Consequences to the Debtors.                                                                 55

         C.       Consequences to the Holders of Certain Claims.                                               55

                  1.       Gain or Loss - Generally.                                                           56

                  2.       Market Discount.                                                                    56

                  3.       Distributions in Discharge of Accrued But Unpaid Interest.                          57

         D.       Tax Treatment of the Liquidation Trust and Holders of Beneficial
                  Interests Therein.                                                                           57

                  1.       Classification of the Liquidation Trust.                                            57

                  2.       General Tax Reporting by the Liquidation Trust and
                           Beneficiaries.                                                                      58

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
                  3.       Tax Reporting for Liquidation Trust Assets Allocable to
                           Disputed Claims.                                                                    59

                  4.       Withholding.                                                                        59

         E.       Tax Treatment of the Reorganized Sale Debtors under the Sale Option.                         60

VI.      CONFIRMATION PROCEDURES.                                                                              60

         A.       Voting and Right to Be Heard at Confirmation.                                                61

                  1.       Who May Support or Object to Confirmation of the Plan.                              61

                  2.       Who May Vote to Accept or Reject the Plan.                                          61

                  3.       What Is an Allowed Claim for Voting Purposes.                                       61

                  4.       What Is an Impaired Class of Claims or Interests.                                   62

                  5.       Who Is Not Entitled to Vote.                                                        62

                  6.       Votes Necessary to Confirm the Plan.                                                62

                  7.       Votes Necessary for a Class to Accept the Plan.                                     62

                  8.       Treatment of Non-Accepting Classes.                                                 62

                  9.       Request for Confirmation Despite Non-Acceptance by
                           Impaired Classes.                                                                   63

         B.       Hypothetical Liquidation Analysis.                                                           63

         C.       Feasibility.                                                                                 64

         D.       Alternatives to the Plan.                                                                    64

VII.     RECOMMENDATION AND CONCLUSION.                                                                        65

         EXHIBIT A.        Disclosure Statement for Revised First Amended Joint Plan of
         Reorganization

         EXHIBIT B.        Second Amended Joint Consolidated Plan of Reorganization

         EXHIBIT C.        Distribution Analysis for Sales Transaction

         EXHIBIT D.        Clayton Homes Asset Purchase Agreement

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I. INTRODUCTION AND SUMMARY INFORMATION.

                  Oakwood Homes Corporation ("Oakwood"), a North Carolina corporation, and fourteen of its direct and indirect subsidiaries and affiliated partnerships (the "Affiliate Debtors" and collectively with Oakwood, the "Debtors") are debtors and debtors-in-possession in jointly-administered Chapter 11 cases that currently are pending in the United States Bankruptcy Court for the District of Delaware (the "Bankruptcy Court"). The Debtors commenced their respective Chapter 11 Cases(2) by filing voluntary petitions in the Bankruptcy Court on November 15, 2002 (the "Petition Date").

                  The Debtors are joint proponents of the Second Amended Joint Consolidated Plan of Reorganization of Oakwood Homes Corporation and Its Affiliated Debtors and Debtors-in-Possession (as such may be amended from time to time, the "Plan"), dated February 6, 2004, a copy of which is attached hereto as EXHIBIT B. The Plan has two distinct purposes. First, it authorizes: (a) a sale of substantially all of the Debtors' assets to Clayton Homes, Inc. ("Clayton Homes") in a sale transaction; (b) the liquidation of substantially all of the Debtors' remaining assets; and (c) the distribution of proceeds by the Liquidation Trust (collectively, the "Sale Option"). If the Sale Option is not consummated due to the termination of the Purchase Agreement, the Plan authorizes: (a) a restructure, compromise and discharge of creditors' Claims against, and stockholders' Interests in, the Debtors; (b) the reorganization of the Debtors' financial affairs; and (c) the emergence of the Reorganized Stand Alone Debtors from the Chapter 11 Cases as ongoing businesses (collectively, the "Stand Alone Option").

                  The Stand Alone Option described in the Plan is substantially similar to the Debtors Revised First Amended Joint Consolidated Plan of Reorganization (the "Stand Alone Plan") that was described in the Disclosure Statement for Revised First Amended Joint Consolidated Plan of Reorganization approved by the Bankruptcy Court on October 3, 2003, (the "Original Disclosure Statement"). To the extent that the statements within this Supplemental Disclosure Statement contradict statements made in the Original Disclosure Statement as to the Stand Alone Option, the statements made in this Supplemental Disclosure Statement control

                  This Supplemental Disclosure Statement is intended to be read in conjunction with the Original Disclosure Statement a copy of which is incorporated herein by reference and attached hereto as EXHIBIT A. However, as mentioned above, to the extent that the statements within this Supplemental Disclosure Statement contradict statements made in the Original Disclosure Statement, the statements made in this Supplemental Disclosure Statement control.

---------------------------

(2) Unless otherwise provided, capitalized terms that are not defined in this Supplemental Disclosure Statement shall have the meanings assigned to them in the Plan.

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                      A. PURPOSE OF THIS DOCUMENT.

                  The purpose of this Supplemental Disclosure Statement is to enable the Holders of Claims and Interests against the Debtors' to make an informed judgment about whether to vote to accept or reject the Plan by explaining and describing (i) the Sale Option and (ii) the changes between the Stand Alone Option and the stand alone transaction described in the Stand Alone Plan and Original Disclosure Statement. This Supplemental Disclosure Statement summarizes the provisions of the Plan and provides certain information relating to the Debtors, their Chapter 11 Cases, the Plan and the process the Bankruptcy Court will follow in determining whether to confirm the Plan.

                  The Bankruptcy Court has reviewed this Supplemental Disclosure Statement and on February 6, 2004 determined that it contains adequate information and may be sent to you [Docket No. 3543]. The Bankruptcy Court, however, has not yet made a determination as to whether the Plan should be confirmed, and has not conducted an independent investigation of the factual and financial matters described herein.

READ THIS SUPPLEMENTAL DISCLOSURE STATEMENT AND THE ORIGINAL DISCLOSURE STATEMENT CAREFULLY TO FIND OUT:

         1.       HOW THE PLAN WILL AFFECT YOUR CLAIMS OR INTERESTS,

         2.       WHAT RIGHTS YOU HAVE WITH RESPECT TO VOTING FOR OR AGAINST THE
                  PLAN,

         3.       HOW AND WHEN TO VOTE FOR OR AGAINST THE PLAN, AND

         4. WHAT RIGHTS YOU HAVE WITH RESPECT TO SUPPORTING OR OBJECTING TO THE PLAN.

                  YOU SHOULD READ THIS SUPPLEMENTAL DISCLOSURE STATEMENT, THE ORIGINAL DISCLOSURE STATEMENT ATTACHED AS EXHIBIT "A" (INCLUDING THE EXHIBITS) AND THE PLAN ATTACHED AS EXHIBIT "B" (INCLUDING THE PLAN SUPPLEMENT AND THE EXHIBITS) (COLLECTIVELY THE "DISCLOSURE STATEMENT") IN THEIR ENTIRETY. HOWEVER, THE DISCLOSURE STATEMENT CANNOT TELL YOU EVERYTHING ABOUT YOUR RIGHTS. YOU SHOULD CONSULT YOUR OWN LEGAL, FINANCIAL AND TAX ADVISORS TO OBTAIN MORE SPECIFIC ADVICE ON HOW THE PLAN WILL AFFECT YOU AND WHAT IS THE BEST COURSE OF ACTION FOR YOU.

                  THE DISCLOSURE STATEMENT HAS BEEN PREPARED BY THE DEBTORS IN GOOD FAITH AND IN COMPLIANCE WITH APPLICABLE PROVISIONS OF THE BANKRUPTCY CODE. THE INFORMATION CONTAINED IN THE DISCLOSURE STATEMENT IS BELIEVED TO BE CORRECT AT THE TIME OF THE FILING OF THE DISCLOSURE STATEMENT BASED UPON THE BEST

INFORMATION THEN CURRENTLY AVAILABLE TO THE DEBTORS. ONCE APPROVED BY THE BANKRUPTCY COURT, THE DISCLOSURE STATEMENT WILL NOT BE UPDATED BASED UPON SUBSEQUENT EVENTS. NO INFORMATION PROVIDED BY ANY PERSON OR ENTITY (INCLUDING THE DEBTORS' AGENTS, OFFICERS, DIRECTORS, EMPLOYEES, ACCOUNTANTS, FINANCIAL ADVISORS, ATTORNEYS OR AFFILIATES) CONCERNING THE DEBTORS, THEIR OPERATIONS, FUTURE REVENUES, PROFITABILITY, VALUATIONS, OR OTHERWISE, OTHER THAN AS SET FORTH IN THE DISCLOSURE STATEMENT, HAS BEEN AUTHORIZED. ANY INFORMATION, REPRESENTATION, PROMISE, STATEMENT OR INDUCEMENT MADE TO SECURE OR OBTAIN ACCEPTANCES OR REJECTIONS OF THE PLAN THAT ARE OTHER THAN, OR ARE INCONSISTENT WITH, THE INFORMATION CONTAINED IN THE DISCLOSURE STATEMENT SHOULD NOT BE RELIED UPON BY ANY PERSON IN ARRIVING AT A DECISION TO VOTE FOR OR AGAINST THE PLAN. ANY SUCH ADDITIONAL INFORMATION, REPRESENTATIONS, AND INDUCEMENTS SHOULD BE IMMEDIATELY REPORTED TO THE ATTENTION OF THE DEBTORS AND THE BANKRUPTCY COURT.

                      B. SUMMARY INFORMATION.

                  The following information summarizes the terms of the Plan and describes your rights to be heard and vote with respect to the Plan.

                  THE FOLLOWING INFORMATION IS A SUMMARY ONLY AND DOES NOT FULLY ADDRESS ALL OF YOUR RIGHTS, ALL PROVISIONS OF THE PLAN OR ALL OF THE CONSEQUENCES CONFIRMATION OF THE PLAN MAY HAVE ON YOUR RIGHTS. YOU ARE STRONGLY ENCOURAGED TO READ THE DISCLOSURE STATEMENT AND THE PLAN IN THEIR ENTIRETY AND TO CONSULT WITH YOUR LEGAL, FINANCIAL AND TAX ADVISORS PRIOR TO DECIDING WHETHER TO SUPPORT OR OPPOSE THE PLAN.

THE DEBTORS AND THEIR      The Debtors design, manufacture and market
BUSINESSES:                manufactured and modular homes. In addition, they
                           arrange financing for a portion of their retail sales and, as agent, provide a variety of insurance products to customers. The Debtors are among the major producers and retailers of manufactured homes and historically have originated consumer loans secured by the manufactured homes. The Debtors' consolidated financial statements reflect that, for the fiscal year ended September 30, 2002, the Debtors, on a consolidated basis, generated net sales of approximately $927 million. As of December 31, 2002, the Debtors, on a consolidated basis, had approximately $812 million in assets and approximately $1.1 billion in liabilities.

PURPOSE OF THE PLAN:       The Plan provides for a Sale Option and Stand Alone
                           Option. The purpose of the Disclosure Statement is to enable the Debtors' creditors and stockholders to make an informed judgment about whether to vote to accept or reject the Plan. The Disclosure Statement summarizes the provisions of the Plan and provides certain information relating to the Debtors, their Chapter 11 Cases, the Plan and the process the Bankruptcy Court will follow in determining whether to confirm the Plan.

                           The Sale Option described in the Plan would be effected in accordance with the Purchase Agreement attached to this Supplemental Disclosure Statement as Exhibit "D". Under the Sale Option the proceeds of sale and the liquidation of substantially all of the remaining Assets will fund the distributions to be made under the Plan.

                           The Stand Alone Option described in the Plan is substantially similar to the Stand Alone Plan that was described in the Original Disclosure Statement providing for a recapitalization of the Debtors through the restructure, compromise and discharge of the Debtors' existing creditor Claims and stockholder Interests in a manner intended to enable the Debtors to emerge from their Chapter 11 Cases as an integrated viable business. The Stand Alone Option of the Plan differs from its predecessor insofar as it classifies Secured Claims as impaired rather than unimpaired because of the potential impairment of Holders of Secured Claims if the Debtors choose to return the collateral securing such Secured Claim. Because of the possibility for impairment under the Stand Alone Option (and only under the Stand Alone Option), the Debtors are allowing such Holders of Secured Claims to vote on the Plan. Additionally, the Stand Alone Option differs from its predecessor insofar as it prescribes a different treatment for the Convenience Claims in Class 3, including the addition of an opt-out provision. The Stand Alone Option also differs from its predecessor as the Stand Alone Option's release provisions, found in Article VII of the Plan, have been modified, and in the case of releases by Holders of Claims and Interests, eliminated.

                           The Debtors intend to effect the transaction contemplated by the Sale Option, but in the event that the Purchase Agreement is terminated, the Debtors intend to effect the Stand Alone Option. To provide for a continuation of necessary debtor-in-possession financing and for the creation of an exit financing facility in the event the Stand Alone Option is consummated, the Debtors and Greenwich Capital Financial Products, as agent, entered into an amended and restated debtor-in-possession financing agreement which effectively provides for both and became effective on

                           December 31, 2003.

BASIC STRUCTURE OF THE     Under the Sale Option, unless otherwise noted, the
PLAN:                      Debtors' secured creditors will receive distributions
                           of Cash or equivalent consideration and the Debtors' unsecured creditors will receive beneficial interests in the Liquidation Trust, which will distribute Cash based upon those beneficial interests. Under the Sale
                           Option, Holders of Interests will retain their Old
                           Common Stock, representing their interest in the Reorganized Sale Debtors. Under the Stand Alone
                           Option, unless otherwise noted, the Debtors' secured creditors will receive distributions of Cash or equivalent consideration and the Debtors' unsecured creditors will receive distributions of New Common
                           Stock in the Reorganized Stand Alone Debtors or other consideration on or after the Plan's Effective Date in satisfaction of their Claims. Additionally, under the Stand Alone Option, the Debtors' Interest Holders will receive the New Warrants in exchange for their Old Common Stock if the Classes consisting of Holders of Secured Claims and Unsecured Claims vote in favor of the Plan. Only those parties that have Allowed
                           Claims or Interests against the Debtors will receive consideration under the Plan. The amount and type of consideration a creditor will receive may depend, among other things, upon whether the Holders' Allowed
                           Claim or Interest is (a) entitled to special priority under the Bankruptcy Code, (b) a Secured Claim, (c) an Unsecured Claim or (d) otherwise separately classified under the Plan.

                           The Plan groups most creditors and stockholders into various Classes of Claims and Interests and provides for the treatment of each Class. Certain creditors, such as Holders of Administrative Claims arising after the commencement of the Chapter 11 Cases, Holders of Fee Claims, and Holders of Allowed Priority Tax Claims, are not grouped in any Class, but nonetheless will be treated under the Plan pursuant to the Bankruptcy Code.

                           Upon the Plan's Effective Date, all Junior Notes, Senior Notes, B-2 REMIC Guarantees and the Resecuritization Note Put Option will be cancelled and the obligations represented by such instruments will be discharged, with certain exceptions as provided for under the Plan. Under the Stand Alone Option, the Interests will also be cancelled and the obligations represented by such instruments will be discharged upon the Plan's Effective Date.

                           Under the Plan, all of the Debtors' assets and liabilities are deemed substantively consolidated for purposes of distributions to the Debtors' creditors and stockholders. Thus, Holders of Unsecured

                           Claims of one of the consolidated Debtors will receive the same treatment as Holders of Unsecured Claims of any of the other Debtors. Additionally, Holders of Claims against multiple Debtors on account of affiliate guarantees and co-obligations of multiple Debtors will be entitled to only one distribution from the Debtors' consolidated Estates.

                           The Plan contains numerous other provisions governing, among other things: (a) the assumption, assumption and assignment and rejection of executory contracts and unexpired leases; (b) the continuation of management and the designation of new boards of directors for the Reorganized Stand Alone Debtors, under the Stand Alone Option; (c) the restructuring of the Debtors' various legal entities, under the Stand Alone Option; (d) the creation, funding and operation of the Liquidation Trust; (e) the resolution of Disputed Claims against the Debtors;
                           (f) the Bankruptcy Court's retention of jurisdiction following confirmation of the Plan and (g) the scope and nature of the Debtors' discharge following confirmation. Please refer to the Plan itself for more detailed information.

                           IF THE SALE OPTION UNDER THE PLAN IS NOT IMPLEMENTED, CLAYTON HOMES MAY BE ENTITLED TO A BREAK-UP FEE OF $11.0 MILLION AS DESCRIBED IN SECTIONS I.C.6 AND I.C.7 OF THIS SUPPLEMENTAL DISCLOSURE STATEMENT.

CLASSIFICATIONS AND        The following Summary Table sets forth the
TREATMENT OF CREDITORS'    classification and treatment of creditors' Claims and
CLAIMS AND STOCKHOLDERS'   stockholders' Interests under the Plan. The
INTERESTS UNDER THE PLAN:  descriptions in the Summary Table are only summaries and do not include all terms and conditions of the Plan. You are strongly advised to consult the relevant Plan provisions for a full description of the respective Classes and corresponding treatments under the Plan, especially as such treatments may differ under the Sale Option as compared to the Stand
                           Alone Option.

                             SUMMARY TABLE - CLAIMS

 CLASS                  CLAIM                          STATUS              VOTING RIGHTS          RECOVERY(3)
-------------------------------------------------------------------------------------------------------------
Class 1         Priority Non-Tax Claims               Unimpaired         Not Entitled to Vote;      100.0%
                                                                         Deemed to Accept
---------------------------------------------------------------------------------------------------------------
Class 2A        Secured Tax Claims                    Impaired           Entitled to Vote           100.0%
---------------------------------------------------------------------------------------------------------------
Class 2B        1997 Bonds Secured Claim              Impaired           Entitled to Vote           100.0%
---------------------------------------------------------------------------------------------------------------
Class 2C        1998 Bonds Secured Claim              Impaired           Entitled to Vote           100.0%
---------------------------------------------------------------------------------------------------------------
Class 2D        Auto Secured Claim                    Impaired           Entitled to Vote           100.0%
---------------------------------------------------------------------------------------------------------------
Class 2E        Carolina Secured Claim                Impaired           Entitled to Vote           100.0%
---------------------------------------------------------------------------------------------------------------
Class 2F        First American Secured Claim          Impaired           Entitled to Vote           100.0%
---------------------------------------------------------------------------------------------------------------
Class 2G        Foothill Secured Claim                Impaired           Entitled to Vote           100.0%
---------------------------------------------------------------------------------------------------------------
Class 2J        Thomas Secured Claim                  Impaired           Entitled to Vote           100.0%
---------------------------------------------------------------------------------------------------------------
Class 2K        U.S. Bank Secured Claim               Impaired           Entitled to Vote           100.0%
---------------------------------------------------------------------------------------------------------------
Class 2L        Other Secured and Setoff Claims       Impaired           Entitled to Vote           100.0%
---------------------------------------------------------------------------------------------------------------
Class 3         Convenience Claims                    Impaired           Entitled to Vote           25.0%
---------------------------------------------------------------------------------------------------------------
Class 4A        Senior Note Claims                    Impaired           Entitled to Vote           50.3% Stand
                                                                                                    Alone
                                                                                                    37.4% Sale
---------------------------------------------------------------------------------------------------------------
Class 4B        Junior Note Claims                    Impaired           Entitled to Vote           50.3% Stand
                                                                                                    Alone
                                                                                                    37.4% Sale
---------------------------------------------------------------------------------------------------------------
Class 4C        REMIC Guarantee Claims                Impaired           Entitled to Vote           50.3% Stand

---------------------------

(3) EXHIBIT C to this Supplemental Disclosure Statement provides an analysis of the recoveries to each class of Claims and Interests and provides this estimate of their respective percentage recovery under the Sale Option (see Schedule 6 to Exhibit B of the Original Disclosure Statement for an analysis of the recoveries to each class of Claims and Interests under the Stand Alone Option). All recovery percentages in this summary table were determined using assumptions and estimates which may be subject to change. As there are significant disputes concerning the Allowed amount of many of the Unsecured Claims, (a) distributions may be delayed pursuant to the procedures for Disputed Claim reserves as described in Section II.B herein and (b) actual recovery percentages may differ for Unsecured Creditors. .Also note that the estimates of recovery to the Unsecured Classes under the Sale Option are subject to change based upon the value of the Assets left behind in the Reorganized Sale Debtors to ensure that assets in the Liquidation Trust can be distributed free from certain tax and future claim liability. This concept is further described herein in Article VI of the Plan. The Creditors' Committee does not necessarily agree with the Debtors' estimate for unsecured creditor recoveries, as set forth on Exhibit C. Among other things, the Creditors' Committee believes that: (1) the estimated costs of winding down the estates and administrating the Liquidation Trust (which costs are paid out of the assets of the Liquidation Trust and, therefore, out of potential unsecured creditor recoveries) may be overstated; (2) the estimated amount of estate proceeds necessary to capitalize the Reorganized Sale Debtors may be less than the amounts stated on Exhibit C (which amount ultimately will be stated in the Plan Supplement or, if there is disagreement over the amount at the time of the Plan Supplement, likely will be determined by the Bankruptcy Court at the Confirmation Hearing); and (3) additional sums may be available for distribution to unsecured creditors on account of Avoidance Actions, including estate preference claims.

                                                                                                   Alone
                                                                                                   37.4% Sale
---------------------------------------------------------------------------------------------------------------
Class 4D        Litigation Claims                     Impaired           Entitled to Vote          50.3% Stand
                                                                                                   Alone
                                                                                                   37.4% Sale
---------------------------------------------------------------------------------------------------------------
Class 4E        Other Unsecured Claims                Impaired           Entitled to Vote          50.3% Stand
                                                                                                   Alone
                                                                                                   37.4% Sale
---------------------------------------------------------------------------------------------------------------
Class 6A        Non-Debtor-Held Interests             Impaired           Entitled to Vote          Unknown
                                                                                                   Stand Alone
                                                                                                   Unknown Sale

                          SUMMARY TABLE - TREATMENTS(4)

CLASS DESCRIPTION(5)                                                            TREATMENT UNDER THE PLAN
-----------------------------------------------------------------------------------------------------------------------
CLASS 1 (PRIORITY NON-TAX CLAIMS)(6)                            Subject to the terms  herein,  and unless the Holder of
                                                                an Allowed  Priority  Non-Tax  Claim  agrees to receive
     Number of Filed Claims: 48                                 other,  less  favorable  treatment,  each  Holder of an
     Amount of Filed Claims: $1,254,000                         Allowed  Priority  Non-Tax  Claim shall be paid 100% of
     Amount of Scheduled Claims: $136,000                       the  unpaid  amount of such  Allowed  Priority  Non-Tax
     Estimated Amount of Allowed Claims: $500,000.00            Claim in Cash as soon as  reasonably  practicable  upon
                                                                the first  Distribution  Date after such Claim  becomes
                                                                an Allowed Claim.

                                                                Class 1 is an Unimpaired Class, and Holders of Class 1
                                                                Claims are not entitled to vote.

---------------------------

(4) The numbers included in this table have been prepared based on the following:

                           1) The classification of claims reflects the company's analysis of the nature of the claims. The company is currently in the process of reconciling the claims.

                           2) All expunged claims are excluded.

                           3) All withdrawn claims are excluded.

                           4) Any scheduled liability that has been paid-in-full as allowed by the First Day Motions is excluded.

                           5) All cross-case duplicates are excluded.

(5) All Estimated Amounts of Allowed Claims in this summary table were determined using assumptions and estimates which may be subject to change. Additionally, as there are significant disputes concerning the Allowed amount of many of the Unsecured Claims, distributions may be delayed pursuant to the procedures for Disputed Claim reserves as described in Section II.B herein.

(6) Includes adjustments due to the settlement of the WARN Act litigation referenced in the Original Disclosure Statement.

CLASSES 2A, B, C, D, E, F,          Subject to the provisions of sections
 G, J, K, L (SECURED CLAIMS)(7)     502(b)(3) and 506(d) of the Bankruptcy
                                    Code and the Plan, each Holder of an Allowed
    Number of Filed                 Secured  Claim shall  receive (i) under the
     Claims: 19                     Sale Option, 100% of the unpaid amount of
    Amount of Filed                 such Allowed Claim in Cash or, in the case
     Claims: $2,308,000             of an Allowed Class 2G Claim, 100% of the
    Amount of Scheduled             unpaid amount of such Allowed Claim in
     Claims: $59,341,000            accordance with section 5.03 of the Purchase
    Estimated Amount of Allowed     Agreement; or (ii) under the Stand Alone
     Claims: $6,858,000             Option, at the option of the Reorganized
                                    Stand Alone Debtors: (a) 100% of the Net
                                    Proceeds from the sale of the relevant
                                    collateral, up to the unpaid amount of such Allowed Claim (with such payments to be made, if applicable, from accounts set up by the Debtors, during the Chapter 11 Cases, in connection with the sale of such collateral), subject to applicable inter-creditor lien priorities; (b) the return of the relevant collateral; (c) the reinstatement of the Claim in accordance with the provisions of 11 U.S.C. Section
                                    1124(2); (d) the indubitable equivalent
                                    pursuant to 11 U.S.C. Section
                                    1129(b)(2)(A)(iii); (e) such other, less favorable, treatment as shall be agreed to between the Holder of such Claim and the Reorganized Stand Alone Debtors or the
                                    Liquidation Trust, as appropriate; or (f) such other, less favorable, treatment as is determined by Final Order of the Bankruptcy
                                    Court. Such Distribution shall be made on or as soon as reasonably practicable upon the first Distribution Date after such Claim becomes an Allowed Claim. Upon receipt by the relevant Holder of such Distributions, such Holder's Lien, offset right or other security interest in the relevant collateral shall be deemed released. To the extent a Claim is partially a Secured Claim based on an offset right and partially an Allowed
                                    Claim of another type, such Secured Claim shall be deemed to have been (x) setoff only to the extent of the allowed amount of the allowed, liquidated, nondisputed, noncontingent claim owing to the Debtors, Liquidation Trust, the Reorganized Sale
                                    Debtors or the Reorganized Stand Alone
                                    Debtors and (y) a Claim classified in
                                    another relevant Class for any excess of such Claim over the amount so set off. If a Claim is fully a Secured Claim based on an offset right, the allowance of such Claim shall not affect any obligations or liabilities due and payable (at such time) to the Debtors or their successors that are in an amount in excess of the amount validly offset and the payment, in full and in cash, of all amounts due and owing as of the Effective Date to the Debtors or their successors

---------------------------

(7) These amounts include all Secured Claims (Classes 2A through 2L). These amounts include the pre-petition funded credit facility which has since been replaced by the DIP financing. Also included in the scheduled liability is the contingent liability resulting from the outstanding letters of credit as of the filing.

                                    and the turnover of any property of the
                                    Debtors or their successors held by such claimant on account of any unliquidated, disputed or contingent right of setoff shall be a precondition of the allowance of such Secured and Setoff Claim.

                                    These Classes are Impaired and the Holders of Claims in these Classes are entitled to vote.

CLASS 3 (CONVENIENCE CLAIMS)(8)     Subject to the terms herein, unless the
                                    Holder of an Allowed Class 3 Claim agrees to receive other, less favorable treatment, each Holder of an Allowed Class 3 Claim shall receive 25% of the unpaid amount of such Allowed Class 3 Claim on the Initial
                                    Distribution Date, or as soon as reasonably practicable thereafter, at the election of the Debtors or the Liquidation Trustee upon reasonable notice to the relevant Holders.

                                    Class 3 is an Impaired Class, and Holders of
                                    Class 3 Claims are entitled to vote. The
                                    Convenience Class Election must be made at the time of balloting for voting to accept or reject the Plan and clearly indicated on the Holder's Ballot and any such election for treatment as a Convenience Claim through a Convenience Class Opt-In Election shall count as a vote for the Plan; provided, however, that, if any Claim that is otherwise eligible for the Convenience Class Election is a Disputed Claim at the time of balloting, the Convenience Class Election may be made in a Final Order allowing such Claim. Once a Convenience Class Election has been made with respect to a Claim, such election shall be irrevocable; provided, however, that a Convenience Class Election can be changed or made upon the written consent of the Debtors, prior to the Effective Date, and the Liquidation Trust (under the Sale Option) or the Reorganized Stand Alone Debtors (under the Stand Alone Option), after the Effective Date. Whether a Holder of a Claim has properly made a Convenience Class Election shall have no effect on whether such Claim is or may become a Disputed Claim or an Allowed Claim.

CLASS 4A (SENIOR NOTE CLAIMS)       Subject to the terms herein and unless the
                                    Holder of an Allowed Class 4A Claim who is
    Number of Filed Claims: 3       the beneficial holder of such Class 4A Claim
    Amount of Filed                 Holder of an Allowed Claim in this Class
     Claims: $304,620,000           shall receive in full satisfaction,
    Amount of Scheduled             settlement, release and discharge and in
     Claims: $303,800,000           exchange for such Claim (i) under both the
    Estimated Amount of Allowed     Sale Option and the
     Claims: $304,647,000

---------------------------

(8) For the purpose of this chart, Convenience Class Claims (Class 3) are included in the Class 4E Other Unsecured Claims.

                                    Stand Alone Option, a beneficial interest in the Liquidation Trust in a proportion Ratable to other Allowed Claims in Class 4A, Class 4C, Class 4D and Class 4E; and (ii) under the Stand Alone Option, shares of New Common Stock in an amount that is Ratable to other allowed Claims in Class 4A, Class 4B, Class 4C, Class 4D and Class 4E. Such distributions shall be made on or as soon as reasonably practicable after the first Distribution Date after such Claim becomes an Allowed Claim, subject to the establishment of appropriate reserves for Disputed Claims in accordance with the provisions of the Plan, including reserves of New Common Stock held by the Stand Alone Voting Trust.

                                    Class 4A is an Impaired Class, and Holders of Allowed Class 4A Claims who are the beneficial holders of such Class 4A Claims are entitled to vote.

CLASS 4B (JUNIOR NOTE CLAIMS)       Subject to the terms herein and unless the
                                    Holder of an Allowed Class 4B Claim who is
    Number of Filed                 the beneficial holder of such Class 4B Claim
     Claims: 1                      agrees to receive other, less favorable
    Amount of Filed                 treatment, such Holder of an Allowed Class
     Claims: $2,701,000             4B Claim shall receive, in full
    Amount of Scheduled             satisfaction, settlement, release, and
     Claims: $2,700,000             discharge of and in exchange for such Claim:
    Estimated Amount of Allowed     (i) under both the Sale Option and the Stand
     Claims: $2,701,000             Alone Option, a beneficial interest in the
                                    Liquidation Trust in a proportion Ratable to other Allowed Claims in Class 4A, Class 4B,
                                    Class 4C, Class 4D and Class 4E; and (ii) under the Stand Alone Option, shares of New
                                    Common Stock in an amount that is Ratable to other Allowed Claims in Class 4A, Class 4B,
                                    Class 4C, Class 4D, and Class 4E. Such
                                    distributions shall be made on or as soon as reasonably practicable after the first
                                    Distribution Date after such Claim becomes an Allowed Claim, subject to the establishment of appropriate reserves for
                                    Disputed Claims in accordance with the
                                    provisions of the Plan, including reserves of New Common Stock held by the Stand Alone
                                    Voting Trust.

                                    Class 4B is an Impaired Class, and Holders of Allowed Class 4B Claims who are the beneficial holders of such Class 4B Claims are entitled to vote.

CLASS 4C (REMIC GUARANTEE CLAIMS)   Subject to the terms herein and unless the
                                    Holder of an Allowed Class 4C Claim agrees
     Number of Filed                to receive other, less favorable treatment,
      Claims: 25                    such Holder of an Allowed Class 4C Claim
     Amount of Filed                shall receive, in full satisfaction,
      Claims: $1,054,193,000        settlement,

     Amount of Scheduled            release, and discharge of and in exchange
      Claims: $274,764,000          for such Claim: (i) under both the Sale
     Estimated Amount of Allowed    Option and the Stand Alone Option, a
      Claims: $275,809,000(9)       beneficial interest in the Liquidation Trust
                                    in a proportion Ratable to other Allowed
                                    Claims in Class 4A, Class 4B, Class 4C,
                                    Class 4D, and Class 4E; and (ii) under the
                                    Stand Alone Option, shares of New Common
                                    Stock in an amount that is Ratable to other allowed Claims in Class 4A, Class 4B, Class
                                    4C, Class 4D and Class 4E. Such
                                    distributions shall be made on or as soon as reasonably practicable after the first
                                    Distribution Date after such Claim becomes an Allowed Claim, subject to the establishment of appropriate reserves for
                                    Disputed Claims in accordance with the
                                    provisions of the Plan, including reserves of New Common Stock held by the Stand Alone
                                    Voting Trust.

                                    Class 4C is an Impaired Class, and Holders of Allowed Class 4C Claims who are the beneficial holders of such Class 4C Claims are entitled to vote.

CLASS 4D (LITIGATION CLAIMS)        Subject to the terms herein and unless the
                                    Holder of an Allowed Class 4D Claim agrees
                                    to receive other, less favorable treatment,
     Number of Filed                such Holder of an Allowed Class 4D Claim
      Claims: 1,061                 shall receive, in full satisfaction,
     Amount of Filed                settlement, release, and discharge of and in
      Claims: $507,899,000          exchange for such Claim: (i) under both the
     Amount of Scheduled            Sale Option and the Stand Alone Option, a
      Claims: $292,000              beneficial interest in the Liquidation Trust
     Estimated Amount of Allowed    in a proportion Ratable to other Allowed
      Claims: $35,000,000           Claims in Class 4A, Class 4B, Class 4C,
                                    Class 4D, and Class 4E; and (ii) under the
                                    Stand Alone Option, shares of New Common
                                    Stock in an amount that is Ratable to other allowed Claims in Class 4A, Class 4B, Class
                                    4C, Class 4D and Class 4E. Such
                                    distributions shall be made on or as soon as reasonably practicable after the first
                                    Distribution Date after such Claim becomes an Allowed Claim, subject to the establishment of appropriate reserves for
                                    Disputed Claims in accordance with the
                                    provisions of the Plan, including reserves of New Common Stock held by the Stand Alone
                                    Voting Trust

                                    Class 4D is an Impaired Class, and Holders of Allowed Class 4D Claims are entitled to vote.

---------------------------

(9) The actual Allowed amount of the Class 4C Claims could vary widely, depending on the outcome of certain ongoing litigation in the Chapter 11 Cases. This litigation is described in the Original Disclosure Statement.

CLASS 4E (OTHER UNSECURED           Subject to the terms herein and unless the
CLAIMS)(10)                         Holder of an Allowed Class 4E Claim agrees
                                    to receive other, less favorable treatment,
     Number of Filed                such Holder of an Allowed Class 4e Claim
      Claims: 4,056                 shall receive, in full satisfaction,
     Amount of Filed                settlement, release, and discharge of and in
      Claims: $295,672,000          exchange for such Claim: (i) under both the
     Amount of Scheduled            Sale Option and the Stand Alone Option, a
      Claims: $216,600,000          beneficial interest in the Liquidation Trust
     Estimated Amount of Allowed    in a proportion Ratable to other Allowed
      Claims: $68,730,000           Claims in Class 4A, Class 4B, Class 4C,
                                    Class 4D, and Class 4E; and (ii) under the
                                    Stand Alone Option, shares of New Common
                                    Stock in an amount that is Ratable to other allowed Claims in Class 4A, Class 4B, Class
                                    4C, Class 4D and Class 4E. Such
                                    distributions shall be made on or as soon as reasonably practicable after the first
                                    Distribution Date after such Claim becomes an Allowed Claim, subject to the establishment of appropriate reserves for
                                    Disputed Claims in accordance with the
                                    provisions of the Plan, including reserves of New Common Stock held by the Stand Alone
                                    Voting Trust

                                    Class 4E is an Impaired Class, and Holders of Allowed Class 4E Claims are entitled to vote.

CLASS 6A (NON-DEBTOR-HELD           Subject to the terms herein and unless the
 INTEREST)                          Holder of an Allowed Class 6A Claim agrees
                                    to receive other, less favorable treatment, such Holder of an Allowed Interest in this Class shall receive, in full satisfaction, settlement, release, and discharge of and in exchange for such Interest: (i) under the Sale Option, retention of its Interest in Reorganized Sale Oakwood; or (ii) under the
                                    Stand Alone Option, the New Warrants in a proportion Ratable to other Allowed
                                    Interests in Class 6A. Such distributions shall be made on or as soon as reasonably practicable after the first Distribution
                                    Date after such Interest becomes an Allowed
                                    Interest, subject to the establishment of appropriate reserves for Disputed Interests in accordance with the provisions of the Plan; provided, however, that no distribution shall be made to Holders of Allowed Class 6A Interests if any of Class
                                    A, Class 4B, Class 4C, Class 4D or Class 4E does not accept the Plan.

                                    Class 6A is an Impaired Class, and all
                                    Holders of Allowed Class 6A Claims are
                                    entitled to vote.

---------------------------

(10) The claimed and scheduled totals for Class 4E include various contingent claims (floorplan guarantees and other guarantees). The claimed and scheduled amounts are generally stated at the maximum potential liability of the contingent claim. The Debtors' belief that the actual liquidated claim will be less than the maximum potential liability is reflected in the lower claim estimate per the disclosure statement.

                      C. HISTORY OF THE SALE TRANSACTION AND THE SECOND AMENDED PLAN.

                           1.       THE FIRST AMENDED PLAN.

                  On the Petition Date, the Debtors filed voluntary petitions in this Court for relief under chapter 11 of title 11 of the United States Code, 11 U.S.C. Sections 101-1330 (as amended, the "Bankruptcy Code"). The Debtors continue to operate their businesses and manage their properties as debtors-in-possession pursuant to sections 1101(a) and 1108 of the Bankruptcy Code. On February 18, 2003, the Debtors filed a Joint Consolidation Plan Of Reorganization Of Oakwood Homes Corporation And Its Affiliated Debtors And Debtors-In-Possession and the [Proposed] Disclosure Statement For Joint Consolidated Plan Of Reorganization Of Oakwood Homes Corporation And Its Affiliated Debtors And Debtors-In-Possession Under Chapter 11 Of The United States Bankruptcy Code. On June 19, 2003, the Debtors filed a First Amended Joint Consolidated Plan Of Reorganization Of Oakwood Homes Corporation And Its Affiliated Debtors And Debtors-In-Possession and the [Proposed] Disclosure Statement For First Amended Joint Consolidated Plan Of Reorganization Of Oakwood Homes Corporation And Its Affiliated Debtors And Debtors-In-Possession Under Chapter 11 Of The United States Bankruptcy Code.

                  On September 9, 2003 the Debtors' filed the Stand Alone Plan and the proposed Original Disclosure Statement. The September 9, 2003 revisions contained no material changes, just the addition of certain exhibits and disclosures. On October 3, 2003, the Bankruptcy Court approved the Original Disclosure Statement and the Stand Alone Plan was circulated for balloting.

                  Prior to the confirmation hearing for the Stand Alone Plan, negotiations with Clayton Homes resulted in a purchase offer, and the Debtors, after consultation with and approval by the Creditors' Committee, decided to propose a plan that included both the Sale Option and the Stand Alone Option.

                           2.       EXIT FINANCING FOR STAND ALONE OPTION.

                  In December 2003, the Debtors also sought and obtained interim approval of an amended debtor-in-possession financing facility with Greenwich Capital Financial Products, as agent (the "Amended Greenwich DIP Agreement"), and the Court granted final approval for that facility on January 15, 2004. The Amended Greenwich DIP Agreement was intended (a) to allow the Debtors to continue borrowing under terms that are more favorable than the terms of the first Greenwich DIP facility, and (b) to provide necessary exit financing in the event the Stand Alone Option is consummated. The exit financing will be on terms substantially similar to those contained in the Amended Greenwich DIP Agreement and will take effect automatically upon the occurrence of certain conditions precedent. The Amended Greenwich DIP Agreement thus ensures that the Debtors have the necessary financing regardless of whether the Debtors consummate the Stand Alone Option or the Sale Option.

                  The Amended Greenwich DIP Agreement provides for three "tranches" in one full recourse revolving credit facility: (1) a $150 million revolving credit facility for financing manufactured housing loans and contracts; (2) a $50 million revolving credit facility for funding recoverable advances of principal and interest by Oakwood Advance Receivables, LLC, as servicer for various securitization trusts, and (3) a $75 million revolving credit facility for general corporate purposes including cash collateralization of letters of credit. The Debtors paid a $5 million fee to put the exit financing in place, but no fees were required to extend and restructure the debtor-in-possession financing. Again, as mentioned above, the exit facility will be on substantially the same terms and with substantially the same availability as the amended debtor-in-possession financing facility.

                           3.       THE MARKETING PROCESS.

                  On May 9, 2003, the Debtors retained Miller Buckfire Lewis Ying & Co. LLC ("Miller Buckfire") to, among other things, assist them in identifying a buyer or investor for the Debtors' business. On July 21, 2003, the Court entered an order authorizing Oakwood's retention of Miller Buckfire as financial advisors and investment bankers.

                  Preliminarily, Miller Buckfire contacted approximately thirty parties identified, after consultation with Debtors' management and the Committee, as the most likely candidates to purchase or invest in Oakwood's business. Of those contacted, fourteen signed confidentiality agreements and received initial information from Miller Buckfire about the Debtors' business.

                  On June 23, 2003, Miller Buckfire delivered an information memorandum (the "Information Memorandum") to those fourteen parties. The Information Memorandum consisted of detailed information regarding the Debtors' assets; extensive historical and projected financial results; an overview of the manufactured housing industry; and management assessments of Oakwood's business.

                  The deadline for interested parties to submit non-binding expressions of interest was July 11, 2003. Non-binding expressions of interest were required to include a proposed purchase price range, form of bid, breakdown of consideration and proof of financial wherewithal to consummate a transaction. The Debtors received four non-binding expressions of interest from parties potentially interested in acquiring, or investing in, the Debtors' business (the "Interested Parties").

                  Based upon the non-binding expressions of interest received by the Debtors, the Debtors, in consultation with Miller Buckfire, conducted management presentations for the Interested Parties. Additionally, the Interested Parties were given access to a data room created by Miller Buckfire and the Debtors' financial advisors, FTI Consulting, Inc. Moreover, the Debtors' management team and Miller Buckfire responded to numerous information requests and questions from the Interested Parties regarding the Debtors' operating and financial records. After this further due diligence, two parties made final bids for all, or substantially all, of the Debtors' assets.

                  On September 3, 2003, Miller Buckfire advised the Debtors about the specifics of the two (2) final bids. At the time, the Debtors, in consultation with the Creditors' Committee, decided that neither of these final bids accurately reflected the value of the Debtors. The Debtors concluded that a proposed sale could not be considered until such time as an initial bid was received, which would serve as a "stalking-horse" for an auction and which would approach the value of the reorganized Debtors under the Stand Alone Plan.

                  Nonetheless, negotiations continued between the Debtors and the two parties that made final bids. Eventually, the Debtors and Clayton Homes were able to come to mutually agreeable terms embodied in the Purchase Agreement. Clayton Homes is a subsidiary of Berkshire Hathaway, Inc. Berkshire Hathaway Inc. is a substantial holder of certain of Oakwood's senior notes, the beneficiary of certain guarantees from Oakwood regarding payments under certain real estate mortgage investment conduit certificates issued by non-debtor affiliates of Oakwood, a participant in Oakwood's debtor-in-possession financing facility, and a participant in the warehouse facility through which Oakwood funds certain lending activities. In addition, an affiliate of Berkshire sits on the Creditors' Committee.

                           4.       THE PROPOSED SALE TRANSACTION.

                  Miller Buckfire made a presentation to Oakwood's board of directors on November 18, 2003 comparing the likely results of a sale to Clayton Homes with those of the Stand Alone Plan. According to that presentation, Miller Buckfire believed that Oakwood's total enterprise value ranged between $300 and $400 million at that time based on its then current business plan and industry and market conditions. The presentation also showed the Clayton Homes purchase price of $372.5 million to be at the upper end of that range, especially since the price excluded unrestricted and restricted cash on the balance sheet of approximately $142 million. Thus, even allowing for purchase price adjustments at closing, the Sale Option compares favorably to the Stand Alone Plan and Stand Alone Option for total value.

                  On November 24, 2003, after extensive negotiations with the Creditors' Committee, the Debtors executed the Purchase Agreement with Clayton Homes that provides for the purchase and sale of substantially all of the Debtors' assets.

                           5.       THE PURCHASE AGREEMENT FOR THE SALE
                                    TRANSACTION.

                  The Purchase Agreement with Clayton Homes, a copy of which is attached hereto as EXHIBIT D, was the culmination of the marketing process conducted by the Debtors and Miller Buckfire. The Purchase Agreement provides, among other things, for the sale of the business through the sale of all of the assets and properties used in or relating to the business except for certain excluded assets, all pursuant to an amended plan of reorganization. In addition, the Purchase Agreement provides that Clayton Homes will continue to offer employment to a substantial majority of the employees of Oakwood and that Clayton Homes will assume certain liabilities arising out or relating to the transferred assets or the business.

                  The Purchase Agreement also provides, as described more fully below, that the Debtors will continue to operate the business in accordance with past practices and consult with Clayton Homes regarding certain matters pending confirmation of the amended plan of reorganization and the closing under the Purchase Agreement.

                  The material terms of the Purchase Agreement include:(11)

                     (a) Purchased Assets. The assets to be acquired by the Buyer include the following:

                           (i)      Certain Real Property;

                           (ii)     Real Property Leases;

                           (iii)    Inventory;

                           (iv)     Certain Tangible Personal Property;

                           (v)      Personal Property Leases;

                           (vi)     Business Contracts;

                           (vii)    Prepaid Expenses;

                           (viii)   Certain Intangible Personal Property;

                           (ix)     Licenses;

                           (x)      Vehicles;

                           (xi)     Books and Records;

                           (xii)    Certain Accounts Receivable;

                           (xiii)   REMIC Receivables;

                           (xiv)    Contract Escrow Amounts;

                           (xv)     Security Deposits;

                           (xvi)    Third Party Warranties; and

                           (xvii)   Certain Other Assets and Properties.

                     (b) Excluded Assets. Assets that are excluded from the proposed transaction with the Buyer and that will remain property of the Debtor's estate include:

                           (i)      Cash;

                           (ii)     Tax Refunds;

                           (iii)    Certain Real Property;

---------------------------

(11) This summary is provided for convenience only and is qualified in its entirety by the Purchase Agreement. The Purchase Agreement should be reviewed in its entirety by any interested party and, to the extent that there is any discrepancy, the terms and conditions of the Purchase Agreement shall control. The summary refers to the Debtors as Sellers and to Clayton Homes as Buyer and capitalized terms not otherwise defined in this Section C5 of the Supplemental Disclosure Statement have the meaning given to them in the Purchase Agreement.

                           (iv)     Certain Accounts Receivable;

                           (v)      Certain Tangible Personal Property;

                           (vi)     Certain Intangible Personal Property;

                           (vii)    Excluded Books and Records;

                           (viii)   Excluded Contracts;

                           (ix)     Excluded Security Deposits;

                           (x)      Litigation Claims;

                           (xi)     Investments;

                           (xii)    Equity Interests in Sellers;

                           (xiii)   Certain Other Assets and Properties;

                           (xiv)    Purchase Agreement Related Rights;

                           (xv)     Insurance; and

                           (xvi)    Excluded Loans.

                     (c) Assumed Liabilities. (i) all of those liabilities and categories of liabilities listed in Section 1.02 of Sellers' Disclosure Schedule, (ii) the Assumed Rebate Liabilities, (iii) the Assumed Warranty Service Liabilities, subject to Section 1.02(b) below, and
         (iv) all liabilities arising after the Closing Date under the Real Property Leases, Personal Property Leases, the Business Contracts, the Business Licenses and, to the extent provided in Section 4.13, liabilities arising after the Closing Date under the Servicing Agreements (other than in each case under clauses 1 through 4, any liability arising out of or relating to a breach that occurred on or prior to the Closing Date and/or any other amount or payment necessary to satisfy Bankruptcy Code Section 365(b) in connection with such assumption). Notwithstanding the foregoing, Buyer shall be and remain liable to Sellers for the Assumed Liabilities under (1) Section 1.02(a)(ii), (2) Section 1.02(a)(iii), (3) Section 1.02(a)(iv) relating solely to retail customer purchase contracts and (4) Business Contracts listed under "Vendor Contracts" on Section 1.01(a)(vii) of Sellers' Disclosure Schedule except to the extent such Assumed Liabilities are assigned in accordance with Section 10.11.

                     (d) Excluded Liabilities. All Liabilities of Sellers that are not expressly assumed by Buyer in Section 1.02 (a) of the Purchase Agreement are specifically excluded (all such excluded Liabilities, collectively, the "Excluded Liabilities"), including, without limitation, any and all liability, damages and expenses, whether now existing or hereafter arising, in any way relating to (i) any employee benefit plans or policies of Sellers, Taxes (subject to Section 1.04(c) and Section 4.08), personal injury claims, claims for bodily injury or property damage, products liability claims, environmental claims, breach of contract claims, employment claims, lender liability claims, REMIC Class R certificates and any non-economic interests therein or, except to the extent included in the Assumed Liabilities, pre-petition secured or unsecured claims, (ii) any Employee Retained Liabilities,
         (iii) Excluded Assets, or (iv) except for the

         Assumed Liabilities, the ownership or operation of the Transferred Assets prior to the Closing Date.

                     (e) Purchase Price. Buyer hereby agrees to purchase the Transferred Assets from Sellers and to pay or cause to be paid to Sellers the Total Purchase Price. The "Total Purchase Price" shall mean
         (i) $372,500,000 (the "Initial Purchase Price"), (ii) minus the Working Capital Adjustment Amount, (iii) plus or minus, as appropriate, any amounts payable pursuant to Section 1.04(c), (iv) minus the Assumed Rebate Liabilities, (v) minus the Warranty Service Liability Amount,
         (vi) plus the Additional Loan Amount, (vii) minus the Asset Adjustment Amount, (viii) plus or minus, as appropriate, the P&I Advances Adjustment Amount and (ix) minus the Contract Escrow Offset Amount. The "Estimated Purchase Price" shall mean (i) the Initial Purchase Price,
         (ii) plus or minus, as appropriate, any amounts determinable on the Closing Date payable pursuant to Section 1.04(c), (iii) minus the Assumed Rebate Liabilities, (iv) minus the Warranty Service Liability Amount, (v) minus the Asset Adjustment Amount and (vi) plus the Additional Loan Amount

                     (f) Assignment Provision. Neither the Purchase Agreement nor any right, interest or obligation under it may be assigned by any party without the prior written consent of the other parties and any attempt to do so will be void, provided, however, that Buyer may assign, transfer and/or delegate all or any portion of its rights, duties and obligations under the Purchase Agreement (including any Assumed Liabilities and rights with respect to any Transferred Assets, but not including its obligation to pay or cause to be paid the Total Purchase Price and any amount required to be paid by it pursuant to
         Section 8.02(d)) to any Affiliate(s) of Buyer. In the event of any such assignment, transfer or delegation to one or more Affiliates of Buyer, and notwithstanding any provision to the contrary herein (but subject to the further provisions of Section 10.11), (a) Buyer shall have no liability or obligation (whether arising by contract, the Purchase Agreement, tort or otherwise) for any such assigned, transferred or delegated rights, duties and obligations, and (b) each Seller agrees to cooperate with Buyer and such Affiliate(s) in documenting, executing and effecting the valid assignment, transfer and/or delegation of those rights, duties or obligations from the respective Seller directly to such Affiliate(s); provided, however, that notwithstanding the foregoing, Purchase shall remain liable to Sellers under the Purchase Agreement for any such assigned, transferred or delegated duties or obligations to the extent such duties or obligations relate to Assumed Liabilities under (1) Section 1.02(a)(ii), (2) Section 1.02(a)(iii),
         (3) Section 1.02(a)(iv) relating solely to retail customer purchase contracts or (4) Business Contracts listed under "Vendor Contracts" on
         Section 1.01(a)(vii) of Sellers' Disclosure Schedule, unless, with respect to any such assigned, transferred or delegated duties or obligations: (x) Sellers shall have given their prior written consent (which consent shall not be unreasonably withheld) to the assignment, transfer or delegation; or (y) Buyer shall have (i) put funds into escrow pursuant to an escrow agreement reasonably satisfactory to Sellers or (ii) obtained a surety bond or letter of credit in favor of Sellers, in each case in an amount mutually agreed by Sellers and Buyer to be sufficient to pay in full, and otherwise indemnify Sellers against, any such assigned, transferred or delegated duties and obligations.

                     (g) Termination. The Purchase Agreement may be terminated at any time prior to Closing: (a) By mutual written agreement of Sellers and Buyer; (b) By Sellers or Buyer upon notification to the non-terminating party by the terminating party: (i) at any time after March 15, 2004 (the "Termination Date"), if the Closing shall not have been consummated on or prior to such date and such failure is not caused by a breach of the Purchase Agreement by the terminating party, provided, however, that in the circumstances described in Section 8.01(b)(vii) the Termination Date shall be extended the same number of days as the extension pursuant to Section 8.01(b)(vii); provided, further, that in the event that the Closing shall not have been consummated on or prior to such date and such failure is due solely to the failure of the parties to obtain HSR Approval (as hereinafter defined), then so long as Sellers are using their commercially reasonable efforts to obtain HSR Approval, such date shall be extended for so long as Sellers are using their commercially reasonable efforts to obtain HSR Approval, but in no event shall such date be extended under this provision beyond May 31, 2004. For purposes of the Purchase Agreement, "HSR Approval" means all consents and approvals under the HSR Act required for the parties to perform their obligations under the Purchase Agreement and the Operative Agreements and to consummate the transactions contemplated hereby and thereby; (ii) if at or prior to the Closing any material condition set forth herein for the benefit of the terminating party shall not have been timely met and cannot be met prior to the Termination Date (as such date may be extended pursuant to Section 8.01(b)(i)) and has not been waived by the terminating party; provided that the terminating party shall not be responsible for the failure of such condition to be satisfied; (iii) if there has been a material breach of any representation, warranty, covenant, agreement or obligation (or any breach of any representation or warranty that is qualified by its terms by reference to materiality or Material Adverse Effect) on the part of the non-terminating party set forth in the Purchase Agreement, which breach is not curable or, if curable, has not been cured within ten (10) days following receipt by the non-terminating party of notice of such breach from the terminating party; (iv) if (A) any court of competent jurisdiction (other than the U.S. Bankruptcy Court) or other competent Governmental or Regulatory Authority (other than the U.S. Bankruptcy Court) shall have issued an Order which has become final and non-appealable or (B) any Law (other than the Bankruptcy Code) shall be in effect, in either case making illegal or otherwise prohibiting the effectuation of any material part of the transactions contemplated by the Purchase Agreement; (v) if the U.S. Bankruptcy Court shall have issued an Order which has become final and nonappealable restricting or restraining in a material manner or enjoining or otherwise prohibiting or making illegal the effectuation of any material part of the transactions contemplated by the Purchase Agreement (including an Order denying confirmation of the Plan); (vi) if the U.S. Bankruptcy Court has not issued an Order approving the Bidding Procedures (in substantially the form set forth on Exhibit H attached hereto) by December 15, 2003; (vii) if the U.S. Bankruptcy Court has not entered the Confirmation Order in the form required by
         Section 6.06 (approving the Plan in a form providing for the effectuation of all the transactions contemplated by the Purchase Agreement in accordance with the terms and provisions hereof), on or before March 1, 2004, provided, however, that if on such date Sellers are using their commercially reasonable efforts to obtain entry of the Confirmation Order in such form, then such date shall be extended for so long as Sellers are using their commercially reasonable efforts to obtain entry of the Confirmation Order in such form, but in no event shall such date be extended beyond March 31, 2004; (viii) if the U.S. Bankruptcy Court confirms a plan of reorganization for Sellers that does not contemplate the transactions contemplated by the Purchase Agreement; or (ix) if the U.S. Bankruptcy Court approves a Person other than Buyer as the Successful Bidder or an Alternative Transaction.

                           6. APPROVAL OF BIDDING PROCEDURES, EXPENSE REIMBURSEMENT AND BREAKUP FEE.

                  The Purchase Agreement also required the Debtors to conduct an auction under Bankruptcy Court approved Bidding Procedures with respect to the business and provided that Clayton Homes would receive a Breakup Fee of $11 million. The Bidding Procedures were a material inducement for, and condition of, Clayton Homes' entry into the Purchase Agreement. Oakwood believes that the Bidding Procedures were fair and reasonable in view of (a) the intensive analysis, due diligence investigation, and negotiation undertaken by Clayton Homes and other interested bidders in the marketing process, (b) the extensive resources and expenditures undertaken by Clayton Homes in moving toward consummation of the transaction, and (c) the fact that the Clayton Homes bid was likely to serve as a catalyst for other potential bidders with the result that Oakwood would receive the highest and/or best offer for its business, to the benefit of Oakwood, its estates, its creditors and all other parties-in-interest.

                           7. THE SOLICITATION OF QUALIFYING OVERBIDS AND THE COMPETITIVE SALE.

                  In order to ensure that the Debtors achieved the best price possible for their business, the Debtors solicited higher and better offers meeting certain requirements. Any proposed bid was to be contingent upon and subject to confirmation of the amended plan of reorganization and any transfer was to be "as is" and "where is" without condition or warranty, except as expressly set forth in the Purchase Agreement.

                  The Bankruptcy Court approved the Bidding Procedures on December 15, 2003 and those procedures set a deadline, and outlined the requirements, for Qualified Bids other than from Clayton Homes. If other Qualified Bids had been received, a competitive auction was to be held on January 14, 2004. However, no Qualified Bids (other than from Clayton Homes) were received. At the Approval Hearing on January 23, 2004, the Debtors reported the same to the Bankruptcy Court and asked the Bankruptcy Court to approve the Clayton Homes transaction as the highest and best bid. On January 23, 2004, the Bankruptcy Court approved Clayton Homes' offer as the winning bidder pursuant to that auction process.

                  Under the Sale Option, the classification of the Classes contained in the Stand Alone Plan remain unchanged, with the exception of a revised Convenience Class. However, the treatment and voting rights of those Classes differ, as will other matters described in the Original Disclosure Statement.

                           8.       PLAN IMPLEMENTATION UNDER THE SALE OPTION.

                  Provided that the conditions to confirmation and of consummation of the Sale Option (which are itemized in the Plan) are met, upon entry of the Confirmation Order, all transactions contemplated by the Purchase Agreement shall be authorized and the following will occur on the Effective
Date:

                                    (a)      CONSUMMATION OF SALE TRANSACTION.

                           Entry of the Confirmation Order shall constitute the
Bankruptcy Court's approval of the Purchase Agreement and the transactions to be entered into, and actions to be taken, thereunder pursuant to sections 363, 365, 1123, 1129, 1145 and 1146(c) of the Bankruptcy Code. The Debtors shall sell and Transfer the Purchased Business to the Buyer in accordance with the Purchase Agreement.

                                    (b)      AUTHORIZATION OF THE SALE
                                             TRANSACTION.

                           The confirmation of this Plan shall authorize the
consummation of all transactions contemplated by the Purchase Agreement with no requirement of any further authorization by the boards of directors, shareholders, members, managers, partners or general partners of any of the Debtors. Upon confirmation, the appropriate officers of the Debtors shall be authorized to execute any and all documents and perform any and all acts necessary and appropriate to consummate all transactions contemplated by the Purchase Agreement.

                                    (c)      REVESTING AND TRANSFER OF ASSETS.

                           Pursuant to Bankruptcy Code section 1141(b), the
assets and property of the Estates and of the Debtors shall vest or revest, such that: (i) on the Effective Date, the Purchase Consideration, less the Reorganized Sale Debtors Capitalization Amount, and the Excluded Sale Trust Assets, including any value associated with Debtor Suburban Home Sales, Inc. to the extent such value is an Excluded Asset, shall vest in the Liquidation Trust; and (ii) on the Effective Date, the Excluded Sale Debtor Assets and the Reorganized Sale Debtors Capitalization Amount shall vest or revest in the Reorganized Sale Debtors; provided, however, that the Liquidation Trust may abandon or otherwise not accept any Excluded Sale Trust Assets that the Liquidation Trust believes, in good faith, have no value to the Liquidation Trust. Any Excluded Sale Trust Assets which the Liquidation Trust abandons or otherwise does not accept shall not vest or revest in the Liquidation Trust and shall vest or revest in the Reorganized Sale Debtors.

                           As of the Effective Date, all Assets vested or
revested in the Liquidation Trust or the Reorganized Sale Debtors, and all assets and property dealt with by the Plan, including all Assets transferred to the Buyer pursuant to the Purchase Agreement, shall be free and clear of all Claims, Liens, and interests except as otherwise specifically provided in the Plan or in the Confirmation Order. Any property of any non-debtor affiliates of the Debtors, and any Claims and Liens against any non-debtor affiliates of the Debtors or their respective properties shall not be affected or impaired by the operation of the Plan, the Confirmation Order, or otherwise except as specifically provided herein.

                                    (d)      MERGER OF DEBTORS AND VESTING OF
                                             ASSETS IN REORGANIZED SALE DEBTORS.

                  The Debtors' anticipate that, on the Effective Date, the Reorganized Sale Debtors shall each remain organized as they were prior to the Petition Date under the applicable state law of each of their respective jurisdictions of organization, except to the extent a different corporate structure is determined to benefit the Reorganized Sale Debtors or the Liquidation Trust and/or such entities have not previously been merged, liquidated or dissolved in accordance with applicable law prior to the Effective Date. Pursuant to the Plan, each of the Reorganized Sale Debtors will be governed by an independent and disinterested Person selected by the Debtors with the consent of the Creditors' Committee and Berkshire, which consent shall not be unreasonably withheld, and identified in the Plan Supplement, as each Reorganized Sale Debtors' sole officer, director or similar appropriate capacity under state law; provided, however, that an outstanding Fee Claim shall not render a Person ineligible to serve as the sole officer and director of any of the Reorganized Sale Debtors. Such individual shall be empowered to take all necessary and appropriate corporate actions without further meetings or voting by shareholders, members, partners, or holders of ownership interests. If Oakwood Financial Corporation is not a debtor under the Bankruptcy Code as of the Effective Date, Reorganized Sale OKWD shall retain the stock of Oakwood Financial Corporation. If Oakwood Financial Corporation is a debtor under the Bankruptcy Code on the Effective Date, its plan of reorganization shall provide for the ownership of its stock by the Reorganized Sale Debtors.

                                    (e)      TREATMENT OF OLD COMMON STOCK,
                                             INTERESTS AND BENEFICIAL INTEREST
                                             IN THE LIQUIDATION TRUST.

                           On the Effective Date, the shares of Old Common Stock
shall remain outstanding pursuant to the terms of the Plan; provided, however, that the rights of Holders of Old Common Stock may be altered to effectuate the purposes of the Plan. The Reorganized Sale Debtors likely will be dissolved in accordance with state law, in which event the shares of Old Common Stock shall not be transferable, shall not be listed on any exchange, and no periodic reports will be filed with the Securities and Exchange Commission. The beneficial interests of the Liquidation Trust issued pursuant to the Plan shall be issued pursuant to the exemption from securities registration contained in section 1145 of the Bankruptcy Code. Any securities issued or transferred by the Reorganized Sale Debtors or the Liquidation Trust shall be issued or transferred pursuant to the exemption from securities registration contained in section 1145 of the Bankruptcy Code and shall be exempt from taxes pursuant to section 1146(c) of the Bankruptcy Code.

                                    (f)      CONSIDERATIONS REGARDING THE
                                             ADDITIONAL DEBTORS.

                           In order to consummate the sale under the Purchase
Agreement three more entities wholly owned by the Debtors--Oakwood Financial Corporation, Oakwood Investment Corporation and Oakwood Servicing Holdings Co., LLC. (and potentially other similar entities) may become debtors and may file motions and plans of reorganization to facilitate certain transfers. These entities are special purpose entities with limited activities and their filings and bankruptcy cases, even if substantively consolidated with the Debtors, would not have a material effect on distributions to creditors.

                           Pursuant to the Plan or a separate motion, OSHC
shall, under sections 105, 363 and 365 of the Bankruptcy Code, as of the Effective Date, (i) reject the Subservicing Agreements, (ii) assume the Servicing Agreements, and (iii) assign the Servicing Agreements to the Buyer in accordance with Section 4.13 of the Purchase Agreement. To the extent the Subservicing Agreements and Servicing Agreement are not already the subjects of a separate order or orders of the Bankruptcy Court, the Plan shall constitute a motion for authority to reject the Subservicing Agreements and to assume and assign the Servicing Agreements in accordance with Section 4.13 of the Purchase Agreement.

                                    (g)      DISTRIBUTIONS OF CASH.

                           The Liquidation Trust shall be responsible for making
all distribution of Cash to Holders of Allowed Administrative Claims, Allowed Priority Tax Claims, Allowed Class 1 Claims, Allowed Class 2 Claims and Allowed Class 3 Claims, subject to appropriate reserves as described in Section 8.2 of the Plan.

                           9.       PLAN IMPLEMENTATION UNDER THE STAND ALONE
                                    OPTION.

                  If the Sale Option does not occur due to the termination of the Purchase Agreement by its terms (provided that the Debtors may not terminate it without the consent of the Creditors' Committee, such consent not being unreasonably withheld) and if the conditions for confirmation and consummation of the Stand Alone Option (as specified in the Plan) are met, the Stand Alone Option will be implemented and the following will occur on the Effective Date:

                                    (a)      VESTING OF ASSETS IN THE
                                             REORGANIZED DEBTORS.

                           Pursuant to section 1141(b) of the Bankruptcy Code,
except for the Initial Stand Alone Trust Assets, as otherwise provided in the Plan, property of the Estates and of the Debtors shall revest, such that: (i) on the Effective Date, the Initial Stand Alone Trust Assets shall vest in the Liquidation Trust; and (ii) on the Effective Date, all of the Assets other than the Initial Stand Alone Trust Assets shall vest or revest in the Reorganized Stand Alone Debtors.

                           As of the Effective Date, all Assets vested or
revested in the Liquidation Trust or the Reorganized Stand Alone Debtors, and all assets and property dealt with by the Plan, shall be free and clear of all Claims, Liens, and interests except as otherwise specifically provided in the Plan or in the Confirmation Order. Any property of any non-debtor affiliates of the Debtors, and any Claims and Liens against any non-debtor affiliates of the Debtors or their respective properties shall not be affected or impaired by the operation of the Plan, the Confirmation Order, or otherwise except as specifically provided herein.

                           From and after the Effective Date, the Reorganized
Stand Alone Debtors may operate their businesses and use, acquire, and dispose of property without supervision or approval of the Bankruptcy Court, free of any restrictions of the Bankruptcy Code, the Bankruptcy Rules, and the guidelines and requirements of the United States Trustee, other than those restrictions expressly imposed by the Plan or the Confirmation Order.

                                    (b)      AMENDED AND RESTATED CERTIFICATES
                                             OF INCORPORATION.

                           Upon the Effective Date, the Reorganized Stand Alone
Debtors shall file their Amended and Restated Certificates of Incorporation, as set forth in the Plan Supplement, with the offices of the Secretary of State of the state that governs their respective entities in accordance with the respective state law. Each Amended and Restated Certificate of Incorporation will, among other things, provide for the prohibition of the issuance of non-voting equity securities to the extent required by section 1123(a) of the Bankruptcy Code, and with respect to Reorganized Stand Alone Oakwood, authorize 20,000,000 shares of New Common Stock. After the Effective Date, the Reorganized Stand Alone Debtors may amend and restate their Amended and Restated Certificates of Incorporation and other constituent documents as permitted by applicable law.

                                    (c)      AMENDED AND RESTATED BYLAWS.

                           The Reorganized Stand Alone Debtors shall adopt and
effect the Amended and Restated Bylaws, as set forth in the Plan Supplement.

                                    (d)      NEW SECURITIES.

                           On the Effective Date, Reorganized Stand Alone
Oakwood shall issue, in accordance with the provisions of this Plan and the registration rights agreement in the Plan Supplement, 10,000,000 shares of the New Common Stock, which shall constitute 100% of the total number of shares of such New Common Stock to be issued and outstanding on or immediately after the Effective Date, and the New Warrants to be distributed pursuant to the terms of the Plan. The Reorganized Stand Alone Debtors shall endeavor in good faith to list the New Common Stock on a national exchange as soon as reasonably practicable. The New Warrants, as provided in the Warrant Agreement, shall have a seven year maturity and an exercise price initially computed for an initial market value of New Common Stock, which would result in 100% recovery to the Holders of Class 4A, 4B, 4C, 4D and 4E Claims as provided for in the Warrant Agreement. The exercise price will increase annually at the risk free rate (30-year Treasury rate) until their expiration. The shares of New Common Stock and New Warrants issued pursuant to the Plan shall be issued pursuant to the exemption from securities registration contained in section 1145 of the Bankruptcy Code and shall be exempt from taxes pursuant to section 1146(c) of the Bankruptcy Code.

                                    (e)      DIRECTORS.

                           Upon the Effective Date, the operation of each of the
Reorganized Stand Alone Debtors shall become the general responsibility of their respective boards of directors (or their equivalents) who shall, thereafter, have the responsibility for the management, control and operation of each of the Reorganized Stand Alone Debtors. The initial board of directors for Reorganized Stand Alone Oakwood shall be comprised of five (5) directors, all of whom are disinterested under the Bankruptcy Code and independent under applicable securities law; provided, however, that an outstanding Fee Claim shall not render a Person ineligible to serve on the initial board of directors; provided further, however, that the chief executive officer of the Reorganized Stand Alone Debtors may be named to the initial board of directors. The initial board of directors shall be designated by the Creditors' Committee, which such designations shall be reasonably acceptable to the Debtors and Berkshire and shall be included by the Debtors in the Plan Supplement, prior to the Effective Date. If, prior to the Confirmation Hearing, the Creditors' Committee does not so designate an initial board of directors, or designates an incomplete initial board of directors, the existing members of the board of directors of Oakwood, before the Confirmation Hearing, shall so designate those remaining undesignated directorships. The initial boards of directors of the reorganized Affiliate Debtors shall be the same as that of Reorganized Stand Alone Oakwood unless otherwise designated by the board of directors of Reorganized Stand Alone Oakwood. Pursuant to section 1129(a)(5) of the Bankruptcy Code, the names of each of the director nominees shall be disclosed prior to the entry of any Confirmation Order. All such directors shall be deemed elected, and those directors not continuing in office shall be deemed removed therefrom, effective on the Effective Date, pursuant to the Confirmation Order. Such directors' tenure and the manner of selection of new directors shall be initially as provided in the Amended and Restated Certificates of Incorporation and the Amended and Restated Bylaws.

                                    (f)      OFFICERS.

                           On the Effective Date, the existing officers of each
of the Debtors shall be retained and shall remain as officers of the Reorganized Stand Alone Debtors and shall continue to serve until such time as they may resign, be removed or be replaced by the board of directors of each of the Reorganized Stand Alone Debtors.

                                    (g)      EMPLOYMENT CONTRACTS AND
                                             PROFESSIONAL RETENTIONS.

                           From and after the Effective Date, the Reorganized
Stand Alone Debtors may enter into employment contracts with their respective officers, agents or employees. The Reorganized Stand Alone Debtors may, among other things, retain any employee, professional, consultant, or claims, notice or disbursing agents as it shall deem necessary to comply with the provisions of this Plan, including those Persons that have served as employees, professionals, consultants or agents during the Chapter 11 Cases.

                                    (h)      CORPORATE ACTION AND OTHER
                                             DOCUMENTS AND ACTIONS.

                           The adoption of the Amended and Restated Certificates
of Incorporation, the Amended and Restated Bylaws, the selection of directors and officers for the Reorganized Stand Alone Debtors, the issuance and distribution of the New Common Stock and New Warrants, the execution and delivery of any contract, instrument, release, document or agreement, and any other matter provided for under the Plan involving the corporate action to be taken by or required of any of the Reorganized Stand Alone Debtors shall be deemed to have occurred and be effective as provided herein, and shall be authorized and approved in all respects without any requirement of further action by stockholders or directors of any of the Debtors or Reorganized Stand Alone Debtors.

                                    (i)      APPROVAL OF THE EXIT FACILITY.

                           Entry of the Confirmation Order shall, to the extent
necessary, authorize and approve, without any further action by the Debtors, the Exit Facility Agreement and the transactions to be entered into, and actions to be taken thereunder, pursuant the Bankruptcy Code. The form of the Exit Facility Agreement is included in the Plan Supplement.

                                    (j)      DISTRIBUTIONS OF CASH.

                           The Reorganized Stand Alone Debtors shall be
responsible for making all distributions of Cash to Holders of Allowed Administrative Claims, Allowed Priority Tax Claims, Allowed Class 1 Claims, Allowed Class 2 Claims and Allowed Class 3 Claims, subject to appropriate reserves as described in Section 8.2 of the Plan.

                                    (k)      DISTRIBUTIONS OF PROCEEDS FROM THE
                                             LIQUIDATION TRUST.

                           The Reorganized Stand Alone Debtors shall be
responsible for directing the Liquidation Trust with respect to the creation of reserves, as described in Section 8.2 of the Plan, and the distribution of the assets of the Liquidation Trust to Holders of Allowed Claims from Classes 4A, 4B, 4C, 4D and 4E.

                  10. PLAN IMPLEMENTATION UNDER EITHER THE SALE OPTION OR THE STAND ALONE OPTION.

                  The following will be implemented and occur on the Effective Date whether reorganization proceeds under the Sale Option or the Stand Alone Option

                                    (a)      SUBSTANTIVE CONSOLIDATION.

                                             (i)      EFFECT OF SUBSTANTIVE
                                                      CONSOLIDATION.

                           On the Effective Date, the Estates shall be
substantively consolidated for all purposes related to the Plan (but only for those purposes) including voting, confirmation, distributions and claim determinations. The substantive consolidations of the Estates shall have the following effects: (i) all assets and liabilities of the Debtors shall be treated as though they were merged for purposes of distribution; (ii) all prepetition and postpetition cross-corporate guarantees of the Debtors shall be eliminated; (iii) all Claims based upon guarantees of collection, payment or performance made by one or more Debtors as to the obligations of another Debtor or of any other Person shall be discharged, released and of no further force and effect; (iv) any obligation of any Debtor and all guarantees thereof executed by one or more of the Debtors shall be deemed to be one obligation of the Estate;
(v) any Claims filed or to be filed in connection with any such obligation and such guarantees shall be deemed one Claim against the Estate; (vi) each and every Claim filed in the individual Chapter 11 Case of any of the Debtors shall be deemed filed against the consolidated Estate in the consolidated Chapter 11 Cases and shall be deemed a single obligation of the relevant Estate under the Plan on and after the Confirmation Date; and (vii) the Chapter 11 Cases of the Affiliate Debtors shall be closed and the consolidated Estate be administered through Oakwood's Chapter 11 Case.

                           In connection with, and as a result of, the
substantive consolidation of the Debtors' Estates and Chapter 11 Cases as provided in the Plan, on the occurrence of the Effective Date all Intercompany Claims shall be (i) released, (ii) contributed to capital, (iii) dividended or
(iv) remain Unimpaired, depending on the tax consequences, and Holders of Intercompany Claims shall not be entitled to, and shall not, receive or retain any property or interest in property on account of such Claims, except to the extent potential tax consequences otherwise dictate. Notwithstanding this
Section 6.3, on the Effective Date, all Debtor Holders of Allowed Debtor-Held Interests in any of the Debtors shall either (i) retain such Debtor-Held Interest, in which case the Debtor Holding an Interest in an Affiliate Debtor shall continue to hold such Debtor-Held Interest in the corresponding Reorganized Subsidiary or (ii) receive new equity in the appropriate reorganized Affiliate Debtor upon the cancellation of the old equity.

                           The substantive consolidation provided for herein
shall not, other than for purposes related to the Plan and distributions to be made hereunder, affect the legal and corporate structures of the Debtors or the Non-Debtor-Held Interests, the rights and defenses of the Liquidation Trust and the Reorganized Stand Alone Debtors pertaining to the Causes of Action, and any obligations under any executory contract or unexpired leases assumed in the Plan or otherwise in the Chapter 11 Cases.

                                             (ii)     PLAN AS MOTION FOR
                                                      APPROVAL OF SUBSTANTIVE
                                                      CONSOLIDATION.

                           The Plan shall serve as a motion seeking entry of an
order substantively consolidating the Estates as provided herein.

                                    (b)      CREATION OF THE LIQUIDATION TRUST.

                           The Liquidation Trustee shall sign the Liquidation
Trust Agreement and accept the Liquidation Trust assets on behalf of the beneficiaries thereof, and the Liquidation Trust will then be deemed created and effective without any further action of the directors or shareholders of the Debtors. The Liquidation Trust shall be established for the sole purpose of liquidating its assets, with no objective to continue or engage in the conduct of a trade or business. The beneficiaries of the Liquidation Trust shall be bound by the Liquidation Trust Agreement. Interests in the Liquidation Trust shall be uncertificated and shall be nontransferable except upon death of the interest holder or by operation of law. The Liquidation Trust shall have a term of five (5) years from the Effective Date, without prejudice to the rights of the Liquidation Trustee, in consultation with the Liquidation Trust Advisory Committee, to extend such term as applicable law shall allow.

                           The Liquidation Trustee may invest Cash (including
any earnings thereon or proceeds therefrom) as permitted by section 345 of the Bankruptcy Code and in other prudent investments, as authorized by the Liquidation Trust Advisory Committee; provided, however, that such investment are investments permitted to be made by a Liquidation Trust within the meaning of Treasury Regulation section 301.7701-4(d), as reflected therein, or under applicable IRS guidelines, rulings, or other controlling authorities.

                           The Liquidation Trustee shall be the exclusive
trustee of the assets of the Liquidation Trust for purposes of 31 U.S.C. Section 3713(b) and 26 U.S.C. Section 6012(b)(3). The powers, rights, and responsibilities of the Liquidation Trustee shall be specified in the Liquidation Trust Agreement and shall include the authority and responsibility to: (a) receive, manage, invest, supervise, and protect trust assets; (b) pay taxes or other obligations incurred by the trust; (c) retain and compensate, without further order of the Bankruptcy Court, the services of employees, professionals and consultants (including those Persons that have served as employees, professionals, consultants or claims, noticing and disbursing agents during the Chapter 11 Cases) to advise and assist in the administration, prosecution and distribution of trust assets; (d) calculate and implement distributions of trust assets; (e) prosecute, compromise, and settle, in accordance with the specific terms of that agreement, all Claims and Causes of Action vested in the Liquidation Trust; and (f) under the Sale Option, resolve issues involving Claims and Interests pursuant to Article X of the Plan.

                           All costs and expenses associated with the
administration of the Liquidation Trust, including reasonable compensation for the Liquidation Trustee and, as set forth in the Liquidation Trust Agreement, the Liquidation Trust Advisory Committee, shall be the responsibility of and paid by the Liquidation Trust in accordance with the Liquidation Trust Agreement. Under the Sale Option, the Liquidation Trust is the successor to the Debtors' rights to books and records under the Purchase Agreement. Under the Stand Alone Option, the Reorganized Stand Alone Debtors shall cooperate with the reasonable requests of the Liquidation Trustee in furtherance of the Liquidation Trustee's responsibility to recover trust assets and shall afford reasonable access during normal business hours, upon reasonable notice, to personnel and books and records of the Reorganized Stand Alone Debtors to representatives of the Liquidation Trust to enable the Liquidation Trustee to perform the Liquidation Trustee's tasks under the

Liquidation Trust Agreement and the Plan. The Reorganized Stand Alone Debtors will not be required to make expenditures in response to unreasonable requests.

                           The Liquidation Trust shall be responsible for filing
all federal, state and local tax returns for the Liquidation Trust. The Liquidation Trust shall comply with all withholding and reporting requirements imposed by any federal, state, local or foreign taxing authority, and all distributions made by the Liquidation Trust shall be subject to any such withholding and reporting requirements. The Liquidation Trust shall provide reports to holders of interests in the Liquidation Trust as the Liquidation Trust Advisory Committee deems appropriate.

                                    (c)      FEDERAL INCOME TAX TREATMENT OF THE
                                             TRUST FOR THE LIQUIDATION TRUST
                                             ASSETS.

                           For federal income tax purposes, it is intended that
the Liquidation Trust be classified as a Liquidation Trust under section 301.7701-4 of the Treasury regulations and that such trust be owned by its beneficiaries (i.e., the Holders of Allowed Claims in Classes 4A, 4B, 4C, 4D and
4E). Accordingly, for federal income tax purposes, it is intended that the beneficiaries be treated as if they had received a distribution from the Debtors of an undivided interest in each of the assets of the Liquidation Trust and then contributed such interests to the Liquidation Trust.

                                             (i)      LIQUIDATION TRUST ASSETS
                                                      TREATED AS OWNED BY
                                                      HOLDERS OF ALLOWED CLAIMS.

                           For all federal income tax purposes, all parties
(including, without limitation, the Debtors, the Liquidation Trust, and the Holders of Allowed Claims in Classes 4A, 4B, 4C, 4D and 4E) shall treat the transfer of assets to the Liquidation Trust for the benefit of the Holders of Allowed Claims in Classes 4A, 4B, 4C, 4D and 4E, as (A) a transfer of the assets of the Liquidation Trust directly to the Holders of Allowed Claims in Classes 4A, 4B, 4C, 4D and 4E, followed by (B) the transfer by such Holders to the Liquidation Trust of the assets of the Liquidation Trust in exchange for beneficial interests in the Liquidation Trust. Accordingly, the Holders of such Allowed Claims shall be treated for federal income tax purposes as the grantors and owners of their respective share of the assets of the Liquidation Trust.

                                             (ii)     TAX REPORTING.

                           The Liquidation Trust shall file returns for the
Liquidation Trust as a grantor trust pursuant to Treasury Regulation section 1.671-4(a) and in accordance with this Section 6.3(c). The Liquidation Trust also shall annually send to each holder of a beneficial interest a separate statement setting forth the holder's share of items of income, gain, loss, deduction or credit and will instruct all such holders to report such items on their federal income tax returns. The Liquidation Trust's taxable income, gain, loss, deduction or credit will be allocated (subject to Section 8.2 of the Plan, relating to Disputed Claims) to the Holders of Allowed Claims in Classes 4A, 4B, 4C, 4D and 4E in accordance with their relative beneficial interests in the Liquidation Trust.

                           As soon as possible after the Effective Date, the
Liquidation Trust shall make a good faith valuation of the assets of the Liquidation Trust, and such valuation shall be used consistently by all parties (including, without limitation, the Debtors, the Liquidation Trust, and the Holders of Allowed Claims in Classes 4A, 4B, 4C, 4D and 4E) for all federal income tax purposes. The Liquidation Trust also shall file (or cause to be filed) any other statements, returns or disclosures relating to the Liquidation Trust that are required by any governmental unit.

                           Notwithstanding anything else in the Plan, subject to
definitive guidance from the Internal Revenue Service or a court of competent jurisdiction to the contrary, the Liquidation Trust shall (i) treat any assets allocable to, or retained on account of, Disputed Claims as held by one or more discrete trusts for federal income tax purposes (the "Disputed Claims Reserve"), consisting of separate and independent shares to be established in respect of each Disputed Claim, in accordance with the trust provisions of the Tax Code (sections 641 et. seq.), (ii) treat as taxable income or loss of the Disputed Claims Reserve, with respect to any given taxable year, the portion of the taxable income or loss of the Liquidation Trust that would have been allocated to the holders of Disputed Claims had such Claims been Allowed on the Effective Date (but only for the portion of the taxable year with respect to which such Claims are unresolved), (iii) treat as a distribution from the Disputed Claims Reserve any increased amounts distributed by the Liquidation Trust as a result of any Disputed Claims resolved earlier in the taxable year, to the extent such distributions relate to taxable income or loss of the Disputed Claims Reserve determined in accordance with the provisions hereof, and (iv) to the extent permitted by applicable law, shall report consistent with the foregoing for state and local income tax purposes. All Holders of Claims in Classes 4A, 4B, 4C, 4D and 4E shall report, for tax purposes, consistent with the foregoing.

                           The Liquidation Trustee shall be responsible for
payments, out of the Liquidation Trust Assets, of any taxes imposed on the trust or its assets, including the Disputed Claims Reserve. In the event, and to the extent, any Cash retained on account of Disputed Claims in the Disputed Claims Reserve is insufficient to pay the portion of any such taxes attributable to the taxable income arising from the assets allocable to, or retained on account of, Disputed Claims, such taxes shall be (i) reimbursed from any subsequent Cash amounts retained on account of Disputed Claims, or (ii) to the extent such Disputed Claims have subsequently been resolved, deducted from any amounts distributable by the Liquidation Trustee as a result of the resolutions of such Disputed Claims.

                           The Liquidation Trustee may request an expedited
determination of Taxes of the Debtors and of the Liquidation Trust, including the Disputed Claims Reserve under section 505(b) of the Bankruptcy Code for all returns filed for, or on behalf of, the Debtors and the Liquidation Trust for all taxable periods through the dissolution of the Liquidation Trust.

                                             (iii)    DISSOLUTION.

                           The Liquidation Trustee and the Liquidation Trust
shall be discharged or dissolved, as the case may be, at such time as (i) all Disputed Claims have been resolved, (ii) all assets of the Liquidation Trust have been liquidated, and (iii) all distributions required to be made by the Liquidation Trustee under the Plan have been made, but in no event shall the Liquidation Trust be dissolved later than five years from the Effective Date unless the

Bankruptcy Court, upon motion within the six month period prior to the fifth anniversary (or the end of any extension period approved by the Bankruptcy Court), determines that a fixed period extension (not to exceed three years, together with any prior extensions, without a favorable letter ruling from the Internal Revenue Service that any further extension would not adversely affect the status of the trust as a Liquidation Trust for federal income tax purposes) is necessary to facilitate or complete the recovery and liquidation of the assets of the Liquidation Trust.

                                    (d)      APPOINTMENT OF LIQUIDATION TRUSTEE.

                           The Liquidation Trustee for the Liquidation Trust
shall be an independent and disinterested Person designated by the Creditors' Committee with the consent of the Debtors and Berkshire, whose approval shall not be unreasonably withheld, and identified in the Plan Supplement; provided, however, that an outstanding Fee Claim shall not render a Person ineligible to serve as the Liquidation Trustee.

                                    (e)      THE LIQUIDATION TRUST ADVISORY
                                             COMMITTEE.

                           On the Effective Date, the Liquidation Trust Advisory
Committee shall be formed pursuant to the Liquidation Trust Agreement. The Liquidation Trust Advisory Committee shall be comprised of five (5) members, consisting of WL Ross & Co. LLC, Aegon USA Investment Management, LLC, and three
(3) independent and disinterested members to be appointed by the Creditors' Committee with the consent of the Debtors and Berkshire, whose approval shall not be unreasonably withheld; provided, however, that an outstanding Fee Claim shall not render a Person ineligible to serve on the Liquidation Trust Advisory Committee. The three (3) independent and disinterested members shall be identified in the Plan Supplement. If WL Ross & Co. LLC or Aegon USA Investment Management, LLC subsequently determine that they are no longer interested in serving as members of the Liquidation Trust Advisory Committee, the Creditors' Committee will select replacement members, to be identified in the Plan Supplement, with the consent of the Debtors and Berkshire, whose approval shall not be unreasonably withheld (reasonableness shall be determined in light of the balance between Holders of REMIC Guarantee Claims and Holders of other Claims in connection with the ongoing litigation concerning the Class 4C Claims). If, as of the Confirmation Date, the Creditors' Committee has not appointed the three
(3) independent and disinterested members of the Trust Advisory Committee, until at least three (3) members are so appointed, the Debtors, before the Confirmation Hearing, shall so designate those remaining undesignated members of the Trust Advisory Committee. The Liquidation Trustee shall make such reports to and seek such advice from, if any, the Liquidation Trust Advisory Committee as required under the Liquidation Trust Agreement. The Liquidation Trust Advisory Committee may, by majority vote, authorize the Liquidation Trustee to invest the corpus of the Liquidation Trust in prudent investments other than those described in section 345 of the Bankruptcy Code.

                           The Liquidation Trust Advisory Committee's role with
respect to issues involving Claims and Interests pursuant to Article X of the Plan will be handled only by the three (3) independent and disinterested members of the five (5) member Board. The Liquidation Trust Advisory Committee shall have only consultation rights with respect to the decisions of the

Liquidation Trustee in managing the Liquidation Trust. In the event that the Liquidation Trust Advisory Committee disagrees with any intended actions or inaction of the Trustee, it shall have (a) the right to seek an order from the Bankruptcy Court compelling the Liquidation Trustee to act or cease acting in accordance with the order and (b) the right to remove the Liquidation Trustee if the Liquidation Trust Advisory Committee believes that the intended actions or inaction rise to the level of gross negligence or willful misconduct. In the event of the resignation or removal of the Liquidation Trustee, the Liquidation Trust Advisory Committee shall, by majority vote or order of the Bankruptcy Court, designate a person to serve as successor Liquidation Trustee.

                           The Liquidation Trust Advisory Committee shall be
entitled to retain and compensate, without further order of the Bankruptcy Court, the services of employees, professionals and consultants (including without limitation claims, noticing and disbursing agents) to advise and assist the Liquidation Trust Advisory Committee in the furtherance of its duties, including those Persons that have served as employees, professionals, consultants or agents during the Chapter 11 Cases.

                           The Liquidation Trust Advisory Committee may, at its
discretion, require a fidelity bond from the Liquidation Trustee in such reasonable amount as may be agreed to by majority vote of the Liquidation Trust Advisory Committee.

                                    (f)      CAUSES OF ACTIONS AND DEFENSES.

                           Prosecution and settlement of all Causes of Action,
including Avoidance Actions, shall be the sole responsibility of the Liquidation Trust, pursuant to this Plan, and the Confirmation Order; provided, however, that, under the Stand Alone Option, Avoidance Actions pertaining to the secured status of any Disputed Secured Claim shall be vested in the Reorganized Stand Alone Debtors. The Liquidation Trust shall have all rights, powers, and interests of the Debtors, as debtors in possession, to pursue, settle or abandon such Causes of Action as a representative of the Estates pursuant to section 1123(b)(3) of the Bankruptcy Code. All Causes of Action, including Avoidance Actions, are reserved and preserved to the extent set forth in Section 7.2 of the Plan and shall not be impacted or affected in any way by the substantive consolidation of the Estates.

                                    (g)      TERMINATION OF THE FINAL DIP
                                             AGREEMENT.

                           Subject to the payment in full of all amounts owed
under the Final DIP Agreement or other such treatment as agreed to by the Debtors and the DIP Lenders, on the Effective Date, the obligations arising under the Final DIP Agreement shall be deemed to have terminated. All amounts due and owing, if any, under the Final DIP Agreement shall be paid in full on the Effective Date as Allowed Administrative Claims, and all liens, mortgages and security interests granted under the Final DIP Agreement shall automatically be extinguished without the need for any filings or further actions under the state or federal laws, and all authorities shall be authorized to accept the Confirmation Order and notice of Effective Date as a release or satisfaction of all such liens, mortgages and security interests.

                                    (h)      DISSOLUTION OF THE CREDITORS'
                                             COMMITTEE.

                           The Creditors' Committee shall continue in existence
until the Effective Date to exercise those powers and perform those duties specified in section 1103 of the Bankruptcy Code and shall perform such other duties as it may have been assigned by the Bankruptcy Court prior to the Effective Date. On the Effective Date, the Creditors' Committee shall be dissolved and its members shall be deemed released of any continuing duties, responsibilities and obligations in connection with the Chapter 11 Cases or the Plan and its implementation, and the retention and employment of the Creditors' Committee's attorneys, accountants and other agents shall terminate, except with respect to (i) all Fee Claims, (ii) any appeals of the Confirmation Order, and
(iii) any estate litigation commenced by the Creditors' Committee pending on the Effective Date not resolved by the Plan.

                  D. THE CONFIRMATION HEARING, VOTING PROCEDURES, BAR DATES, AND OTHER IMPORTANT DEADLINES.

                           1.       TIME AND PLACE OF THE CONFIRMATION HEARING.

                  The Plan cannot become effective until after it has been confirmed by the Bankruptcy Court and the conditions to the Effective Date set forth in the Plan have either been satisfied or waived.

                  The hearing to determine whether the Bankruptcy Court will enter the Confirmation Order to confirm the Plan will take place on March 16, 2004 at 11:00a.m. in the Courtroom of the Honorable Peter J. Walsh, United States Bankruptcy Court for the District of Delaware, 824 Market Street, 6th Floor, Wilmington, Delaware 19801. The Confirmation Hearing may be continued from time to time without further notice.

                           2.       ENTITIES ENTITLED TO VOTE ON THE PLAN.

                  Prior to the Confirmation Hearing, certain Holders of Claims and Interests will have an opportunity to vote to accept or reject the Plan. Pursuant to the Bankruptcy Code, Holders of Allowed Claims and Interests in Classes 2A, 2B, 2C, 2D, 2E, 2F, 2G, 2J, 2K, 2L, 3, 4D, 4E and 6A and those Holders who are the beneficial holders of Allowed Claims in Classes 4A, 4B, and 4C (each individually, a "Voting Class," and collectively, the "Voting Classes") are entitled to vote on the Plan because these Classes are Impaired under the Plan within the meaning of section 1124 of the Bankruptcy Code, but will nonetheless receive distributions under the Plan. The impairment of a Claim or Interest generally occurs if the legal, equitable, or contractual rights of the Holder are altered. Class 1 is not Impaired and, therefore, is not entitled to vote and is deemed to have accepted the Plan.

                  The Plan may be confirmed even if it is not accepted by each Voting Class. The Bankruptcy Code defines "acceptance" with respect to a Class of Impaired Claims as acceptance by Holders of at least two-thirds in dollar amount and more than one-half in number of the

Allowed Claims in such Class whose Holders cast Ballots. In the event that a Voting Class does not accept the Plan, the Debtors nonetheless will seek to have the Plan confirmed, provided that the Plan is "fair and equitable" and does not "unfairly discriminate" against the non-accepting Class of creditors or stockholders, as provided in section 1129 of the Bankruptcy Code. The Debtors believe that they can satisfy this standard under either the Sale Option or the Stand Alone Option of the Plan.

                  THE DEBTORS BELIEVE THAT THE PLAN PROVIDES THE BEST POSSIBLE RECOVERIES TO THE HOLDERS OF IMPAIRED CLAIMS AND THAT ACCEPTANCE OF THE PLAN IS IN THE BEST INTEREST OF SUCH HOLDERS. THEY THEREFORE RECOMMEND THAT YOU VOTE TO ACCEPT THE PLAN.

                           3.       DEADLINE FOR VOTING FOR OR AGAINST THE PLAN.

                  The Debtors are providing copies of this Disclosure Statement and Ballots, which include detailed voting instructions, to all known Holders of Claims in the Voting Classes. If you are entitled to vote as the Holder of an Allowed Claim in one of the Voting Classes, you may vote by completing the enclosed Ballot and returning the Ballot by the Ballot Deadline in the enclosed envelope to the Balloting Agent at the address identified on your Ballot. Initially, the Balloting Agent is BSI. If a Ballot is signed by a trustee, executor, administrator, guardian, attorney-in-fact, officer of a corporation, or other Person acting in a fiduciary or representative capacity, such Person should indicate such capacity when signing.

                  TO BE COUNTED, YOUR BALLOT (OR, IN THE CASE OF PUBLICLY HELD INSTRUMENTS, THE MASTER BALLOT CAST ON YOUR BEHALF) INDICATING ACCEPTANCE OR REJECTION OF THE PLAN MUST BE RETURNED IN ACCORDANCE WITH THE ACCOMPANYING INSTRUCTIONS AND RECEIVED BY THE BALLOTING AGENT NO LATER THAN MARCH 12, 2004 AT 4:00 P.M., EASTERN TIME, OR IT WILL NOT BE COUNTED IN CONNECTION WITH CONFIRMATION OF THE PLAN. IN NO CASE SHOULD A BALLOT BE DELIVERED EITHER TO THE BANKRUPTCY COURT OR TO THE DEBTORS OR THEIR ATTORNEYS. ANY EXECUTED BALLOT THAT DOES NOT INDICATE EITHER ACCEPTANCE OR REJECTION SHALL NOT BE COUNTED.

                  A Ballot cast with respect to the Plan does not result in the filing or allowance of a Claim. Nor does the casting of a Ballot relieve a creditor of the obligation to file a proof of Claim in a timely manner. The Debtors reserve the right to object to any Claims until the Claims/Interests Objection Deadline; provided, however, that distributions may be made to Holders of Allowed Claims prior to the expiration of the Claims/Interests Objection Deadline upon agreement of the Reorganized Stand Alone Debtors and the Liquidation Trust. Notwithstanding any of the foregoing, the Debtors, the Reorganized Stand Alone Debtors or the Liquidation Trustee may request from the Bankruptcy Court an extension of the Claims/Interests Objection Deadline.

                           4.       DEADLINE FOR OBJECTING TO CONFIRMATION OF
                                    THE PLAN.

                  As noted, all Holders of Claims or Interests are entitled to be heard with respect to confirmation of the Plan, even if they are not eligible to vote to accept or reject the Plan. Objections to confirmation of the Plan must be filed with the Bankruptcy Court and served upon (a) counsel for the Debtors (Morris, Nichols, Arsht & Tunnell, 1201 North Market Street, P.O. Box 1347, Wilmington, Delaware, 19899-1347, attention: Robert J. Dehney, Esq.; and Rayburn Cooper & Durham, P.A., 1200 Carillon, 227 West Trade Street, Charlotte, North Carolina, 28202-1675, attention: Albert F. Durham, Esq.); (b) counsel for the Committee (McCarter & English, 919 North Market Street, Suite 1800, Wilmington, Delaware, 19899, attention: William F. Taylor, Jr., Esq.; and King & Spalding LLP, 1185 Avenue of the Americas, New York, New York 10036, attention:
Robert J. Stark, Esq.); (c) counsel for Greenwich (Pachulski, Stang, Ziehl, Young, Jones & Weintraub P.C., 919 North Market Street, Suite 1600, P.O. Box 8705, Wilmington, Delaware, 19899, attention: Laura Davis Jones, Esq.; and Kirkland & Ellis, 777 South Figueroa Street, Los Angeles, California, 90017, attention: Bennet L. Spiegel, Esq.); (d) counsel for Berkshire Hathaway Inc. and Clayton Homes (Munger, Tolles & Olson LLP, 355 S. Grand Avenue, Los Angeles, CA 90071, attention: Thomas Walper, Esq. and Young Conaway Stargatt & Taylor, LLP, The Brandywine Building, 1000 West Street, 17th Floor, Wilmington, DE 19801, attention: Michael R. Nestor, Esq.) and (e) such other parties as are identified in the accompanying notice of the Confirmation Hearing so that they are received by no later than March 12, 2004, at 4:00 p.m., Eastern Time.

                           5. DEADLINES FOR PARTIES TO EXECUTORY CONTRACTS AND UNEXPIRED LEASES TO ASSERT DAMAGE CLAIMS AND TO OBJECT TO THE TERMS OF ASSUMPTION.

                  Section 365 of the Bankruptcy Code allows the Debtors to assume, assume and assign, or reject executory contracts and unexpired leases to which the Debtors were parties as of the Petition Date. In order to assume, or assume and assign, a contract or lease, the Debtors must make provision for the cure of certain outstanding defaults as required by Section 365 of the Bankruptcy Code. If the Debtors reject a contract or lease, the contract or lease is deemed to have been breached by the Debtors immediately before the Petition Date, and the non-debtor party to the contract or lease may be entitled to an Unsecured Claim for damages resulting from such breach.

                  Under the Sale Option, on the Effective Date, and to the extent permitted by applicable law, (a) any and all executory contracts and unexpired leases of any Debtor that are listed on Sections 1.09(a) or 1.09(b) of Sellers' Disclosure Schedule as being assumed and assigned to the Buyer pursuant to the Purchase Agreement shall be deemed assumed and assigned to the Buyer pursuant to the Plan in accordance with the Purchase Agreement and (b) (i) any and all executory contracts or unexpired leases which are the subject of separate motions filed pursuant to section 365 of the Bankruptcy Code by the Debtors prior to the commencement of the Confirmation Hearing, (ii) such contracts or leases as are listed on the Executory Contract Schedule filed by the Debtors (which may be modified by the Debtors, the Reorganized Sale

Debtors, the Reorganized Stand Alone Debtors or Liquidation Trust up to sixty
(60) days after the Effective Date), (iii) the Servicing Agreements, and (iv) any and all executory contracts or unexpired leases assumed prior to entry of the Confirmation Order shall be deemed assumed pursuant to the provisions of section 365 and section 1123 of the Bankruptcy Code as of the Effective Date. All other executory contracts and unexpired leases of each of the Debtors shall be deemed rejected in accordance with the provisions of section 365 and section 1123 of the Bankruptcy Code. The Confirmation Order shall constitute an order of the Court approving all such assumption and assignments and rejections pursuant to section 365 of the Bankruptcy Code.

                  Under the Stand Alone Option, on the Effective Date, and to the extent permitted by applicable law, (a) any and all executory contracts or unexpired leases which are the subject of separate motions filed pursuant to section 365 of the Bankruptcy Code by the Debtors prior to the commencement of the Confirmation Hearing, (b) such contracts or leases as are listed on the Executory Contract Schedule filed by the Debtors, which may be modified by the Debtors, the Reorganized Sale Debtors, the Reorganized Stand Alone Debtors or Liquidation Trust up to sixty (60) days after the Effective Date, and (c) any and all executory contracts or unexpired leases rejected prior to entry of the Confirmation Order shall be rejected pursuant to the provisions of section 365 and section 1123 of the Bankruptcy Code as of the Effective Date, if not already rejected as of a prior date. All other executory contracts and unexpired leases of each of the Debtors shall be deemed assumed in accordance with the provisions of section 365 and section 1123 of the Bankruptcy Code as of the Effective Date. Contracts or leases entered into after the Petition Date will be performed by the Reorganized Debtors in the ordinary course of their businesses. The Confirmation Order shall constitute an order of the Court approving all such assumption and assignments and rejections pursuant to section 365 of the Bankruptcy Code.

                  If the rejection of any executory contract or unexpired lease under the Plan gives rise to a Claim by the non-Debtor party or parties to such contract or lease, such Claim, to the extent that it is timely filed and is an Allowed Claim, shall be classified in Class 4E; provided, however, that the Unsecured Claim arising from such rejection shall be forever barred and shall not be enforceable against the Debtors, the Reorganized Sale Debtors, the Reorganized Stand Alone Debtors, the Liquidation Trust, their successors or properties, unless a proof of such Claim is filed and served on the Liquidation Trust (under the Sale Option) or the Reorganized Stand Alone Debtors (under the Stand Alone Option) and the Claims Agent within thirty (30) days after the date of notice of the entry of the order of the Bankruptcy Court rejecting the executory contract or unexpired lease which may include, if applicable, the Confirmation Order. FAILURE TO COMPLY WITH THIS DEADLINE SHALL FOREVER BAR THE HOLDER OF A CLAIM FROM SEEKING PAYMENT THEREOF. See the Plan for more information about how to comply with this deadline and to determine whether this deadline applies to you.

                  Unless otherwise noted in the Executory Contract Schedule or the Purchase Agreement, or any schedule thereto, the cure amount pursuant to section 365(b)(1) of the Bankruptcy Code for any executory contracts or unexpired leases shall be $0.00. Any dispute regarding (i) the nature or amount of any payment necessary to satisfy the listed cure amount under the contract or lease to be assumed or assumed and assigned, (ii) the ability of the Debtors, the Buyer or any other assignee, as the case may be, to provide "adequate assurance of future performance," within the meaning of section 365 of the Bankruptcy Code, under the contract or lease to be assumed or assumed and assigned or (iii) any other matter pertaining to assumption or assumption and assignment under section 365 of the Bankruptcy Code shall be forever barred and shall not be enforceable against the Debtors, the Liquidation Trust, the Reorganized Sale Debtor, the Reorganized Stand Alone Debtors, their successors or properties, unless a motion or objection, as appropriate, is filed and served on the Debtors (prior to the Effective Date), the Liquidation Trust and the Buyer (under the Sale Option) or the Reorganized Stand Alone Debtors (under the Stand Alone Option) within thirty (30) days after the date of notice of proposed assumption or assumption and assignment, or such later date as allowed by the Bankruptcy Court. The Liquidation Trust (under the Sale Option) or the Reorganized Stand Alone Debtors (under the Stand Alone Option), and not the Buyer, shall be responsible for paying any cure costs associated with the assumption and assignment of any executory contract or unexpired lease assumed and assigned to the Buyer, whether pursuant to the Plan or pursuant to any other order of the Bankruptcy Court. The Liquidation Trust (under the Sale Option) and the Reorganized Stand Alone Debtors (under the Stand Alone Option) shall have the right to dispute any asserted cure amounts, including any amounts noted in the Executory Contract Schedule or the Purchase Agreement.

                           6.       ADMINISTRATIVE CLAIMS BAR DATE.

                  An Administrative Claim includes: (a) a DIP Claim; (b) a Claim, other than a Fee Claim, for payment of costs or expenses of administration specified in sections 503(b) and 507(a)(1) of the Bankruptcy Code, including, without limitation (i) the actual, necessary costs and expenses incurred after the Petition Date for preserving the Estates and operating the businesses of the Debtors (such as wages, salaries or commissions for services rendered) and (ii) all fees and charges assessed against the Estates pursuant to section 1930 of title 28 of the United States Code; or (c) any Claim based upon a seller's common law right to reclaim goods as used in section 546(c) of the Bankruptcy Code pursuant to the Bankruptcy Court's Order Establishing Procedures With Respect To Reclamation Claims (D.I. 36) entered on November 19, 2002 (y) that has been granted priority under section 546(c)(2)(A) of the Bankruptcy Code or (z) which the Debtors, in their reasonable discretion, elect to treat as though such priority has been granted. Notwithstanding the foregoing, Administrative Claims shall not include any Intercompany Claims.

                  Respecting Administrative Claims subject to the Administrative Claim Bar Date Order, a Holder of such Administrative Claim must have complied with the provisions of such order to be eligible to receive distributions under the Plan on account of such Administrative Claim.

                  TO BE ELIGIBLE TO RECEIVE DISTRIBUTIONS UNDER THE PLAN ON ACCOUNT OF AN ADMINISTRATIVE CLAIM THAT IS NOT SUBJECT TO THE ADMINISTRATIVE CLAIM BAR DATE ORDER AND THAT IS NOT A FEE CLAIM, ALL REQUESTS FOR PAYMENT OF SUCH ADMINISTRATIVE CLAIMS MUST BE MADE BY PROOF OF ADMINISTRATIVE CLAIM FILED WITH THE CLAIMS AGENT SO AS TO BE RECEIVED ON OR BEFORE 4:00 P.M. (EASTERN TIME) ON THE DATE THAT IS THE FIRST BUSINESS DAY AFTER THE DATE THAT IS TWENTY (20) DAYS AFTER THE EFFECTIVE DATE, UNLESS OTHERWISE AGREED TO BY THE LIQUIDATION TRUST (UNDER THE SALE OPTION) OR THE REORGANIZED STAND ALONE DEBTORS (UNDER THE STAND ALONE OPTION). AMENDMENTS TO SUCH CLAIMS SHALL BE GOVERNED BY THE PROVISIONS SET FORTH IN SECTION 10.3 OF THE PLAN.

                           7.       FEE CLAIMS BAR DATE.

                  A Fee Claim includes: (a) a Claim of a professional person retained by order of the Bankruptcy Court for compensation and/or reimbursement of expenses pursuant to section 327, 328, 330 or 331 of the Bankruptcy Code in connection with the Chapter 11 Cases or (b) a Claim of any professional or other party-in-interest seeking compensation or reimbursement of expenses in connection with the Chapter 11 Cases pursuant to sections 503(b)(3), 503(b)(4), 503(b)(5) or 503(b)(6) of the Bankruptcy Code.

                  ALL FINAL APPLICATIONS FOR PAYMENT OF FEE CLAIMS SHALL BE FILED WITH THE BANKRUPTCY COURT AND SERVED ON OR BEFORE THE FIRST BUSINESS DAY THAT IS SIXTY (60) DAYS AFTER THE EFFECTIVE DATE OR SUCH OTHER DATE AS OTHERWISE AGREED BY THE LIQUIDATION TRUST (UNDER THE SALE OPTION) OR THE REORGANIZATION STAND ALONE (UNDER THE STAND ALONE OPTION).

                           8.       UNSECURED CLAIMS BAR DATE.

                  An Unsecured Claim includes any Claim, arising pre-petition, that is not: (a) an Administrative Claim; (b) a Priority Non-Tax Claim; (c) a Priority Tax Claim; (d) a Fee Claim; (e) a Secured Claim; (f) an Intercompany Claim; or (g) an Interest. All Proofs of Claim for Unsecured Claims must have been filed with the Claims Agent by the general claims bar date established by the Bankruptcy Court, which was March 27, 2003. The Claims Agent is currently BSI.

                           9.       MATERIALS TO BE FILED IN SUPPORT OF
                                    CONFIRMATION.

                  In support of confirmation of the Plan, the Debtors will file the Plan Supplement, to the extent not filed simultaneously with the Plan and the Supplemental Disclosure Statement, at least five (5) Business Days prior to the deadline established for voting on the Plan. The Plan Supplement may be inspected in the offices of the Clerk of the Bankruptcy Court during normal business hours. A copy of the Plan Supplement shall be mailed to the Creditors' Committee, the members of the Creditors' Committee and any Holder of a Claim or Interest that makes a written request for such Plan Supplement to the Debtors. At confirmation, the Debtors will ask the Bankruptcy Court to approve substantially the forms of the documents contained in the Plan Supplement pursuant to the Confirmation Order.

                  The Plan Supplement comprised of, among other things, the forms of the documents related to the Amended Certificates of Incorporation, Amended Bylaws, the Liquidation Trust Agreement, the Stand Alone Voting Trust Agreement, the Executory Contract Schedule, the Exit Facility Agreement and, to the extent necessary to implement the Plan, proposed amendments to the Reorganized Sale Debtors' organizational documents, to the extent not filed simultaneously with the Plan and Disclosure Statement, shall be filed with the Bankruptcy Court at least five (5) Business Days prior to the deadline established for voting on this Plan. Upon its filing, the Plan Supplement may be inspected in the offices of the Clerk of the Bankruptcy Court during normal business hours. A copy of the Plan Supplement shall be mailed to the Creditors' Committee, and any Holder of a Claim or Interest that makes a specific written request for such Plan Supplement to the Debtors. The documents contained in the Plan Supplement shall be approved by the Bankruptcy Court pursuant to the Confirmation Order.

                           10.      INFORMATION REGARDING THE PLAN.

                  NO PERSON IS AUTHORIZED BY THE DEBTORS IN CONNECTION WITH THE PLAN OR THE SOLICITATION OF VOTES WITH RESPECT TO THE PLAN TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATION OTHER THAN AS CONTAINED IN THIS SUPPLEMENTAL DISCLOSURE STATEMENT AND THE EXHIBITS HERETO OR INCORPORATED HEREIN BY REFERENCE, AND, IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATIONS MAY NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY THE DEBTORS OR APPROVED BY THE BANKRUPTCY COURT.

                           11.      EFFECTIVE DATE OF THE PLAN.

                  The Effective Date of the Plan will occur on: : (a) if no stay of the Confirmation Order is in effect, the first Business Day after the date all of the conditions set forth in the Plan have been satisfied or waived as set forth in the Plan, or such later date as may reasonably be agreed to by the Debtors, the Creditors' Committee and the Buyer; or (b) if a stay of the Confirmation Order is in effect, on the first Business Day (or such later date as may reasonably be agreed by the Debtors, the Creditors' Committee and the Buyer) after the later of: (i) the date such stay is vacated; and (ii) the date each condition set forth in the Plan has been satisfied or waived as set forth in the Plan.

                           12.      IMPORTANT NOTICE AND CAUTIONARY STATEMENT.

                  The historical financial data relied upon in preparing the Plan and this Disclosure Statement is based on the Debtors' books and records. The hypothetical liquidation analysis, projections, and other financial information have been developed by the Debtors with the assistance of their financial advisors. Nevertheless, the hypothetical liquidation analysis, projections, and other financial information are estimates only, and the timing, amount, and value of actual Distributions to creditors may be affected significantly by many factors that cannot be predicted.

                  ALTHOUGH THE PROFESSIONAL ADVISORS EMPLOYED BY THE DEBTORS HAVE ASSISTED IN THE PREPARATION OF THIS DISCLOSURE STATEMENT BASED UPON FACTUAL INFORMATION AND ASSUMPTIONS RESPECTING FINANCIAL, BUSINESS, REGULATORY, AND ACCOUNTING DATA PROVIDED BY THE DEBTORS AND THIRD PARTIES, THEY HAVE NOT INDEPENDENTLY VERIFIED SUCH INFORMATION AND MAKE NO REPRESENTATIONS AS TO THE ACCURACY THEREOF. IN ADDITION, MUCH OF THE FINANCIAL INFORMATION CONTAINED HEREIN HAS NOT BEEN SUBJECT TO AN AUDIT. THE DEBTORS ARE UNABLE TO WARRANT OR

REPRESENT THAT THE INFORMATION CONTAINED HEREIN, INCLUDING THE FINANCIAL INFORMATION, IS WITHOUT INACCURACY OR OMISSION, OR THAT ACTUAL VALUES OR FINANCIAL PERFORMANCE WILL COMPORT WITH THE ESTIMATES HEREIN.

                  THE DEBTORS' ACTUAL RESULTS OF OPERATIONS AND THE TIMING, AMOUNT, AND VALUE OF DISTRIBUTIONS UNDER THE PLAN MAY DIFFER MATERIALLY AND ADVERSELY FROM THOSE PROJECTED HEREIN. THE DEBTORS' FUTURE OPERATIONS MAY BE AFFECTED BY NUMEROUS ECONOMIC, COMPETITIVE, REGULATORY, LEGISLATIVE, LEGAL, OPERATIONAL, AND OTHER FACTORS THAT CANNOT BE PREDICTED.

                  THIS SUPPLEMENTAL DISCLOSURE STATEMENT CONTAINS A DISCUSSION OF CERTAIN RISK FACTORS RELATING TO THE PLAN AND THE DEBTORS' ONGOING BUSINESS OPERATIONS. THE DEBTORS STRONGLY ADVISE THAT ALL PARTIES IN INTEREST REVIEW THESE RISK FACTORS CAREFULLY AND CONSULT WITH THEIR ADVISORS BEFORE VOTING ON THE PLAN OR OTHERWISE DECIDING TO SUPPORT OR OPPOSE CONFIRMATION.

                  NOTHING CONTAINED HEREIN SHALL CONSTITUTE AN ADMISSION OF ANY FACT OR LIABILITY BY ANY PARTY, BE ADMISSIBLE IN ANY PROCEEDING INVOLVING THE DEBTORS OR ANY OTHER PARTY, OR BE DEEMED CONCLUSIVE ADVICE ON THE TAX, SECURITIES, OR OTHER LEGAL EFFECTS OF THE REORGANIZATION AS TO HOLDERS OF CLAIMS OR INTERESTS. YOU SHOULD CONSULT YOUR OWN LEGAL COUNSEL OR TAX ADVISOR ON ANY QUESTIONS OR CONCERNS RESPECTING TAX, SECURITIES, OR OTHER LEGAL CONSEQUENCES OF THE PLAN.

                  THE NEW COMMON STOCK AND NEW WARRANTS TO BE ISSUED PURSUANT TO THE STAND ALONE OPTION WILL NOT HAVE BEEN, AT THE TIME OF ISSUANCE, THE SUBJECT OF A REGISTRATION STATEMENT FILED WITH THE SECURITIES AND EXCHANGE COMMISSION UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR UNDER ANY STATE SECURITIES OR "BLUE SKY" LAW, AND WILL BE ISSUED IN RELIANCE UPON THE EXEMPTION FROM THE SECURITIES ACT AND EQUIVALENT STATE LAW REGISTRATION PROVIDED BY BANKRUPTCY CODE
SECTION 1145(a)(1).

                  CAUTIONARY STATEMENT:

                  INFORMATION INCLUDED IN THIS SUPPLEMENTAL DISCLOSURE STATEMENT REGARDING THE DEBTORS CONTAINS STATEMENTS THAT MAY CONSTITUTE "FORWARD-LOOKING INFORMATION," AS THAT TERM IS DEFINED BY THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995 ("REFORM ACT"), INCLUDING INFORMATION CONCERNING THE DEBTORS' PLAN AND PROJECTED FINANCIAL PERFORMANCE FOLLOWING THEIR EMERGENCE FROM BANKRUPTCY. THE FORWARD-LOOKING STATEMENTS MADE IN THIS SUPPLEMENTAL DISCLOSURE STATEMENT ARE QUALIFIED IN

THEIR ENTIRETY BY THE RISK FACTORS SET FORTH IN THIS SUPPLEMENTAL DISCLOSURE STATEMENT AND ARE BEING MADE PURSUANT TO THE PROVISIONS OF THE REFORM ACT AND WITH THE INTENTION OF OBTAINING THE BENEFITS OF THE "SAFE HARBOR" PROVISIONS OF THE REFORM ACT.

II. THE PLAN OF REORGANIZATION.

                  Attached hereto as EXHIBIT B, in its entirety, is the Second Amended Joint Consolidated Plan Of Reorganization Of Oakwood Homes Corporation And Its Affiliated Debtors And Debtors-In-Possession, which is fully incorporated herein and shall be considered a portion of this Supplemental Disclosure Statement. Certain notable provisions of the Plan are recited or described below. HOLDERS OF CLAIMS AND INTERESTS AND OTHER INTERESTED PARTIES MUST READ THE PLAN IN ITS ENTIRETY TO MAKE AN INFORMED JUDGMENT CONCERNING THE PLAN. FOR AN ANALYSIS OF ESTIMATED RECOVERIES UNDER THE PLAN, HOLDERS OF CLAIMS AND INTERESTS SHOULD READ SCHEDULE 6 TO EXHIBIT B TO THIS PLAN.

                  A.       FUNDING OF DISTRIBUTIONS UNDER THE PLAN.

                  The distributions to be made pursuant to the Plan will be available from (a) funds realized in connection with past operations of the Debtors and their non-debtor affiliates, (b) existing Cash assets of the Debtors, and (c) the liquidation of certain non-Cash assets of the Debtors. If the Sale Option occurs, the sale proceeds will provide most of the cash to be distributed pursuant to the Plan. If the Sale Option does not occur, the Stand Alone Option will be funded also by the Exit Facility, the New Common Stock and the New Warrants.

                  As described in EXHIBIT C to this Supplemental Disclosure Statement, the $250 million Exit Facility will be utilized to fund the estimated Cash exit requirements for the Stand Alone Plan, including those Distributions to be made on the Initial Distribution Date, of $49.2 million. The balance of availability under the Exit Facility along with the estimated $20.0 million of Cash on hand will be available to the Reorganized Debtors for working capital purposes under the Stand Alone Plan.

                  B.       RESERVES.

                                    (a)      ESTABLISHMENT OF DISPUTED CLAIM
                                             RESERVES FOR CASH DISTRIBUTIONS.

         On the Initial Distribution Date (or on any other date on which distributions for any particular Class (or group of Classes in the case of Class
4) of Claims are made pursuant to the Plan by the Liquidation Trust), and in connection with making all distributions required to be made on any such date under the Plan, the Liquidation Trust (under the Sale Option) or the Reorganized Stand Alone Debtors (under the Stand Alone Option) shall establish, for record keeping purposes only, a separate Disputed Claim reserve on account of distributions of Cash for each of the relevant Classes (or group of Classes in the case of Class 4), as necessary pursuant to the Plan.

                                    (b)      ESTABLISHMENT OF THE STAND ALONE
                                             VOTING TRUST FOR NEW COMMON STOCK
                                             AND NEW WARRANT DISTRIBUTION.

         Under the Stand Alone Option, on the Effective Date, there shall be established the Stand Alone Voting Trust pursuant to the Stand Alone Voting Trust Agreement. The purpose of the Stand Alone Voting Trust shall be to hold the New Common Stock and New Warrants, if applicable, in reserve for Disputed Claims or Interests for each of the relevant Classes (or group of Classes in the case of Class 4), as necessary pursuant to the Plan. Pursuant to the Stand Alone Voting Trust Agreement, there will be three (3) independent and disinterested Persons designated as the Stand Alone Voting Trustees by the Creditors' Committee with the consent of the Debtors and Berkshire, whose approval shall not be unreasonably withheld, and identified in the Plan Supplement; provided, however, that an outstanding Fee Claim shall not render a Person ineligible to serve as a Stand Alone Voting Trustee. The Reorganized Stand Alone Debtors shall be responsible for and shall indemnify the Stand Alone Voting Trust for any reasonable costs of administration, including, without limitation, the payment of fees earned by the Stand Alone Voting Trustees under the Stand Alone Voting Trust Agreement and reasonable professional costs. Upon allowance of any Disputed Claim or Interest for which New Common Stock or New Warrants is held in the Stand Alone Voting Trust, an appropriate amount of such New Common Stock or New Warrants shall promptly be released to the Reorganized Stand Alone Debtors for distribution to the Holder of the Allowed Claim or Interest pursuant to the terms of the Plan.

                                    (c)      AMOUNTS TO BE RESERVED.

         The Liquidation Trust and/or the Stand Alone Voting Trust shall reserve the Ratable proportion of all Cash, New Common Stock, New Warrants or other property allocated for distribution on account of each Disputed Claim based upon the asserted amount of each such Disputed Claim, or such lesser amount as may be agreed to by the Holder of the Claim on one hand and the Liquidation Trust or the Stand Alone Voting Trust on the other hand, as applicable, or as may otherwise be determined by order of the Bankruptcy Court. All Cash or other property allocable to the relevant Class (or group of Classes in the case of Class 4) hereunder shall be distributed by the Liquidation Trust to the relevant Disputed Claim reserve on the Initial Distribution Date (or such other date on which distributions for any particular Class of Claims are made pursuant to the
Plan). All New Common Stock or New Warrants allocable to the relevant Class (or group of Classes in the case of Class 4) hereunder shall be distributed by the Stand Alone Voting Trustees to the Stand Alone Voting Trust on the Initial Distribution Date (or such other date on which distributions for any particular Class of Claims are made pursuant to the Plan). To the extent that the property placed in a Disputed Claim reserve consists of Cash, that Cash shall be deposited in an interest-bearing account at a qualified institution, consistent with the Liquidation Trust Agreement.

                                    (d)      DISTRIBUTION.

         Payments on any Disputed Claim that becomes an Allowed Claim shall be distributed on the first Quarterly Distribution Date after the Claim is Allowed. Distributions shall be made only to the extent of the aggregate distributions that the Holder of any such Allowed Claim would have received had such Claim been Allowed as of the Effective Date (less any taxes paid with respect to amounts held in the Disputed Reserves). No interest shall accrue or be paid on the unpaid amount of any distribution paid on a Quarterly Distribution Date. Distributions to each Holder of a Disputed Claim that has become an Allowed Claim (and to the extent that the holder of the Disputed Claim has not received prior distributions on account of that Claim) shall be made in accordance with the provisions of the Plan governing the Class (or group of Classes in the case of Class 4) of Claims in which the Claim is classified.

                                    (e)      TERMINATION OF DISPUTED CLAIM
                                             RESERVE OR STAND ALONE VOTING
                                             TRUST.

         Each Disputed Claim reserve shall be closed and extinguished by the Liquidation Trustee when all distributions and other dispositions of Cash or other property required to be made under the Plan have been made. Upon closure of a Disputed Claim reserve, all Cash or other property held in that Disputed Claim Reserve shall revest in and become the property of the Liquidation Trust. The Stand Alone Voting Trust shall be closed and extinguished by the Stand Alone Voting Trustees when all distributions of New Common Stock and New Warrants required to be made under the Plan have been made.

                                    (f)      LIMITATION OF LIABILITY FOR FUNDING
                                             THE DISPUTED CLAIM RESERVE.

         Except as expressly set forth in the Plan, the Liquidation Trust shall have no duty to fund the Disputed Reserves.

                  C.       RELEASES.

         As of the Effective Date, the Debtors shall be deemed to have waived and released the Debtors, the Creditors' Committee, Berkshire and the Buyer, and each of those parties' officers, directors, members, ex officio members, and the Interested Party Professionals, from any and all Causes of Action of the Debtors (including claims which the Debtors otherwise have legal power to assert, compromise or settle in connection their Chapter 11 Cases) arising on or before the Effective Date; provided, however, that this provision shall not operate as a waiver or release of any Causes of Action (a) in respect to any loan, advance or similar payment by the Debtors to such parties, (b) in respect of any contractual obligation owed to any of the Debtors by such parties, including, without limitation, the obligations arising under the Purchase Agreement, the Final DIP Agreement and the Exit Facility Agreement, (c) in respect to any Causes of Action based upon the willful misconduct or gross negligence of such parties, (d) to the extent based upon or attributable to such parties gaining in fact a personal profit to which such parties were not legally entitled, including, without limitation, profits made from the purchase or sale of equity securities of Oakwood which are recoverable by Oakwood or its successors pursuant to section 16(b) of the Securities Exchange Act of 1934, as amended and
(e) that is an Avoidance Action; provided further, however, that this provision shall not operate as a waiver or release of any right that any party in interest may have to object to any Claim, including Fee Claims, or any Interest and shall not otherwise operate as a waiver or release of any objection to Claims or Interests pending as of the Effective Date, regardless of whether such objection was brought by the Debtors or any other party in interest.

                  D.       EXCULPATION.

         The Debtors, the Creditors' Committee, Berkshire and the Buyer, and each of those parties' officers, directors, members, ex officio members, and the Interested Party Professionals shall neither have nor incur any liability, in any form, to any Holder of a Claim or Interest, or a governmental entity on behalf of a Holder of a Claim or Interest, for any act or omission in connection with or arising out of their involvement in the filing and conduct of the Chapter 11 Cases, including the type or value of distributions, if any, reserved under the Plan for Holders of Interest, the solicitation of votes for acceptance or rejection of the Plan, the pursuit of confirmation and consummation of the Plan, the administration of the Plan or the property to be distributed under the Plan, except for any liabilities which may arise under the statutes or regulations administered by the Securities and Exchange Commission or from any willful misconduct or gross negligence, and, in all respects, shall be entitled to rely upon the advice of counsel with respect to their duties and responsibilities under the Plan and applicable law.

                  E.       INJUNCTION.

         CONFIRMATION OF THIS PLAN SHALL HAVE THE EFFECT OF, AMONG OTHER THINGS, PERMANENTLY ENJOINING ALL PERSONS WHO HAVE HELD, HOLD OR MAY HOLD OR HAVE ASSERTED, ASSERT OR MAY ASSERT CLAIMS AGAINST OR INTERESTS IN ANY OF THE DEBTORS AGAINST ANY OF THE DEBTORS, WITH RESPECT TO ANY SUCH CLAIM OR INTEREST FROM AND AFTER THE EFFECTIVE DATE, FROM TAKING ANY OF THE FOLLOWING ACTIONS (OTHER THAN ACTIONS TO ENFORCE ANY RIGHTS OR OBLIGATIONS UNDER THE PLAN): (a) COMMENCING, CONDUCTING OR CONTINUING IN ANY MANNER, DIRECTLY OR INDIRECTLY, ANY SUIT, ACTION OR OTHER PROCEEDING OF ANY KIND (INCLUDING, WITHOUT LIMITATION, ANY PROCEEDING IN A JUDICIAL, ARBITRAL, ADMINISTRATIVE OR OTHER FORUM) AGAINST OR AFFECTING THE ESTATES, THE LIQUIDATION TRUST, THE REORGANIZED SALE DEBTORS, THE REORGANIZED STAND ALONE DEBTORS, THE BUYER OR ANY OF THEIR PROPERTY; (b) ENFORCING, LEVYING, ATTACHING (INCLUDING, WITHOUT LIMITATION, ANY PRE-JUDGMENT ATTACHMENT), COLLECTING OR OTHERWISE RECOVERING BY ANY MANNER OR MEANS, WHETHER DIRECTLY OR INDIRECTLY, ANY JUDGMENT, AWARD, DECREE OR ORDER AGAINST THE ESTATES, THE LIQUIDATION TRUST, THE REORGANIZED SALE DEBTORS, THE REORGANIZED STAND ALONE DEBTORS, THE BUYER OR ANY OF THEIR PROPERTY; (c) CREATING, PERFECTING OR OTHERWISE ENFORCING IN ANY MANNER, DIRECTLY OR INDIRECTLY, ANY ENCUMBRANCE OF ANY KIND AGAINST THE ESTATES, THE LIQUIDATION TRUST, THE REORGANIZED SALE DEBTORS, THE REORGANIZED STAND ALONE DEBTORS, THE BUYER OR ANY OF THEIR PROPERTY; (d) ASSERTING ANY RIGHT OF SETOFF, DIRECTLY OR INDIRECTLY, AGAINST ANY OBLIGATION DUE THE ESTATES, THE LIQUIDATION TRUST, THE REORGANIZED SALE DEBTORS, THE REORGANIZED STAND ALONE DEBTORS, THE BUYER OR ANY OF THEIR PROPERTY, EXCEPT AS CONTEMPLATED OR ALLOWED BY THE PLAN; (e) ACTING OR PROCEEDING IN ANY MANNER, IN ANY PLACE WHATSOEVER, THAT DOES NOT CONFORM TO OR COMPLY WITH THE PROVISIONS OF THE PLAN; AND (f) PROSECUTING OR OTHERWISE ASSERTING ANY CLAIM OR INTEREST, INCLUDING ANY RIGHT, CLAIM OR CAUSE OF ACTION, RELEASED PURSUANT TO THE PLAN. ADDITIONALLY,

UNLESS OTHERWISE EXPLICITLY STATED IN THE PLAN, THE INJUNCTION CONTEMPLATED BY THIS SECTION SHALL PROHIBIT THE ASSERTION AGAINST THE LIQUIDATION TRUST OF ALL CLAIMS OR INTERESTS, IF ANY, RELATED TO THE DEBTORS, THAT ARE NOT OTHERWISE DISCHARGED OR RELEASED BY THE PLAN OR THE CONFIRMATION ORDER.

                  F.       WAIVER OF CERTAIN CLAIMS.

         Subject to the occurrence of the Initial Distribution Date, and except as otherwise expressly provided in the Plan or Confirmation Order, all Holders of Junior Notes Claims, Senior Notes Claims and REMIC Guarantee Claims and Junior Notes Indenture Trustees, the Senior Notes Indenture Trustees, the REMIC Trustees and the Resecuritization Trustee shall all be deemed, by virtue of their receipt of distributions and/or other treatment contemplated under the Plan, to have forever covenanted with each other to waive, release and not to assert, sue, or otherwise seek any recovery from each other or the Debtors, the Creditors' Committee, and each of those parties' officers, directors, members, ex officio members and the Interested Party Professionals, whether for tort, contract, violations of federal or state securities laws, or otherwise, based upon any claim, right or cause of action related to the construction and enforcement of the Junior Notes Indenture, the Senior Notes Indenture or any obligations under the B-2 REMIC Guarantees and the Resecuritization Note Put Option or any alleged priority or subordination in respect of distributions received on account of Junior Notes Claims, Senior Notes Claims or REMIC Guarantee Claims; provided further, however, that this provision shall not operate as a waiver or release of any right that any party in interest may have to object to any Claim, including Fee Claims, or any Interest and shall not otherwise operate as a waiver or release of any objection to Claims or Interests pending as of the Effective Date, regardless of whether such objection was brought by the Debtors or any other party in interest.

                  G. RETENTION OF OLD COMMON STOCK BY HOLDERS OF INTERESTS UNDER THE SALE OPTION.

         Due to certain tax issues described in Section V.E of the Supplemental Disclosure Statement and the potential for Future Claims, the Debtors believe that the retention of the Old Common Stock of the Reorganized Sale Debtors by the current Holders of Interests in Oakwood is appropriate under the Sale Option. Such retention (i) may avoid the occurrence of an "ownership change" (within the meaning of IRC Section 382) of the Reorganized Sale Debtors and facilitate the preservation of such losses and (ii) serve to channel Future Claims away from the Liquidation Trust.

         If the losses are not available, the future tax liability of the Reorganized Sale Debtors could be substantial. Moreover, the Reorganized Sale Debtors could have some future tax liability notwithstanding the availability of the loss carryforwards. In order to keep such potentially substantial tax liability of the Reorganized Sale Debtors from affecting the Liquidation Trust, the Debtors believe that the retention of the Old Common Stock by the current Holders of Interests is in the best interests of the Debtors, their Creditors and the Estates.

         Additionally, due to the potential for Future Claims, the existence of the Reorganized Sale Debtors separate from the existence of the Liquidation Trust and with the necessary insurance, will serve to insulate the Liquidation Trust from such Claims.

III. PROJECTED DISTRIBUTION ANALYSIS FOR THE SALE OPTION.(12)

                  A.       INTRODUCTION.

                  Attached hereto as EXHIBIT C(13) is a Projected Distribution Analysis (the "Analysis") The Analysis presents estimated recoveries to Holders of Claims and Interests following Confirmation and implementation of the Sale Option. Because the closing date is uncertain and the Purchase Agreement contains provisions for purchase price adjustments, there is inherent uncertainty in the sales proceeds assumptions which are necessarily based on a forecast of operating results. For purposes of the Analysis, cash has been estimated as of March 31, 2004 and may vary due to (1) cash used or generated by Oakwood through March 31, 2004 and (2) post closing adjustments in accordance with the Purchase Agreement. The sales proceeds assumptions and other estimates utilized in the Analysis are considered reasonable by Management of the Debtors and are described below and in the Analysis.

                  B.       BASIS OF PRESENTATION.

                  The Analysis has been prepared on a consolidated basis as of March 31, 2004 reflecting the value of both the Debtor and non-Debtor entities. The March 31, 2004 date is assumed to be the closing date of the sale to Clayton Homes. A change in the closing date could have a substantial effect on the sales proceeds assumption. Upon the closing, substantially all Net Proceeds and unsold assets, Administrative Claims, Claims, Avoidance Actions and remaining employees would be transferred to the Liquidation Trust, except that the Excluded Sale Debtor Assets will be transferred to the Reorganized Sale Debtors.

                  C.       POST CLOSING OPERATIONS.

                  There are significant assumptions in the estimated costs of post-closing operations. In accordance with the Purchase Agreement, the Liquidation Trust employees are forecast to remain in the old Oakwood Homes headquarters for a six-month period with free rent and complete access to records and computer systems.

---------------------------

(12) See the Original Disclosure Statement for the Projected Distribution under the Stand Alone Option and the Liquidation Analysis.

(13) The Creditors' Committee does not necessarily agree with the Debtors' estimate for unsecured creditor recoveries, as set forth on Exhibit C. Among other things, the Creditors' Committee believes that: (1) the estimated costs of winding down the estates and administrating the Liquidation Trust (which costs are paid out of the assets of the Liquidation Trust and, therefore, out of potential unsecured creditor recoveries) may be overstated; (2) the estimated amount of estate proceeds necessary to capitalize the Reorganized Sale Debtors may be less than the amounts stated on Exhibit C (which amount ultimately will be stated in the Plan Supplement or, if there is disagreement over the amount at the time of the Plan Supplement, likely will be determined by the Bankruptcy Court at the Confirmation Hearing); and (3) additional sums may be available for distribution to unsecured creditors on account of Avoidance Actions, including estate preference claims.

                  Following the six-month period the Liquidation Trust is forecast to acquire its own space and equipment to continue functioning through the distribution period. It is assumed the Liquidation Trust would expend approximately $10,000 per month for systems and $10,000 per month rent after relocating to its new location for that period of time necessary to administer the Liquidation Trust.

                  D.       WIND DOWN TEAM.

                  The Debtors expect that, pursuant to the Plan, the wind down team will be led by the Liquidation Trustee who will consult with an advisory board described in the Plan as the Liquidation Trust Advisory Committee. The wind down team is assumed to employ fewer employees each month based on the decline of activity required to realize on any remaining assets, resolve claims, issue recoveries to creditors, dissolve inactive companies and complete various filings such as tax returns and other tax reporting requirements.

                  E.       THE WIND DOWN.

                  The forecast assumes that the vast majority of the Liquidation Trust's activity during the wind down period will occur within the six months following Confirmation. However, it should be recognized that Claims resolution, particularly with respect to Litigation Claims, as well as the realization on some of the assets held by the Liquidation Trust for sale, and the collection of deposits related to workers compensation could continue for a number of years. The wind down costs have been estimated accordingly and may vary based upon decisions made by the Liquidation Trustee and the Liquidation Trust Advisory Committee in their business judgment in managing the Liquidation Trust and its fiduciary obligations to creditors.

                  The Analysis includes estimates of proceeds for assets not yet sold as well as the Allowed Claims amounts, some of which are currently in dispute and may be resolved in an amount different from the estimated claims in the Analysis. Any variation in amounts from the Analysis for the proceeds of assets, collection of deposits from workers compensation, resolution of claims, and costs for the Liquidation Trustee and its professionals will impact the recoveries.

                  F.       FREQUENCY OF PAYMENTS.

                  The analysis assumes that the Liquidation Trust will be making quarterly distributions based on the realization of assets remaining in the Liquidation Trust and the resolution of claims for the first two years. To the extent the claims are disputed, the Liquidation Trustee will reserve the full amount of the Claim until such time as the dispute is resolved. Resolved Claims will be treated as Allowed Claims and included in the calculation of the next distribution following the allowance of the claim. Claims that have been filed as contingent or unliquidated will be estimated prior to the first distribution to establish a reserve. All Holders of general unsecured Claims (other than Class 3 Claims) will receive partial distributions for at least two years.

                  G.       AVOIDANCE ACTIONS.

         Under both the Sale Option and the Stand Alone Option, the Liquidation Trust will pursue Avoidance Actions; provided, however, that, under the Stand Alone Option, Avoidance Actions pertaining to the secured status of any Disputed Secured Claim shall be vested in the Reorganized Stand Alone Debtors. The estimated distributions do not reflect any Avoidance Action recoveries or related litigation costs which may impact the overall recoveries of individual creditors.

                  H.       PROFESSIONAL FEES.

                  The Debtors expect that, pursuant to the Plan, the Liquidation Trust will retain professionals for purposes including, but not limited to, the following:

                  1.       Trade claims objections and preference litigation;

                  2.       Investigation and prosecution of Avoidance Actions;

                  3.       Defense of Litigation Claims; and

                  4.       Resolution of Tax Claims.

The Liquidation Trustee and the Liquidation Trust Advisory Committee may hire professionals presently serving in the case or other professionals as deemed necessary.

                  The Analysis has been prepared by or under the direction of the Debtors' management and has not been audited. Readers are urged to review carefully all of the notes and assumptions included in the Analysis and to consult with their own financial, legal, and tax advisors regarding the same.

                  INFORMATION INCLUDED IN THE ANALYSIS CONTAINS FORWARD LOOKING STATEMENTS WITHIN THE MEANING OF THE SECURITIES ACT OF 1933, AS AMENDED, AND THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED. SUCH FORWARD LOOKING INFORMATION IS BASED ON INFORMATION AVAILABLE WHEN SUCH STATEMENTS ARE MADE AND IS SUBJECT TO RISKS AND UNCERTAINTIES THAT COULD CAUSE ACTUAL RESULTS TO DIFFER MATERIALLY FROM THOSE EXPRESSED IN THE STATEMENTS.

IV. ADDITIONAL CONSIDERATIONS REGARDING RISK.

                  The following disclosures are not intended to be inclusive and should be read in connection with the other disclosures contained in this Supplemental Disclosure Statement and the Exhibits hereto. You should consult your legal, financial, and tax advisors regarding the risks associated with the Plan and the distributions you may receive thereunder.

                  A.       RISKS ASSOCIATED WITH THE SALE OPTION.

                  CLAIMS VALUATION RISKS. If the Sale Option is confirmed, the costs of the wind down, the estimates in the Analysis for proceeds of assets not yet sold, as well as the amounts of Claims that remain to be allowed or estimated could vary considerably from those assumed in the Analysis, any of which contingencies would have an impact on the amount available for distribution. Also, adjustments to the Total Purchase Price as called for in the Purchase Agreement could affect the amounts available for distribution.

                  Additionally, the estimates of recovery to the Unsecured Classes under the Sale Option are subject to change based upon the value of the Assets left behind in the Reorganized Sale Debtors to ensure that assets in the Liquidation Trust can be distributed free from certain tax and future claim liability. This concept is further described in Article VI of the Plan. The Creditors' Committee does not necessarily agree with the Debtors' estimate for unsecured creditor recoveries, as set forth on Exhibit C. Among other things, the Creditors' Committee believes that: (1) the estimated costs of winding down the estates and administrating the Liquidation Trust (which costs are paid out of the assets of the Liquidation Trust and, therefore, out of potential unsecured creditor recoveries) may be overstated; (2) the estimated amount of estate proceeds necessary to capitalize the Reorganized Sale Debtors may be less than the amounts stated on Exhibit C (which amount ultimately will be stated in the Plan Supplement or, if there is disagreement over the amount at the time of the Plan Supplement, likely will be determined by the Bankruptcy Court at the Confirmation Hearing); and (3) additional sums may be available for distribution to unsecured creditors on account of Avoidance Actions, including estate preference claims.

                  ASSUMPTIONS REGARDING VALUE OF DEBTORS' ASSETS: It was assumed in the preparation of the projections that the historical book value of the Debtors' assets generally approximates the fair value thereof, except for specific adjustments discussed in the notes thereto. For financial reporting purposes, the fair value of the assets of the Debtors (including deferred tax assets) must be determined as of the Effective Date. Although such valuation is not presently expected to result in values that are materially different than the values assumed in the preparation of the projections herein, there can be no assurance with respect thereto.

                  CERTAIN RISKS OF NON-CONFIRMATION: There can be no assurance that the requisite acceptances to confirm the Plan will be received. Even if the requisite acceptances are received, there can be no assurance that the Bankruptcy Court will confirm the Plan. A non-accepting Holder of Claims or Interests might challenge the adequacy of the Disclosure Statement or the balloting procedures and results as not being in compliance with the Bankruptcy Code and/or Bankruptcy Rules. Even if the Bankruptcy Court were to determine that the balloting procedures and results were appropriate, the Bankruptcy Court could still decline to confirm the Plan if it were to find that any of the statutory requirements for confirmation had not been met. Section 1129 of the Bankruptcy Code sets forth the requirements for confirmation and requires, among other things, a finding by the Bankruptcy Court that the confirmation of the Plan is not likely to be followed by a liquidation or a need for further financial reorganization and that the value of Distributions to non-accepting Holders of Claims and Interests within a particular Class under the Plan will not be less than the value of Distributions such Holders would receive if the Debtors were liquidated under Chapter 7 of the Bankruptcy Code. While there can be no assurance that the Bankruptcy Court will conclude that these requirements have been met, the Debtors believe that the Plan will not be followed by a need for further financial reorganization and that non-accepting Holders within each Class under the Plan will receive Distributions at least as great as would be received following a liquidation pursuant to Chapter 7 of the Bankruptcy Code when taking into consideration all administrative expenses and costs associated with any such Chapter 7 case, as set forth further in the discussion of the Liquidation Analysis in Section X of the Original Disclosure Statement.

                  The confirmation and consummation of the Plan are also subject to certain conditions. If the Plan were not to be confirmed, it is unclear whether a sale transaction or the restructuring could be implemented and what distribution Holders of Claims or Interests ultimately would receive with respect to their Claims or Interests. If an alternative plan of reorganization could not be agreed to and confirmed, it is possible that the Debtors would have to liquidate their assets, in which case the Debtors believe that it is likely that Holders of Claims or Interests would receive substantially less than the treatment they will receive pursuant to the Plan.

                  B.       RISKS ASSOCIATED WITH THE STAND ALONE OPTION.

                  RISKS ASSOCIATED WITH CONCENTRATED OWNERSHIP OF THE NEW COMMON STOCK AND NEW WARRANTS: If the Stand Alone Option in the Plan is confirmed, ownership of a substantial number and percentage of shares of the New Common Stock will be concentrated among a relatively small number of holders. Sales of or offers to sell a substantial number of shares of New Common Stock, or the perception by investors, investment professionals, and securities analysts of the possibility of such sales, could affect adversely the market for and price of the New Common Stock to be issued under the Plan.

                  LACK OF TRADING; MARKET VOLATILITY: There can be no assurance that a market will develop for the New Common Stock issued pursuant to the Stand Alone Option in the Plan (or for any other security issued pursuant to the Plan). Although the Reorganized Stand Alone Debtors will use reasonable efforts to cause the New Common Stock to be listed on a national securities exchange, it is unlikely that initial listing requirements will be satisfied on the Effective Date. Even if such securities are subsequently listed, there is no assurance that an active market for such New Common Stock will develop or, if any such market does develop, that it will continue to exist, or as to the degree of price volatility in any such market that does develop. Accordingly, no assurance can be given as to the liquidity of the market for the New Common Stock or the price at which any sales may occur. Finally, any creditor or stockholder who may be considered an "underwriter" under section 1145(b) of the Bankruptcy Code may not be able to resell the New Common Stock (or any other securities received under the Plan) without registration under securities laws, except in certain "ordinary course" transactions.

                  CERTAIN RISKS ASSOCIATED WITH THE CHAPTER 11 CASES: The Debtors are parties to various material contractual arrangements under which the commencement of transactions contemplated by the Plan could, subject to the Debtors' rights and powers under sections 362 and 365 of the Bankruptcy Code:
(a) result in a breach, violation, default, or conflict; (b) give other parties thereto rights of termination or cancellation; or (c) have other adverse consequences on the operations of the Debtors or the Reorganized Stand Alone Debtors. The magnitude of any such adverse consequences may depend upon, among other factors, the diligence and vigor with which the other parties to such contracts may seek to assert any such rights and pursue any such remedies in respect to such matters, and the ability of the Debtors or Reorganized Stand Alone Debtors to resolve such matters on acceptable terms through negotiations with such other parties or otherwise.

                  RISKS RELATING TO THE PROJECTIONS: The Debtors have prepared projections in connection with the development of the Plan and to present the projected effects of the Plan and the projected results of operations following the Effective Date of the Plan. These projections assume the Plan and transactions contemplated thereby will be implemented in accordance with their terms. The assumptions and estimates underlying such projections are inherently uncertain and are subject to, among other factors, business, economic, legislative, and competitive risks and uncertainties that could cause actual results to differ materially from those projected. Such uncertainties and other factors include approval by the Bankruptcy Court of the Plan and potential objections of third parties. Accordingly, the projections herein are not necessarily indicative of the future financial condition, results of operations, or equity value of the Reorganized Stand Alone Debtors, which may vary materially from those projections. Consequently, the projections contained herein should not be regarded as a representation or guarantee by the Debtors, the Debtors' advisors, or any other person that the projections herein can or will be achieved.

                  ASSUMPTIONS REGARDING VALUE OF DEBTORS' ASSETS: It was assumed in the preparation of the projections included in the Original Disclosure Statement that the historical book value of the Debtors' assets generally approximates the fair value thereof, except for specific adjustments discussed in the notes thereto. For financial reporting purposes, the fair value of the assets of the Debtors (including deferred tax assets) must be determined as of the Effective Date. Although such valuation is not presently expected to result in values that are materially different than the values assumed in the preparation of the projections herein, there can be no assurance with respect thereto.

                  LEVERAGE, LIQUIDITY, AND CAPITAL REQUIREMENTS: In addition to Cash generated by operations, the Debtors' principal sources of liquidity following their emergence from bankruptcy will be the proceeds of loan dispositions, exit financing in amounts necessary to repay the debtor-in-possession financing and Cash accumulated by the Debtors during the Chapter 11 Cases. After the Effective Date of the Plan, the Debtors expect that in addition to working capital requirements, repayment of the Debtors' obligations under the exit financing and any notes issued pursuant to the Plan will impose liquidity requirements on the Debtors. Any increase in the interest rate pertaining to this indebtedness may reduce the funds available to the Debtors for their future operations. While the Debtors believe that they will have adequate liquidity to meet requirements following the Effective Date of the Plan, no assurances can be had in this regard. Any inability of the Debtors to service their indebtedness, obtain additional financing, as needed, or comply with the financial covenants contained in the debt instruments issued pursuant to the Plan could have a material adverse effect on the Debtors.

                  RISING COST AND AVAILABILITY OF LABOR: There can be no assurances that rising labor costs will not have a material adverse effect on the Debtors in the future.

                  RISING COST AND AVAILABILITY OF SUPPLIERS AND RAW MATERIALS:
There can be no assurances that rising supplier and raw material costs will not have a material adverse effect on the Debtors in the future.

                  HIGHLY COMPETITIVE INDUSTRY: There can be no assurance that increased competition in the future will not adversely affect the Debtors' financial condition and results of operations.

                  CERTAIN RISKS OF NON-CONFIRMATION: There can be no assurance that the requisite acceptances to confirm the Plan will be received. Even if the requisite acceptances are received, there can be no assurance that the Bankruptcy Court will confirm the Plan. A non-accepting Holder of Claims or Interests might challenge the adequacy of the Disclosure Statement or the balloting procedures and results as not being in compliance with the Bankruptcy Code and/or Bankruptcy Rules. Even if the Bankruptcy Court were to determine that the balloting procedures and results were appropriate, the Bankruptcy Court could still decline to confirm the Plan if it were to find that any of the statutory requirements for confirmation had not been met. Section 1129 of the Bankruptcy Code sets forth the requirements for confirmation and requires, among other things, a finding by the Bankruptcy Court that the confirmation of the Plan is not likely to be followed by a liquidation or a need for further financial reorganization and that the value of Distributions to non-accepting Holders of Claims and Interests within a particular Class under the Plan will not be less than the value of Distributions such Holders would receive if the Debtors were liquidated under Chapter 7 of the Bankruptcy Code. While there can be no assurance that the Bankruptcy Court will conclude that these requirements have been met, the Debtors believe that the Plan will not be followed by a need for further financial reorganization and that non-accepting Holders within each Class under the Plan will receive Distributions at least as great as would be received following a liquidation pursuant to Chapter 7 of the Bankruptcy Code when taking into consideration all administrative expenses and costs associated with any such Chapter 7 case, as set forth further in the discussion of the Liquidation Analysis in Section X of the Original Disclosure Statement.

                  The confirmation and consummation of the Plan are also subject to certain conditions. If the Plan were not to be confirmed, it is unclear whether a sale transaction or the restructuring could be implemented and what distribution Holders of Claims or Interests ultimately would receive with respect to their Claims or Interests. If an alternative plan of reorganization could not be agreed to and confirmed, it is possible that the Debtors would have to liquidate their assets, in which case the Debtors believe that it is likely that Holders of Claims or Interests would receive substantially less than the treatment they will receive pursuant to the Plan.

V. CERTAIN TAX CONSEQUENCES OF A SALE TRANSACTION.

                  A.       GENERAL.

                  The following discussion is a summary of certain United States federal income tax consequences of the Sale Option to the Debtors and certain holders of Claims and Interests. Please refer to the approved Original Disclosure Statement for a summary of United States federal income tax consequences of the Stand Alone Option. This description is for informational purposes only and, due to the lack of definitive judicial or administrative authority or interpretation, substantial uncertainties exist with respect to various tax consequences of the Sale Option as discussed herein. Only the principal United States federal income tax consequences of the Sale Option to the Debtors and to Holders of Claims and Interests who are entitled to vote to accept or reject the Plan are described below. No opinion of counsel has been sought or obtained with respect to any tax consequences of the Sale Option. No rulings or determinations of the Internal Revenue Service ("IRS") or any other tax authorities have been sought or obtained with respect to any tax consequences of the Sale Option, and the discussion below is not binding upon the IRS or other such authorities. No representations are being made regarding the particular tax consequences of the confirmation and consummation of the Plan to the Debtors or any Holder of a Claim. No assurance can be given that the IRS would not assert, or that a court would not sustain, a position different from any discussed herein.

                  The following United States federal income tax consequences are based on the Internal Revenue Code of 1986, as amended (the "IRC"), Treasury Regulations promulgated and proposed thereunder, judicial decisions and published administrative rules and pronouncements of the IRS as in effect on the date hereof. Changes in such rules or new interpretations thereof may occur, possibly with retroactive effect, and could significantly affect the United States federal income tax consequences described below.

                  This summary does not address foreign, state or local tax consequences or any non-income tax consequences of the Sale Option, nor does it purport to address the federal income tax consequences of the Sale Option to special classes of taxpayers (such as foreign taxpayers, broker-dealers, banks, mutual funds, insurance companies, financial institutions, small business investment companies, regulated investment companies, tax-exempt organizations, and investors in REMICs and pass-through entities).

                  ACCORDINGLY, THE FOLLOWING SUMMARY OF CERTAIN UNITED STATES FEDERAL INCOME TAX CONSEQUENCES IS FOR INFORMATIONAL PURPOSES ONLY AND IS NOT A SUBSTITUTE FOR CAREFUL TAX PLANNING AND ADVICE BASED UPON THE INDIVIDUAL CIRCUMSTANCES PERTAINING TO A HOLDER OF A CLAIM. ALL HOLDERS OF CLAIMS ARE URGED TO CONSULT THEIR OWN TAX ADVISORS FOR THE FEDERAL, FOREIGN, STATE, LOCAL AND OTHER TAX CONSEQUENCES APPLICABLE UNDER THE PLAN.

                  B.       CONSEQUENCES TO THE DEBTORS.

                  Upon implementation of the Sale Option, the Debtors will sell substantially all of their assets in a taxable transaction in which gain and loss is recognized for U.S. federal income tax purposes. It is anticipated that the Debtors will realize an overall loss on these transactions (without regard to their pre-existing net operating losses ("NOLs")) and will not incur any federal income tax as a result thereof.

                  In addition, as discussed below, pursuant to the Sale Option, the Debtors will be treated for U.S. federal income tax purposes as transferring the portion of their assets, if any, that comprise part of the Liquidation Trust assets directly to the Holders of Allowed Claims, which Holders then will be treated as contributing such assets to the Liquidation Trust. Accordingly, the transfer of any non-cash assets by the Debtors to the Liquidation Trust may result in the recognition of gain or loss by the Debtors, depending in part on the value of such assets on the Effective Date. Nevertheless, taking into account the losses expected to be incurred in the Sale Option, plus reported and anticipated NOLs and NOL carryforwards and the tax basis in such assets, the Debtors do not expect to incur federal income tax liability as a result of such transfer.

                  For additional information regarding tax issues specific to the Reorganized Sale Debtors under the Sale Option, see Section V.E of this Supplemental Disclosure Statement, below.

                  C.       CONSEQUENCES TO THE HOLDERS OF CERTAIN CLAIMS.

                  The United States federal income tax consequences of the Sale Option contemplated by the Plan to Holders of Allowed Claims (including the character, timing and amount of income, gain or loss recognized) will depend upon, among other things, (1) the manner in which a Holder acquired a Claim; (2) the length of time the Claim has been held; (3) whether the Claim was acquired at a discount; (4) whether the Holder has taken a bad debt deduction with respect to the Claim (or any portion thereof) in the current or prior years; (5) whether the Holder has previously included in its taxable income accrued but unpaid interest with respect to the Claim; (6) the Holder's method of tax accounting; and (7) whether the Claim is an installment obligation for federal income tax purposes. Therefore, Holders of Claims should consult their own tax advisors for information that may be relevant to their particular situations and circumstances and the particular tax consequences to them of the transactions contemplated by the Plan. This discussion assumes that the holder has not taken a bad debt deduction with respect to a Claim (or any portion thereof) in the current or any prior year and such Claim did not become completely or partially worthless in a prior taxable year.

                           1.       GAIN OR LOSS - GENERALLY.

                  In general, each Holder of an Allowed Claim will recognize gain or loss in an amount equal to the difference between (i) the fair market value of the undivided interest in the Liquidation Trust assets and any other consideration received by the holder in satisfaction of its Claim (other than in respect of any Claim for accrued but unpaid interest, and excluding any portion required to be treated as imputed interest due to the post-Effective Date distribution of such consideration upon the resolution of Disputed Claims) and
(ii) the Holder's adjusted tax basis in its Claim (other than any Claim for accrued but unpaid interest). For a discussion of the U.S. federal income tax consequences of distributions in respect of any Claim for accrued but unpaid interest, see "Distributions in Discharge of Accrued But Unpaid Interest," below.

                  As discussed below, the Liquidation Trust has been structured to qualify as a "grantor trust" for U.S. federal income tax purposes. Accordingly, each Holder of an Allowed Claim will be treated for U.S. federal income tax purposes as directly receiving and as a direct owner of its allocable percentage of the Liquidation Trust assets. See "Tax Treatment of Liquidation Trust and Holders of Beneficial Interests Therein," below. Pursuant to the Plan, the Liquidation Trustee will make a good faith valuation of the Liquidation Trust assets, and all parties, including the Holders of Allowed Claims, must consistently use such valuation for all federal income tax purposes.

                  Due to the possibility that a Holder of an Allowed Claim may receive additional distributions subsequent to the Effective Date in respect of any subsequently disallowed Disputed Claims or unclaimed distributions, the imputed interest provisions of the IRC may apply to treat a portion of such later distributions to such Holders as imputed interest.

                  After the Effective Date, any amount a Holder receives as a distribution from the Liquidation Trust in respect of its beneficial interests in the Liquidation Trust (other than as a result of the subsequent disallowance of Disputed Claims) should not be included, for federal income tax purposes, in the Holder's amount realized in respect of its Allowed Claim but should be separately treated as a distribution received in respect of such Holder's beneficial interests in the Liquidation Trust.

                           2.       MARKET DISCOUNT.

                  The market discount provisions of the IRC may apply to Holders of certain Claims. In general, a debt obligation other than a debt obligation with a fixed maturity of one year or less that is acquired by a holder in the secondary market (or, in certain circumstances, upon original issuance) is a "market discount bond" as to that holder if its stated redemption price at maturity (or, in the case of debt obligation having original issue discount, the revised issue price) exceeds the adjusted tax basis of the debt obligation in the holder's hands immediately after its acquisition. However, a debt obligation will not be a "market discount bond" if such excess is less than a statutory de minimis amount. Gain recognized by a creditor with respect to a "market discount bond" generally will be treated as ordinary interest income to the extent of the market discount accrued on such bond during the creditor's period of ownership, unless the creditor elected to include accrued market discount in taxable income currently. A holder of a market discount bond that is required under the market discount rules of the IRC to defer deduction of all or a portion of the interest on indebtedness incurred or maintained to acquire or carry the bond may be allowed to deduct such interest, in whole or in part, on disposition of such bond.

                           3. DISTRIBUTIONS IN DISCHARGE OF ACCRUED BUT UNPAID INTEREST.

                  Pursuant to the Plan, distributions to any Holder of an Allowed Claim will be allocated first to the original principal portion of such Claim as determined for federal income tax purposes, and then, to the extent the consideration exceeds such amount, to the portion of such Claim representing accrued but unpaid interest. However, there is no assurance that the IRS would respect such allocation for federal income tax purposes.

                  In general, to the extent that an amount of cash or other property is received by a holder of debt in satisfaction of interest accrued during its holding period, such amount will be taxable to the holder as interest income (if not previously included in the holder's gross income). Conversely, a holder generally will recognize a deductible loss to the extent any accrued interest previously included in its gross income is not paid. Each holder is urged to consult its tax advisor regarding the allocation of consideration and the deductibility of unpaid interest for U.S. federal income tax purposes.

                  D. TAX TREATMENT OF THE LIQUIDATION TRUST AND HOLDERS OF BENEFICIAL INTERESTS THEREIN.

                  Upon the Effective Date, the Liquidation Trust shall be established for the benefit of Holders of Allowed Claims, whether allowed on or after the Effective Date.

                           1.       CLASSIFICATION OF THE LIQUIDATION TRUST.

                  The Liquidation Trust is intended to qualify as a Liquidation Trust for federal income tax purposes. In general, a Liquidation Trust is not a separate taxable entity but rather is treated for federal income tax purposes as a "grantor" trust (i.e., a pass-through entity). However, merely establishing a trust as a Liquidation Trust does not ensure that it will be treated as a grantor trust for U.S. federal income tax purposes. The IRS, in Revenue Procedure 94-45, 1994-2 C.B. 684, set forth the general criteria for obtaining an IRS ruling as to the grantor trust status of a Liquidation Trust under a chapter 11 plan. The Liquidation Trust has been structured with the intention of complying with such general criteria. Pursuant to the Plan, and in conformity with Revenue Procedure 94-45, all parties (including the Debtors, the Liquidation Trust and the Holders of Allowed Claims) are required to treat, for federal income tax purposes, the Liquidation Trust as a grantor trust of which the Holders of Allowed Claims are the owners and grantors, and the following discussion assumes that the Liquidation Trust will be so respected for U.S. federal income tax purposes. However, no ruling has been requested from the IRS and no opinion of counsel has been requested concerning the tax status of the Liquidating Trust as a grantor trust. Accordingly, there can be no assurance that the IRS would not take a contrary position. If the IRS were to challenge successfully such classification, the federal income tax consequences to the Liquidation Trust, the holders of Claims and the U.S. Debtors could vary from those discussed herein (including the potential for an entity level tax on any income of the Liquidation Trust).

                           2. GENERAL TAX REPORTING BY THE LIQUIDATION TRUST AND BENEFICIARIES.

                  For all U.S. federal income tax purposes, all parties (including the Debtors, the Liquidation Trustee, and the Holders of Allowed Claims) must treat the transfer of the Liquidation Trust Assets to the Liquidation Trust, in accordance with the terms of the Plan, as a transfer of the such Liquidation Trust assets by the Debtors directly to the Holders of Allowed Claims followed by the contribution of such Liquidation Trust assets by such Holders to the Liquidation Trust. Consistent therewith, all parties must treat the Liquidation Trust as a grantor trust of which such holders are the owners and grantors. Thus, such holders (and any subsequent holders of interests in the Liquidation Trust) will be treated as the direct owners of an undivided interest in the assets of the Liquidation Trust for all U.S. federal income tax purposes. These assets initially will have a tax basis equal to their fair market value on the Effective Date. Pursuant to the Plan, the Liquidation Trustee will determine the fair market value of the Liquidation Trust assets as of the Effective Date, and all parties, including the Holders of Allowed Claims, must consistently use such valuation for all federal income tax purposes.

                  Accordingly, except as discussed below (in connection with pending Disputed Claims), each Holder of an Allowed Claim will be required to report on its U.S. federal income tax return its allocable share of any income, gain, loss, deduction or credit recognized or incurred by the Liquidation Trust, in accordance with its relative beneficial interest. The character of items of income, deduction and credit to any Holder and the ability of such Holder to benefit from any deductions or losses may depend on the particular situation of such Holder.

                  The U.S. federal income tax reporting obligations of a holder are not dependent upon the Liquidation Trust distributing any cash or other proceeds. Therefore, a Holder may incur a federal income tax liability with respect to its allocable share of the income of the Liquidation Trust regardless of the fact that the trust has not made any concurrent distribution to the Holder. In general, a distribution of cash by the Liquidation Trust to Holders of Allowed Claims, other than in respect of cash retained on account of Disputed Claims and subsequently distributed, will not be taxable to the holders, as such Holders already are regarded for federal income tax purposes as owning the underlying assets of the Liquidation Trust.

                  The Liquidation Trustee will file with the IRS returns for the Liquidation Trust as a grantor trust pursuant to Treasury Regulation section 1.671-4(a). The Liquidation Trustee will also send to each Holder of an Allowed Claim, as a holder of a beneficial interest in the trust, a separate statement setting forth such holder's share of items of income, gain, loss, deduction or credit and will instruct the holder to report such items on its federal income tax return. The Liquidation Trustee will also file, or cause to be filed, all appropriate tax returns with respect to any Liquidation Trust Assets allocable to Disputed Claims, as discussed below.

                           3. TAX REPORTING FOR LIQUIDATION TRUST ASSETS ALLOCABLE TO DISPUTED CLAIMS.

                  Absent definitive guidance from the IRS or a court of competent jurisdiction to the contrary (including the issuance of applicable Treasury Regulations, the receipt by the Liquidation Trustee of a private letter ruling if the Liquidation Trustee so requests one, or the receipt of an adverse determination by the IRS upon audit if not contested by the Liquidation Trustee), the Liquidation Trustee shall:

                      (a) treat all Liquidation Trust assets allocable to, or retained on account of, Disputed Claims, as a discrete trust for federal income tax purposes, consisting of separate and independent trust assets to be established in respect of each Disputed Claim, in accordance with the trust provisions of the IRC (sections 641 et seq. of the IRC) and to report and remit taxes attributable thereto;

                      (b) treat as taxable income or loss of this separate trust with respect to any given taxable year the portion of the taxable income or loss of the Liquidation Trust that would have been allocated to the holders of such Disputed Claims had such Claims been Allowed on the Effective Date (but only for the portion of the taxable year with respect to which such Claims are unresolved);

                      (c) treat as a distribution from this separate trust any increased amounts distributed by the Liquidation Trust as a result of any Disputed Claim resolved earlier in the taxable year, to the extent such distribution relates to taxable income or loss of this separate trust determined in accordance with the provisions hereof; and

                      (d) to the extent permitted by applicable law, report and remit taxes due to the appropriate authorities consistently for state and local income tax purposes.

                  In addition, pursuant to the Plan, all Holders of Claims are required to report in a manner consistent with such treatment. Accordingly, subject to issuance of definitive guidance, the Liquidation Trustee will report on the basis that any amounts earned by this separate trust and any taxable income of the Liquidation Trust allocable to it are subject to a separate entity level tax, except to the extent such earnings are distributed during the same taxable year. Any amounts earned by or attributable to the separate trust and distributed to a holder during the same taxable year will be includible in such holder's gross income.

                           4.       WITHHOLDING.

                  All distributions to holders of Claims under the Plan (whether by the Debtors or the Liquidation Trustee) are subject to any applicable tax withholding, including employment tax withholding. Under federal income tax law, interest, dividends, and other reportable payments may, under certain circumstances, be subject to "backup withholding" at the then applicable withholding rate (currently 28%). Backup withholding generally applies if the holder (a) fails to furnish its social security number or other taxpayer identification number ("TIN"), (b) furnishes an incorrect TIN, (c) fails properly to report interest or dividends, or (d) under certain circumstances, fails to provide a certified statement, signed under penalty of perjury, that the TIN provided is its correct number and that it is not subject to backup withholding. Backup withholding is not an additional tax but merely an advance payment, which may be refunded to the extent it results in an overpayment of tax. Certain persons are exempt from backup withholding, including, in certain circumstances, corporations and financial institutions.

                  E. TAX TREATMENT OF THE REORGANIZED SALE DEBTORS UNDER THE SALE OPTION.

                  On or after the Effective Date, it is expected that all of the Debtors and certain non-debtor subsidiaries will be combined into one or more entities, by merger or otherwise, that are intended to be organized as corporations for federal income tax purposes. Following this combination, the assets of the Reorganized Sale Debtors will consist primarily of cash and certain residual interests in REMIC Trusts. A consequence of holding such residual interests is that certain income, deductions, gains and losses arising from the assets of the underlying REMIC Trusts will be allocated to Reorganized Sale Debtors. Based on various projections and assumptions regarding the future performance of these REMIC Trusts, the Debtors believe that it is unlikely that the Reorganized Sale Debtors will in any taxable year have material positive taxable income resulting from its ownership of these residual interests, provided they continue to have access to the substantial historic loss carryforwards attributable to such residual interests. The Debtors believe that the retention of the Old Common Stock of the Reorganized Sale Debtors by the current Holders of Interests in Oakwood may avoid the occurrence of an "ownership change" (within the meaning of IRC Section 382) of the Reorganized Sale Debtors and facilitate the preservation of such losses. If such losses are not available, the future tax liability of the Reorganized Sale Debtors could be substantial. Moreover, if the performance of the assets in the REMIC Trusts exceeds the projections and assumptions referred to above, the Reorganized Sale Debtors could have some future tax liability notwithstanding the availability of the loss carryforwards.

VI. CONFIRMATION PROCEDURES.

                  PERSONS CONCERNED WITH CONFIRMATION OF THE PLAN SHOULD CONSULT WITH THEIR OWN ATTORNEYS BECAUSE THE LAW ON CONFIRMING A PLAN OF REORGANIZATION IS VERY COMPLEX. The following discussion is intended solely for the purpose of alerting readers about certain basic Plan confirmation issues, which they may wish to consider. The Debtors CANNOT and DO NOT represent that the discussion contained below is a comprehensive summary of the law on this topic.

                  Many requirements must be met before the Bankruptcy Court can confirm the Plan. Some of the requirements discussed in this Disclosure Statement include acceptance of the Plan by the Voting Classes, whether the Plan can be confirmed even if one or more classes do not accept the Plan, whether the Plan pays creditors at least as much as creditors would receive in a Chapter 7 liquidation, and whether the Plan is feasible. These requirements, however, are not the only requirements for confirmation.

                  A.       VOTING AND RIGHT TO BE HEARD AT CONFIRMATION.

                           1. WHO MAY SUPPORT OR OBJECT TO CONFIRMATION OF THE PLAN.

                  Any party in interest may support or object to the confirmation of the Plan. As explained in further detail below, entities that may not have a right to vote (e.g., entities whose Claims or Interests belong to an Unimpaired Class or to a Class that will receive no Distribution under the
Plan) may still have a right to support or object to the confirmation of the Plan.

                           2.       WHO MAY VOTE TO ACCEPT OR REJECT THE PLAN.

                  A creditor generally has a right to vote for or against the Plan if that creditor has a Claim that is both "allowed" for purposes of voting and classified in an Impaired Class. Notwithstanding the foregoing, under section 1126(g) of the Bankruptcy Code, impaired classes that will neither receive nor retain any consideration under a plan are deemed to have rejected the plan and do not vote.

                  Under the Plan, only Holders of Allowed Claims and Interests in Classes 2A, 2B, 2C, 2D, 2E, 2F, 2G, 2J, 2K, and 2L, 3, 4D, 4E and 6A and those Holders who are the beneficial holders of Allowed Claims in Classes 4A, 4B, and 4C (the aforementioned "Voting Classes") are entitled to vote on the Plan. Holders of Claims in Class 1 are Unimpaired and deemed to have accepted the Plan.

                           3.       WHAT IS AN ALLOWED CLAIM FOR VOTING
                                    PURPOSES.

                  As noted above, a creditor's Claim must be "allowed" for purposes of voting in order for such creditor to have the right to vote. Generally, for voting purposes a Claim is deemed "allowed," absent an objection to the Claim, if: (a) a proof of Claim was timely filed, or (b) if no proof of Claim was filed, the Claim is identified in the Debtors' Schedule of Assets and Liabilities as other than "disputed," "contingent," or "unliquidated," and an amount of the Claim is specified in the Schedules of Assets and Liabilities, in which case the Claim will be deemed allowed for the specified amount. In either case, when an objection to a Claim is filed, the creditor holding the Claim cannot vote unless the Bankruptcy Court, after notice and hearing, either overrules the objection, or allows the Claim for voting purposes. Moreover, Bankruptcy Rule 3018(a) provides that, with respect to Holders of Senior Notes, Junior Notes, B-Piece Certificates and Old Common Stock, such Holders must be of record on the date that the Disclosure Statement is approved under section 1125 of the Bankruptcy Code in order to vote on the Plan.

                  Note that the definition of "Allowed Claim" used in the Plan for purposes of determining whether creditors are entitled to receive Distributions thereunder may differ materially from that used by the Bankruptcy Court to determine whether a particular Claim is "allowed" for purposes of voting. Holders of Claims are advised to review the definitions of "Allowed Claim" and "Disputed Claim" in the Plan to determine whether they may be entitled to receive distributions under the Plan.

                           4.       WHAT IS AN IMPAIRED CLASS OF CLAIMS OR
                                    INTERESTS.

                  As noted above, a Claim or Interest that is "allowed" for voting purposes only has the right to vote if it is in a Class that is Impaired under the Plan and if that Class will receive or retain any consideration under the Plan. A Class is Impaired if the Plan alters the legal, equitable, or contractual rights of the Holders of Claims or Interests of that Class. As noted, under the Plan, all Classes are Impaired except Class 1.

                           5.       WHO IS NOT ENTITLED TO VOTE.

                  The Holders of the following types of Claims are not entitled to vote: (a) Claims that have been disallowed; (b) Claims that are subject to a pending objection and that have not been allowed for voting purposes; (c) Claims in Unimpaired Classes; (d) Claims entitled to priority pursuant to sections 507(a)(1), 507(a)(2), and 507(a)(7) of the Bankruptcy Code; and (e) Claims in Classes that do not receive or retain any property under the Plan. Holders of Claims and Interests in Unimpaired Classes are not entitled to vote because such Classes are deemed to have accepted the Plan. Holders of Claims entitled to priority pursuant to sections 507(a)(1), 507(a)(2), and 507(a)(7) of the Bankruptcy Code are not entitled to vote because such Claims are not placed in Classes and they are required to receive certain treatment specified by the Bankruptcy Code. Claims and Interests in Classes that do not receive or retain any property under the Plan do not vote because such Classes are deemed to have rejected the Plan. Even if your Claim or Interest is of the type described above, you may still have a right to support or object to the confirmation of the Plan.

                           6.       VOTES NECESSARY TO CONFIRM THE PLAN.

                  The Court cannot confirm the Plan unless: (a) at least one Impaired Class has accepted the Plan without counting the votes of any Insiders within that Class; and (b) either all Impaired Classes have voted to accept the Plan, or the Plan is eligible to be confirmed by "cramdown" with respect to any dissenting Impaired Class as discussed in section 1129(b) of the Bankruptcy Code.

                           7.       VOTES NECESSARY FOR A CLASS TO ACCEPT THE
                                    PLAN.

                  A Class of Claims is considered to have accepted the Plan when more than one-half (1/2) in number and at least two-thirds (2/3) in dollar amount of the Claims that actually voted have voted in favor of the Plan.

                           8.       TREATMENT OF NON-ACCEPTING CLASSES.

                  As noted above, even if all Impaired Classes do not accept the proposed Plan, the Bankruptcy Court may nonetheless confirm the Plan if the non-accepting Classes are treated in the manner required by the Bankruptcy Code. The process by which a Plan is confirmed despite rejections by non-accepting Classes and made binding on those Classes is commonly referred to as a "cramdown." The Bankruptcy Code allows the Plan to be "crammed down" on non-accepting Classes of Claims or Interests if the Plan meets the requirements of section 1129(a)(1) through (a)(7) and 1129(a)(9) through (a)(13) of the Bankruptcy Code and if the Plan does not "discriminate unfairly" and is "fair and equitable" with respect to non-accepting Classes as those terms are defined in section 1129(b) of the Bankruptcy Code section.

                           9.       REQUEST FOR CONFIRMATION DESPITE
                                    NON-ACCEPTANCE BY IMPAIRED CLASSES.

                  The Debtors have asked the Bankruptcy Court to confirm this Plan by cramdown on any Classes that are deemed to have rejected the Plan and on any Impaired Voting Class that does not vote to accept the Plan.

                  B.       HYPOTHETICAL LIQUIDATION ANALYSIS.

                  Another confirmation requirement is the "Best Interest Test" or "Hypothetical Liquidation Test" incorporated in section 1129(a)(7) of the Bankruptcy Code. The test applies to individual Holders of Unsecured Claims and Holders of Interests that are both (i) in Impaired Classes under the Plan, and
(ii) do not vote to accept the Plan. Section 1129(a)(7) of the Bankruptcy Code requires that such Holders of Unsecured Claims and Holders of Interests receive or retain an amount under the Plan not less than the amount that such Holders would receive or retain if the Debtors were to be liquidated under Chapter 7 of the Bankruptcy Code.

                  The Debtors do not intend that their Chapter 11 Cases actually will be converted to Chapter 7 liquidations. However, in order to apply the Best Interest Test, the Debtors have prepared a hypothetical liquidation analysis attached to the Original Disclosure Statement as Exhibit C. The hypothetical liquidation analysis projects an estimate of what Holders of Unsecured Claims and Holders of Interests might receive in the event the Debtors' Chapter 11 Cases were to be converted to Chapter 7 cases and the Debtors' assets subsequently liquidated. THE DEBTORS' HYPOTHETICAL LIQUIDATION ANALYSIS IS BASED UPON ASSUMPTIONS THAT THE DEBTORS BELIEVE TO BE REASONABLE BASED UPON THE BEST INFORMATION AVAILABLE TO THEM. HOWEVER, THERE ARE NUMEROUS ECONOMIC, LEGAL, OPERATIONAL, AND OTHER UNCERTAINTIES THAT COULD DRAMATICALLY CHANGE THE RESULTS IN AN ACTUAL LIQUIDATION. MOREOVER, BECAUSE THE BUSINESSES IN WHICH THE DEBTORS' OPERATE ARE HIGHLY REGULATED, THERE MAY BE SIGNIFICANT REGULATORY CONSEQUENCES AND RESTRICTIONS IN A LIQUIDATION THAT CANNOT BE PREDICTED WITH ANY CERTAINTY. THUS, THERE CAN BE NO GUARANTY THAT AN ACTUAL LIQUIDATION OF THE DEBTORS WOULD RESULT IN THE PROJECTED RECOVERIES FOR HOLDERS OF UNSECURED CLAIMS AND HOLDERS OF INTERESTS.

                  In a typical Chapter 7 case, a trustee is elected or appointed to liquidate the debtor's assets for distribution to creditors in accordance with the priorities set forth in the Bankruptcy Code. Secured creditors generally are paid first from the sales proceeds of properties securing their liens. If any assets are remaining in the bankruptcy estates after the satisfaction of secured creditors' claims from their collateral, administrative expenses generally are next to receive payment. Unsecured creditors are paid from any remaining sales proceeds, according to their respective priorities. Unsecured creditors with the same priority share in proportion to the amount of their allowed claims in relationship to the total amount of allowed claims held by all unsecured creditors with the same priority. Finally, equity interest holders receive the balance that remains, if any, after all creditors are paid.

                  The hypothetical liquidation analysis included as an exhibit to the Original Disclosure Statement projects that Holders of Unsecured Claims and Holders of Interests would receive less consideration in the event the Debtors were to be liquidated under Chapter 7 of the Bankruptcy Code than under this Plan in either the Sale Option or the Stand Alone Option. Moreover, it is projected that Holders of Secured Claims would receive less than payment in full. Under the Plan, Holders of Priority Non-Tax Claims will receive payment in full, and most Holders of Unsecured Claims will receive Distributions of New Common Stock or Cash. Thus, the Debtors believe that all creditors will receive at least as favorable treatment under the Plan as they would in a hypothetical liquidation, and in fact, most creditors will receive far better treatment under the Plan. Holders of Old Common Stock will receive nothing in a hypothetical liquidation, and thus would not be better off in a liquidation.

                  C.       FEASIBILITY.

                  The Bankruptcy Code requires that, in order for the Plan to be confirmed, the Debtors must demonstrate that consummation of the Plan is not likely to be followed by the liquidation or the need for further financial reorganization of the Debtors.

                  For purposes of determining whether the Plan meets the feasibility requirement, the Debtors have analyzed their ability to meet their obligations under the Plan. Under the Sale Transaction Option, the proceeds fund distribution. Under the Stand Alone Option, the Projections set forth in Exhibit B to the Original Disclosure Statement (which is itself Exhibit B to this Supplemental Disclosure Statement), show continued availability under the Debtors' revolving line of credit and net operating income in years 2004 through 2008. Based upon those Projections, the Debtors believe that the Stand Alone Option is feasible and that they will be able to make all payments required to be made pursuant to the Stand Alone Option. HOLDERS OF CLAIMS AND INTERESTS ARE ADVISED TO REVIEW CAREFULLY THE CAUTIONARY STATEMENTS INCLUDED IN SECTION I OF THIS DISCLOSURE STATEMENT AND THE ASSUMPTIONS INCLUDED IN THE PROJECTIONS IN CONNECTION WITH THEIR REVIEW OF THE SAME. AS NOTED THEREIN, ACTUAL RESULTS MAY DIFFER MATERIALLY FROM THOSE PROJECTED.

                  D.       ALTERNATIVES TO THE PLAN.

                  If the Plan is not confirmed, the Debtors (or if the Debtors' exclusive period in which to file a plan has expired, any other party in interest) could attempt to formulate a different plan. Such a plan might involve a sale or an orderly liquidation of the Debtors' assets. The Debtors have explored various alternatives in connection with the formulation and development of the Plan. They believe that the Plan, as described herein, enables creditors to realize the most value under the circumstances. In a liquidation under Chapter 11, the Debtors' assets could be sold in an orderly fashion over a more extended period of time than in a liquidation under Chapter 7, possibly resulting in somewhat greater (but indeterminate) recoveries than would be obtained in a Chapter 7 case, and the expenses for professional fees would most likely be lower than those incurred in a Chapter 7 case. Although preferable to a Chapter 7 liquidation, the Debtors believe that a liquidation under Chapter 11 is a much less attractive alternative to creditors than the Plan because of the greater returns potentially provided by the Plan.

                  The likely form of any liquidation would be the sale of individual assets. Based on this analysis, it is likely that a liquidation of the Debtors' assets would produce less value for distribution to creditors than that recoverable in each instance under the Plan. In the opinion of the Debtors, the recoveries projected to be available in liquidation are not likely to afford Holders of Claims as great a realization potential as does the Plan.

VII. RECOMMENDATION AND CONCLUSION.

                  The Debtors believe that confirmation and implementation of the Plan are preferable to any of the feasible alternatives because the Plan will provide substantially greater recoveries for creditors under either the Sale Option or the Stand Alone Option. ACCORDINGLY, THE DEBTORS URGE HOLDERS OF IMPAIRED CLAIMS TO VOTE TO ACCEPT THE PLAN BY SO INDICATING ON THEIR BALLOTS AND RETURNING THEM AS SPECIFIED IN THIS DISCLOSURE STATEMENT AND ON THE BALLOTS.

Dated: February 6, 2004             NEW DIMENSION HOMES, INC.
Wilmington, Delaware

                                    By: /s/ Robert A. Smith
                                       -----------------------------------------
                                       Name:  Robert A. Smith
                                       Title: Vice President

                                    DREAM STREET COMPANY, LLC

                                    By: /s/ Robert A. Smith
                                       -----------------------------------------
                                       Name:  Robert A. Smith
                                       Title: Vice President

                                    OAKWOOD SHARED SERVICES, LLC

                                    By: /s/ Robert A. Smith
                                       -----------------------------------------
                                       Name:  Robert A. Smith
                                       Title: Vice President

                                    HBOS MANUFACTURING, LP

                                    By: Oakwood Mobile Homes, Inc., General
                                        Partner

                                    By: /s/ Robert A. Smith
                                       -----------------------------------------
                                       Name:  Robert A. Smith
                                       Title: Vice President

                                    OAKWOOD MHD4, LLC

                                    By: /s/ Robert A. Smith
                                       -----------------------------------------
                                       Name:  Robert A. Smith
                                       Title: Vice President

                                    OAKWOOD ACCEPTANCE CORPORATION, LLC

                                    By: /s/ Robert A. Smith
                                       -----------------------------------------
                                       Name:  Robert A. Smith
                                       Title: Vice President

                                    OAKWOOD HOMES CORPORATION

                                    By: /s/ Robert A. Smith
                                       -----------------------------------------
                                       Name:  Robert A. Smith
                                       Title: Executive Vice President

                                    OAKWOOD MOBILE HOMES, INC.

                                    By: /s/ Robert A. Smith
                                       -----------------------------------------
                                       Name:  Robert A. Smith
                                       Title: Vice President

                                    SUBURBAN HOME SALES, INC.

                                    By: /s/ Robert A. Smith
                                       -----------------------------------------
                                       Name:  Robert A. Smith
                                       Title: Vice President

                                    FSI FINANCIAL SERVICES, INC.

                                    By: /s/ Robert A. Smith
                                       -----------------------------------------
                                       Name:  Robert A. Smith
                                       Title: Vice President

                                    HOME SERVICE CONTRACT, INC.

                                    By: /s/ Robert A. Smith
                                       -----------------------------------------
                                       Name:  Robert A. Smith
                                       Title: Vice President

                                    TRI-STATE INSURANCE AGENCY, INC.

                                    By: /s/ Robert A. Smith
                                       -----------------------------------------
                                       Name:  Robert A. Smith
                                       Title: Vice President

                                    GOLDEN WEST LEASING, LLC

                                    By: /s/ Randelle R. Smith
                                       -----------------------------------------
                                       Name:  Randelle R. Smith
                                       Title: Vice President

                                    CREST CAPITAL, LLC

                                    By: /s/ Randelle R. Smith
                                       -----------------------------------------
                                       Name: Randelle R. Smith
                                       Title:   Vice President

                                    PREFERRED HOUSING SERVICES, LP

                                    By: Oakwood Mobile Homes, Inc., General
                                        Partner

                                    By: /s/ Robert A. Smith
                                       -----------------------------------------
                                       Name:  Robert A. Smith
                                       Title: Vice President

                                               - and -

                                    MORRIS, NICHOLS, ARSHT & TUNNELL

                                    /s/ Daniel B. Butz
                                    --------------------------------------------
                                    Robert J. Dehney (No. 3578)
                                    Derek C. Abbott (No. 3376)
                                    Daniel B. Butz (No. 4227)
                                    1201 North Market Street
                                    P.O. Box 1347
                                    Wilmington,Delaware 19899-1347
                                    (302) 658-9200

                                           - and -

                                    RAYBURN COOPER & DURHAM, P.A.
                                    C. Richard Rayburn, Jr.
                                    Albert F. Durham
                                    Patricia B. Edmondson
                                    1200 Carillon, 227 West Trade Street
                                    Charlotte, North Carolina 28202-1675
                                    (704) 334-0891

                                    EXHIBIT A

              DISCLOSURE STATEMENT FOR REVISED FIRST AMENDED JOINT

                             PLAN OF REORGANIZATION

[Exhibit intentionally omitted - Exhibit is filed as an attachment to a Form 8-K filed by the Company on October 14, 2003]

                                    EXHIBIT B

                           CONSOLIDATED SECOND AMENDED

                          JOINT/PLAN OF REORGANIZATION

                                                                       EXHIBIT B

                      IN THE UNITED STATES BANKRUPTCY COURT

                          FOR THE DISTRICT OF DELAWARE

IN RE:                       ) Chapter 11
                             )
OAKWOOD HOMES CORPORATION,   ) Case No. 02-13396 (PJW)
et al.,(1)                   )
                    Debtors. ) Jointly Administered
                             )
                             ) HEARING DATE:  MARCH 16, 2004 AT 11:00 A.M. (EST)
_____________________________) OBJECTIONS DUE: MARCH 12, 2004 AT 4:00 P.M. (EST)

                    SECOND AMENDED JOINT CONSOLIDATED PLAN OF
               REORGANIZATION OF OAKWOOD HOMES CORPORATION AND ITS
                  AFFILIATED DEBTORS AND DEBTORS-IN-POSSESSION

                             Dated: February 6, 2004

                     MORRIS, NICHOLS, ARSHT & TUNNELL
                     Robert J. Dehney (No. 3578)
                     Derek C. Abbott (No. 3376)
                     Daniel B. Butz (No. 4227)
                     1201 North Market Street
                     P.O. Box 1347
                     Wilmington, Delaware 19899-1347
                     (302) 658-9200
                                       - and -
                     RAYBURN COOPER & DURHAM, P.A.
                     C. Richard Rayburn, Jr.
                     Albert F. Durham
                     Patricia B. Edmondson
                     1200 Carillon, 227 West Trade Street
                     Charlotte, North Carolina 28202-1675
                     (704) 334-0891

                     Co-Counsel for Oakwood Homes Corporation,
                     et al., Debtors and Debtors In Possession
  ______________________

(1) The Debtors are the following entities: Oakwood Homes Corporation, New Dimension Homes, Inc., Dream Street Company, LLC, Oakwood Shared Services, LLC, HBOS Manufacturing, LP, Oakwood MHD4, LLC, Oakwood Acceptance Corporation, LLC, Oakwood Mobile Homes, Inc., Suburban Home Sales, Inc., FSI Financial Services, Inc., Home Service Contract, Inc., Tri-State Insurance Agency, Inc., Golden West Leasing, LLC, Crest Capital, LLC and Preferred Housing Services, LP.

                 PURSUANT TO SECTION 1125 OF THE BANKRUPTCY CODE, NOTHING CONTAINED IN THIS PLAN SHOULD BE CONSTRUED AS CONSTITUTING A SOLICITATION OF ACCEPTANCES OF THIS PLAN UNTIL SUCH TIME AS THE DEBTORS' DISCLOSURE STATEMENT HAS BEEN APPROVED BY THE BANKRUPTCY COURT AND DISTRIBUTED, WITH APPROPRIATE BALLOTS, TO ALL HOLDERS OF IMPAIRED CLAIMS AGAINST AND INTERESTS IN THE DEBTORS ENTITLED TO VOTE ON THE PLAN. THE DEBTORS RESERVE THE RIGHT TO FILE AMENDMENTS AND/OR MODIFICATIONS TO THE PLAN AND DISCLOSURE STATEMENT FROM TIME TO TIME UNTIL A DISCLOSURE STATEMENT AND PLAN PROPOSED BY THE DEBTORS IS APPROVED BY THE BANKRUPTCY COURT. REFERENCE IS MADE TO SUCH DISCLOSURE STATEMENT FOR A DISCUSSION OF VOTING INSTRUCTIONS, RECOVERY INFORMATION, CLASSIFICATION, THE DEBTORS' HISTORY, BUSINESSES, PROPERTIES, RESULTS OF OPERATIONS AND A SUMMARY AND ANALYSIS OF THIS PLAN. ALL HOLDERS OF CLAIMS AND INTEREST HOLDERS ARE HEREBY ADVISED AND ENCOURAGED TO READ THE DISCLOSURE STATEMENT AND THIS PLAN IN THEIR ENTIRETY BEFORE VOTING TO ACCEPT OR REJECT THIS PLAN.

                 THIS PLAN AND THE DISCLOSURE STATEMENT HAVE NOT BEEN REQUIRED TO BE PREPARED IN ACCORDANCE WITH FEDERAL OR STATE SECURITIES LAWS OR OTHER APPLICABLE NONBANKRUPTCY LAW. PERSONS OR ENTITIES TRADING IN OR OTHERWISE PURCHASING, SELLING OR TRANSFERRING SECURITIES WHETHER DEBT OR EQUITY OF THE DEBTORS SHOULD EVALUATE THIS PLAN IN LIGHT OF THE PURPOSES FOR WHICH IT WAS PREPARED.

                 AS TO CONTESTED MATTERS, ADVERSARY PROCEEDINGS AND OTHER ACTUAL, THREATENED OR POTENTIAL ACTIONS, THIS PLAN AND THE DISCLOSURE STATEMENT SHALL NOT BE DEEMED OR CONSTRUED AS AN ADMISSION, STIPULATION OR WAIVER, BUT RATHER AS A STATEMENT MADE IN SETTLEMENT NEGOTIATIONS.

                                TABLE OF CONTENTS

                                                                                                   PAGE
                                                                                                   ----
ARTICLE I.     DEFINITIONS, RULES OF INTERPRETATION,
               COMPUTATION OF TIME AND GOVERNING LAW                                                1
               1.1      DEFINITIONS.                                                                1
               (1)      1997 BONDS SECURED CLAIM                                                    1
               (2)      1997-A GUARANTEE                                                            1
               (3)      1997-B GUARANTEE                                                            1
               (4)      1997-C GUARANTEE                                                            1
               (5)      1997-D GUARANTEE                                                            1
               (6)      1998 BONDS SECURED CLAIM                                                    2
               (7)      1998-B GUARANTEE                                                            2
               (8)      1998-C GUARANTEE                                                            2
               (9)      1998-D GUARANTEE                                                            2
               (10)     1999-A GUARANTEE                                                            2
               (11)     1999-B GUARANTEE                                                            2
               (12)     1999-C LIMITED GUARANTEE                                                    2
               (13)     1999-C GUARANTEE                                                            2
               (14)     1999-D GUARANTEE                                                            2
               (15)     1999-E GUARANTEE                                                            2
               (16)     2000-A GUARANTEE                                                            2
               (17)     2000-B GUARANTEE                                                            2
               (18)     2001-B GUARANTEE                                                            2
               (19)     2001-C GUARANTEE                                                            2
               (20)     2001-D GUARANTEE                                                            2
               (21)     2001-E GUARANTEE                                                            3
               (22)     2002-A GUARANTEE                                                            3
               (23)     2002-B GUARANTEE                                                            3
               (24)     ADMINISTRATIVE CLAIM                                                        3
               (25)     ADMINISTRATIVE CLAIM BAR DATE ORDER                                         3
               (26)     AFFILIATE DEBTOR(S)                                                         3
               (27)     ALLOWED CLAIM OR INTEREST                                                   3
               (28)     ALLOWED [CLASS DESIGNATION] CLAIM OR INTEREST                               4
               (29)     AMENDED AND RESTATED BYLAWS                                                 4
               (30)     AMENDED AND RESTATED CERTIFICATES OF INCORPORATION                          4
               (31)     APPROVAL HEARING                                                            4
               (32)     ASSETS                                                                      4
               (33)     AUTO SECURED CLAIM                                                          4
               (34)     AVOIDANCE ACTIONS                                                           4
               (35)     B-2 REMIC GUARANTEES                                                        4
               (36)     B-PIECE REMIC CERTIFICATES                                                  5
               (37)     BALLOT                                                                      5

                                      (i)

               (38)     BALLOT DEADLINE                                                             5
               (39)     BALLOTING AGENT                                                             5
               (40)     BANKRUPTCY CODE                                                             5
               (41)     BANKRUPTCY COURT                                                            5
               (42)     BANKRUPTCY RULES                                                            5
               (43)     BAR DATE ORDER                                                              5
               (44)     BERKSHIRE                                                                   5
               (45)     BID PROCEDURES ORDER                                                        5
               (46)     BSI                                                                         5
               (47)     BUSINESS DAY                                                                5
               (48)     BUYER                                                                       6
               (49)     CAROLINA SECURED CLAIM                                                      6
               (50)     CASH                                                                        6
               (51)     CASH EQUIVALENTS                                                            6
               (52)     CAUSES OF ACTION                                                            6
               (53)     CHAPTER 11 CASE                                                             6
               (54)     CLAIM                                                                       6
               (55)     CLAIMS AGENT                                                                7
               (56)     CLAIMS/INTERESTS OBJECTION DEADLINE                                         7
               (57)     CLASS                                                                       7
               (58)     CONFIRMATION DATE                                                           7
               (59)     CONFIRMATION HEARING                                                        7
               (60)     CONFIRMATION ORDER                                                          7
               (61)     CONVENIENCE CLAIM                                                           7
               (62)     CONVENIENCE CLASS ELECTION                                                  7
               (63)     CONVENIENCE CLASS OPT-IN ELECTION                                           7
               (64)     CONVENIENCE CLASS OPT-OUT ELECTION                                          7
               (65)     CREDITORS' COMMITTEE                                                        8
               (66)     DEBTOR-HELD INTEREST                                                        8
               (67)     DEBTOR(S)                                                                   8
               (68)     DIP CLAIM                                                                   8
               (69)     DIP LENDERS                                                                 8
               (70)     DISALLOWED                                                                  8
               (71)     DISCLOSURE STATEMENT                                                        8
               (72)     DISCLOSURE STATEMENT ORDER                                                  8
               (73)     DISPUTED AMOUNT                                                             8
               (74)     DISPUTED CLAIM OR INTEREST                                                  8
               (75)     DISPUTED CLAIMS RESERVE                                                     9
               (76)     DISTRIBUTION ADDRESS                                                        9
               (77)     DISTRIBUTION DATE                                                           9
               (78)     EFFECTIVE DATE                                                              9
               (79)     ESTATE                                                                      9
               (80)     ESTIMATION ORDER                                                            9
               (81)     EXCLUDED ASSETS                                                             9
               (82)     EXCLUDED SALE DEBTOR ASSETS                                                10
               (83)     EXCLUDED SALE TRUST ASSETS                                                 10
               (84)     EXECUTORY CONTRACT SCHEDULE                                                10

                                      (ii)

               (85)     EXIT FACILITY                                                              10
               (86)     EXIT FACILITY AGREEMENT                                                    10
               (87)     EXIT FACILITY LENDER                                                       10
               (88)     FACE AMOUNT                                                                10
               (89)     FEE CLAIM                                                                  10
               (90)     FEE ORDER                                                                  10
               (91)     FINAL DIP AGREEMENT                                                        10
               (92)     FINAL DIP ORDER                                                            11
               (93)     FINAL ORDER                                                                11
               (94)     FIRST AMERICAN SECURED CLAIM                                               11
               (95)     FOOTHILL                                                                   11
               (96)     FOOTHILL SECURED CLAIM                                                     11
               (97)     FUTURE CLAIM                                                               11
               (98)     HOLDER                                                                     11
               (99)     IMPAIRED                                                                   12
               (100)    INITIAL DISTRIBUTION DATE                                                  12
               (101)    INITIAL STAND ALONE TRUST ASSETS                                           12
               (102)    INSIDER                                                                    12
               (103)    INTERCOMPANY CLAIM                                                         12
               (104)    INTEREST                                                                   12
               (105)    INTERESTED PARTY PROFESSIONALS                                             12
               (106)    JPMORGAN                                                                   12
               (107)    JUNIOR NOTES                                                               13
               (108)    JUNIOR NOTES CLAIM                                                         13
               (109)    JUNIOR NOTES INDENTURE                                                     13
               (110)    JUNIOR NOTES INDENTURE TRUSTEE                                             13
               (111)    LIEN                                                                       13
               (112)    LIQUIDATION TRUST                                                          13
               (113)    LIQUIDATION TRUST ADVISORY COMMITTEE                                       13
               (114)    LIQUIDATION TRUST AGREEMENT                                                13
               (115)    LIQUIDATION TRUSTEE                                                        13
               (116)    LITIGATION CLAIMS                                                          13
               (117)    NET PROCEEDS                                                               14
               (118)    NEW COMMON STOCK                                                           14
               (119)    NEW WARRANTS                                                               14
               (120)    NON-DEBTOR-HELD INTEREST                                                   14
               (121)    OAC                                                                        14
               (122)    OAKWOOD                                                                    14
               (123)    OFC                                                                        14
               (124)    OFC AND OIC TAX CLAIMS                                                     14
               (125)    OIC                                                                        14
               (126)    OLD COMMON STOCK                                                           14
               (127)    OMI                                                                        14
               (128)    OMI TRUST 1995-B                                                           15
               (129)    OMI TRUST 1996-A                                                           15
               (130)    OMI TRUST 1996-B                                                           15
               (131)    OMI TRUST 1996-C                                                           15

                                     (iii)

               (132)    OMI TRUST 1997-A                                                           15
               (133)    OMI TRUST 1997-B                                                           15
               (134)    OMI TRUST 1997-C                                                           15
               (135)    OMI TRUST 1997-D                                                           15
               (136)    OMI TRUST 1998-A                                                           16
               (137)    OMI TRUST 1998-B                                                           16
               (138)    OMI TRUST 1998-C                                                           16
               (139)    OMI TRUST 1998-D                                                           16
               (140)    OMI TRUST 1999-A                                                           16
               (141)    OMI TRUST 1999-B                                                           16
               (142)    OMI TRUST 1999-C                                                           16
               (143)    OMI TRUST 1999-D                                                           16
               (144)    OMI TRUST 1999-E                                                           16
               (145)    OMI TRUST 2000-A                                                           17
               (146)    OMI TRUST 2000-B                                                           17
               (147)    OMI TRUST 2000-C                                                           17
               (148)    OMI TRUST 2000-D                                                           17
               (149)    OMI TRUST 2001-B                                                           17
               (150)    OMI TRUST 2001-C                                                           17
               (151)    OMI TRUST 2001-D                                                           17
               (152)    OMI TRUST 2001-E                                                           17
               (153)    OMI TRUST 2002-A                                                           18
               (154)    OMI TRUST 2002-B                                                           18
               (155)    OMI TRUST 2002-C                                                           18
               (156)    OSHC                                                                       18
               (157)    OTHER SECURED AND SETOFF CLAIM                                             18
               (158)    OTHER UNSECURED CLAIMS                                                     18
               (159)    PERSON                                                                     18
               (160)    PETITION DATE                                                              18
               (161)    PLAN                                                                       18
               (162)    PLAN SUPPLEMENT                                                            18
               (163)    PNC                                                                        18
               (164)    PREPETITION LOAN AGREEMENT                                                 18
               (165)    PRIORITY NON-TAX CLAIM                                                     19
               (166)    PRIORITY TAX CLAIM                                                         19
               (167)    PROOF OF CLAIM                                                             19
               (168)    PURCHASE AGREEMENT                                                         19
               (169)    PURCHASE CONSIDERATION                                                     19
               (170)    PURCHASED BUSINESS                                                         19
               (171)    QUARTERLY DISTRIBUTION DATE                                                19
               (172)    RATABLE, RATABLY OR RATABLE SHARE                                          19
               (173)    RECORD DATE                                                                19
               (174)    REMIC GUARANTEE CLAIMS                                                     19
               (175)    REMIC TRUSTEE                                                              19
               (176)    REMIC TRUSTS                                                               19
               (177)    REORGANIZED SALE DEBTORS                                                   20
               (178)    REORGANIZED SALE OKWD                                                      20

                                      (iv)

               (179)    REORGANIZED SALE DEBTORS CAPITALIZATION AMOUNT                             20
               (180)    REORGANIZED STAND ALONE DEBTORS                                            20
               (181)    REORGANIZED STAND ALONE OAKWOOD                                            20
               (182)    RESECURITIZATION NOTE                                                      20
               (183)    RESECURITIZATION NOTE PUT OPTION                                           20
               (184)    RESECURITIZATION TRUST                                                     20
               (185)    RESECURITIZATION TRUSTEE                                                   21
               (186)    RESIDUAL REMIC CERTIFICATES                                                21
               (187)    SALE OPTION                                                                21
               (188)    SCHEDULE OF ASSETS AND LIABILITIES                                         21
               (189)    SECURED CLAIM                                                              21
               (190)    SECURED TAX CLAIM                                                          21
               (191)    SENIOR NOTES                                                               21
               (192)    SENIOR NOTES CLAIM                                                         21
               (193)    SENIOR NOTES INDENTURE                                                     21
               (194)    SENIOR NOTES INDENTURE TRUSTEE                                             21
               (195)    SERVICING AGREEMENTS                                                       22
               (196)    SOLICITATION PROCEDURES ORDER                                              22
               (197)    STAND ALONE OPTION                                                         22
               (198)    STAND ALONE VOTING TRUST                                                   22
               (199)    STAND ALONE VOTING TRUST AGREEMENT                                         22
               (200)    STAND ALONE VOTING TRUSTEE                                                 22
               (201)    STATEMENT OF FINANCIAL AFFAIRS                                             22
               (202)    SUBSERVICING AGREEMENTS                                                    22
               (203)    THOMAS SECURED CLAIM                                                       22
               (204)    TRANSFER                                                                   22
               (205)    U.S. BANK SECURED CLAIM                                                    22
               (206)    U.S. GOVERNMENT OBLIGATIONS                                                22
               (207)    UNCLAIMED PROPERTY                                                         23
               (208)    UNIMPAIRED                                                                 23
               (209)    UNITED STATES TRUSTEE                                                      23
               (210)    UNSECURED CLAIM                                                            23
               (211)    WARRANT AGREEMENT                                                          23
               (212)    X REMIC CERTIFICATES                                                       23
               1.2      RULES OF INTERPRETATION, COMPUTATION OF TIME AND GOVERNING LAW.            23
                        (a)     Rules of Interpretation.                                           23
                        (b)     Computation of Time.                                               24
                        (c)     Governing Law.                                                     24

ARTICLE II.    METHOD OF CLASSIFICATION OF CLAIMS AND INTERESTS AND GENERAL PROVISIONS             24

               2.1      GENERAL RULES OF CLASSIFICATION.                                           24
               2.2      HOLDERS OF CLAIMS ENTITLED TO VOTE.                                        25
               2.3      ACCEPTANCE BY IMPAIRED CLASSES.                                            25
               2.4      NON-CONSENSUAL CONFIRMATION.                                               25

                                      (v)

               2.5      ADMINISTRATIVE CLAIMS, PRIORITY TAX CLAIMS AND FEE CLAIMS.                 25
               2.6      SPECIAL PROVISION REGARDING UNIMPAIRED CLAIMS.                             25
               2.7      INTENTIONALLY OMITTED.                                                     25
               2.8      BAR DATES FOR ADMINISTRATIVE CLAIMS.                                       25
               2.9      BAR DATE FOR FEE CLAIMS.                                                   26

ARTICLE III.   UNCLASSIFIED CLAIMS                                                                 26

               3.1      ADMINISTRATIVE CLAIMS.                                                     26
               3.2      PRIORITY TAX CLAIMS.                                                       27
               3.3      FEE CLAIMS.                                                                27
               3.4      OFC AND OIC TAX CLAIMS.                                                    27

ARTICLE IV.    CLASSIFICATION, TREATMENT AND VOTING OF CLAIMS AND INTERESTS                        28

               4.1      SUMMARY.                                                                   28
               4.2      CLASS 1 (PRIORITY NON-TAX CLAIMS).                                         29
               4.3      CLASS 2A (SECURED TAX CLAIMS).                                             29
               4.4      CLASS 2B (1997 BONDS SECURED CLAIMS).                                      30
               4.5      CLASS 2C (1998 BONDS SECURED CLAIMS).                                      30
               4.6      CLASS 2D (AUTO SECURED CLAIMS).                                            31
               4.7      CLASS 2E (CAROLINA SECURED CLAIMS).                                        31
               4.8      CLASS 2F (FIRST AMERICAN SECURED CLAIMS).                                  32
               4.9      CLASS 2G (FOOTHILL SECURED CLAIMS).                                        32
               4.10     INTENTIONALLY OMITTED.                                                     33
               4.11     INTENTIONALLY OMITTED.                                                     33
               4.12     CLASS 2J (THOMAS SECURED CLAIMS).                                          33
               4.13     CLASS 2K (U.S. BANK SECURED CLAIMS).                                       34
               4.14     CLASS 2L (OTHER SECURED AND SETOFF CLAIMS).                                34
               4.15     CLASS 3 (CONVENIENCE CLAIMS).                                              35
               4.16     CLASS 4A (SENIOR NOTES CLAIMS).                                            36
               4.17     CLASS 4B (JUNIOR NOTES CLAIMS).                                            36
               4.18     CLASS 4C (REMIC GUARANTEE CLAIMS).                                         36
               4.19     CLASS 4D (LITIGATION CLAIMS).                                              37
               4.20     CLASS 4E (OTHER UNSECURED CLAIMS).                                         37
               4.21     INTENTIONALLY OMITTED.                                                     38
               4.22     CLASS 6A (NON-DEBTOR-HELD INTERESTS).                                      38
               4.23     INTENTIONALLY OMITTED.                                                     38

ARTICLE V.     CONDITIONS PRECEDENT                                                                38

               5.1      CONDITIONS TO CONFIRMATION.                                                38
                        (a)     Under the Sale Option.                                             38
                        (b)     Under the Stand Alone Option.                                      41
               5.2      CONDITIONS TO CONSUMMATION.                                                42
                        (a)     Under the Sale Option.                                             42
                        (b)     Under the Stand Alone Option.                                      43
               5.3      WAIVER OF CONDITIONS.                                                      44

                                      (vi)

               5.4      EFFECT OF NONOCCURRENCE OF THE CONDITIONS TO CONSUMMATION.                 44

ARTICLE VI.    IMPLEMENTATION                                                                      44

               6.1      PLAN IMPLEMENTATION UNDER THE SALE OPTION.                                 45
                        (a)     Consummation of Sale Transaction.                                  45
                        (b)     Authorization of the Sale Transaction.                             45
                        (c)     Revesting and Transfer of Assets.                                  45
                        (d)     Merger of Debtors and Vesting of Assets in
                                Reorganized Sale Debtors.                                          46
                        (e)     Treatment of Old Common Stock, Interests and Beneficial
                                Interest in the Liquidation Trust.                                 46
                        (f)     Considerations Regarding the Additional Debtors.                   46
                        (g)     Distributions of Cash.                                             47
               6.2      PLAN IMPLEMENTATION UNDER THE STAND ALONE OPTION.                          47
                        (a)     Vesting of Assets.                                                 47
                        (b)     Amended and Restated Certificates of Incorporation.                47
                        (c)     Amended and Restated Bylaws.                                       48
                        (d)     New Securities.                                                    48
                        (e)     Directors.                                                         48
                        (f)     Officers.                                                          49
                        (g)     Employment Contracts and Professional Retentions.                  49
                        (h)     Corporate Action and Other Documents and Actions.                  49
                        (i)     Approval of the Exit Facility.                                     49
                        (j)     Distributions of Cash.                                             50
                        (k)     Distributions of Proceeds from the Liquidation Trust.              50
               6.3      PROVISIONS CONCERNING PLAN IMPLEMENTATION UNDER BOTH THE
                        SALE OPTION  AND THE STAND ALONE OPTION.                                   50
                        (a)     Substantive Consolidation.                                         50
                        (b)     Creation of the Liquidation Trust.                                 51
                        (c)     Federal Income Tax Treatment of the Trust for
                                the Liquidation Trust Assets.                                      52
                        (d)     Appointment of Liquidation Trustee                                 54
                        (e)     The Liquidation Trust Advisory Committee.                          54
                        (f)     Causes of Actions and Defenses.                                    55
                        (g)     Termination of the Final DIP Agreement.                            56
                        (h)     Dissolution of the Creditors' Committee.                           56

ARTICLE VII.   EFFECTS OF PLAN CONFIRMATION                                                        56

                                     (vii)

               7.1      DISCHARGE.                                                                 56
               7.2      RETENTION OF CAUSES OF ACTION/RESERVATION OF RIGHTS.                       57
               7.3      POST-CONSUMMATION EFFECT OF EVIDENCE OF CLAIMS OR INTERESTS.               57
               7.4      TREATMENT OF FUTURE CLAIMS.                                                58
               7.5      LIMITED RELEASES BY DEBTORS.                                               58
               7.6      TERM OF INJUNCTIONS OR STAYS.                                              59
               7.7      EXCULPATION.                                                               59
               7.8      INJUNCTION.                                                                59
               7.9      WAIVER OF CERTAIN CLAIMS.                                                  60
               7.10     INTENTIONALLY OMITTED.                                                     60
               7.11     RELEASE OF LIENS AND PERFECTION OF LIENS.                                  60
               7.12     INSURANCE PRESERVATION.                                                    61

ARTICLE VIII.  GENERAL PROVISIONS REGARDING TREATMENT OF CLAIMS AND INTERESTS
               AND DISTRIBUTIONS UNDER THE PLAN                                                    62

               8.1      SPECIAL CONSIDERATIONS FOR DISTRIBUTIONS TO CLASSES 4A, 4B AND 4C.         62
               8.2      DISPUTED CLAIM RESERVES AND STAND ALONE VOTING TRUST.                      62
                        (a)     Establishment of Disputed Claim Reserves for Cash
                                Distributions.                                                     62
                        (b)     Establishment of the Stand Alone Voting Trust for New Common
                                Stock and New Warrant Distribution.                                63
                        (c)     Amounts to Be Reserved.                                            63
                        (d)     Distribution.                                                      64
                        (e)     Termination of Disputed Claim Reserve or Stand Alone Voting Trust. 64
                        (f)     Limitation of Liability for Funding the Disputed Claim Reserve.    64
               8.3      TRANSMITTAL OF DISTRIBUTIONS AND NOTICES.                                  64
               8.4      UNCLAIMED DISTRIBUTIONS.                                                   65
               8.5      SETOFFS.                                                                   65
               8.6      WITHHOLDING TAXES AND EXPENSES OF DISTRIBUTION.                            65
               8.7      ALLOCATION OF PLAN DISTRIBUTIONS BETWEEN PRINCIPAL AND INTEREST.           65
               8.8      DISPUTED IDENTITY OF HOLDER.                                               65
               8.9      TRANSFERS OF CLAIMS.                                                       66
               8.10     METHOD OF CASH DISTRIBUTIONS.                                              66
               8.11     DE MINIMIS DISTRIBUTIONS.                                                  66
               8.12     NO DISTRIBUTION IN EXCESS OF ALLOWED AMOUNT OF CLAIM.                      66
               8.13     EXEMPTION FROM CERTAIN TRANSFER TAXES.                                     67

                                     (viii)

ARTICLE IX.    EXECUTORY CONTRACTS AND UNEXPIRED LEASES                                            67

               9.1      ASSUMPTION OR REJECTION OF EXECUTORY CONTRACTS AND UNEXPIRED LEASES.       67
               9.2      BAR DATE FOR REJECTION DAMAGES.                                            68
               9.3      PROCEDURES FOR THE DETERMINATION OF CURE AMOUNTS.                          68

ARTICLE X.     DISPUTED, CONTINGENT AND UNLIQUIDATED CLAIMS AND INTERESTS                          69

               10.1     OBJECTIONS TO CLAIMS AND INTERESTS.                                        69
               10.2     ESTIMATION OF CLAIMS OR INTERESTS.                                         69
               10.3     AMENDMENTS TO CLAIMS OR INTERESTS.                                         70
               10.4     AUTHORITY TO SETTLE DISPUTED CLAIMS OR INTERESTS.                          70
               10.5     NO RECOURSE.                                                               70

ARTICLE XI.    ADMINISTRATIVE PROVISIONS                                                           71

               11.1     RETENTION OF JURISDICTION.                                                 71
               11.2     INTENTIONALLY OMITTED.                                                     73
               11.3     AMENDMENTS.                                                                73
                        (a)     Preconfirmation Amendment.                                         73
                        (b)     Postconfirmation/Preconsummation Amendment Not Requiring
                                Resolicitation.                                                    74
                        (c)     Postconfirmation/Preconsummation Amendment Requiring
                                Resolicitation.                                                    74
               11.4     SEVERABILITY OF PLAN PROVISIONS.                                           74
               11.5     SUCCESSORS AND ASSIGNS.                                                    74
               11.6     EFFECTUATING DOCUMENTS AND FURTHER TRANSACTIONS.                           75
               11.7     PLAN SUPPLEMENT.                                                           75
               11.8     CONFIRMATION ORDER AND PLAN CONTROL.                                       75
               11.9     PAYMENT OF STATUTORY FEES.                                                 75
               11.10    WITHDRAWAL OF PLAN.                                                        75
               11.11    PAYMENT DATES.                                                             76
               11.12    NOTICES.                                                                   76
               11.13    NO ADMISSIONS.                                                             77

ARTICLE XII.   CONFIRMATION REQUEST                                                                78

                                      (ix)

                                  INTRODUCTION

                  The Chapter 11 Cases of Oakwood Homes Corporation, Oakwood Mobile Homes, Inc., Oakwood Acceptance Corporation, LLC, HBOS Manufacturing, LP, Suburban Home Sales, Inc., FSI Financial Services, Inc., Home Service Contract, Inc., Tri-State Insurance Agency, Inc., New Dimension Homes, Inc., Dreamstreet Company, LLC, Golden West Leasing, LLC, Crest Capital, LLC, Oakwood Shared Services, LLC, Preferred Housing Services, LP, and Oakwood MHD4, LLC have been consolidated for procedural purposes only and are being jointly administered pursuant to an order of the Bankruptcy Court. The Plan is proposed by the Debtors. Reference is made to the Disclosure Statement for a discussion of, among other things, the Debtors' history, businesses, historical financial information and properties, and for a summary of the Plan. All creditors entitled to vote on the Plan should review the Disclosure Statement and the terms of the Plan before voting to accept or reject the Plan. In addition, there are other agreements and documents which have been or will be filed as the Plan Supplement which are referenced in the Plan and/or the Disclosure Statement and will be available for review. No solicitation materials, other than the Disclosure Statement and related materials transmitted therewith and approved by the Bankruptcy Court, have been authorized by the Bankruptcy Court for use in soliciting acceptances or rejections of the Plan.

                                   ARTICLE I.

                      DEFINITIONS, RULES OF INTERPRETATION,
                      COMPUTATION OF TIME AND GOVERNING LAW

         1.1      DEFINITIONS.

                  The capitalized terms set forth below shall have the following meanings:

                  (1) 1997 BONDS SECURED CLAIM means that portion of the Claim of Wells Fargo Bank, N.A. arising under loan agreements with Elkhart County, Indiana respecting certain variable rate demand economic development bonds, but only to the extent that it is a Secured Claim secured by a Letter of Credit Mortgage on Debtor HBOS Manufacturing, LP's plant in Elkhart County, Indiana.

                  (2) 1997-A GUARANTEE means the Limited Guarantee by Oakwood, dated February 1, 1997, of the B-Piece REMIC Certificates issued by OMI Trust 1997-A.

                  (3) 1997-B GUARANTEE means the Limited Guarantee by Oakwood, dated May 1, 1997, of the B-Piece REMIC Certificates issued by OMI Trust 1997-B.

                  (4) 1997-C GUARANTEE means the Limited Guarantee by Oakwood, dated August 1, 1997, of the B-Piece REMIC Certificates issued by OMI Trust 1997-C.

                  (5) 1997-D GUARANTEE means the Limited Guarantee by Oakwood, dated November 1, 1997, of the B-Piece REMIC Certificates issued by OMI Trust 1997-D.

                  (6) 1998 BONDS SECURED CLAIM means that portion of the Claim of Wells Fargo Bank, N.A. arising under loan agreements with Kosciusko County, Indiana respecting certain variable rate demand economic development bonds, but only to the extent that it is a Secured Claim secured by a Letter of Credit and Mortgage on Debtor HBOS Manufacturing, LP's plant in Kosciusko County, Indiana.

                  (7) 1998-B GUARANTEE means the Limited Guarantee by Oakwood, dated May 1, 1998, of the B-Piece REMIC Certificates issued by OMI Trust 1998-B.

                  (8) 1998-C GUARANTEE means the Guarantee by Oakwood, dated August 10, 2001, of the B-Piece REMIC Certificates issued by OMI Trust 1998-C.

                  (9) 1998-D GUARANTEE means the Limited Guarantee by Oakwood, dated October 1, 1998, of the B-Piece REMIC Certificates issued by OMI Trust 1998-D.

                  (10) 1999-A GUARANTEE means the Limited Guarantee by Oakwood, dated January 1, 1999, of the B-Piece REMIC Certificates issued by OMI Trust 1999-A.

                  (11) 1999-B GUARANTEE means the Limited Guarantee by Oakwood, dated April 1, 1999, of the B-Piece REMIC Certificates issued by OMI Trust 1999-B.

                  (12) 1999-C LIMITED GUARANTEE means the Limited Guarantee by Oakwood, dated June 1, 1999, of the B-Piece REMIC Certificates issued by OMI Trust 1999-C.

                  (13) 1999-C GUARANTEE means the Guarantee by Oakwood, dated August 10, 2001, of the B-Piece REMIC Certificates issued by OMI Trust 1999-C.

                  (14) 1999-D GUARANTEE means the Guarantee by Oakwood, dated August 10, 2001, of the B-Piece REMIC Certificates issued by OMI Trust 1999-D.

                  (15) 1999-E GUARANTEE means the Guarantee by Oakwood, dated August 10, 2001, of the B-Piece REMIC Certificates issued by OMI Trust 1999-E.

                  (16) 2000-A GUARANTEE means the Guarantee by Oakwood, dated August 10, 2001, of the B-Piece REMIC Certificates issued by OMI Trust 2000-A.

                  (17) 2000-B GUARANTEE means the Guarantee by Oakwood, dated August 10, 2001, of the B-Piece REMIC Certificates issued by OMI Trust 2000-B.

                  (18) 2001-B GUARANTEE means the Guarantee by Oakwood, dated August 10, 2001, of the B-Piece REMIC Certificates issued by OMI Trust 2001-B.

                  (19) 2001-C GUARANTEE means the Guarantee by Oakwood, dated August 10, 2001, of the B-Piece REMIC Certificates issued by OMI Trust 2001-C.

                  (20) 2001-D GUARANTEE means the Guarantee by Oakwood, dated January 10, 2002, of the B-Piece REMIC Certificates issued by OMI Trust 2001-D.

                  (21) 2001-E GUARANTEE means the Guarantee by Oakwood, dated November 1, 2001, of the B-Piece REMIC Certificates issued by OMI Trust 2001-E.

                  (22) 2002-A GUARANTEE means the Guarantee by Oakwood, dated February 1, 2002, of the B-Piece REMIC Certificates issued by OMI Trust 2002-A.

                  (23) 2002-B GUARANTEE means the Guarantee by Oakwood, dated May 1, 2002, of the B-Piece REMIC Certificates issued by OMI Trust 2002-B.

                  (24) ADMINISTRATIVE CLAIM means: (a) a DIP Claim; (b) a Claim, other than a Fee Claim, for payment of costs or expenses of administration specified in sections 503(b) and 507(a)(1) of the Bankruptcy Code, including, without limitation (i) the actual, necessary costs and expenses incurred after the Petition Date for preserving the Estates and operating the businesses of the Debtors (such as wages, salaries or commissions for services rendered) and (ii) all fees and charges assessed against the Estates pursuant to section 1930 of title 28 of the United States Code; or (c) any Claim based upon a seller's common law right to reclaim goods as used in section 546(c) of the Bankruptcy Code pursuant to the Bankruptcy Court's Order Establishing Procedures With Respect To Reclamation Claims (D.I. 36) entered on November 19, 2002 (y) that has been granted priority under section 546(c)(2)(A) of the Bankruptcy Code or (z) which the Debtors, in their reasonable discretion, elect to treat as though such priority has been granted. Notwithstanding the foregoing, Administrative Claims shall not include any Intercompany Claims.

                  (25) ADMINISTRATIVE CLAIM BAR DATE ORDER means the Bankruptcy Court's order (D.I. 2148) which established the bar date for the filing of certain Administrative Claims arising between the Petition Date and September 30, 2003.

                  (26) AFFILIATE DEBTOR(S) means, in the singular or plural form, the following debtors and debtors-in-possession under the Bankruptcy Code in Chapter 11 Case Nos. 02-13390 through 02-13395 and 02-13397 through 02-13404, pending in the Bankruptcy Court: Oakwood Mobile Homes, Inc., Oakwood Acceptance Corporation, LLC, HBOS Manufacturing, LP, Suburban Home Sales, Inc., FSI Financial Services, Inc., Home Service Contract, Inc., Tri-State Insurance Agency, Inc., New Dimension Homes, Inc., Dreamstreet Company, LLC, Golden West Leasing, LLC, Crest Capital, LLC, Oakwood Shared Services, LLC, Preferred Housing Services, LP, and Oakwood MHD4, LLC.

                  (27) ALLOWED CLAIM OR INTEREST means a Claim or Interest to the extent (a) such Claim or Interest is scheduled by a Debtor pursuant to the Bankruptcy Code and Bankruptcy Rules in a liquidated amount and not listed as contingent, unliquidated, zero, undetermined or disputed; or (b) a proof of such Claim has been timely filed, or deemed timely filed with the Bankruptcy Court pursuant to the Bankruptcy Code, the Bankruptcy Rules and/or any applicable Final Orders of the Bankruptcy Court, or late filed with leave of the Bankruptcy Court, and either (i) is not objected to within the period fixed by the Bankruptcy Code, the Bankruptcy Rules and/or applicable orders of the Bankruptcy Court or (ii) has otherwise been allowed by a Final Order. An Allowed Claim or Allowed Interest: (y) includes a previously Disputed Claim or Interest to the extent such Disputed Claim or Interest becomes allowed when the context so requires; and (z) shall be net of any valid setoff or recoupment amount based on a valid offset or recoupment right. Unless otherwise expressly provided herein, in the Confirmation Order or in another Final Order of the Bankruptcy Court, the term "Allowed Claim" or "Allowed Interest" shall not, for the purposes of computation of distributions under the Plan, include (i) any non-compensatory penalties, fines, punitive damages, exemplary damages, multiple damages, treble damages or any other claims or obligations that do not compensate for actual losses incurred or (ii) any other amounts not allowable under the Bankruptcy Code or applicable law.

                  (28) ALLOWED [CLASS DESIGNATION] CLAIM OR INTEREST means an Allowed Claim or Allowed Interest in the specified Class. For example, an Allowed Convenience Claim is an Allowed Claim in the Class designated herein as Class 3.

                  (29) AMENDED AND RESTATED BYLAWS mean the Reorganized Stand Alone Debtors' bylaws which shall be substantially in the form set forth in the Plan Supplement.

                  (30) AMENDED AND RESTATED CERTIFICATES OF INCORPORATION means the Reorganized Stand Alone Debtors' certificates of incorporation, LLC agreements or similar organizational documents in effect under the laws of the appropriate states, as amended by the Plan, which shall be substantially in the form set forth in the Plan Supplement.

                  (31) APPROVAL HEARING means the Approval Hearing as set forth in the Bid Procedures Order.

                  (32) ASSETS means all assets and properties of every kind, nature, character and description (whether real, personal or mixed, whether tangible or intangible (including contract rights), wherever situated and by whomever possessed), including the goodwill related thereto, operated, owned or leased by the Debtors that constitute property of the Estates within the purview of section 541 of the Bankruptcy Code, including without limitation, any and all claims, causes of action or rights of the Debtors under federal, state or foreign law, letters of credit issued for or on behalf of the Debtors and the proceeds thereof and monies deposited to secure the performance of any contract or lease by the Debtors or any affiliate thereof.

                  (33) AUTO SECURED CLAIM means that portion of the Claim of Citizens Federal S&L and other lenders, but only to the extent that it is a Secured Claim secured by eight (8) automobiles owned by Debtor Suburban Home Sales, Inc.

                  (34) AVOIDANCE ACTIONS mean any claims, rights, defenses or other causes of action arising under any section of chapter 5 of the Bankruptcy Code, including, without limitation, sections 502, 510, 541, 542, 543, 544, 545, 547, 548, 549, 550, 551 and 553 of the Bankruptcy Code or under similar or related state or federal statues and common law, including state fraudulent transfer laws, whether or not litigation has been commenced as of the Confirmation Date to prosecute such actions.

                  (35) B-2 REMIC GUARANTEES means collectively, the 1997-A Guarantee, the 1997-B Guarantee, the 1997-C Guarantee, the 1997-D Guarantee, the 1998-B Guarantee, the 1998-C Guarantee, the 1998-D Guarantee, the 1999-A Guarantee, the 1999-B Guarantee, the 1999-C Limited Guarantee, the 1999-C Guarantee, the 1999-D Guarantee, the 1999-E Guarantee, the 2000-A Guarantee, the 2000-B Guarantee, the 2001-B Guarantee, the 2001-C

Guarantee, the 2001-D Guarantee, the 2001-E Guarantee, the 2002-A Guarantee and the 2002-B Guarantee.

                  (36) B-PIECE REMIC CERTIFICATES means the B-2 certificates issued by the REMIC Trusts.

                  (37) BALLOT means the ballot distributed to each eligible Holder of a Claim or Interest by the Balloting Agent, on which ballot such Holder may, among other things, vote for or against the Plan.

                  (38) BALLOT DEADLINE means the date and time set by the Bankruptcy Court by which the Balloting Agent must receive all Ballots.

                  (39) BALLOTING AGENT means the entity designated by the Bankruptcy Court to distribute, collect and tabulate Ballots from Holders, or any successor Claims Agent. Initially, the Balloting Agent is BSI.

                  (40) BANKRUPTCY CODE means title 11 of the United States Code, as now in effect or hereafter amended.

                  (41) BANKRUPTCY COURT means the United States Bankruptcy Court for the District of Delaware, having jurisdiction over the Chapter 11 Cases and, to the extent of any withdrawal of the reference made pursuant to section 157 of title 28 of the United States Code, the United States District Court for the District of Delaware.

                  (42) BANKRUPTCY RULES means the Federal Rules of Bankruptcy Procedure and the local rules and general orders of the Bankruptcy Court, as now in effect or hereafter amended.

                  (43) BAR DATE ORDER means the Bankruptcy Court's Order Establishing Bar Dates for Filing Proofs of Claim and Approving Form and Manner of Notice Thereof (D.I. 370), dated January 7, 2003 which established the bar date for the filing of proofs of Unsecured Claims as March 27, 2003.

                  (44) BERKSHIRE means Berkshire Hathaway Inc., a corporation incorporated under the laws of Delaware.

                  (45) BID PROCEDURES ORDER means the Order Under 11 U.S.C. Sections 105(a) and 363 and Fed. R. Bankr. P. 2002 and 6004 Approving Bidding Procedures, Break-Up Fee, Performance of Pre-Closing Obligations, and Form and Manner of Notice Thereof with Respect to Proposed Sale Pursuant to Plan of Reorganization (D.I. 2652).

                  (46)     BSI means Bankruptcy Services LLC.

                  (47) BUSINESS DAY means any day except a Saturday, Sunday or "legal holiday" as such term is defined in Bankruptcy Rule 9006(a).

                  (48) BUYER means Clayton Homes, Inc. or its designee or its designees, as set forth in the Purchase Agreement.

                  (49) CAROLINA SECURED CLAIM means that portion of the Claim of Carolina First Bank arising under a note dated December 27, 2001, but only to the extent that it is a Secured Claim secured by land owned by Debtor Oakwood Mobile Homes, Inc. and located at 3200 Earle E. Morris, Jr. Hwy, Piedmont, South Carolina.

                  (50) CASH means cash and Cash Equivalents, including but not limited to bank deposits, checks, treasury notes and other marketable securities.

                  (51) CASH EQUIVALENTS means equivalents of cash in the form of readily marketable securities or instruments issued by a person other than the Debtors or Reorganized Sale Debtors, including, without limitation, U.S. Government Obligations, commercial paper of domestic corporations carrying a Moody's Rating of "A" or better, or equivalent rating of any other nationally recognized rating service, or interest-bearing certificates of deposit or similar obligations of domestic banks or other financial institutions having a shareholders' equity or equivalent capital of not less than Two Hundred Million U.S. Dollars ($200,000,000.00), having maturities of no more than one (1) year, at the then best generally available rates of interest for like amounts and like periods.

                  (52) CAUSES OF ACTION mean any and all claims, rights, defenses, offsets, recoupments, actions in law or equity or otherwise, causes of action, choses in action, suits, damages, rights to legal or equitable remedies, judgments, third-party claims, counterclaims and cross-claims, including, but not limited, to: all Avoidance Actions and all other claims in avoidance, recovery, subordination or other actions against any Persons, including, but not limited to, those actions described in the Disclosure Statement as amended, the Schedules of Assets and Liabilities as amended from time to time, the Statement of Financial Affairs as amended from time to time and the Plan as amended, whether arising under the Bankruptcy Code or federal, state, or common law, but regardless of whether any of the foregoing matters are subject to pending litigation or proceedings at the Confirmation Date or brought after that date; provided, however, that under the Sale Option, Causes of Action do not include those claims, rights, defenses, offsets, recoupments, actions in equity or other causes of action that are transferred to the Buyer pursuant to the Purchase Agreement.

                  (53) CHAPTER 11 CASE means the chapter 11 case of each Debtor pending before the Bankruptcy Court.

                  (54)     CLAIM means any claim, as such term is defined in
section 101(5) of the Bankruptcy Code, including but not limited to any liability, Interest, Lien, encumbrance or any other "debt" (as that term is defined in section 101(12) of the Bankruptcy Code), from or against the Debtors, their Estates, whether reduced to judgment or not, liquidated or unliquidated, contingent or noncontingent, asserted or unasserted, fixed or not, matured or unmatured, disputed or undisputed, legal or equitable, known or unknown, or arising from any agreement of the Debtors entered into or obligation of any kind of the Debtors incurred before the Effective Date, or from any conduct of the Debtors occurring prior to the Effective Date or that otherwise arose before the Effective Date (including, without limitation, all interest, if any, on any such debts, whether such interest accrued before or after the date of commencement of the applicable Chapter 11 Case).

                  (55) CLAIMS AGENT means the entity designated by the Bankruptcy Court to act as the claims agent in the Chapter 11 Cases, or any successor claims agent. As of the date of the Plan, the Claims Agent is BSI.

                  (56) CLAIMS/INTERESTS OBJECTION DEADLINE means the last day for filing objections to Claims, including but not limited to Administrative Claims, and Interests as provided in Article X of the Plan.

                  (57) CLASS means a group of Claims or Interests described in Articles III and IV of the Plan.

                  (58) CONFIRMATION DATE means the date the Bankruptcy Court enters the Confirmation Order on its docket.

                  (59) CONFIRMATION HEARING means the hearing or hearings pursuant to which the Bankruptcy Court considers the confirmation of this Plan.

                  (60) CONFIRMATION ORDER means the order of the Bankruptcy Court confirming the Plan pursuant to section 1129 of the Bankruptcy Code.

                  (61) CONVENIENCE CLAIM means the Claims of a Holder of one or more Allowed Unsecured Claims that, pursuant to section 1122(b) of the Bankruptcy Code, otherwise would be Allowed Other Unsecured Claims that have aggregate Face Amounts of: (i) $5,000.00 or less unless the Holder has properly made the Convenience Class Opt-Out Election on a Ballot properly cast by the Ballot Deadline to opt out of Class 3; or (ii) more than $5,000.00 if the Holder has properly made the Convenience Class Opt-In Election on a Ballot properly cast by the Ballot Deadline to opt into Class 3.

                  (62) CONVENIENCE CLASS ELECTION means a Convenience Class Opt-In Election and/or a Convenience Class Opt-Out Election.

                  (63) CONVENIENCE CLASS OPT-IN ELECTION means the election available to a Holder of one or more Allowed Other Unsecured Claims with aggregate Face Amounts in excess of $5,000.00 to opt into Class 3 and have such Claim(s) treated as a Convenience Claim; provided, however, that the Holder of Such Allowed Other Unsecured Claim(s) has agreed to reduce the Face Amount of such Claim(s) for purposes of voting and distributions under the Plan to a single Claim in an amount equal to or less than $5,000.00.

                  (64) CONVENIENCE CLASS OPT-OUT ELECTION means the election available to a Holder of one or more Allowed Unsecured Claims that, pursuant to section 1122(b) of the Bankruptcy Code, otherwise would be a Convenience Claim that has an aggregate Face Amount of $5,000.00 or less to opt out of Class 3 and have such Claim treated as an Other Unsecured Claim.

                  (65) CREDITORS' COMMITTEE means the Official Committee of Unsecured Creditors in the Chapter 11 Cases, as appointed by the United States Trustee and reconstituted from time to time.

                  (66) DEBTOR-HELD INTEREST means an Interest in Oakwood or an Affiliate Debtor when the Holder is another Debtor.

                  (67) DEBTOR(S) mean, in the singular form, Oakwood or any one of the Affiliate Debtors and, in the plural form, all of Oakwood and the Affiliate Debtors.

                  (68) DIP CLAIM means a Claim of a DIP Lender arising under the Final DIP Agreement and the Final DIP Order.

                  (69) DIP LENDERS collectively means Greenwich Capital Financial Products, Inc. and the other financial institutions (including Berkshire or one of its designees or affiliates) lending under the Final DIP Agreement.

                  (70) DISALLOWED means a Claim or Interest or any portion thereof that (a) has been disallowed by a Final Order, (b) is scheduled at zero or as contingent, disputed or unliquidated and as to which no Proof of Claim has been timely filed pursuant to the Bar Date Order or deemed timely filed with the Bankruptcy Court pursuant to either the Bankruptcy Code or any Final Order or
(c) is not scheduled by the Debtors in the Schedules of Assets and Liabilities and as to which (i) no Proof of Claim has been timely filed pursuant to the Bar Date Order or deemed timely filed with the Bankruptcy Court pursuant to either the Bankruptcy Code or any Final Order, or (ii) no request for payment of an Administrative Claim or Fee Claim has been timely filed by the applicable deadline pursuant to Sections 2.8 and 2.9 of the Plan or deemed timely filed with the Bankruptcy Court pursuant to either the Bankruptcy Code or any Final Order.

                  (71) DISCLOSURE STATEMENT means the disclosure statement that relates to this Plan that was approved by the Bankruptcy Court (D.I. 2050), as such Disclosure Statement may be amended, modified, or supplemented, including the supplemental disclosure statement (D.I. 3538) approved by the Bankruptcy Court by the Disclosure Statement Order pursuant to section 1125 of the Bankruptcy Code (and all exhibits and schedules annexed thereto or referred to therein).

                  (72) DISCLOSURE STATEMENT ORDER means the order of the Bankruptcy Court approving the Disclosure Statement, as supplemented, as containing adequate information pursuant to section 1125 of the Bankruptcy Code (D.I. 3543).

                  (73) DISPUTED AMOUNT means an amount equal to the total of that portion (including, when appropriate, the whole) of a Claim or Interest that is a Disputed Claim or Interest, including that portion of the Face Amount of a Disputed Claim or Interest which is not an Allowed Claim or Interest or a Disallowed Claim or Interest.

                  (74) DISPUTED CLAIM OR INTEREST means that portion (including, when appropriate, the whole) of a Claim or Interest that is not an Allowed Claim or Interest or Disallowed Claim or Interest and (i) to which an objection has been timely filed or (ii) before the time that an objection has been or may be filed if: (a) the amount or classification of the Claim or Interest specified in the relevant proof of Claim or Interest exceeds the amount or is different from the classification of any corresponding Claim or Interest scheduled by the relevant Debtor in its Schedules of Assets and Liabilities; (b) any corresponding Claim or Interest scheduled by the relevant Debtor has been scheduled as disputed, contingent or unliquidated; or (c) no corresponding Claim or Interest has been scheduled by the relevant Debtor in its Schedules of Assets and Liabilities.

                  (75) DISPUTED CLAIMS RESERVE shall have the meaning ascribed to it in Section 6.3(c)(ii) of the Plan.

                  (76) DISTRIBUTION ADDRESS means (a) the address indicated on any notice of appearance filed by a Person or his authorized agent prior to the Effective Date, (b) if no notice of appearance has been filed, then the address indicated on a properly filed Proof of Claim or, absent such a Proof of Claim, the address set forth in the relevant Schedule of Assets and Liabilities for that Person or register maintained for registered securities, or (c) for REMIC Guarantee Claims, the address set forth in Section 8.3 of the Plan.

                  (77) DISTRIBUTION DATE means (i) initially, the Initial Distribution Date, and (ii) subsequently, the Quarterly Distribution Dates or such other dates as the Liquidation Trust may establish from time to time to make any distribution.

                  (78) EFFECTIVE DATE means: (a) if no stay of the Confirmation Order is in effect, the first Business Day after the date all of the conditions set forth in the Plan have been satisfied or waived as set forth in the Plan, or such later date as may reasonably be agreed to by the Debtors, the Creditors' Committee and the Buyer (under the Sale Option) or Berkshire (under the Stand Alone Option); or (b) if a stay of the Confirmation Order is in effect, on the first Business Day (or such later date as may reasonably be agreed by the Debtors, the Creditors' Committee and the Buyer (under the Sale Option) or Berkshire (under the Stand Alone Option)) after the later of: (i) the date such stay is vacated; and (ii) the date each condition set forth in the Plan has been satisfied or waived as set forth in the Plan.

                  (79) ESTATE means the relevant estate created in each of the Chapter 11 Cases pursuant to section 541 of the Bankruptcy Code, both individually and collectively, including the consolidated Estates of the Debtors pursuant to the Plan and the Confirmation Order.

                  (80) ESTIMATION ORDER means a Final Order of the Bankruptcy Court, pursuant to Rule 3018 of the Bankruptcy Rules, which may be the Confirmation Order, estimating for voting, distribution or any other proper purposes under the Bankruptcy Code (under section 502(c) of the Bankruptcy Code) the aggregate (and if applicable, individual) Face Amount of Disputed Claims, whether classified or unclassified under this Plan.

                  (81) EXCLUDED ASSETS mean those Assets that, under the Sale Option, will not be Transferred to the Buyer on the Effective Date, as provided in the Purchase Agreement. For the avoidance of doubt, the Causes of Action are Excluded Assets.

                  (82) EXCLUDED SALE DEBTOR ASSETS mean the following Excluded Assets: (a) all policies of insurance held by the Debtors and their non-debtor affiliates; and (b) all Excluded Assets owned by OFC and OIC.

                  (83) EXCLUDED SALE TRUST ASSETS mean all Excluded Assets other than the Excluded Sale Debtor Assets.

                  (84) EXECUTORY CONTRACT SCHEDULE means the schedule of executory contracts and unexpired leases designated by the Debtors for assumption, under the Sale Option, or rejection, under the Stand Alone Option, as of the Effective Date of the Plan, pursuant to sections 365 and 1123(b)(2) of the Bankruptcy Code and Section 9.1 of this Plan, which shall be in substantially the form contained in the Plan Supplement.

                  (85) EXIT FACILITY means the financing or financings obtained by the Debtors pursuant to the Exit Facility Agreement under the Stand Alone Option.

                  (86) EXIT FACILITY AGREEMENT means, under the Stand Alone Option, that certain financing agreement obtained by the Debtors which is substantially in the form set forth in the Plan Supplement.

                  (87) EXIT FACILITY LENDER means the lender or lenders providing the Exit Facility under the Stand Alone Option.

                  (88) FACE AMOUNT means: (a) with respect to any Claim for which a Proof of Claim is filed, an amount equal to: (i) the liquidated amount, if any, set forth therein; or (ii) any other amount set forth in an Estimation Order or order allowing such a Claim; or (b) with respect to any Claim scheduled in the relevant Debtor's Schedules of Assets and Liabilities, but for which no Proof of Claim is timely filed, the amount of the Claim scheduled as undisputed, noncontingent and liquidated.

                  (89) FEE CLAIM means: (a) a Claim of a professional person retained by order of the Bankruptcy Court for compensation and/or reimbursement of expenses pursuant to section 327, 328, 330 or 331 of the Bankruptcy Code in connection with the Chapter 11 Cases or (b) a Claim of any professional or other party-in-interest seeking compensation or reimbursement of expenses in connection with the Chapter 11 Cases pursuant to sections 503(b)(3), 503(b)(4), 503(b)(5) or 503(b)(6) of the Bankruptcy Code.

                  (90) FEE ORDER means the Bankruptcy Court's Administrative Order, Pursuant To Sections 331 And 105 Of The Bankruptcy Code, Establishing Procedures For Interim Compensation And Reimbursement Of Expenses Of Professionals [D.I. 60] dated December 18, 2002 (D.I. 277), in the Chapter 11 Cases, as may have been amended or supplemented from time to time.

                  (91) FINAL DIP AGREEMENT means the Amended and Restated Debtor-In-Possession Financing And Security Agreement, dated as of December 31, 2003, by and among the Debtors and Greenwich Capital Financial Products, Inc., as agent, and all other supporting and related agreements and documents, as amended, whenever finalized and signed, as authorized by the Final DIP Order.

                  (92) FINAL DIP ORDER means the Bankruptcy Court's Final Order Pursuant To 11 U.S.C. Sections 105, 362 And 364, And Bankruptcy Rules 2002, 4001 And 9014 (a) Approving Replacement Debtor-In-Possession Financing With Administrative Expense Superpriority And Secured By Senior Liens, (b) Granting Senior Liens And Superpriority Administrative Expense Status And (c) Granting Other Relief (D.I. 328) dated December 31, 2002 as amended and restated by the Bankruptcy Court's Final Order Pursuant To 11 U.S.C. Sections 105, 362 And 364, And Bankruptcy Rules 2002, 4001 And 9014 (a) Approving Replacement Debtor-In-Possession Financing With Administrative Expense Superpriority And Secured By Senior Liens, (b) Granting Senior Liens And Superpriority Administrative Expense Status And (c) Granting Other Relief (D.I. 3346) dated January 15, 2004.

                  (93) FINAL ORDER means an order or judgment of the Bankruptcy Court, as entered on the docket of the Bankruptcy Court, that has not been reversed, stayed, modified or amended, and as to which: (a) the time to appeal or seek review has expired and no timely filed appeal or petition for review, rehearing, remand or certiorari is pending; or (b) any appeal taken or petition for review, rehearing, remand or certiorari filed has been resolved by the highest court to which the order or judgment was appealed or from which certiorari was sought; provided, however, that the possibility that a motion under section 502(j) of the Bankruptcy Code, Rule 59 or Rule 60 of the Federal Rules of Civil Procedure, or any analogous rule under the Bankruptcy Rules or other rules or law governing procedure in cases before the Bankruptcy Court, may be filed with respect to such order shall not cause such order not to be a Final Order.

                  (94) FIRST AMERICAN SECURED CLAIM means that portion of the Claim of First American Title on behalf of Yuet and Toy Wong arising under a note dated July 8, 1981, but only to the extent that it is a Secured Claim secured by property owned by Debtor HBOS Manufacturing, LP and located at 6258 Northwest Grand Ave., Glendale, Arizona 85301.

                  (95) FOOTHILL collectively means Foothill Capital Corporation and certain other lenders (including Wells Fargo Bank, N.A.) under the Prepetition Loan Agreement.

                  (96) FOOTHILL SECURED CLAIM means that portion of the Claim of Foothill arising under the Prepetition Loan Agreement, but only to the extent that it is a Secured Claim secured by an escrow deposit established pursuant to the Bankruptcy Court's Order Adjourning Hearing On Foothill Capital Corp.'s As Agent For Itself & Certain DIP Lenders, Notice Of Payoff & Setting Dates By Which Briefs Are Due (D.I. 471), dated January 23, 2003; and the agreement executed pursuant to that order.

                  (97)     FUTURE CLAIM means any Claim against a Debtor that
(a) arises out of or relates to pre-Confirmation Date actions, omissions, events, occurrences, or failures, (b) did not manifest itself sufficiently prior to the Confirmation Date to provide the Holder of the Claim with a Constitutionally sufficient opportunity to file proof of such Claim or otherwise assert rights with respect to such Claim in the Debtors' Chapter 11 cases, and
(c) did not "arise" for purposes of applicable non-bankruptcy law until after the Confirmation Date.

                  (98)     HOLDER means a Person holding an Interest or a Claim.

                  (99) IMPAIRED shall have the meaning ascribed to such term in section 1124 of the Bankruptcy Code.

                  (100) INITIAL DISTRIBUTION DATE means (a) with respect to Administrative Claims, Priority Non-Tax Claims, Priority Tax Claims and Convenience Claims, the date that is the later of (i) the Effective Date (or as soon thereafter as reasonably practicable) and (ii) the date (or as soon thereafter as is reasonably practicable) such Claims become Allowed Claims or otherwise become payable under the Plan; (b) with respect to Fee Claims, the date (or as soon thereafter as reasonably practicable) that such Claims (i) are allowed by Final Order of the Bankruptcy Court or (ii) become Allowed Claims after the Effective Date; and (c) with respect to the Secured Claims, the Junior Notes Claims, the Senior Notes Claims, the REMIC Guarantee Claims, the Litigation Claims, the Other Unsecured Claims and the Interests (subject to the priority scheme set forth in the Plan), the date as soon as reasonably practicable after the Effective Date or the date they become Allowed Claims. With respect to Secured Claims, occurrence of the Distribution Date shall be subject, if applicable, to the Estates' receipt of the Net Proceeds of the sale of the relevant collateral.

                  (101) INITIAL STAND ALONE TRUST ASSETS means the Causes of Action and $1,000,000 in Cash.

                  (102) INSIDER shall have the meaning ascribed to such term in section 101(31) of the Bankruptcy Code.

                  (103) INTERCOMPANY CLAIM means a Claim of any Debtor against another Debtor, whether arising before or after the Petition Date, including, without limitation, any Claim by OAC against OSHC for damages arising from rejection of the Subservicing Agreements.

                  (104) INTEREST means any equity security, including Old Common Stock, within the meaning of section 101(16) of the Bankruptcy Code, in a Debtor. For purposes of voting and distributions under the Plan, the defined term Interest shall also include a Claim against a Debtor that is subject to subordination under section 510(b) of the Bankruptcy Code.

                  (105) INTERESTED PARTY PROFESSIONALS means the following professionals, and only the following professionals, of the Debtors, the Creditors' Committee or members and ex officio members of the Creditors'
Committee: Morris, Nichols, Arsht & Tunnell; Rayburn, Cooper & Durham, P.A.; Hunton & Williams; Kennedy Covington Lobdell & Hickman L.L.P.; FTI Consulting, Inc.; PricewaterhouseCoopers LLP; Akin Gump Strauss Hauer & Feld LLP; McCarter & English, LLP; Deloitte & Touche LLP; Alvarez & Marsal; Stites & Harbison, PLLC; Faegre & Benson LLP; Seward & Kissel LLP; Richards, Layton & Finger, P.C.; Morgan Lewis & Bockius LLP; Prime Locations, LLC; The Core Network; Andrew Davidson & Co., Inc.; Miller Buckfire Lewis Ying & Co., LLC; Munger, Tolles & Olson LLP; Young Conaway Stargatt & Taylor, LLP; and King & Spalding LLP.

                  (106) JPMORGAN means JPMorgan Chase Bank, formerly known as The Chase Manhattan Bank.

                  (107) JUNIOR NOTES mean the 8% Reset Debentures in the original principal amount of $17 million due June 1, 2007, pursuant to an Indenture and a First Supplemental Indenture, both dated March 1, 1992, and the 8% Reset Debentures in the original principal amount of $23 million due June 1, 2007, pursuant to a Second Supplemental Indenture dated July 15, 1992.

                  (108) JUNIOR NOTES CLAIM means an Unsecured Claim of the Junior Notes Indenture Trustee under the Junior Notes Indenture, or an Unsecured Claim of any Holder of Junior Notes for the payment of any principal, premium, if any, and interest owing and unpaid as of the Petition Date in respect of such Junior Notes.

                  (109) JUNIOR NOTES INDENTURE means the Indenture and First Supplemental Indenture both dated March 1, 1992 and the Second Supplemental Indenture dated July 15, 1992, between the Debtors and First Union National Bank, f/k/a Delaware Trust Company, with respect to the Junior Notes, as the same may have been amended and/or supplemented from time to time.

                  (110) JUNIOR NOTES INDENTURE TRUSTEE means U.S. Bank Trust, N.A., as the indenture trustee under the Junior Notes Indenture, or any successor indenture trustees under the Junior Notes Indenture.

                  (111) LIEN has the meaning ascribed to such term in section 101(37) of the Bankruptcy Code (but a lien that has or may be avoided pursuant to an Avoidance Action or any other Cause of Action shall not constitute a
Lien).

                  (112) LIQUIDATION TRUST means the trust created on the Effective Date pursuant to this Plan and the Liquidation Trust Agreement.

                  (113) LIQUIDATION TRUST ADVISORY COMMITTEE means the advisory board that is to be created pursuant to Section 6.3 of the Plan.

                  (114) LIQUIDATION TRUST AGREEMENT means that certain agreement which is to govern the Liquidation Trust, substantially in the form set forth in the Plan Supplement.

                  (115) LIQUIDATION TRUSTEE means the trustee appointed pursuant to the Plan and the Liquidation Trust Agreement.

                  (116) LITIGATION CLAIMS means: (a) all Claims against the Debtors asserted under lawsuits or complaints which are pending as of the commencement of the Chapter 11 Cases in any court, including, without limitation, state or federal court; (b) all Claims against the Debtors subject to mediation or arbitration which are pending as of the commencement of the Chapter 11 Cases that could potentially be asserted under lawsuits or complaints in any court; or (c) all Claims raised or made to the Debtors by any Person, including, without limitation, offices of state attorneys general, related to matters arising prior to commencement of the Chapter 11 Cases that could have been asserted under lawsuits or complaints in any court or could have been subject to mediation or arbitration.

                  (117) NET PROCEEDS means the Cash consideration received from the sale, Transfer, or collection of property of the Estates or the conversion of such property to Cash in some other manner as contemplated in, or reasonably within the scope of, this Plan including the Purchase Consideration, whether occurring prior to or after the Effective Date, less the reasonable, necessary and customary expenses attributable to such sale, Transfer, collection or conversion, including costs of curing defaults under executory contracts that are assigned, paying personal property or other taxes accruing in connection with such sale, Transfer or conversion of such property, brokerage fees and commissions, collection costs, reasonable attorneys' fees and expenses, and any applicable taxes or other claims of any governmental authority in connection with such property and any escrows or accounts established to hold funds for purchase price adjustments, indemnification claims or other purposes in connection with such sale, Transfer or collection; provided, however, that upon the release to the Liquidation Trust (under the Sale Option) or the Reorganized Stand Alone Debtors (under the Stand Alone Option) of funds from such escrows or accounts, such funds shall become Net Proceeds of the relevant sale, Transfer or collection.

                  (118) NEW COMMON STOCK means, under the Stand Alone Option, the 20,000,000 shares of common stock of Reorganized Stand Alone Oakwood to be authorized in accordance with the Plan and Reorganized Stand Alone Oakwood's Amended and Restated Certificate of Incorporation, having a par value of $0.01 per share.

                  (119) NEW WARRANTS means, under the Stand Alone Option, warrants to purchase 1,000,000 shares of New Common Stock pursuant to the terms of the Warrant Agreement, under the Stand Alone Option.

                  (120) NON-DEBTOR-HELD INTEREST means an Interest in Oakwood when the Holder is not a Debtor.

                  (121)    OAC means Oakwood Acceptance Corporation, LLC.

                  (122)    OAKWOOD means Oakwood Homes Corporation.

                  (123)    OFC means Oakwood Financial Corporation.

                  (124) OFC AND OIC TAX CLAIMS mean all contingent unliquidated Claims (a) against OFC for federal and state income taxes arising out of its ownership of certain of the REMIC Residual Certificates; and (b) against OIC for federal and state income taxes arising out of its ownership of certain of the Residual REMIC Certificates.

                  (125)    OIC means Oakwood Investment Corporation.

                  (126) OLD COMMON STOCK means the pre-confirmation common stock of, or other equity interest in, however derivative, Oakwood and outstanding or held in treasury as of the Record Date.

                  (127)    OMI means Oakwood Mortgage Investors, Inc.

                  (128) OMI TRUST 1995-B means the trust formed pursuant to the Series 1995-B Pooling and Servicing Agreement, dated as of October 1, 1995, as amended September 28, 2001, and incorporating the Standard Terms to Pooling and Servicing Agreement, November 1995 Edition, among OMI, OAC, as Servicer, and JPMorgan as successor in interest to the Chase Manhattan Trust Company, National Association, as trustee.

                  (129) OMI TRUST 1996-A means the trust formed pursuant to the Series 1996-A Pooling and Servicing Agreement, dated as of February 1, 1996, as amended September 28, 2001, and incorporating the Standard Terms to Pooling and Servicing Agreement, November 1995 Edition, among OMI, OAC, as Servicer, and JPMorgan as successor in interest to the Chase Manhattan Trust Company, National Association, as trustee.

                  (130) OMI TRUST 1996-B means the trust formed pursuant to the Series 1996-B Pooling and Servicing Agreement, dated as of July 1, 1996, as amended September 28, 2001, and incorporating the Standard Terms to Pooling and Servicing Agreement, November 1995 Edition, among OMI, OAC, as Servicer, and JPMorgan as successor in interest to PNC, as trustee.

                  (131) OMI TRUST 1996-C means the trust formed pursuant to the Series 1996-C Pooling and Servicing Agreement, dated as of October 1, 1995, as amended September 28, 2001, and incorporating the Standard Terms to Pooling and Servicing Agreement, November 1995 Edition, among OMI, OAC, as Servicer, and JPMorgan as successor in interest to PNC, as trustee.

                  (132) OMI TRUST 1997-A means the trust formed pursuant to the Series 1997-A Pooling and Servicing Agreement, dated as of February 1, 1997, as amended September 28, 2001, and incorporating the Standard Terms to Pooling and Servicing Agreement, November 1995 Edition, among OMI, OAC, as servicer, and JPMorgan as successor in interest to PNC, as trustee.

                  (133) OMI TRUST 1997-B means the trust formed pursuant to the Series 1997-B Pooling and Servicing Agreement, dated as of May 1, 1997, as amended September 28, 2001, and incorporating the Standard Terms to Pooling and Servicing Agreement, November 1995 Edition, among OMI, OAC, as servicer, and JPMorgan as successor in interest to PNC, as trustee.

                  (134) OMI TRUST 1997-C means the trust formed pursuant to the Series 1997-C Pooling and Servicing Agreement, dated as of August 1, 1997, as amended September 28, 2001, and incorporating the Standard Terms to Pooling and Servicing Agreement, November 1995 Edition, among OMI, OAC, as servicer, and JPMorgan as successor in interest to PNC, as trustee.

                  (135) OMI TRUST 1997-D means the trust formed pursuant to the Series 1997-D Pooling and Servicing Agreement, dated as of November 1, 1997, as amended September 28, 2001, and incorporating the Standard Terms to Pooling and Servicing Agreement, November 1995 Edition, among OMI, OAC, as servicer, and JPMorgan as successor in interest to PNC, as trustee.

                  (136) OMI TRUST 1998-A means the trust formed pursuant to the Series 1998-A Pooling and Servicing Agreement, dated as of February 1, 1998, as amended September 28, 2001, and incorporating the Standard Terms to Pooling and Servicing Agreement, November 1995 Edition, among OMI, OAC, as Servicer, and JPMorgan as successor in interest to PNC, as trustee.

                  (137) OMI TRUST 1998-B means the trust formed pursuant to the Series 1998-B Pooling and Servicing Agreement, dated as of May 1, 1998, as amended December 11, 2000 and September 28, 2001, and incorporating the Standard Terms to Pooling and Servicing Agreement, November 1995 Edition, among OMI, OAC, as servicer, and JPMorgan as successor in interest to PNC, as trustee.

                  (138) OMI TRUST 1998-C means the trust formed pursuant to the Series 1998-C Pooling and Servicing Agreement, dated as of August 1, 1998, as amended December 12, 2000, September 28, 2001 and August 10, 2001, and incorporating the Standard Terms to Pooling and Servicing Agreement, July 1998 Edition, among OMI, OAC, as servicer, and JPMorgan as successor in interest to PNC, as trustee.

                  (139) OMI TRUST 1998-D means the trust formed pursuant to the Series 1998-D Pooling and Servicing Agreement, dated as of October 1, 1998, as amended April 29, 1999 and September 28, 2001, and incorporating the Standard Terms to Pooling and Servicing Agreement, July 1998 Edition, among OMI, OAC, as servicer, and JPMorgan as successor in interest to PNC, as trustee.

                  (140) OMI TRUST 1999-A means the trust formed pursuant to the Series 1999-A Pooling and Servicing Agreement, dated as of January 1, 1999, as amended September 28, 2001, and incorporating the Standard Terms to Pooling and Servicing Agreement, July 1998 Edition, among OMI, OAC, as servicer, and JPMorgan as successor in interest to PNC, as trustee.

                  (141) OMI TRUST 1999-B means the trust formed pursuant to the Series 1999-B Pooling and Servicing Agreement, dated as of April 1, 1999, as amended September 28, 2001, and incorporating the Standard Terms to Pooling and Servicing Agreement, July 1998 Edition, among OMI, OAC, as servicer, and JPMorgan as successor in interest to PNC, as trustee.

                  (142) OMI TRUST 1999-C means the trust formed pursuant to the Series 1999-C Pooling and Servicing Agreement, dated as of June 1, 1999, as amended November 1, 2000, December 12, 2000, September 28, 2001 and August 10, 2001, and incorporating the Standard Terms to Pooling and Servicing Agreement, May 1999 Edition, among OMI, OAC, as servicer, and JPMorgan as successor in interest to PNC, as trustee.

                  (143) OMI TRUST 1999-D means the trust formed pursuant to the Series 1999-D Pooling and Servicing Agreement, dated as of August 1, 1999, as amended December 12, 2000, September 28, 2001 and August 10, 2001, and incorporating the Standard Terms to Pooling and Servicing Agreement, May 1999 Edition, among OMI, OAC, as servicer, and JPMorgan as successor in interest to PNC, as trustee.

                  (144) OMI TRUST 1999-E means the trust formed pursuant to the Series 1999-E Pooling and Servicing Agreement, dated as of November 1, 1999, as amended December 11,

2000, September 28, 2001 and August 10, 2001, and incorporating the Standard Terms to Pooling and Servicing Agreement, May 1999 Edition, among OMI, OAC, as servicer, and JPMorgan as successor in interest to PNC, as trustee.

                  (145) OMI TRUST 2000-A means the trust formed pursuant to the Series 2000-A Pooling and Servicing Agreement, dated as of March 1, 2000, as amended December 11, 2000, September 28, 2001 and August 10, 2001, and incorporating the Standard Terms to Pooling and Servicing Agreement, May 1999 Edition, among OMI, OAC, as servicer, and JPMorgan as successor in interest to PNC, as trustee.

                  (146) OMI TRUST 2000-B means the trust formed pursuant to the Series 2000-B Pooling and Servicing Agreement, dated as of June 1, 2000, as amended December 11, 2000, September 28, 2001 and August 10, 2001, and incorporating the Standard Terms to Pooling and Servicing Agreement, May 1999 Edition, among OMI, OAC, as servicer, and JPMorgan as successor in interest to PNC, as trustee.

                  (147) OMI TRUST 2000-C means the trust formed pursuant to the Series 2000-C Pooling and Servicing Agreement, dated as of September 1, 2000, as amended December 1, 2000, December 14, 2000 and September 28, 2001, and incorporating the Standard Terms to Pooling and Servicing Agreement, May 1999 Edition, among OMI, OAC, as Servicer, and Wells Fargo Bank Minnesota, National Association, as trustee.

                  (148) OMI TRUST 2000-D means the trust formed pursuant to the Series 2000-D Pooling and Servicing Agreement, dated as of December 1, 2000, as amended September 28, 2001, and incorporating the Standard Terms to Pooling and Servicing Agreement, May 1999 Edition, among OMI, OAC, as Servicer, and Wells Fargo Bank Minnesota, National Association, as trustee.

                  (149) OMI TRUST 2001-B means the trust formed pursuant to the Series 2001-B Pooling and Servicing Agreement, dated as of February 1, 2001, as amended September 28, 2001 and August 10, 2001, and incorporating the Standard Terms to Pooling and Servicing Agreement, February 2001 Edition, among OMI, OAC, as servicer, and JPMorgan as successor in interest to PNC, as trustee.

                  (150) OMI TRUST 2001-C means the trust formed pursuant to the Series 2001-C Pooling and Servicing Agreement, dated as of May 1, 2001, as amended October 2, 2001, August 10, 2001 and December 12, 2001, and incorporating the Standard Terms to Pooling and Servicing Agreement, May 2001 Edition, among OMI, OAC, as servicer, and JPMorgan as successor in interest to PNC, as trustee.

                  (151) OMI TRUST 2001-D means the trust formed pursuant to the Series 2001-D Pooling and Servicing Agreement, dated as of August 1, 2001, as amended December 12, 2001 and January 10, 2002, and incorporating the Standard Terms to Pooling and Servicing Agreement, May 2001 Edition, among OMI, OAC, as servicer, and JPMorgan as successor in interest to PNC, as trustee.

                  (152) OMI TRUST 2001-E means the trust formed pursuant to the Series 2001-E Pooling and Servicing Agreement, dated as of November 1, 2001, and incorporating the Standard

Terms to Pooling and Servicing Agreement, September 2001 Edition, among OMI, OAC, as servicer, and JPMorgan as successor in interest to PNC, as trustee.

                  (153) OMI TRUST 2002-A means the trust formed pursuant to the Series 2002-A Pooling and Servicing Agreement, dated as of February 1, 2002, and incorporating the Standard Terms to Pooling and Servicing Agreement, September 2001 Edition, among OMI, OAC, as servicer, and JPMorgan as successor in interest to PNC, as trustee.

                  (154) OMI TRUST 2002-B means the trust formed pursuant to the Series 2002-B Pooling and Servicing Agreement, dated as of May 1, 2002, and incorporating the Standard Terms to Pooling and Servicing Agreement, September 2001 Edition, among OMI, OAC, as servicer, and JPMorgan as successor in interest to PNC, as trustee.

                  (155) OMI TRUST 2002-C means the trust formed pursuant to the Series 2002-C Pooling and Servicing Agreement, dated as of August 1, 2002, and incorporating the Standard Terms to Pooling and Servicing Agreement, September 2001 Edition, among OMI, OAC, as servicer, and JPMorgan as successor in interest to PNC, as trustee.

                  (156)    OSHC means Oakwood Servicing Holdings Co., LLC.

                  (157) OTHER SECURED AND SETOFF CLAIM means any Secured Claim that is not: (a) a DIP Claim; (b) the 1997 Bonds Secured Claim; (c) the 1998 Bonds Secured Claim; (d) the Auto Secured Claim; (e) the Carolina Secured Claim; (f) the First American Secured Claim; (g) the Foothill Secured Claim; (h) the Thomas Secured Claim; (i) the U.S. Bank Secured Claim; or (j) a Secured Tax Claim.

                  (158) OTHER UNSECURED CLAIMS means an Unsecured Claim that is not: (a) a Convenience Claim; (b) a REMIC Guarantee Claim; (c) a Senior Notes Claim; (d) a Junior Notes Claim; (e) a Litigation Claim; (f) an Administrative Claim; (g) a Fee Claim; (h) a Priority Tax Claim; or (i) a Priority Non-Tax Claim.

                  (159) PERSON shall have the meaning ascribed to such term in section 101(41) of the Bankruptcy Code.

                  (160)    PETITION DATE means November 15, 2002.

                  (161) PLAN means this Plan of Reorganization, dated as of the date set forth on the first page hereof, for each of the Debtors, together with any amendments or modifications hereto as the Debtors may file hereafter in accordance with the terms of the Plan.

                  (162) PLAN SUPPLEMENT means the Bankruptcy Court filing specified in Section 11.7 of the Plan, the content of which is incorporated herein by reference.

                  (163)    PNC means PNC Bank National Association.

                  (164) PREPETITION LOAN AGREEMENT means that Loan and Security Agreement dated January 22, 2002 among the Debtors and Foothill, as amended pursuant to the First

Amendment to Loan Agreement dated July 2002 and the Second Amendment to Loan Agreement dated July 31, 2002.

                  (165) PRIORITY NON-TAX CLAIM means any Claim entitled to priority pursuant to section 507(a) of the Bankruptcy Code that is not: (i) an Administrative Claim; (ii) a Priority Tax Claim; or (iii) a Fee Claim.

                  (166) PRIORITY TAX CLAIM means a Claim for taxes entitled to priority pursuant to section 507(a)(8) of the Bankruptcy Code.

                  (167) PROOF OF CLAIM means a proof of claim that is timely filed and in compliance with the Bankruptcy Rules and the Bar Date Order.

                  (168) PURCHASE AGREEMENT means that certain Asset Purchase Agreement, dated as of November 24, 2003, by and among the Debtors and certain non-debtor affiliates and Buyer, as attached as an exhibit to the Disclosure Statement, pursuant to which the Buyer will purchase the Purchased Business under the Sale Option.

                  (169) PURCHASE CONSIDERATION means the consideration to be paid by the Buyer pursuant to the Purchase Agreement under the Sale Option.

                  (170) PURCHASED BUSINESS means, under the Sale Option, all of the Assets to be Transferred to the Buyer on the Effective Date pursuant to the Purchase Agreement. For the avoidance of doubt, the Purchased Business does not include the Excluded Assets.

                  (171) QUARTERLY DISTRIBUTION DATE means the first Business Day after the end of each quarterly calendar period (i.e., March 31, June 30, September 30, and December 31 of each calendar year) following the Effective Date.

                  (172) RATABLE, RATABLY OR RATABLE SHARE means, at any time, the proportion that the Face Amount of a Claim in a particular Class or group of Classes (in the case of Class 4) bears to the aggregate Face Amount of all Claims (including Disputed Claims but excluding Disallowed Claims) in such Class or group of Classes (in the case of Class 4), unless the Plan otherwise provides.

                  (173)    RECORD DATE means the Confirmation Date.

                  (174) REMIC GUARANTEE CLAIMS mean all of the Unsecured Claims arising from the B-2 REMIC Guarantees and the Resecuritization Note Put Option.

                  (175) REMIC TRUSTEE means JPMorgan in its capacity as trustee, indenture trustee, successor trustee, securities intermediary, verification agent, paying agent, as applicable, and Resecuritization Trustee, for the holders of notes and certificates, including Holders of the B-Piece REMIC Certificates and the Resecuritization Note, issued by each of the REMIC Trusts and the Resecuritization Trust and any duly appointed successor or successors.

                  (176) REMIC TRUSTS mean the following non-Debtor Real Estate Mortgage Investment Conduit Securitization Trusts: the OMI Trust 1995-B, the OMI Trust 1996-A, the

OMI Trust 1996-B, the OMI Trust 1996-C, the OMI Trust 1997-A, the OMI Trust 1997-B, the OMI Trust 1997-C, the OMI Trust 1997-D, the OMI Trust 1998-A, the OMI Trust 1998-B, the OMI Trust 1998-C, the OMI Trust 1998-D, the OMI Trust 1999-A, the OMI Trust 1999-B, the OMI Trust 1999-C, the OMI Trust 1999-D, the OMI Trust 1999-E, the OMI Trust 2000-A, the OMI Trust 2000-B, the OMI Trust 2000-C, the OMI Trust 2000-D, the OMI Trust 2001-B, the OMI Trust 2001-C, the OMI Trust 2001-D, the OMI Trust 2001-E, the OMI Trust 2002-A, the OMI Trust 2002-B and the OMI Trust 2002-C.

                  (177) REORGANIZED SALE DEBTORS means, under the Sale Option, (a) Reorganized Sale OKWD, (b) the Affiliate Debtors and OSHC as merged into Reorganized Sale OKWD on or after the Effective Date, (c) OFC and (d) OIC on and after the Effective Date.

                  (178) REORGANIZED SALE OKWD means, under the Sale Option, Oakwood on and after the Effective Date.

                  (179) REORGANIZED SALE DEBTORS CAPITALIZATION AMOUNT means, under the Sale Option, those Assets as may be identified in the Plan Supplement and determined pursuant to an order or orders of the Bankruptcy Court (which may be the Confirmation Order) to be appropriate to fund the post-Effective Date operation of the Reorganized Sale Debtor, including the payment of all insurance premiums and the resolution of Future Claims.

                  (180) REORGANIZED STAND ALONE DEBTORS means, under the Stand Alone Option, Reorganized Stand Alone Oakwood and the Affiliate Debtors on and after the Effective Date as reincorporated or otherwise established.

                  (181) REORGANIZED STAND ALONE OAKWOOD means, under the Stand Alone Option, Oakwood on and after the Effective Date as reincorporated or otherwise established.

                  (182) RESECURITIZATION NOTE means the Class A note issued by the Resecuritization Trust secured, in part, by certain B-Piece REMIC Certificates and X REMIC Certificates issued by the OMI Trust 1998-C, the OMI Trust 1999-C, the OMI Trust 1999-D, the OMI Trust 1999-E, the OMI Trust 2000-A, the OMI Trust 2000-B, the OMI Trust 2001-B, the OMI Trust 2001-C, the OMI Trust 2001-D, the OMI Trust 2001-E, the OMI Trust 2002-A and the OMI Trust 2002-B.

                  (183) RESECURITIZATION NOTE PUT OPTION means Oakwood's obligation to the holder of the Resecuritization Note to purchase the Resecuritization Note on each payment date under the Resecuritization Note, beginning with the payment date occurring in September 2011 and ending with the payment date occurring in September 2012.

                  (184) RESECURITIZATION TRUST means the Oakwood Mortgage Resecuritization Trust 2001 formed pursuant to the Amended and Restated Trust Agreement, dated as of February 1, 2002, as amended and supplemented by the Trust Agreement Amendment and Supplement, dated as of March 1, 2002, and the Trust Agreement Amendment and Supplement, dated as of June 1, 2002, among OMI, as depositor, OAC, as securities administrator, and the Resecuritization Trustee.

                  (185) RESECURITIZATION TRUSTEE means JPMorgan in its capacity as trustee and securities intermediary of the Resecuritization Trust.

                  (186) RESIDUAL REMIC CERTIFICATES means the Class R REMIC Certificates representing the residual interests in the REMIC Trusts.

                  (187) SALE OPTION means the implementation of the Plan pursuant to Section 6.1 and other attendant provisions of the Plan.

                  (188) SCHEDULE OF ASSETS AND LIABILITIES means, as amended, supplemented or modified, a Debtor's schedule of assets and liabilities filed with the Bankruptcy Court on January 31, 2003 (D.I. 516, 518, 521, 524, 526, 528, 531, 533, 535, 539, 541, 543) pursuant to sections 521(1) and 1106(a)(2) of the Bankruptcy Code.

                  (189) SECURED CLAIM means: (a) that portion of a Claim that is secured by a valid, perfected and enforceable security interest, Lien, mortgage or other encumbrance, that is not subject to an Avoidance Action, in or upon any right, title or interest of any of the Debtors in and to property of the Estates, to the extent of the value of the Holder's interest in such property as of the relevant determination date or (b) any Claim that is subject to an offset right pursuant to section 553 of the Bankruptcy Code, to the extent of the amount subject to a valid setoff, in the case of each of (a) and (b) as determined by the Bankruptcy Court pursuant to section 506(a) of the Bankruptcy Code. Such defined term shall not include for voting or distribution purposes any such Claim that has been or will be paid in connection with the cure of defaults under an assumed executory contract or unexpired lease under section 365 of the Bankruptcy Code.

                  (190) SECURED TAX CLAIM means a Claim for taxes to the extent that it is a Secured Claim under state or federal law, excluding any Claim that is an Administrative Claim or Priority Tax Claim.

                  (191) SENIOR NOTES mean the 7.875% Senior Notes in the aggregate principal amount of $125 million due March 2004 and the 8.125% Senior Notes in the aggregate principal amount of $175 million due March 2009 pursuant to an Indenture and First Supplemental Indenture, both dated March 2, 1999.

                  (192) SENIOR NOTES CLAIM means the Unsecured Claim of the Senior Notes Indenture Trustee under the Senior Notes Indenture, or the Claim of any Holder of Senior Notes for the payment of any principal, premium, if any, and interest owing and unpaid as of the Petition Date in respect of such Senior Notes.

                  (193) SENIOR NOTES INDENTURE means the Indenture and First Supplemental Indenture, both dated March 2, 1999, between the Debtors and Bank One, N.A., f/k/a The First National Bank of Chicago, with respect to the Senior Notes, as the same may have been amended from time to time.

                  (194) SENIOR NOTES INDENTURE TRUSTEE means U.S. Bank Trust, N.A., as the current indenture trustee under the Senior Notes Indenture, or any successor indenture trustee(s) to U.S. Bank Trust, N.A. under the Senior Notes Indenture.

                  (195) SERVICING AGREEMENTS means the servicing agreements assumed by OAC and assigned to OHSC under section 365 of the Bankruptcy Court as authorized by Final Orders entered by the Bankruptcy Court (D.I. 369, D.I. 424 and D.I. 425).

                  (196) SOLICITATION PROCEDURES ORDER means the Order entered by the Bankruptcy Court establishing procedures with respect to the solicitation and tabulation of votes to accept or reject the Plan (D.I. 3543).

                  (197) STAND ALONE OPTION means the implementation of the Plan pursuant to Section 6.2 and other attendant provisions of the Plan.

                  (198) STAND ALONE VOTING TRUST means the trust created on the Effective Date pursuant to the Plan and the Stand Alone Voting Trust Agreement.

                  (199) STAND ALONE VOTING TRUST AGREEMENT means that certain agreement which is to govern the Stand Alone Voting Trust, substantially in the form set forth in the Plan Supplement.

                  (200) STAND ALONE VOTING TRUSTEE means the trustees appointed pursuant to the Plan and the Stand Alone Voting Trust Agreement.

                  (201) STATEMENT OF FINANCIAL AFFAIRS means, as amended, supplemented or modified, a Debtor's statement of financial affairs filed with the Bankruptcy Court on January 31, 2003 (D.I. 515, 517, 520, 522, 525, 527,
530, 532, 534, 537, 540, 542) pursuant to sections 521(1) and 1106(a)(2) of the
Bankruptcy Code.

                  (202) SUBSERVICING AGREEMENTS means the subservicing agreements between OSHC and OAC, as amended, approved by Orders of the Bankruptcy Court (D.I. 369, D.I. 424 and D.I. 425).

                  (203) THOMAS SECURED CLAIM means that portion of the Claim of Lecil V. and Tommie Jane Thomas arising under a note dated January 15, 1993, but only to the extent that it is a Secured Claim secured by property owned by Debtor HBOS Manufacturing, LP and located at 508 Palmer Road, Rockwell, North Carolina.

                  (204) TRANSFER shall have the meaning ascribed to such term in section 101(54) of the Bankruptcy Code.

                  (205) U.S. BANK SECURED CLAIM means that portion of the Claim of U.S. Bank National Association arising under a note dated April 2, 1991, but only to the extent that it is a Secured Claim secured by property owned by Debtor HBOS Manufacturing, LP and located in Albany, Linn County, Oregon.

                  (206) U.S. GOVERNMENT OBLIGATIONS means securities that are direct obligations of, or obligations guaranteed by, the United States of America for the timely payment of which obligation or guarantee the full faith and credit of the United States of America is pledged, or funds consisting solely of such securities.

                  (207) UNCLAIMED PROPERTY means any Cash or other distributable property unclaimed for a period of ninety (90) days after it has been delivered (or attempted to be delivered) in accordance with the Plan to the Holder entitled thereto in respect of such Holder's Allowed Claim. Unclaimed Property shall, without limitation, include: (a) checks (and the funds represented thereby) mailed to a Distribution Address and returned as undeliverable without a proper forwarding address; (b) funds for uncashed checks; and (c) checks (and the funds represented thereby) not mailed or delivered because no Distribution Address to mail or deliver such property was available, notwithstanding efforts by the Liquidation Trust (under the Sale Option) or the Reorganized Stand Alone Debtors (under the Stand Alone Option) to locate such address which were commercially reasonable under the circumstances.

                  (208) UNIMPAIRED shall have the meaning ascribed to such term in section 1124 of the Bankruptcy Code.

                  (209) UNITED STATES TRUSTEE means the Office of the United States Trustee for the District of Delaware.

                  (210) UNSECURED CLAIM means any Claim, arising pre-petition, that is not: (a) an Administrative Claim; (b) a Priority Non-Tax Claim; (c) a Priority Tax Claim; (d) a Fee Claim; (e) a Secured Claim; (f) an Intercompany Claim; or (g) an Interest.

                  (211) WARRANT AGREEMENT means that certain agreement governing exercise of the New Warrants, in substantially the form set forth in the Plan Supplement.

                  (212) X REMIC CERTIFICATES mean those certain Class X "pass-through" asset-backed securities that have been issued by the OMI Trust 1998-C, the OMI Trust 1999-C, the OMI Trust 1999-D, the OMI Trust 1999-E, the OMI Trust 2000-A, the OMI Trust 2000-B, the OMI Trust 2001-B, the OMI Trust 2001-C, the OMI Trust 2001-D, the OMI Trust 2001-E, the OMI Trust 2002-A, the OMI Trust 2002-B and the OMI Trust 2002-C.

         1.2      RULES OF INTERPRETATION, COMPUTATION OF TIME AND GOVERNING
                  LAW.

                  (a)      RULES OF INTERPRETATION.

                  For purposes of the Plan: (a) whenever from the context it is appropriate, each term, whether stated in the singular or the plural, shall include both the singular and the plural; (b) any reference in the Plan to a contract, instrument, release, indenture or other agreement or document being in a particular form or on particular terms and conditions means that such document shall be substantially in such form or substantially on such terms and conditions; (c) any reference in the Plan to an existing document or an exhibit filed or to be filed means such document or exhibit, as it may have been or may be amended, modified or supplemented; (d) if the Plan's description of the terms of an exhibit is inconsistent with the terms of the exhibit, the terms of the Plan shall control unless the Purchase Agreement is inconsistent with the Plan, in which case the Purchase Agreement shall control; (e) unless otherwise specified, all references in the Plan to articles, sections, clauses and exhibits are references to articles, sections, clauses and exhibits of or to the Plan; (f) the words "herein" and "hereto" and other words of similar import refer to this Plan in its entirety rather than to a particular portion of the Plan; (g) captions and headings to articles and sections are inserted for convenience of reference only and are not intended to be a part of or to affect the interpretation of the Plan; (h) any reference to an entity as a Holder of a Claim or Interest includes that entity's successors, assigns and affiliates; (i) the rules of construction set forth in section 102 of the Bankruptcy Code shall apply to the extent such rules are not inconsistent with any other provision in this Section; and (j) any term used herein that is not defined herein shall have the meaning ascribed to any such term used in the Bankruptcy Code and/or the Bankruptcy Rules, if used therein.

                  (b)      COMPUTATION OF TIME.

                  In computing any period of time prescribed or allowed by the Plan, the provisions of Bankruptcy Rule 9006(a) shall apply.

                  (c)      GOVERNING LAW.

                  Except to the extent that the Bankruptcy Code or Bankruptcy Rules are applicable, and subject to the provisions of any contract, instrument, release, indenture or other agreement or document entered into in connection with the Plan, the rights and obligations arising under the Plan shall be governed by, and construed and enforced in accordance with, the laws of the State of Delaware, without giving effect to the principles of conflicts of law thereof.

                                   ARTICLE II.

                METHOD OF CLASSIFICATION OF CLAIMS AND INTERESTS

                             AND GENERAL PROVISIONS

         2.1      GENERAL RULES OF CLASSIFICATION.

                  A Claim or Interest shall be deemed classified in a particular Class only to the extent that the Claim or Interest qualifies within the description of that Class and shall be deemed classified in a different Class to the extent that any remainder of such Claim or Interest qualifies within the description of such different Class. A Claim or Interest is in a particular Class only to the extent that such Claim or Interest is Allowed in that Class and has not been paid or otherwise settled prior to the Effective Date.

         2.2      HOLDERS OF CLAIMS ENTITLED TO VOTE.

                  Each Holder of an Allowed Claim and each Holder of a Claim that has been temporarily allowed for voting purposes by Order under Bankruptcy Rule 3018(a), which Claim is in an Impaired Class of Claims, shall be entitled to vote separately to accept or reject the Plan as provided in the Solicitation Procedures Order. Any Unimpaired Class of Claims shall be deemed to have accepted the Plan. Any Class of Claims or Interests that will not receive or retain any property on account of such Claims or Interests shall be deemed to have rejected the Plan.

         2.3      ACCEPTANCE BY IMPAIRED CLASSES.

                  An Impaired Class of Claims shall have accepted the Plan if all of the necessary conditions of the Bankruptcy Code and Bankruptcy Rules have been satisfied.

         2.4      NON-CONSENSUAL CONFIRMATION.

                  To the extent necessary, the Debtors hereby request that the Bankruptcy Court confirm the Plan in accordance with section 1129(b) of the Bankruptcy Code. Subject to section 1127 of the Bankruptcy Code, the Debtors reserve the right to modify the Plan to the extent that confirmation pursuant to section 1129(b) of the Bankruptcy Code requires modification, provided such modifications are consistent with Article XI of the Plan.

         2.5      ADMINISTRATIVE CLAIMS, PRIORITY TAX CLAIMS AND FEE CLAIMS.

                  Administrative Claims, Fee Claims, Priority Tax Claims and OFC and OIC Tax Claims (to the extent that OFC and OIC are included in this Plan) have not been classified and are excluded from the Classes set forth in Article IV in accordance with section 1123(a)(1) of the Bankruptcy Code.

         2.6      SPECIAL PROVISION REGARDING UNIMPAIRED CLAIMS.

                  Except as otherwise provided in the Plan, nothing herein shall affect the rights and defenses, both legal and equitable, of the Liquidation Trust and the Reorganized Stand Alone Debtors, with respect to any Unimpaired Claims, including, but not limited to, all rights with respect to legal and equitable defenses to setoffs or recoupments against Unimpaired Claims and the right to assert Avoidance Actions against any Holders of an Unimpaired Claim.

         2.7      INTENTIONALLY OMITTED.

         2.8      BAR DATES FOR ADMINISTRATIVE CLAIMS.

                  Respecting Administrative Claims subject to the Administrative Claim Bar Date Order, a Holder of such Administrative Claim must have complied with the provisions of such order to be eligible to receive distributions under the Plan on account of such Administrative Claim.

                  To be eligible to receive distributions under the Plan on account of an Administrative Claim that is not subject to the Administrative Claim Bar Date Order and that is not a Fee Claim, all requests for payment of such Administrative Claims must be made by Proof of Administrative Claim filed with the Claims Agent so as to be received on or before 4:00 p.m. (Eastern Time) on the date that is the first Business Day after the date that is twenty (20) days after the Effective Date, unless otherwise agreed to by the Liquidation Trust (under the Sale Option) or the Reorganized Stand Alone Debtors (under the Stand Alone Option). Amendments to such Claims shall be governed by the provisions set forth in Section 10.3 of the Plan.

                  ANY HOLDER OF AN ADMINISTRATIVE CLAIM THAT DOES NOT ASSERT SUCH CLAIM IN ACCORDANCE WITH THIS SECTION 2.8, SHALL HAVE ITS CLAIM BE DEEMED DISALLOWED UNDER THIS PLAN AND BE FOREVER BARRED FROM ASSERTING SUCH CLAIM AGAINST ANY OF THE DEBTORS, THE REORGANIZED STAND ALONE DEBTORS, THE REORGANIZED SALE DEBTORS, THE LIQUIDATION TRUST, THE ESTATES OR ANY OF THEIR PROPERTY. ANY SUCH CLAIM SHALL BE DISCHARGED AND THE HOLDER THEREOF SHALL BE ENJOINED FROM COMMENCING OR CONTINUING ANY ACTION, EMPLOYMENT OF PROCESS OR ACT TO COLLECT, OFFSET, RECOUP OR RECOVER SUCH CLAIM.

         2.9      BAR DATE FOR FEE CLAIMS.

                  All final applications for payment of Fee Claims shall be filed with the Bankruptcy Court and served on or before the first Business Day that is sixty (60) days after the Effective Date or such other date as otherwise agreed by the Liquidation Trust (under the Sale Option) or the Reorganization Stand Alone (under the Stand Alone Option).

                  ANY HOLDER OF A FEE CLAIM THAT DOES NOT ASSERT SUCH CLAIM IN ACCORDANCE WITH THIS SECTION 2.9 SHALL HAVE ITS CLAIM BE DEEMED DISALLOWED UNDER THIS PLAN AND BE FOREVER BARRED FROM ASSERTING SUCH CLAIM AGAINST ANY OF THE DEBTORS, THE REORGANIZED STAND ALONE DEBTORS, THE REORGANIZED SALE DEBTORS, THE LIQUIDATION TRUST, THE ESTATES OR ANY OF THEIR PROPERTY. ANY SUCH CLAIM SHALL BE DISCHARGED AND THE HOLDER THEREOF SHALL BE ENJOINED FROM COMMENCING OR CONTINUING ANY ACTION, EMPLOYMENT OF PROCESS OR ACT TO COLLECT, OFFSET, RECOUP OR RECOVER SUCH CLAIM.

                                  ARTICLE III.

                               UNCLASSIFIED CLAIMS

         3.1      ADMINISTRATIVE CLAIMS.

                  Subject to the terms herein, and unless the Holder of an Allowed Administrative Claim agrees to receive other, less favorable treatment, each Holder of an Allowed Administrative Claim shall be paid 100% of the unpaid allowed amount of such Administrative Claim in Cash on or as soon as reasonably practicable after the Initial Distribution Date. Notwithstanding the immediately preceding sentence: (i) under the Stand Alone Option, any Allowed Administrative Claims for goods sold or services rendered representing liabilities incurred by the Debtors in the ordinary course of business during the Chapter 11 Cases, subject to compliance with any applicable bar date, shall be paid in the ordinary course in accordance with the terms and conditions of any agreements relating thereto; (ii) Allowed Administrative

Claims of the United States Trustee for fees pursuant to section 1930(a)(6) of title 28 of the United States Code shall be paid in accordance with the applicable schedule for payment of such fees; and (iii) all Allowed DIP Claims arising from the Final DIP Agreement shall be paid in accordance with the Final DIP Agreement and the Final DIP Order.

         3.2      PRIORITY TAX CLAIMS.

                  Subject to the terms herein, and unless the Holder of an Allowed Priority Tax Claim agrees to receive other, less favorable treatment, each Holder of an Allowed Priority Tax Claim shall be paid 100% of the unpaid amount of such Allowed Priority Tax Claim in Cash on or as soon as reasonably practicable after the Initial Distribution Date; provided, however, that, under the Stand Alone Option, the Reorganized Stand Alone Debtors may opt to make distributions for any Allowed Priority Tax Claim over a period not exceeding six
(6) years after the date of assessment of such Allowed Priority Tax Claim as provided in section 1129(a)(9)(C) of the Bankruptcy Code. If the Reorganized Stand Alone Debtors elect this option as to any Allowed Priority Tax Claim, then the payment of such Allowed Priority Tax Claim shall be made in equal semi-annual installments with the first installment due on the later of: (i) the Initial Distribution Date; (ii) 30 calendar days after the date on which an order allowing such Allowed Priority Tax Claim becomes a Final Order; or (iii) such other time as may be agreed to by the Holder of such Allowed Priority Tax Claim and the Reorganized Stand Alone Debtors. Each installment shall include simple interest on the unpaid portion of such Allowed Priority Tax Claim, without penalty of any kind, at the statutory rate of interest provided for such taxes under applicable non-bankruptcy law; provided, however, that the Reorganized Stand Alone Debtors shall reserve the right to pay any Allowed Priority Tax Claim, or any remaining balance of such Allowed Tax Claim, in full, at any time on or after the Effective Date, without premium or penalty. Any Claim or demand for penalty relating to any Priority Tax Claim (other than a penalty of the type specified in section 507(a)(8)(G) of the Bankruptcy Code) shall be Disallowed, and the Holder of an Allowed Priority Tax Claim shall not assess or attempt to collect such penalty from the Debtors, the Liquidation Trust, the Reorganized Sale Debtors, the Reorganized Stand Alone Debtors, the Estates or any of their respective property.

         3.3      FEE CLAIMS.

                  Subject to the terms herein, and unless the Holder of an Allowed Fee Claim agrees to receive other, less favorable treatment, each Holder of an Allowed Fee Claim shall receive 100% of the unpaid allowed amount of such Claim in Cash on or as soon as reasonably practicable after the Initial Distribution Date.

         3.4      OFC AND OIC TAX CLAIMS.

                  To the extent that OFC and OIC are included under this Plan, all OFC and OIC Tax Claims shall be Unimpaired and shall continue to be valid and fully enforceable against Reorganized Sale Debtor after the Effective Date.

                                   ARTICLE IV.

          CLASSIFICATION, TREATMENT AND VOTING OF CLAIMS AND INTERESTS

         4.1      SUMMARY.

                  The classification of Claims and Interests against the Debtors pursuant to the Plan is as follows:

 CLASS                    CLAIM                        STATUS              VOTING RIGHTS
--------------------------------------------------------------------------------------------
Class 1        Priority Non-Tax Claims               Unimpaired        Not Entitled to Vote;
                                                                       Deemed to Accept

Class 2A       Secured Tax Claims                    Impaired          Entitled to Vote

Class 2B       1997 Bonds Secured Claims             Impaired          Entitled to Vote

Class 2C       1998 Bonds Secured Claims             Impaired          Entitled to Vote

Class 2D       Auto Secured Claims                   Impaired          Entitled to Vote

Class 2E       Carolina Secured Claims               Impaired          Entitled to Vote

Class 2F       First American Secured Claims         Impaired          Entitled to Vote

Class 2G       Foothill Secured Claims               Impaired          Entitled to Vote

Class 2J       Thomas Secured Claims                 Impaired          Entitled to Vote

Class 2K       U.S. Bank Secured Claims              Impaired          Entitled to Vote

Class 2L       Other Secured and Setoff Claims       Impaired          Entitled to Vote

Class 3        Convenience Claims                    Impaired          Entitled to Vote

Class 4A       Senior Notes Claims                   Impaired          Entitled to Vote

Class 4B       Junior Notes Claims                   Impaired          Entitled to Vote

Class 4C       REMIC Guarantee Claims                Impaired          Entitled to Vote

Class 4D       Litigation Claims                     Impaired          Entitled to Vote

Class 4E       Other Unsecured Claims                Impaired          Entitled to Vote

Class 6A       Non-Debtor-Held Interests             Impaired          Entitled to Vote

         4.2      CLASS 1 (PRIORITY NON-TAX CLAIMS).

                  Classification: Class 1 shall consist of all Priority Non-Tax Claims.

                  Treatment: Subject to the terms herein, and unless the Holder of an Allowed Priority Non-Tax Claim agrees to receive other, less favorable treatment, each Holder of an Allowed Priority Non-Tax Claim shall be paid 100% of the unpaid amount of such Allowed Priority Non-Tax Claim in Cash on or as soon as reasonably practicable after the Initial Distribution Date.

                  Voting: Class 1 is an Unimpaired Class, and Holders of Class 1 Claims are not entitled to vote.

         4.3      CLASS 2A (SECURED TAX CLAIMS).

                  Classification: Class 2A shall consist of all Secured Tax Claims, to the extent (i) validly perfected under applicable non-bankruptcy law prior to the Petition Date or validly perfected after the Petition Date in accordance with section 546(b) of the Bankruptcy Code and (ii) otherwise enforceable against the Debtors' Estates or the property thereof.

                  Treatment: Subject to the provisions of sections 502(b)(3) and 506(d) of the Bankruptcy Code and herein, each Holder of an Allowed Secured Tax Claim shall receive (i) under the Sale Option, 100% of the unpaid amount of such Allowed Secured Tax Claim in Cash; or (ii) under the Stand Alone Option, at the option of the Reorganized Stand Alone Debtors: (a) 100% of the Net Proceeds from the sale of the relevant collateral, up to the unpaid amount of such Allowed Claim (with such payments to be made, if applicable, from accounts set up by the Debtors, during the Chapter 11 Cases, in connection with the sale of such collateral), subject to applicable inter-creditor lien priorities; (b) the return of the relevant collateral; (c) the reinstatement of the Claim in accordance with section 1124(2) of the Bankruptcy Code; (d) the indubitable equivalent of such Claim in accordance with section 1129(b)(2)(A)(iii) of the Bankruptcy Code; (e) such other, less favorable, treatment as shall be agreed to between the Holder of such Claim and the Reorganized Stand Alone Debtors; and
(f) such other, less favorable, treatment as is determined by Final Order of the Bankruptcy Court. Such distribution, if required, shall be made on or as soon as reasonably practicable after the Initial Distribution Date (subject, if applicable, to the receipt by the Reorganized Stand Alone Debtors or the Liquidation Trust of the Net Proceeds of the sale of the relevant collateral).

                  Voting: Class 2A is an Impaired Class, and Holders of Class 2A Claims are entitled to vote.

         4.4      CLASS 2B (1997 BONDS SECURED CLAIMS).

                  Classification: Class 2B shall consist of all 1997 Bonds Secured Claims, to the extent (i) validly perfected under applicable non-bankruptcy law prior to the Petition Date or validly perfected after the Petition Date in accordance with section 546(b) of the Bankruptcy Code and (ii) otherwise enforceable against the Debtors' Estates or the property thereof.

                  Treatment: Subject to the provisions of sections 502(b)(3) and 506(d) of the Bankruptcy Code and herein, the Holder of the Allowed 1997 Bonds Secured Claim shall receive (i) under the Sale Option, 100% of the unpaid amount of such Allowed 1997 Bonds Secured Claim in Cash; or (ii) under the Stand Alone Option, at the option of the Reorganized Stand Alone Debtors: (a) 100% of the Net Proceeds from the sale of the relevant collateral, up to the unpaid amount of such Allowed Claim (with such payments to be made, if applicable, from accounts set up by the Debtors, during the Chapter 11 Cases, in connection with the sale of such collateral), subject to applicable inter-creditor Lien priorities; (b) the return of the relevant collateral; (c) the reinstatement of the Claim in accordance with section 1124(2) of the Bankruptcy Code; (d) the indubitable equivalent of such Claim in accordance with section 1129(b)(2)(A)(iii) of the Bankruptcy Code; (e) such other, less favorable, treatment as shall be agreed to between the Holder of such Claim and the Reorganized Stand Alone Debtors; and (f) such other, less favorable, treatment as is determined by Final Order of the Bankruptcy Court. Such distribution, if required, shall be made on or as soon as reasonably practicable after the Initial Distribution Date (subject, if applicable, to the receipt by the Reorganized Stand Alone Debtors or the Liquidation Trust of the Net Proceeds of the sale of the relevant collateral).

                  Voting: Class 2B is an Impaired Class, and Holders of Class 2B Claims are entitled to vote.

         4.5      CLASS 2C (1998 BONDS SECURED CLAIMS).

                  Classification: Class 2C shall consist of all 1998 Bonds Secured Claims, to the extent (i) validly perfected under applicable non-bankruptcy law prior to the Petition Date or validly perfected after the Petition Date in accordance with section 546(b) of the Bankruptcy Code and (ii) otherwise enforceable against the Debtors' Estates or the property thereof.

                  Treatment: Subject to the provisions of sections 502(b)(3) and 506(d) of the Bankruptcy Code and herein, a Holder of an Allowed 1998 Bonds Secured Claim shall receive (i) under the Sale Option, 100% of the unpaid amount of such Allowed 1998 Bonds Secured Claim in Cash; or (ii) under the Stand Alone Option, at the option of the Reorganized Stand Alone Debtors: (a) 100% of the Net Proceeds from the sale of the relevant collateral, up to the unpaid amount of such Allowed Claim (with such payments to be made, if applicable, from accounts set up by the Debtors, during the Chapter 11 Cases, in connection with the sale of such collateral), subject to applicable inter-creditor Lien priorities; (b) the return of the relevant collateral; (c) the reinstatement of the Claim in accordance with the provisions of section 1124(2) of the Bankruptcy Code; (d) the indubitable equivalent of such Claim in accordance with section 1129(b)(2)(A)(iii) of the Bankruptcy Code; (e) such other, less favorable, treatment as shall be agreed to between the Holder of such Claim and the Reorganized Stand Alone Debtors; and (f) such other, less favorable, treatment as is determined by Final Order of the Bankruptcy Court.

Such distribution, if required, shall be made on or as soon as reasonably practicable after the Initial Distribution Date (subject, if applicable, to the receipt by the Reorganized Stand Alone Debtors or the Liquidation Trust of the Net Proceeds of the sale of the relevant collateral).

                  Voting: Class 2C is an Impaired Class, and Holders of Class 2C Claims are entitled to vote.

         4.6      CLASS 2D (AUTO SECURED CLAIMS).

                  Classification: Class 2D shall consist of all Auto Secured Claims, to the extent (i) validly perfected under applicable non-bankruptcy law prior to the Petition Date or validly perfected after the Petition Date in accordance with section 546(b) of the Bankruptcy Code and (ii) otherwise enforceable against the Debtors' Estates or the property thereof.

                  Treatment: Subject to the provisions of sections 502(b)(3) and 506(d) of the Bankruptcy Code and herein, a Holder of an Allowed Auto Secured Claim shall receive (i) under the Sale Option, 100% of the unpaid amount of such Allowed Auto Secured Claim in Cash; or (ii) under the Stand Alone Option, at the option of the Reorganized Stand Alone Debtors: (a) 100% of the Net Proceeds from the sale of the relevant collateral, up to the unpaid amount of such Allowed Claim (with such payments to be made, if applicable, from accounts set up by the Debtors, during the Chapter 11 Cases, in connection with the sale of such collateral), subject to applicable inter-creditor Lien priorities; (b) the return of the relevant collateral; (c) the reinstatement of the Claim in accordance with the provisions of section 1124(2) of the Bankruptcy Code; (d) the indubitable equivalent of such Claim in accordance with section 1129(b)(2)(A)(iii) of the Bankruptcy Code; (e) such other, less favorable, treatment as shall be agreed to between the Holder of such Claim and the Reorganized Stand Alone Debtors; and (f) such other, less favorable, treatment as is determined by Final Order of the Bankruptcy Court. Such distribution, if required, shall be made on or as soon as reasonably practicable after the Initial Distribution Date (subject, if applicable, to the receipt by the Reorganized Stand Alone Debtors or the Liquidation Trust of the Net Proceeds of the sale of the relevant collateral).

                  Voting: Class 2D is an Impaired Class, and Holders of Class 2D Claims are entitled to vote.

         4.7      CLASS 2E (CAROLINA SECURED CLAIMS).

                  Classification: Class 2E shall consist of all Carolina Secured Claims, to the extent (i) validly perfected under applicable non-bankruptcy law prior to the Petition Date or validly perfected after the Petition Date in accordance with section 546(b) of the Bankruptcy Code and (ii) otherwise enforceable against the Debtors' Estates or the property thereof.

                  Treatment: Subject to the provisions of sections 502(b)(3) and 506(d) of the Bankruptcy Code and herein, a Holder of an Allowed Carolina Secured Claim shall receive (i) under the Sale Option, 100% of the unpaid amount of such Allowed Carolina Secured Claim in Cash; or (ii) under the Stand Alone Option, at the option of the Reorganized Stand Alone Debtors: (a) 100% of the Net Proceeds from the sale of the relevant collateral, up to the unpaid amount of such Allowed Claim (with such payments to be made, if applicable, from accounts set up by the Debtors, during the Chapter 11 Cases, in connection with the sale of such collateral), subject to applicable inter-creditor Lien priorities; (b) the return of the relevant collateral; (c) the reinstatement of the Claim in accordance with the provisions of section 1124(2) of the Bankruptcy Code; (d) the indubitable equivalent of such Claim in accordance with section 1129(b)(2)(A)(iii) of the Bankruptcy Code; (e) such other, less favorable, treatment as shall be agreed to between the Holder of such Claim and the Reorganized Stand Alone Debtors; and (f) such other, less favorable, treatment as is determined by Final Order of the Bankruptcy Court. Such distribution, if required, shall be made on or as soon as reasonably practicable after the Initial Distribution Date (subject, if applicable, to the receipt by the Reorganized Stand Alone Debtors or the Liquidation Trust of the Net Proceeds of the sale of the relevant collateral).

                  Voting: Class 2E is an Impaired Class, and Holders of Class 2E Claims are entitled to vote.

         4.8      CLASS 2F (FIRST AMERICAN SECURED CLAIMS).

                  Classification: Class 2F shall consist of all First American Secured Claims, to the extent (i) validly perfected under applicable non-bankruptcy law prior to the Petition Date or validly perfected after the Petition Date in accordance with section 546(b) of the Bankruptcy Code and (ii) otherwise enforceable against the Debtors' Estates or the property thereof.

                  Treatment: Subject to the provisions of sections 502(b)(3) and 506(d) of the Bankruptcy Code and herein, the Holder of the Allowed First American Secured Claim shall receive (i) under the Sale Option, 100% of the unpaid amount of such Allowed First American Secured Claim in Cash; or (ii) under the Stand Alone Option, at the option of the Reorganized Stand Alone
Debtors: (a) 100% of the Net Proceeds from the sale of the relevant collateral, up to the unpaid amount of such Allowed Claim (with such payments to be made, if applicable, from accounts set up by the Debtors, during the Chapter 11 Cases, in connection with the sale of such collateral), subject to applicable inter-creditor Lien priorities; (b) the return of the relevant collateral; (c) the reinstatement of the Claim in accordance with provisions of section 1124(2) of the Bankruptcy Code; (d) the indubitable equivalent of such Claim in accordance with section 1129(b)(2)(A)(iii) of the Bankruptcy Code; (e) such other, less favorable, treatment as shall be agreed to between the Holder of such Claim and the Reorganized Stand Alone Debtors; and (f) such other, less favorable, treatment as is determined by Final Order of the Bankruptcy Court. Such distribution, if required, shall be made on or as soon as reasonably practicable after the Initial Distribution Date (subject, if applicable, to the receipt by the Reorganized Stand Alone Debtors or the Liquidation Trust of the Net Proceeds of the sale of the relevant collateral).

                  Voting: Class 2F is an Impaired Class, and Holders of the Class 2F Claims are entitled to vote.

         4.9      CLASS 2G (FOOTHILL SECURED CLAIMS).

                  Classification: Class 2G shall consist of all Foothill Secured Claims, to the extent (i) validly perfected under applicable non-bankruptcy law prior to the Petition Date or validly perfected after the Petition Date in accordance with section 546(b) of the Bankruptcy Code and (ii) otherwise enforceable against the Debtors' Estates or the property thereof.

                  Treatment: Subject to the provisions of sections 502(b)(3) and 506(d) of the Bankruptcy Code and herein, a Holder of an Allowed Foothill Secured Claim shall receive (a) under the Sale Option, 100% of the unpaid amount of such Allowed Claim in accordance with section 5.03 of the Purchase Agreement; or (ii) under the Stand Alone Option, at the option of the Reorganized Stand Alone Debtors: (a) the relevant collateral; (b) the reinstatement of the Claim in accordance with the provisions of section 1124(2) of the Bankruptcy Code; (c) the indubitable equivalent of such Claim in accordance with section 1129(b)(2)(A)(iii) of the Bankruptcy Code; (d) such other, less favorable, treatment as shall be agreed to between the Holder of such Claim and the Reorganized Stand Alone Debtors; and (e) such other, less favorable, treatment as is determined by Final Order of the Bankruptcy Court. Such distribution, if required, shall be made on or as soon as reasonably practicable after the Initial Distribution Date.

                  Voting: Class 2G is an Impaired Class, and Holders of Class 2G Claims are entitled to vote.

         4.10     INTENTIONALLY OMITTED.

         4.11     INTENTIONALLY OMITTED.

         4.12     CLASS 2J (THOMAS SECURED CLAIMS).

                  Classification: Class 2J shall consist of all Thomas Secured Claims, to the extent (i) validly perfected under applicable non-bankruptcy law prior to the Petition Date or validly perfected after the Petition Date in accordance with section 546(b) of the Bankruptcy Code and (ii) otherwise enforceable against the Debtors' Estates or the property thereof.

                  Treatment: Subject to the provisions of sections 502(b)(3) and 506(d) of the Bankruptcy Code and herein, a Holder of an Allowed Thomas Secured Claim shall receive (i) under the Sale Option, 100% of the unpaid amount of such Allowed Thomas Secured Claim in Cash; or (ii) under the Stand Alone Option, at the option of the Reorganized Stand Alone Debtors: (a) 100% of the Net Proceeds from the sale of the relevant collateral, up to the unpaid amount of such Allowed Claim (with such payments to be made, if applicable, from accounts set up by the Debtors, during the Chapter 11 Cases, in connection with the sale of such collateral), subject to applicable inter-creditor Lien priorities; (b) the return of the relevant collateral; (c) the reinstatement of the Claim in accordance with the provisions of section 1124(2) of the Bankruptcy Code; (d) the indubitable equivalent of such Claim in accordance with section 1129(b)(2)(A)(iii) of the Bankruptcy Code; (e) such other, less favorable, treatment as shall be agreed to between the Holder of such Claim and the Reorganized Stand Alone Debtors; and (f) such other, less favorable, treatment as is determined by Final Order of the Bankruptcy Court. Such distribution, if required, shall be made on or as soon as reasonably practicable upon the Initial Distribution Date (subject, if applicable, to the receipt by the Reorganized Stand Alone Debtors or the Liquidation Trust of the Net Proceeds of the sale of the relevant collateral).

                  Voting: Class 2J is an Impaired Class, and Holders of Class 2J Claims are entitled to vote.

         4.13     CLASS 2K (U.S. BANK SECURED CLAIMS).

                  Classification: Class 2K shall consist of all U.S. Bank Secured Claims, to the extent (i) validly perfected under applicable non-bankruptcy law prior to the Petition Date or validly perfected after the Petition Date in accordance with section 546(b) of the Bankruptcy Code and (ii) otherwise enforceable against the Debtors' Estates or the property thereof.

                  Treatment: Subject to the provisions of sections 502(b)(3) and 506(d) of the Bankruptcy Code and herein, a Holder of an Allowed U.S. Bank Secured Claim shall receive (i) under the Sale Option, 100% of the unpaid amount of such Allowed U.S. Bank Secured Claim in Cash; or (ii) under the Stand Alone Option, at the option of the Reorganized Stand Alone Debtors: (a) 100% of the Net Proceeds from the sale of the relevant collateral, up to the unpaid amount of such Allowed Claim (with such payments to be made, if applicable, from accounts set up by the Debtors, during the Chapter 11 Cases, in connection with the sale of such collateral), subject to applicable inter-creditor Lien priorities; (b) the return of the relevant collateral; (c) the reinstatement of the Claim in accordance with the provisions of section 1124(2) of the Bankruptcy Code; (d) the indubitable equivalent of such Claim in accordance with section 1129(b)(2)(A)(iii) of the Bankruptcy Code; (e) such other, less favorable, treatment as shall be agreed to between the Holder of such Claim and the Reorganized Stand Alone Debtors; and (f) such other, less favorable, treatment as is determined by Final Order of the Bankruptcy Court. Such distribution, if required, shall be made on or as soon as reasonably practicable after the Initial Distribution Date (subject, if applicable, to the receipt by the Reorganized Stand Alone Debtors or the Liquidation Trust of the Net Proceeds of the sale of the relevant collateral).

                  Voting: Class 2K is an Impaired Class, and Holders of Class 2K Claims are entitled to vote.

         4.14     CLASS 2L (OTHER SECURED AND SETOFF CLAIMS).

                  Classification: Class 2L shall consist of all Other Secured and Setoff Claims, to the extent (i) validly perfected under applicable non-bankruptcy law prior to the Petition Date or validly perfected after the Petition Date in accordance with section 546(b) of the Bankruptcy Code and (ii) otherwise enforceable against the Debtors' Estates or the property thereof.

                  Treatment: Subject to the provisions of sections 502(b)(3) and 506(d) of the Bankruptcy Code and herein, each Holder of an Allowed Other Secured and Setoff Claim shall receive (i) under the Sale Option, 100% of the unpaid amount of such Allowed Other Secured and Setoff Claim in Cash; or (ii) under the Stand Alone Option, at the option of the Reorganized Stand Alone
Debtors: (a) 100% of the Net Proceeds from the sale of the relevant collateral, up to the unpaid amount of such Allowed Claim (with such payments to be made, if applicable, from accounts set up by the Debtors, during the Chapter 11 Cases, in connection with the sale of such collateral), subject to applicable inter-creditor Lien priorities; (b) the return of the relevant collateral; (c) the reinstatement of the Claim in accordance with the provisions of section 1124(2) of the Bankruptcy Code; (d) the indubitable equivalent of such Claim in accordance with section 1129(b)(2)(A)(iii) of the Bankruptcy Code; (e) such other, less favorable, treatment as shall be agreed to between the Holder of such Claim and the Reorganized Stand Alone Debtors; and (f) such other, less favorable, treatment as is determined by Final Order of the Bankruptcy Court.

Such distribution, if required, shall be made on or as soon as reasonably practicable after the Initial Distribution Date (subject, if applicable, to the receipt by the Reorganized Stand Alone Debtors or the Liquidation Trust of the Net Proceeds of the sale of the relevant collateral). To the extent a Claim is partially an Allowed Other Secured and Setoff Claim based on an offset right and partially an Allowed Claim of another type, such Other Secured and Setoff Claim shall be deemed to have been (x) setoff only to the extent of the allowed amount of the allowed, liquidated, nondisputed, noncontingent claim owing to the Debtors, Liquidation Trust, the Reorganized Sale Debtors or the Reorganized Stand Alone Debtors and (y) a Claim classified in another relevant Class for any excess of such Claim over the amount so set off. If a Claim is a fully Secured Claim based on an offset right, the allowance of such Claim shall not affect any obligations or liabilities due and payable (at such time) to the Debtors, Liquidation Trust, the Reorganized Sale Debtors or the Reorganized Stand Alone Debtors that are in an amount in excess of the amount validly offset and the payment, in full and in cash, of all amounts due and owing as of the Effective Date to the Debtors, Liquidation Trust, the Reorganized Sale Debtors or the Reorganized Stand Alone Debtors and the turnover of any property of the Debtors, Liquidation Trust, the Reorganized Sale Debtors or the Reorganized Stand Alone Debtors held by such claimant on account of any unliquidated, disputed or contingent right of setoff shall be a precondition of the allowance of such Other Secured and Setoff Claim.

                  Voting: Class 2L is an Impaired Class, and Holders of Class 2L Claims are entitled to vote.

         4.15     CLASS 3 (CONVENIENCE CLAIMS).

                  Classification: Class 3 shall consist of all Convenience
Claims.

                  Treatment: Subject to the terms herein and unless the Holder of an Allowed Class 3 Claim makes a Convenience Class Opt-Out Election or agrees to receive other, less favorable treatment, a Holder of an Allowed Claim in this Class, including Holders of Other Unsecured Claims making a Convenience Class Opt-In Election, shall receive, in full satisfaction, settlement, release, and discharge of and in exchange for such Claim, 25% of the unpaid amount of such Allowed Class 3 Claim in Cash on or as soon as reasonably practicable after the Initial Distribution Date.

                  Voting: Class 3 is an Impaired Class, and Holders of Class 3 Claims are entitled to vote. The Convenience Class Election must be made at the time of balloting for voting to accept or reject the Plan and clearly indicated on the Holder's Ballot and any such election for treatment as a Convenience Claim through a Convenience Class Opt-In Election shall count as a vote for the Plan; provided, however, that, if any Claim that is otherwise eligible for the Convenience Class Election is a Disputed Claim at the time of balloting, the Convenience Class Election may be made in a Final Order allowing such Claim. Once a Convenience Class Election has been made with respect to a Claim, such election shall be irrevocable; provided, however, that a Convenience Class Election can be changed or made upon the written consent of the Debtors, prior to the Effective Date, and the Liquidation Trust (under the Sale Option) or the Reorganized Stand Alone Debtors (under the Stand Alone Option), after the Effective Date. Whether a Holder of a Claim has properly made a Convenience Class Election shall have no effect on whether such Claim is or may become a Disputed Claim or an Allowed Claim.

         4.16     CLASS 4A (SENIOR NOTES CLAIMS).

                  Classification: Class 4A shall consist of all Senior Notes Claims.

                  Treatment: Subject to the terms herein and unless the Holder of an Allowed Class 4A Claim who is the beneficial holder of such Class 4A Claim agrees to receive other, less favorable treatment, such Holder of an Allowed Claim in this Class shall receive, in full satisfaction, settlement, release, and discharge of and in exchange for such Claim: (i) under both the Sale Option and the Stand Alone Option, a beneficial interest in the Liquidation Trust in a proportion Ratable to other Allowed Claims in Class 4A, Class 4B, Class 4C, Class 4D and Class 4E; and (ii) under the Stand Alone Option, a portion of the 10,000,000 shares of New Common Stock to be issued pursuant to the Plan, in an amount that is Ratable to other Allowed Claims in Class 4A, Class 4B, Class 4C, Class 4D and Class 4E. Such distributions, shall be made on or as soon as reasonably practicable after the Initial Distribution Date, subject to the establishment of appropriate reserves for Disputed Claims in accordance with the provisions of the Plan, including reserves of New Common Stock held by the Stand Alone Voting Trust.

                  Voting: Class 4A is an Impaired Class, and Holders of Allowed Class 4A Claims who are the beneficial holders of such Class 4A Claims are entitled to vote.

         4.17     CLASS 4B (JUNIOR NOTES CLAIMS).

                  Classification: Class 4B shall consist of all Junior Notes Claims.

                  Treatment: Subject to the terms herein and unless a Holder of an Allowed Class 4B Claim who is the beneficial holder of such Class 4B Claim agrees to receive other, less favorable treatment, such Holder of an Allowed Claim in this Class shall receive, in full satisfaction, settlement, release, and discharge of and in exchange for such Claim: (i) under both the Sale Option and the Stand Alone Option, a beneficial interest in the Liquidation Trust in a proportion Ratable to other Allowed Claims in Class 4A, Class 4B, Class 4C, Class 4D and Class 4E; and (ii) under the Stand Alone Option, a portion of the 10,000,000 shares of New Common Stock to be issued pursuant to the Plan, in an amount that is Ratable to other Allowed Claims in Class 4A, Class 4B, Class 4C, Class 4D and Class 4E. Such distributions, shall be made on or as soon as reasonably practicable after the Initial Distribution Date, subject to the establishment of appropriate reserves for Disputed Claims in accordance with the provisions of the Plan, including reserves of New Common Stock held by the Stand Alone Voting Trust.

                  Voting: Class 4B is an Impaired Class, and Holders of Allowed Class 4B Claims who are the beneficial holders of such Class 4B Claims are entitled to vote.

         4.18     CLASS 4C (REMIC GUARANTEE CLAIMS).

                  Classification: Class 4C shall consist of all REMIC Guarantee Claims.

                  Treatment: Subject to the terms herein and unless a Holder of an Allowed Class 4C Claim agrees to receive other, less favorable treatment, such Holder of an Allowed Claim in this Class shall receive, in full satisfaction, settlement, release, and discharge of and in exchange for such Claim: (i) under both the Sale Option and the Stand Alone Option, a beneficial interest in the Liquidation Trust in a proportion Ratable to other Allowed Claims in Class 4A, Class 4B, Class 4C, Class 4D and Class 4E; and (ii) under the Stand Alone Option, a portion of the 10,000,000 shares of New Common Stock to be issued pursuant to the Plan, in an amount that is Ratable to other Allowed Claims in Class 4A, Class 4B, Class 4C, Class 4D and Class 4E. Such distributions, shall be made on or as soon as reasonably practicable after the Initial Distribution Date, subject to the establishment of appropriate reserves for Disputed Claims in accordance with the provisions of the Plan, including reserves of New Common Stock held by the Stand Alone Voting Trust. This treatment shall not prohibit the surrender of REMIC Certificates or interests therein to the Liquidation Trust (under the Sale Option) or the Reorganized Sale Debtors (under the Stand Alone Option) in connection with the resolution of Disputed Class 4C Claims.

                  Voting: Class 4C is an Impaired Class, and Holders of Allowed Class 4C Claims who are the beneficial holders of such Class 4C Claims are entitled to vote.

         4.19     CLASS 4D (LITIGATION CLAIMS).

                  Classification: Class 4D shall consist of all Litigation
Claims.

                  Treatment: Subject to the terms herein and unless a Holder of an Allowed Class 4D Claim agrees to receive other, less favorable treatment, such Holder of an Allowed Claim in this Class shall receive, in full satisfaction, settlement, release, and discharge of and in exchange for such
Claim: (i) under both the Sale Option and the Stand Alone Option, a beneficial interest in the Liquidation Trust in a proportion Ratable to other Allowed Claims in Class 4A, Class 4B, Class 4C, Class 4D and Class 4E; and (ii) under the Stand Alone Option, a portion of the 10,000,000 shares of New Common Stock to be issued pursuant to the Plan, in an amount that is Ratable to other Allowed Claims in Class 4A, Class 4B, Class 4C, Class 4D and Class 4E. Such distributions, shall be made on or as soon as reasonably practicable after the Initial Distribution Date, subject to the establishment of appropriate reserves for Disputed Claims in accordance with the provisions of the Plan, including reserves of New Common Stock held by the Stand Alone Voting Trust.

                  Voting: Class 4D is an Impaired Class, and Holders of Allowed Class 4D Claims are entitled to vote.

         4.20     CLASS 4E (OTHER UNSECURED CLAIMS).

                  Classification: Class 4E shall consist of all Other Unsecured Claims.

                  Treatment: Subject to the terms herein and unless a Holder of an Allowed Class 4E Claim makes a Convenience Class Opt-In Election or agrees to receive other, less favorable treatment, such Holder of an Allowed Claim in this Class shall receive, in full satisfaction, settlement, release, and discharge of and in exchange for such Claim: (i) under both the Sale Option and the Stand Alone Option, a beneficial interest in the Liquidation Trust in a proportion Ratable to other Allowed Claims in Class 4A, Class 4B, Class 4C, Class 4D and Class 4E; and (ii) under the Stand Alone Option, a portion of the 10,000,000 shares of New Common Stock to be issued pursuant to the Plan, in an amount that is Ratable to other Allowed Claims in Class 4A, Class 4B, Class 4C, Class 4D and Class 4E. Such distributions, shall be made on or as soon as reasonably practicable after the Initial Distribution Date, subject to the establishment of appropriate reserves for Disputed Claims in accordance with the provisions of the Plan, including reserves of New Common Stock held by the Stand Alone Voting Trust.

                  Voting: Class 4E is an Impaired Class, and Holders of Allowed Class 4E Claims are entitled to vote.

         4.21     INTENTIONALLY OMITTED.

         4.22     CLASS 6A (NON-DEBTOR-HELD INTERESTS).

                  Classification: Class 6 shall consist of all Non-Debtor-Held Interests.

                  Treatment: Subject to the terms herein and unless the Holder of an Allowed Class 6A Interest agrees to receive other, less favorable treatment, such Holder of an Allowed Interest in this Class shall receive, in full satisfaction, settlement, release, and discharge of and in exchange for such Interest: (i) under the Sale Option, retention of its Interest in Oakwood; or (ii) under the Stand Alone Option, a portion of the New Warrants to be issued pursuant to the Plan, in an amount that is Ratable to other Allowed Interests in Class 6A. Such distributions shall be made on or as soon as reasonably practicable upon the Initial Distribution Date, subject to the establishment of appropriate reserves under the Stand Alone Option for Disputed Interests in accordance with the provisions of the Plan; provided, however, that no distribution shall be made to Holders of Allowed Class 6A Interests if any of Class 4A, Class 4B, Class 4C, Class 4D or Class 4E does not accept the Plan.

                  Voting: Class 6A is an Impaired Class, and all Holders of Allowed Class 6A Claims are entitled to vote.

         4.23     INTENTIONALLY OMITTED.

                                   ARTICLE V.

                              CONDITIONS PRECEDENT

         5.1      CONDITIONS TO CONFIRMATION.

                           (a)      UNDER THE SALE OPTION.

                  Unless this condition is waived in accordance with the Plan, the Confirmation Order and the Plan Supplement must be in form and substance reasonably acceptable to the Debtors, the Creditors' Committee, the Buyer and Berkshire, and the Confirmation Order shall:

                                    (i)      order, find, and decree that the
                                    Purchase Agreement and all other documents necessary to consummate the sale of the Purchased Business to the Buyer, including the documents substantially in the form set forth in the Plan Supplement, are approved in all respects and that all parties thereto are authorized and directed to perform all of their obligations thereunder;

                                    (ii)     order, find, and decree that the
                                    sale of the Purchased Business to the Buyer pursuant to the Plan and the Purchase Agreement, including, without limitation, OSHC's rejection of the Subservicing Agreements, OSHC's assumption of the Servicing Agreements, and OSHC's assignment of the Servicing Agreements to Buyer (but only if such Subservicing Agreements and Servicing Agreement are not already the subjects of a separate order or orders of the Bankruptcy Court): (a) is in the best interests of all of the Debtors' constituencies, (b) maximizes the value of the Debtors' business enterprises, (c) is approved pursuant to Bankruptcy Code sections 105, 363, 365, 1123, and 1129, and
                                    (d) that the Buyer has acted in good faith for the purposes of Bankruptcy Code sections 363(m) and 365;

                                    (iii)    order, find and decree that the
                                    Confirmation Order shall supersede any
                                    orders of the Court issued prior to the
                                    Confirmation Date to the extent that those prior orders may be inconsistent with the Confirmation Order;

                                    (iv)     order and decree that the Estates
                                    of the Debtors shall be substantively
                                    consolidated but only to the extent set
                                    forth in the Plan;

                                    (v)      authorize the implementation of the
                                    Plan in accordance with its terms;

                                    (vi)     provide that any transfers effected
                                    or mortgages or other security documents entered into or to be effected or entered into under the Plan shall be and are exempt from any state, city, or other municipality transfer taxes, mortgage recording taxes, and any other stamp or similar taxes pursuant to Bankruptcy Code section 1146(c);

                                    (vii)    approve in all respects the other
                                    settlements, transactions, and agreements to be effected pursuant to the Plan;

                                    (viii)   provide that all executory
                                    contracts or unexpired leases assumed by the Debtors and assigned during the Chapter 11 Cases or under the Plan shall remain in full force and effect for the benefit of the assignee thereof notwithstanding any provisions in any contract or lease (including provisions of the kinds described in Bankruptcy Code section 365(b)(2) and
                                    (f)) that prohibit assignment or transfer thereof or that enable or require termination or modification of such contract or lease upon assignment thereof);

                                    (ix)     provide that (A) all executory
                                    contracts and unexpired leases of any Debtor that are listed in the Purchase Agreement as executory contracts and unexpired leases to be assumed and assigned thereunder shall be deemed assumed by the Debtor that is a party thereto and assigned to the Buyer; and (B) effective as of the Petition Date, all other executory contracts and unexpired leases of the Debtors are subject to the treatment provided in Article IX of the Plan;

                                    (x)      provide that with respect to all
                                    assumptions and all assignments described or authorized in the preceding paragraph, all such contracts or leases shall remain in full force and effect for the benefit of the Buyer, the Reorganized Sale Debtors or the Liquidation Trust, as applicable, notwithstanding any provisions in any contract or lease (including provisions of the kinds described in Bankruptcy Code section 365(b)(2) and (f)) that prohibit assignment or transfer thereof or that enable or require termination or modification of such contract or lease upon assignment thereof;

                                    (xi)     establish the Liquidation Trust
                                    consistent with the terms of the Liquidation
                                    Trust Agreement and the Plan;

                                    (xii)    order, find and decree that the
                                    Transfers of Assets by the Debtors to the Buyer, the Reorganized Sale Debtors or the Liquidation Trust: (A) are or shall be legal, valid, and effective transfers of property; (B) vest or shall vest the transferee with good title to such property free and clear of all Liens, Claims, encumbrances, and Interests of any Person, except as expressly provided in the Plan, Purchase Agreement or Confirmation Order;
                                    (C) do not and shall not constitute
                                    avoidable transfers under the Bankruptcy
                                    Code or under applicable bankruptcy or
                                    non-bankruptcy law; and (D) do not and shall not subject the Buyer, the Reorganized Sale Debtors or the Liquidation Trust to any liability by reason of such transfer under the Bankruptcy Code or under applicable non-bankruptcy law, including any laws affecting successor or transferee liability or fraudulent conveyance or transfer laws;

                                    (xiii)   find that the Plan complies with
                                    all applicable provisions of the Bankruptcy
                                    Code, including that the Plan was proposed in good faith and that the Confirmation Order was not procured by fraud;

                                    (xiv)    order, find and decree that, unless
                                    otherwise explicitly stated in the Plan, all Claims related to the Debtors not otherwise discharged or released under the Plan, if any, shall become solely the responsibility of the Reorganized Sale Debtors and shall not be the responsibility or liability of the Liquidation Trust or the Buyer;

                                    (xv)     approve, in all respects, the Plan
                                    Supplement;

                                    (xvi)    find that the provisions of
                                    Bankruptcy Code sections 1145 and 1146(c) apply to the transactions contemplated hereunder, if applicable; and

                                    (xvii)   appoint a Person to serve as the
                                    responsible officer and director for each of the Reorganized Sale Debtors empowered to take action without requiring the vote or consent of the Holders of Old Common Stock in accordance with applicable law.

                           (b)      UNDER THE STAND ALONE OPTION.

                  Unless this condition is waived in accordance with the Plan, the Confirmation Order and the Plan Supplement must be in form and substance reasonably acceptable to the Debtors, the Creditors' Committee and Berkshire, and the Confirmation Order shall:

                                    (i)      include a provision authorizing the
                                    Reorganized Debtors to adopt and file their respective Amended and Restated Certificates of Incorporation and Amended and Restated Bylaws;

                                    (ii)     order, find and decree that the
                                    Confirmation Order shall supersede any
                                    orders of the Court issued prior to the
                                    Confirmation Date to the extent that those prior orders may be inconsistent with the Confirmation Order;

                                    (iii)    order and decree that the Estates
                                    of the Debtors shall be substantively
                                    consolidated but only to the extent set
                                    forth in the Plan;

                                    (iv)     include a provision authorizing the
                                    issuance of the New Common Stock and New
                                    Warrants, if necessary;

                                    (v)      establish the Liquidation Trust
                                    consistent with the terms of the Liquidation
                                    Trust Agreement and the Plan;

                                    (vi)     establish the Stand Alone Voting
                                    Trust consistent with the terms of the Stand
                                    Alone Voting Trust Agreement and the Plan;

                                    (vii)    order, find and decree that the
                                    Transfers of Assets by the Debtors to the Reorganized Stand Alone Debtors or the Liquidation Trust: (A) are or shall be legal, valid, and effective transfers of property; (B) vest or shall vest the transferee with good title to such property free and clear of all Liens, Claims, encumbrances, and Interests of any Person, except as expressly provided in the Plan, Purchase Agreement or Confirmation Order;
                                    (C) do not and shall not constitute
                                    avoidable transfers under the Bankruptcy
                                    Code or under applicable bankruptcy or
                                    non-bankruptcy law; and (D) do not and shall not subject the Reorganized Stand Alone Debtors or the Liquidation Trust to any liability by reason of such transfer under the Bankruptcy Code or under applicable non-bankruptcy law, including any laws affecting successor or transferee liability;

                                    (viii)   find that the Plan complies with
                                    all applicable provisions of the Bankruptcy
                                    Code, including that the Plan was proposed in good faith and that the Confirmation Order was not procured by fraud;

                                    (ix)     order, find and decree that, unless
                                    otherwise explicitly stated in the Plan, all claims related to the Debtors not otherwise discharged or released under the Plan, if any, shall become solely the responsibility of the Reorganized Stand Alone Debtors and shall not be the responsibility or liability of the Liquidation Trust;

                                    (x)      find that confirmation of the Plan
                                    is not likely to be followed by the
                                    liquidation of the Reorganized Stand Alone
                                    Debtors or the need for further financial reorganization, expect as specifically provided in the Plan;

                                    (xi)     approve, in all respects, the Plan
                                    Supplement;

                                    (xii)    approve in all respects the other
                                    settlements, transactions, and agreements to be effectuated pursuant to the Plan, including the Exit Facility Agreement; and

                                    (xiii)   find that the provisions of
                                    Bankruptcy Code sections 1145 and 1146(c) apply to the transactions contemplated hereunder, if applicable.

         5.2      CONDITIONS TO CONSUMMATION.

                           (a)      UNDER THE SALE OPTION.

                  The Debtors intend to request that the Confirmation Order include a finding by the Bankruptcy Court that, notwithstanding Bankruptcy Rule 3020(e), the Confirmation Order shall take effect immediately upon its entry and shall be a Final Order. Notwithstanding the foregoing, the Plan may not be consummated, and the Effective Date shall not occur, unless and until each of the conditions set forth below is satisfied or waived (if and to the extent permitted by the Plan) by the Debtors, the Creditors' Committee, the Buyer and Berkshire (such waivers shall not be unreasonably withheld):

                                    (i)      after the entry of the Confirmation
                                    Order, no modifications shall have been made to the Plan except in accordance with its provisions with respect to its modification;

                                    (ii)     the Confirmation Date shall have
                                    occurred and the Confirmation Order, in a form consistent with Section 5.1(a), shall have been signed by the judge presiding over the Chapter 11 Cases and shall have become a Final Order;

                                    (iii)    all conditions precedent to the
                                    confirmation of the Plan in Section 5.1(a) of the Plan shall have been satisfied and shall continue to be satisfied;

                                    (iv)     all actions, documents, and
                                    agreements necessary to implement the
                                    provisions of the Plan to be effectuated on or prior to the Effective Date, including any actions, documentation or agreements necessary for the release of any collateral pursuant to Section 5.03 of the Purchase Agreement, shall be reasonably satisfactory to the Debtors, the Creditors' Committee and (to the extent required by the Purchase Agreement) the Buyer, and such actions, documents, and agreements shall have been effected or executed and delivered. All documents to be contained in the Plan Supplement shall be completed and in final form and, as applicable, executed by the parties thereto and all conditions precedent contained in any of the foregoing shall have been satisfied or waived;

                                    (v)      all conditions to the closing under
                                    the Purchase Agreement shall have been
                                    satisfied or waived in accordance therewith, and the closing is prepared to occur on the Effective Date; and

                                    (vi)     the Debtors shall have sufficient
                                    Cash on hand (or will have sufficient Cash immediately upon the closing of the Purchase Agreement) to make distributions of Cash required pursuant to the Plan on the Initial Distribution Date and to fund reasonably anticipated expenses of the Liquidation Trust.

                           (b)      UNDER THE STAND ALONE OPTION.

                  The Debtors intend to request that the Confirmation Order include a finding by the Bankruptcy Court that, notwithstanding Bankruptcy Rule 3020(e), the Confirmation Order shall take effect immediately upon its entry and shall be a Final Order. Notwithstanding the foregoing, the Plan may not be consummated, and the Effective Date shall not occur, unless and until each of the conditions set forth below is satisfied or waived (if and to the extent permitted by the Plan) by the Debtors, the Creditors' Committee and Berkshire (such waivers shall not be unreasonably withheld):

                                    (i)      after the entry of the Confirmation
                                    Order, no modifications shall have been made to the Plan except in accordance with its provisions with respect to its modification;

                                    (ii)     the Confirmation Date shall have
                                    occurred and the Confirmation Order, in a form consistent with Section 5.1(b), shall have been signed by the judge presiding over the Chapter 11 Cases and shall have become a Final Order;

                                    (iii)    all conditions precedent to the
                                    confirmation of the Plan in Section 5.1(b) of the Plan shall have been satisfied and shall continue to be satisfied;

                                    (iv)     all actions, documents, and
                                    agreements necessary to implement the
                                    provisions of the Plan to be effectuated on or prior to the Effective Date shall be reasonably satisfactory to the

                                    Debtors, the Creditors' Committee and
                                    Berkshire, and such actions, documents, and agreements shall have been effected or executed and delivered. All documents to be contained in the Plan Supplement shall be completed and in final form and, as applicable, executed by the parties thereto and all conditions precedent contained in any of the foregoing shall have been satisfied or waived;

                                    (v)      the Debtors shall have sufficient
                                    Cash on hand (or investments projected by the Debtors to provide timely Cash) to make distributions of Cash required pursuant to the Plan on the Initial Distribution Date and to fund reasonably anticipated expenses of the Liquidation Trust;

                                    (vi)     the Debtors have established the
                                    Liquidation Trust; and

                                    (vii)    the Debtors have entered into the
                                    necessary agreements and may commence
                                    borrowing under the Exit Facility.

         5.3      WAIVER OF CONDITIONS.

                  The waiver of any condition set forth in this Article V may be made without further notice or order of the Bankruptcy Court.

         5.4      EFFECT OF NONOCCURRENCE OF THE CONDITIONS TO CONSUMMATION.

                  If each of the conditions to consummation and the occurrence of the Effective Date has not been satisfied or duly waived in accordance with the Plan on or before the first Business Day that is more than ninety (90) days after the Confirmation Date, or such later date as shall be agreed by the Debtors, the Creditors' Committee and Berkshire, the Debtors may schedule a status hearing with the Bankruptcy Court. If the Confirmation Order is ultimately vacated, the Plan shall be null and void in all respects, and nothing contained in the Plan shall constitute an admission, a waiver or release of any Claims against or Interests in any of the Debtors.

                                   ARTICLE VI.

                                 IMPLEMENTATION

                  In addition to the provisions set forth elsewhere in the Plan, the following shall constitute the means of execution and implementation of the Plan. The Sale Option shall be implemented unless the Purchase Agreement is terminated by its terms; provided, however, that the Debtors may not terminate the Purchase Agreement, and thereby consummate the Plan pursuant to the Stand Alone Option, without the consent of the Creditors' Committee, which consent shall not be unreasonably withheld. If the Purchase Agreement is terminated by its terms, the Plan will be implemented according to the Stand Alone Option.

         6.1      PLAN IMPLEMENTATION UNDER THE SALE OPTION.

                           (a)      CONSUMMATION OF SALE TRANSACTION.

                           Entry of the Confirmation Order shall constitute the
Bankruptcy Court's approval of the Purchase Agreement and the transactions to be entered into, and actions to be taken, thereunder pursuant to sections 363, 365, 1123, 1129, 1145 and 1146(c) of the Bankruptcy Code. The Debtors shall sell and Transfer the Purchased Business to the Buyer in accordance with the Purchase Agreement.

                           (b)      AUTHORIZATION OF THE SALE TRANSACTION.

                           The confirmation of this Plan shall authorize the
consummation of all transactions contemplated by the Purchase Agreement with no requirement of any further authorization by the boards of directors, shareholders, members, managers, partners or general partners of any of the Debtors. Upon confirmation, the appropriate officers of the Debtors shall be authorized to execute any and all documents and perform any and all acts necessary and appropriate to consummate all transactions contemplated by the Purchase Agreement.

                           (c)      REVESTING AND TRANSFER OF ASSETS.

                           Pursuant to Bankruptcy Code section 1141(b), the
assets and property of the Estates and of the Debtors shall vest or revest, such that: (i) on the Effective Date, the Purchase Consideration, less the Reorganized Sale Debtors Capitalization Amount, and the Excluded Sale Trust Assets, including any value associated with Debtor Suburban Home Sales, Inc. to the extent such value is an Excluded Asset, shall vest in the Liquidation Trust; and (ii) on the Effective Date, the Excluded Sale Debtor Assets and the Reorganized Sale Debtors Capitalization Amount shall vest or revest in the Reorganized Sale Debtors; provided, however, that the Liquidation Trust may abandon or otherwise not accept any Excluded Sale Trust Assets that the Liquidation Trust believes, in good faith, have no value to the Liquidation Trust. Any Excluded Sale Trust Assets which the Liquidation Trust abandons or otherwise does not accept shall not vest or revest in the Liquidation Trust and shall vest or revest in the Reorganized Sale Debtors.

                           As of the Effective Date, all Assets vested or
revested in the Liquidation Trust or the Reorganized Sale Debtors, and all assets and property dealt with by the Plan, including all Assets transferred to the Buyer pursuant to the Purchase Agreement, shall be free and clear of all Claims, Liens, and interests except as otherwise specifically provided in the Plan or in the Confirmation Order. Any property of any non-debtor affiliates of the Debtors, and any Claims and Liens against any non-debtor affiliates of the Debtors or their respective properties shall not be affected or impaired by the operation of the Plan, the Confirmation Order, or otherwise except as specifically provided herein.

                           (d) MERGER OF DEBTORS AND VESTING OF ASSETS IN REORGANIZED SALE DEBTORS.

                  The Debtors' anticipate that, on the Effective Date, the Reorganized Sale Debtors may or may not each remain organized as they were prior to the Petition Date under the applicable state law of each of their respective jurisdictions of organization, except to the extent a different corporate structure is determined to benefit the Reorganized Sale Debtors or the Liquidation Trust and/or such entities have not previously been merged, liquidated or dissolved in accordance with applicable law prior to the Effective Date. Pursuant to the Plan, each of the surviving Reorganized Sale Debtors will be governed by an independent and disinterested Person selected by the Debtors with the consent of the Creditors' Committee and Berkshire, which consent shall not be unreasonably withheld, and identified in the Plan Supplement, as each Reorganized Sale Debtors' sole officer, director or similar appropriate capacity under state law; provided, however, that an outstanding Fee Claim shall not render a Person ineligible to serve as the sole officer and director of any of the Reorganized Sale Debtors. Such individual shall be empowered to take all necessary and appropriate corporate actions without further meetings or voting by shareholders, members, partners, or holders of ownership interests. If Oakwood Financial Corporation is not a debtor under the Bankruptcy Code as of the Effective Date, Reorganized Sale OKWD shall retain the stock of Oakwood Financial Corporation. If Oakwood Financial Corporation is a debtor under the Bankruptcy Code on the Effective Date, its plan of reorganization shall provide for the ownership of its stock by the Reorganized Sale Debtors.

                           (e) TREATMENT OF OLD COMMON STOCK, INTERESTS AND BENEFICIAL INTEREST IN THE LIQUIDATION TRUST.

                           On the Effective Date, the shares of Old Common Stock
shall remain outstanding pursuant to the terms of the Plan; provided, however, that the rights of Holders of Old Common Stock may be altered to effectuate the purposes of the Plan. The Reorganized Sale Debtors likely will be dissolved in accordance with state law, in which event the shares of Old Common Stock shall not be transferable, shall not be listed on any exchange, and no periodic reports will be filed with the Securities and Exchange Commission. The beneficial interests of the Liquidation Trust issued pursuant to the Plan shall be issued pursuant to the exemption from securities registration contained in section 1145 of the Bankruptcy Code. Any securities issued or transferred by the Reorganized Sale Debtors or the Liquidation Trust shall be issued or transferred pursuant to the exemption from securities registration contained in section 1145 of the Bankruptcy Code and shall be exempt from taxes pursuant to section 1146(c) of the Bankruptcy Code.

                           (f)      CONSIDERATIONS REGARDING THE ADDITIONAL
                                    DEBTORS.

                           In order to consummate the sale under the Purchase
Agreement three more entities wholly owned by the Debtors--Oakwood Financial Corporation, Oakwood Investment Corporation and Oakwood Servicing Holdings Co., LLC. (and potentially other similar entities) may become debtors and may file motions and plans of reorganization to facilitate certain transfers. These entities are special purpose entities with limited activities and their filings and bankruptcy cases, even if substantively consolidated with the Debtors, would not have a material effect on distributions to creditors.

                           Pursuant to the Plan or a separate motion, OHSC
shall, under sections 105, 363 and 365 of the Bankruptcy Code, as of the Effective Date, (i) reject the Subservicing Agreements, (ii) assume the Servicing Agreements, and (iii) assign the Servicing Agreements to the Buyer in accordance with Section 4.13 of the Purchase Agreement. To the extent the Subservicing Agreements and Servicing Agreement are not already the subjects of a separate order or orders of the Bankruptcy Court, the Plan shall constitute a motion for authority to reject the Subservicing Agreements and to assume and assign the Servicing Agreements in accordance with Section 4.13 of the Purchase Agreement.

                           (g)      DISTRIBUTIONS OF CASH.

                           The Liquidation Trust shall be responsible for making
all distribution of Cash to Holders of Allowed Administrative Claims, Allowed Priority Tax Claims, Allowed Class 1 Claims, Allowed Class 2 Claims and Allowed Class 3 Claims, subject to appropriate reserves as described in Section 8.2 of the Plan.

         6.2      PLAN IMPLEMENTATION UNDER THE STAND ALONE OPTION.

                           (a)      VESTING OF ASSETS.

                           Pursuant to section 1141(b) of the Bankruptcy Code,
except for the Initial Stand Alone Trust Assets, as otherwise provided in the Plan, property of the Estates and of the Debtors shall revest, such that: (i) on the Effective Date, the Initial Stand Alone Trust Assets shall vest in the Liquidation Trust; and (ii) on the Effective Date, all of the Assets other than the Initial Stand Alone Trust Assets shall vest or revest in the Reorganized Stand Alone Debtors.

                           As of the Effective Date, all Assets vested or
revested in the Liquidation Trust or the Reorganized Stand Alone Debtors, and all assets and property dealt with by the Plan, shall be free and clear of all Claims, Liens, and interests except as otherwise specifically provided in the Plan or in the Confirmation Order. Any property of any non-debtor affiliates of the Debtors, and any Claims and Liens against any non-debtor affiliates of the Debtors or their respective properties shall not be affected or impaired by the operation of the Plan, the Confirmation Order, or otherwise except as specifically provided herein.

                           From and after the Effective Date, the Reorganized
Stand Alone Debtors may operate their businesses and use, acquire, and dispose of property without supervision or approval of the Bankruptcy Court, free of any restrictions of the Bankruptcy Code, the Bankruptcy Rules, and the guidelines and requirements of the United States Trustee, other than those restrictions expressly imposed by the Plan or the Confirmation Order.

                           (b)      AMENDED AND RESTATED CERTIFICATES OF
                                    INCORPORATION.

                           Upon the Effective Date, the Reorganized Stand Alone
Debtors shall file their Amended and Restated Certificates of Incorporation, as set forth in the Plan Supplement, with the offices of the Secretary of State of the state that governs their respective entities in accordance with the respective state law. Each Amended and Restated Certificate of Incorporation will, among other things, provide for the prohibition of the issuance of non-voting equity securities to the extent required by section 1123(a) of the Bankruptcy Code, and with respect to Reorganized Stand Alone Oakwood, authorize 20,000,000 shares of New Common Stock. After the Effective Date, the Reorganized Stand Alone Debtors may amend and restate their Amended and Restated Certificates of Incorporation and other constituent documents as permitted by applicable law.

                           (c)      AMENDED AND RESTATED BYLAWS.

                           The Reorganized Stand Alone Debtors shall adopt and
effect the Amended and Restated Bylaws, as set forth in the Plan Supplement.

                           (d)      NEW SECURITIES.

                           On the Effective Date, Reorganized Stand Alone
Oakwood shall issue, in accordance with the provisions of this Plan and the registration rights agreement in the Plan Supplement, 10,000,000 shares of the New Common Stock, which shall constitute 100% of the total number of shares of such New Common Stock to be issued and outstanding on or immediately after the Effective Date, and the New Warrants to be distributed pursuant to the terms of the Plan. The Reorganized Stand Alone Debtors shall endeavor in good faith to list the New Common Stock on a national exchange as soon as reasonably practicable. The New Warrants, as provided in the Warrant Agreement, shall have a seven year maturity and an exercise price initially computed for an initial market value of New Common Stock, which would result in 100% recovery to the Holders of Class 4A, 4B, 4C, 4D and 4E Claims as provided for in the Warrant Agreement. The exercise price will increase annually at the risk free rate (30-year Treasury rate) until their expiration. The shares of New Common Stock and New Warrants issued pursuant to the Plan shall be issued pursuant to the exemption from securities registration contained in section 1145 of the Bankruptcy Code and shall be exempt from taxes pursuant to section 1146(c) of the Bankruptcy Code.

                           (e)      DIRECTORS.

                           Upon the Effective Date, the operation of each of the
Reorganized Stand Alone Debtors shall become the general responsibility of their respective boards of directors (or their equivalents) who shall, thereafter, have the responsibility for the management, control and operation of each of the Reorganized Stand Alone Debtors. The initial board of directors for Reorganized Stand Alone Oakwood shall be comprised of five (5) directors, all of whom are disinterested under the Bankruptcy Code and independent under applicable securities law; provided, however, that an outstanding Fee Claim shall not render a Person ineligible to serve on the initial board of directors; provided further, however, that the chief executive officer of the Reorganized Stand Alone Debtors may be named to the initial board of directors. The initial board of directors shall be designated by the Creditors' Committee, which such designations shall be reasonably acceptable to the Debtors and Berkshire and shall be included by the Debtors in the Plan Supplement, prior to the Effective Date. If, prior to the Confirmation Hearing, the Creditors' Committee does not so designate an initial board of directors, or designates an incomplete initial board of directors, the existing members of the board of directors of Oakwood, before the Confirmation Hearing, shall so designate those remaining undesignated directorships.

The initial boards of directors of the reorganized Affiliate Debtors shall be the same as that of Reorganized Stand Alone Oakwood unless otherwise designated by the board of directors of Reorganized Stand Alone Oakwood. Pursuant to section 1129(a)(5) of the Bankruptcy Code, the names of each of the director nominees shall be disclosed prior to the entry of any Confirmation Order. All such directors shall be deemed elected, and those directors not continuing in office shall be deemed removed therefrom, effective on the Effective Date, pursuant to the Confirmation Order. Such directors' tenure and the manner of selection of new directors shall be initially as provided in the Amended and Restated Certificates of Incorporation and the Amended and Restated Bylaws.

                           (f)      OFFICERS.

                           On the Effective Date, the existing officers of each
of the Debtors shall be retained and shall remain as officers of the Reorganized Stand Alone Debtors and shall continue to serve until such time as they may resign, be removed or be replaced by the board of directors of each of the Reorganized Stand Alone Debtors.

                           (g)      EMPLOYMENT CONTRACTS AND PROFESSIONAL
                                    RETENTIONS.

                           From and after the Effective Date, the Reorganized
Stand Alone Debtors may enter into employment contracts with their respective officers, agents or employees. The Reorganized Stand Alone Debtors may, among other things, retain any employee, professional, consultant, or claims, notice or disbursing agents as it shall deem necessary to comply with the provisions of this Plan, including those Persons that have served as employees, professionals, consultants or agents during the Chapter 11 Cases.

                           (h)      CORPORATE ACTION AND OTHER DOCUMENTS AND
                                    ACTIONS.

                           The adoption of the Amended and Restated Certificates
of Incorporation, the Amended and Restated Bylaws, the selection of directors and officers for the Reorganized Stand Alone Debtors, the issuance and distribution of the New Common Stock and New Warrants, the execution and delivery of any contract, instrument, release, document or agreement, and any other matter provided for under the Plan involving the corporate action to be taken by or required of any of the Reorganized Stand Alone Debtors shall be deemed to have occurred and be effective as provided herein, and shall be authorized and approved in all respects without any requirement of further action by stockholders or directors of any of the Debtors or Reorganized Stand Alone Debtors.

                           (i)      APPROVAL OF THE EXIT FACILITY.

                           Entry of the Confirmation Order shall, to the extent
necessary, authorize and approve, without any further action by the Debtors, the Exit Facility Agreement and the transactions to be entered into, and actions to be taken thereunder, pursuant the Bankruptcy Code.

                           (j)      DISTRIBUTIONS OF CASH.

                           The Reorganized Stand Alone Debtors shall be
responsible for making all distributions of Cash to Holders of Allowed Administrative Claims, Allowed Priority Tax Claims, Allowed Class 1 Claims, Allowed Class 2 Claims and Allowed Class 3 Claims, subject to appropriate reserves as described in Section 8.2 of the Plan.

                           (k)      DISTRIBUTIONS OF PROCEEDS FROM THE
                                    LIQUIDATION TRUST.

                           The Reorganized Stand Alone Debtors shall be
responsible for directing the Liquidation Trust with respect to the creation of reserves, as described in Section 8.2 of the Plan, and the distribution of the assets of the Liquidation Trust to Holders of Allowed Claims from Classes 4A, 4B, 4C, 4D and 4E.

         6.3 PROVISIONS CONCERNING PLAN IMPLEMENTATION UNDER BOTH THE SALE OPTION AND THE STAND ALONE OPTION.

                           (a)      SUBSTANTIVE CONSOLIDATION.

                                    (i)      EFFECT OF SUBSTANTIVE
                                             CONSOLIDATION.

                           On the Effective Date, the Estates shall be
substantively consolidated for all purposes related to the Plan (but only for those purposes) including voting, confirmation, distributions and claim determinations. The substantive consolidations of the Estates shall have the following effects: (i) all assets and liabilities of the Debtors shall be treated as though they were merged for purposes of distribution; (ii) all prepetition and postpetition cross-corporate guarantees of the Debtors shall be eliminated; (iii) all Claims based upon guarantees of collection, payment or performance made by one or more Debtors as to the obligations of another Debtor or of any other Person shall be discharged, released and of no further force and effect; (iv) any obligation of any Debtor and all guarantees thereof executed by one or more of the Debtors shall be deemed to be one obligation of the Estate;
(v) any Claims filed or to be filed in connection with any such obligation and such guarantees shall be deemed one Claim against the Estate; (vi) each and every Claim filed in the individual Chapter 11 Case of any of the Debtors shall be deemed filed against the consolidated Estate in the consolidated Chapter 11 Cases and shall be deemed a single obligation of the relevant Estate under the Plan on and after the Confirmation Date; and (vii) the Chapter 11 Cases of the Affiliate Debtors shall be closed and the consolidated Estate be administered through Oakwood's Chapter 11 Case.

                           In connection with, and as a result of, the
substantive consolidation of the Debtors' Estates and Chapter 11 Cases as provided in the Plan, on the occurrence of the Effective Date all Intercompany Claims shall be (i) released, (ii) contributed to capital, (iii) dividended or
(iv) remain Unimpaired, depending on the tax consequences, and Holders of Intercompany Claims shall not be entitled to, and shall not, receive or retain any property or interest in property on account of such Claims, except to the extent potential tax consequences otherwise dictate. Notwithstanding this
Section 6.3, on the Effective Date, all Debtor Holders of Debtor-Held Interests in any of the Debtors shall either (i) retain such Debtor-Held Interest, in which case the Debtor Holding an Interest in an Affiliate Debtor shall continue to hold such Debtor-Held Interest in the corresponding Reorganized Subsidiary or
(ii) receive new equity in the appropriate reorganized Affiliate Debtor upon the cancellation of the old equity.

                           The substantive consolidation provided for herein
shall not, other than for purposes related to the Plan and distributions to be made hereunder, affect the legal and corporate structures of the Debtors or the Non-Debtor-Held Interests, the rights and defenses of the Liquidation Trust and the Reorganized Stand Alone Debtors pertaining to the Causes of Action, and any obligations under any executory contract or unexpired leases assumed in the Plan or otherwise in the Chapter 11 Cases.

                                    (ii)     PLAN AS MOTION FOR APPROVAL OF
                                             SUBSTANTIVE CONSOLIDATION.

                           The Plan shall serve as a motion seeking entry of an
order substantively consolidating the Estates as provided herein.

                           (b)      CREATION OF THE LIQUIDATION TRUST.

                           The Liquidation Trustee shall sign the Liquidation
Trust Agreement and accept the Liquidation Trust assets on behalf of the beneficiaries thereof, and the Liquidation Trust will then be deemed created and effective without any further action of the directors or shareholders of the Debtors. The Liquidation Trust shall be established for the sole purpose of liquidating its assets, with no objective to continue or engage in the conduct of a trade or business. The beneficiaries of the Liquidation Trust shall be bound by the Liquidation Trust Agreement. Interests in the Liquidation Trust shall be uncertificated and shall be nontransferable except upon death of the interest holder or by operation of law. The Liquidation Trust shall have a term of five (5) years from the Effective Date, without prejudice to the rights of the Liquidation Trustee, in consultation with the Liquidation Trust Advisory Committee, to extend such term as applicable law shall allow.

                           The Liquidation Trustee may invest Cash (including
any earnings thereon or proceeds therefrom) as permitted by section 345 of the Bankruptcy Code and in other prudent investments, as authorized by the Liquidation Trust Advisory Committee; provided, however, that such investment are investments permitted to be made by a liquidating trust within the meaning of Treasury Regulation section 301.7701-4(d), as reflected therein, or under applicable IRS guidelines, rulings, or other controlling authorities.

                           The Liquidation Trustee shall be the exclusive
trustee of the assets of the Liquidation Trust for purposes of 31 U.S.C. Section 3713(b) and 26 U.S.C. Section 6012(b)(3). The powers, rights, and responsibilities of the Liquidation Trustee shall be specified in the Liquidation Trust Agreement and shall include the authority and responsibility to: (a) receive, manage, invest, supervise, and protect trust assets; (b) pay taxes or other obligations incurred by the trust; (c) retain and compensate, without further order of the Bankruptcy Court, the services of employees, professionals and consultants (including those Persons that have served as employees, professionals, consultants or claims, noticing and disbursing agents during the Chapter 11 Cases) to advise and assist in the administration, prosecution and distribution of trust assets; (d) calculate and implement distributions of trust assets; (e) prosecute, compromise, and settle, in accordance with the specific terms of that agreement, all Claims and Causes of Action vested in the Liquidation Trust; and (f) under the Sale Option, resolve issues involving Claims and Interests pursuant to
Article X hereof.

                           All costs and expenses associated with the
administration of the Liquidation Trust, including reasonable compensation for the Liquidation Trustee and, as set forth in the Liquidation Trust Agreement, the Liquidation Trust Advisory Committee, shall be the responsibility of and paid by the Liquidation Trust in accordance with the Liquidation Trust Agreement. Under the Sale Option, the Liquidation Trust is the successor to the Debtors' rights to books and records under the Purchase Agreement. Under the Stand Alone Option, the Reorganized Stand Alone Debtors shall cooperate with the reasonable requests of the Liquidation Trustee in furtherance of the Liquidation Trustee's responsibility to recover trust assets and shall afford reasonable access during normal business hours, upon reasonable notice, to personnel and books and records of the Reorganized Stand Alone Debtors to representatives of the Liquidation Trust to enable the Liquidation Trustee to perform the Liquidation Trustee's tasks under the Liquidation Trust Agreement and the Plan. The Reorganized Stand Alone Debtors will not be required to make expenditures in response to unreasonable requests.

                           The Liquidation Trust shall be responsible for filing
all federal, state and local tax returns for the Liquidation Trust. The Liquidation Trust shall comply with all withholding and reporting requirements imposed by any federal, state, local or foreign taxing authority, and all distributions made by the Liquidation Trust shall be subject to any such withholding and reporting requirements. The Liquidation Trust shall provide reports to holders of interests in the Liquidation Trust as the Liquidation Trust Advisory Committee deems appropriate.

                           (c) FEDERAL INCOME TAX TREATMENT OF THE TRUST FOR THE LIQUIDATION TRUST ASSETS.

                           For federal income tax purposes, it is intended that
the Liquidation Trust be classified as a liquidating trust under section 301.7701-4 of the Treasury regulations and that such trust be owned by its beneficiaries (i.e., the Holders of Allowed Claims in Classes 4A, 4B, 4C, 4D and
4E). Accordingly, for federal income tax purposes, it is intended that the beneficiaries be treated as if they had received a distribution from the Debtors of an undivided interest in each of the assets of the Liquidation Trust and then contributed such interests to the Liquidation Trust.

                                    (i)      LIQUIDATION TRUST ASSETS TREATED AS
                                             OWNED BY HOLDERS OF ALLOWED CLAIMS.

                           For all federal income tax purposes, all parties
(including, without limitation, the Debtors, the Liquidation Trust, and the Holders of Allowed Claims in Classes 4A, 4B, 4C, 4D and 4E) shall treat the transfer of assets to the Liquidating Trust for the benefit of the Holders of Allowed Claims in Classes 4A, 4B, 4C, 4D and 4E, as (A) a transfer of the assets of the Liquidation Trust directly to the Holders of Allowed Claims in Classes 4A, 4B, 4C, 4D and 4E, followed by (B) the transfer by such Holders to the Liquidation Trust of the assets of the Liquidation Trust in exchange for beneficial interests in the Liquidation Trust. Accordingly, the

Holders of such Allowed Claims shall be treated for federal income tax purposes as the grantors and owners of their respective share of the assets of the Liquidation Trust.

                                    (ii)     TAX REPORTING.

                           The Liquidation Trust shall file returns for the
Liquidation Trust as a grantor trust pursuant to Treasury Regulation section 1.671-4(a) and in accordance with this Section 6.3(c). The Liquidation Trust also shall annually send to each holder of a beneficial interest a separate statement setting forth the holder's share of items of income, gain, loss, deduction or credit and will instruct all such holders to report such items on their federal income tax returns. The Liquidation Trust's taxable income, gain, loss, deduction or credit will be allocated (subject to Section 8.2 of the Plan, relating to Disputed Claims) to the Holders of Allowed Claims in Classes 4A, 4B, 4C, 4D and 4E in accordance with their relative beneficial interests in the Liquidation Trust.

                           As soon as possible after the Effective Date, the
Liquidation Trust shall make a good faith valuation of the assets of the Liquidation Trust, and such valuation shall be used consistently by all parties (including, without limitation, the Debtors, the Liquidation Trust, and the Holders of Allowed Claims in Classes 4A, 4B, 4C, 4D and 4E) for all federal income tax purposes. The Liquidation Trust also shall file (or cause to be filed) any other statements, returns or disclosures relating to the Liquidation Trust that are required by any governmental unit.

                           Notwithstanding anything else in the Plan, subject to
definitive guidance from the Internal Revenue Service or a court of competent jurisdiction to the contrary, the Liquidation Trust shall (i) treat any assets allocable to, or retained on account of, Disputed Claims as held by one or more discrete trusts for federal income tax purposes (the "Disputed Claims Reserve"), consisting of separate and independent shares to be established in respect of each Disputed Claim, in accordance with the trust provisions of the Tax Code (sections 641 et. seq.), (ii) treat as taxable income or loss of the Disputed Claims Reserve, with respect to any given taxable year, the portion of the taxable income or loss of the Liquidation Trust that would have been allocated to the holders of Disputed Claims had such Claims been Allowed on the Effective Date (but only for the portion of the taxable year with respect to which such Claims are unresolved), (iii) treat as a distribution from the Disputed Claims Reserve any increased amounts distributed by the Liquidation Trust as a result of any Disputed Claims resolved earlier in the taxable year, to the extent such distributions relate to taxable income or loss of the Disputed Claims Reserve determined in accordance with the provisions hereof, and (iv) to the extent permitted by applicable law, shall report consistent with the foregoing for state and local income tax purposes. All Holders of Claims in Classes 4A, 4B, 4C, 4D and 4E shall report, for tax purposes, consistent with the foregoing.

                           The Liquidation Trustee shall be responsible for
payments, out of the Liquidation Trust Assets, of any taxes imposed on the trust or its assets, including the Disputed Claims Reserve. In the event, and to the extent, any Cash retained on account of Disputed Claims in the Disputed Claims Reserve is insufficient to pay the portion of any such taxes attributable to the taxable income arising from the assets allocable to, or retained on account of, Disputed Claims, such taxes shall be (i) reimbursed from any subsequent Cash amounts retained on account of Disputed Claims, or (ii) to the extent such Disputed Claims have subsequently

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been resolved, deducted from any amounts distributable by the Liquidation
Trustee as a result of the resolutions of such Disputed Claims.

                           The Liquidation Trustee may request an expedited
determination of Taxes of the Debtors and of the Liquidation Trust, including the Disputed Claims Reserve under section 505(b) of the Bankruptcy Code for all returns filed for, or on behalf of, the Debtors and the Liquidation Trust for all taxable periods through the dissolution of the Liquidation Trust.

                                    (iii)    DISSOLUTION.

                           The Liquidation Trustee and the Liquidation Trust
shall be discharged or dissolved, as the case may be, at such time as (i) all Disputed Claims have been resolved, (ii) all assets of the Liquidation Trust have been liquidated, and (iii) all distributions required to be made by the Liquidation Trustee under the Plan have been made, but in no event shall the Liquidation Trust be dissolved later than five years from the Effective Date unless the Bankruptcy Court, upon motion within the six month period prior to the fifth anniversary (or the end of any extension period approved by the Bankruptcy Court), determines that a fixed period extension (not to exceed three years, together with any prior extensions, without a favorable letter ruling from the Internal Revenue Service that any further extension would not adversely affect the status of the trust as a liquidating trust for federal income tax purposes) is necessary to facilitate or complete the recovery and liquidation of the assets of the Liquidation Trust.

                           (d)      APPOINTMENT OF LIQUIDATION TRUSTEE

                           The Liquidation Trustee for the Liquidation Trust
shall be an independent and disinterested Person designated by the Creditors' Committee with the consent of the Debtors and Berkshire, whose approval shall not be unreasonably withheld, and identified in the Plan Supplement; provided, however, that an outstanding Fee Claim shall not render a Person ineligible to serve as the Liquidation Trustee.

                           (e)      THE LIQUIDATION TRUST ADVISORY COMMITTEE.

                           On the Effective Date, the Liquidation Trust Advisory
Committee shall be formed pursuant to the Liquidation Trust Agreement. The Liquidation Trust Advisory Committee shall be comprised of five (5) members, consisting of WL Ross & Co. LLC, Aegon USA Investment Management, LLC, and three
(3) independent and disinterested members to be appointed by the Creditors' Committee with the consent of the Debtors and Berkshire, whose approval shall not be unreasonably withheld; provided, however, that an outstanding Fee Claim shall not render a Person ineligible to serve on the Liquidation Trust Advisory Committee. The three (3) independent and disinterested members shall be identified in the Plan Supplement. If WL Ross & Co. LLC or Aegon USA Investment Management, LLC subsequently determine that they are no longer interested in serving as members of the Liquidation Trust Advisory Committee, the Creditors' Committee will select replacement members, to be identified in the Plan Supplement, with the consent of the Debtors and Berkshire, whose approval shall not be unreasonably withheld (reasonableness shall be determined in light of the balance between Holders of REMIC Guarantee Claims and Holders of other Claims in connection with the ongoing litigation concerning the Class 4C Claims). If, as of the Confirmation Date, the

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Creditors' Committee has not appointed the three (3) independent and disinterested members of the Trust Advisory Committee, until at least three (3) members are so appointed, the Debtors, before the Confirmation Hearing, shall so designate those remaining undesignated members of the Trust Advisory Committee. The Liquidation Trustee shall make such reports to and seek such advice from, if any, the Liquidation Trust Advisory Committee as required under the Liquidation Trust Agreement. The Liquidation Trust Advisory Committee may, by majority vote, authorize the Liquidation Trustee to invest the corpus of the Liquidation Trust in prudent investments other than those described in section 345 of the Bankruptcy Code.

                           The Liquidation Trust Advisory Committee's role with
respect to issues involving Claims and Interests pursuant to Article X of the Plan will be handled only by the three (3) independent and disinterested members of the five (5) member Board. The Liquidation Trust Advisory Committee shall have only consultation rights with respect to the decisions of the Liquidation Trustee in managing the Liquidation Trust. In the event that the Liquidation Trust Advisory Committee disagrees with any intended actions or inaction of the Trustee, it shall have (a) the right to seek an order from the Bankruptcy Court compelling the Liquidation Trustee to act or cease acting in accordance with the order and (b) the right to remove the Liquidation Trustee if the Liquidation Trust Advisory Committee believes that the intended actions or inaction rise to the level of gross negligence or willful misconduct. In the event of the resignation or removal of the Liquidation Trustee, the Liquidation Trust Advisory Committee shall, by majority vote or order of the Bankruptcy Court, designate a person to serve as successor Liquidation Trustee.

                           The Liquidation Trust Advisory Committee shall be
entitled to retain and compensate, without further order of the Bankruptcy Court, the services of employees, professionals and consultants (including without limitation claims, noticing and disbursing agents) to advise and assist the Liquidation Trust Advisory Committee in the furtherance of its duties, including those Persons that have served as employees, professionals, consultants or agents during the Chapter 11 Cases.

                           The Liquidation Trust Advisory Committee may, at its
discretion, require a fidelity bond from the Liquidation Trustee in such reasonable amount as may be agreed to by majority vote of the Liquidation Trust Advisory Committee.

                           (f)      CAUSES OF ACTIONS AND DEFENSES.

                           Prosecution and settlement of all Causes of Action,
including Avoidance Actions, shall be the sole responsibility of the Liquidation Trust, pursuant to this Plan, and the Confirmation Order; provided, however, that, under the Stand Alone Option, Avoidance Actions pertaining to the secured status of any Disputed Secured Claim shall be vested in the Reorganized Stand Alone Debtors. The Liquidation Trust shall have all rights, powers, and interests of the Debtors, as debtors in possession, to pursue, settle or abandon such Causes of Action as a representative of the Estates pursuant to section 1123(b)(3) of the Bankruptcy Code. All Causes of Action, including Avoidance Actions, are reserved and preserved to the extent set forth in Section 7.2 of the Plan and shall not be impacted or affected in any way by the substantive consolidation of the Estates.

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                           (g)      TERMINATION OF THE FINAL DIP AGREEMENT.

                           Subject to the payment in full of all amounts owed
under the Final DIP Agreement or other such treatment as agreed to by the Debtors and the DIP Lenders, on the Effective Date, the obligations arising under the Final DIP Agreement shall be deemed to have terminated. All amounts due and owing, if any, under the Final DIP Agreement shall be paid in full on the Effective Date as Allowed Administrative Claims, and all liens, mortgages and security interests granted under the Final DIP Agreement shall automatically be extinguished without the need for any filings or further actions under the state or federal laws, and all authorities shall be authorized to accept the Confirmation Order and notice of Effective Date as a release or satisfaction of all such liens, mortgages and security interests.

                           (h)      DISSOLUTION OF THE CREDITORS' COMMITTEE.

                  The Creditors' Committee shall continue in existence until the Effective Date to exercise those powers and perform those duties specified in section 1103 of the Bankruptcy Code and shall perform such other duties as it may have been assigned by the Bankruptcy Court prior to the Effective Date. On the Effective Date, the Creditors' Committee shall be dissolved and its members shall be deemed released of any continuing duties, responsibilities and obligations in connection with the Chapter 11 Cases or the Plan and its implementation, and the retention and employment of the Creditors' Committee's attorneys, accountants and other agents shall terminate, except with respect to
(i) all Fee Claims, (ii) any appeals of the Confirmation Order, and (iii) any estate litigation commenced by the Creditors' Committee pending on the Effective Date not resolved by the Plan.

                                  ARTICLE VII.

                          EFFECTS OF PLAN CONFIRMATION

         7.1      DISCHARGE.

                  Except as otherwise provided in the Plan or the Confirmation Order, as of the Effective Date, the Debtors and all successors in interest, including, without limitation, the Liquidation Trust, the Reorganized Sale Debtors, the Reorganized Stand Alone Debtors and the Buyer, shall be discharged from, and the Confirmation Order shall operate as a permanent injunction against, the commencement or continuation of any action, the employment of any process, or any act to collect, recover, offset or recoup, right to sue, on account of any Claim or Interest, from or against the Debtors, their Estates and any and all successors in interest (including, without limitation, the Liquidation Trust, the Reorganized Sale Debtors, the Reorganized Stand Alone Debtors and the Buyer), and the Debtors', their Estates', and all successors' liability in respect thereof shall be extinguished completely, and the Debtors and all successors in interest (including, without limitation, the Liquidation Trust, the Reorganized Sale Debtors, the Reorganized Stand Alone Debtors and the Buyer) shall be released and discharged from any Claim or Interest of a kind specified in section 502(g), 502(h) and 502(i) of the Bankruptcy Code, whether or not a Proof of Claim is filed or deemed filed under section 501 of the Bankruptcy Code, such Claim is allowed under section 502 of the Bankruptcy Code, or the Holder of such Claim or Interest has accepted the Plan.

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

                  In accordance with the foregoing, except as provided in the Plan or the Confirmation Order, as of the Effective Date, the Confirmation Order will be a judicial determination of a discharge of all Claims or Interests against the Debtors and a termination of all Interests and other rights of equity security holders in the Debtors, pursuant to sections 524 and 1141 of the Bankruptcy Code, and such discharge will void any judgment obtained against a Debtor or its successors at any time and shall act as res judicata or collateral estoppel as against third parties, but not as to the Debtors, their Estates or any and all successors in interest.

         7.2      RETENTION OF CAUSES OF ACTION/RESERVATION OF RIGHTS.

                  Except as expressly provided for in the Plan or the Confirmation Order, any and all Causes of Action of any kind or nature whatsoever, against third parties arising before the Effective Date, whether known or unknown and regardless of whether the existence of same has been disclosed, including, without limitation, Avoidance Actions and the right to enforce the terms and conditions of the Purchase Agreement, the Final DIP Agreement and the Exit Facility Agreement, that the Debtors may have on or before the Effective Date shall survive confirmation of the Plan and shall be reserved and preserved.

                  Except as expressly provided for in the Plan or the Confirmation Order, nothing contained in the Plan or the Confirmation Order shall be deemed to (i) be res judicata or the basis for estoppel of, (ii) create any other defense to the prosecution to judgment on the merits of, (iii) be a waiver of or (iv) be a relinquishment of any Causes of Action, including Avoidance Actions and the right to enforce the terms and conditions of the Purchase Agreement, Exit Facility Agreement or Final DIP Agreement, which the Debtors had on or before the Effective Date, against or with respect to any Causes of Action left unaltered or unimpaired by the Plan. On and after the Effective Date, the Liquidation Trust shall have, retain, reserve and be entitled to assert, prosecute, settle or abandon all such Causes of Action which the Debtors had on or before the Effective Date; and all of the Liquidation Trust's legal and equitable rights respecting any Causes of Action, including Avoidance Actions and the right to enforce the terms and conditions of the Purchase Agreement, Exit Facility Agreement or Final DIP Agreement after the Effective Date. For the avoidance of doubt, under the Stand Alone Option, nothing in this Section 7.2 shall be interpreted as empowering the Liquidation Trust with respect to Claims resolution responsibilities reserved for the Reorganized Stand Alone Debtors in Article X of the Plan.

         7.3      POST-CONSUMMATION EFFECT OF EVIDENCE OF CLAIMS OR INTERESTS.

                  Outstanding notes and other instruments, including, but not limited to, all Junior Notes, Senior Notes, B-2 REMIC Guarantees, and the Resecuritization Note Put Option, and all related documentation, evidencing a Claim against any of the Debtors and all obligations of the Debtors under or in respect of any of the foregoing shall be cancelled and any rights thereunder terminated. Effective upon the Effective Date, such notes and other instruments represent only the right to participate in the distributions, if any, contemplated by the Plan to the extent that such Claim is an Allowed Claim under the Plan. Under the Stand Alone Option, the outstanding Old Common Stock and other instruments evidencing Interests in the Debtors shall, effective upon the Effective Date, represent only the right to participate in the distributions, if any, contemplated by the Plan to the extent that such Interest is an Allowed Interest under the Plan.

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

Under the Stand Alone Option, the outstanding Old Common Stock and other instruments evidencing Interests in the Debtors shall be deemed cancelled without any further action of the Debtors.

                  Notwithstanding the previous paragraph, (i) except to the extent the Plan affects the B-2 REMIC Guarantees and the Resecuritization Note Put Option, nothing contained in this Plan shall affect the rights and obligations of the REMIC Trusts and the Resecuritization Trust under the applicable REMIC Trust and the Resecuritization Trust transaction documents or impair, amend or adversely affect the REMIC Trusts and the Resecuritization Trust and the rights of each REMIC Trustee and the Resecuritization Trustee thereunder relating to the B-Piece REMIC Certificates or the X REMIC Certificates, and (ii) the Senior Notes Indenture and Junior Notes Indenture shall continue in effect for purposes of permitting the Senior Notes Indenture Trustee and the Junior Notes Indenture Trustee to make distributions pursuant to the Plan and to perform such necessary functions with respect thereto. No party, including but not limited to the Debtors, the Liquidation Trust, the Reorganized Sale Debtors or the Reorganized Stand Alone Debtors, shall have any obligation to recognize any transfer of the B-2 REMIC Guarantees, the Resecuritization Note, the Junior Notes, the Senior Notes or the Interests occurring after the Confirmation Date. This provision shall not prohibit the surrender of REMIC Certificates or interests therein to the Liquidation Trust (under the Sale Option) or the Reorganized Sale Debtors (under the Stand Alone Option) in connection with the resolution of Disputed Class 4C Claims. Termination of the Junior Notes Indenture and the Senior Notes Indenture shall not impair the rights of the Junior Notes Indenture Trustee and the Senior Notes Indenture Trustee, as the case may be, to enforce their charging liens, established in law or pursuant to the Junior Notes Indenture and the Senior Notes Indenture, against property that would otherwise be distributed pursuant to this Plan to Holders of the Junior Notes or the Senior Notes.

         7.4      TREATMENT OF FUTURE CLAIMS.

                  Unless otherwise explicitly provided for under the Plan, all Future Claims shall be solely the responsibility and liability of the Reorganized Sale Debtors (under the Sale Option) or the Reorganized Stand Alone Debtors (under the Stand Alone Option) and shall not be the responsibility or liability of the Liquidation Trust or the Buyer.

         7.5      LIMITED RELEASES BY DEBTORS.

                  As of the Effective Date, the Debtors shall be deemed to have waived and released the Debtors, the Creditors' Committee, Berkshire and the Buyer, and each of those parties' officers, directors, members, ex officio members, and the Interested Party Professionals, from any and all Causes of Action of the Debtors (including claims which the Debtors otherwise have legal power to assert, compromise or settle in connection their Chapter 11 Cases) arising on or before the Effective Date; provided, however, that this provision shall not operate as a waiver or release of any Causes of Action (a) in respect to any loan, advance or similar payment by the Debtors to such parties, (b) in respect of any contractual obligation owed to any of the Debtors by such parties, including, without limitation, the obligations arising under the Purchase Agreement, the Final DIP Agreement and the Exit Facility Agreement, (c) in respect to any

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Causes of Action based upon the willful misconduct or gross negligence of such parties, (d) to the extent based upon or attributable to such parties gaining in fact a personal profit to which such parties were not legally entitled, including, without limitation, profits made from the purchase or sale of equity securities of Oakwood which are recoverable by Oakwood or its successors pursuant to section 16(b) of the Securities Exchange Act of 1934, as amended and
(e) that is an Avoidance Action; provided further, however, that this provision shall not operate as a waiver or release of any right that any party in interest may have to object to any Claim, including Fee Claims, or any Interest and shall not otherwise operate as a waiver or release of any objection to Claims or Interests pending as of the Effective Date, regardless of whether such objection was brought by the Debtors or any other party in interest.

         7.6      TERM OF INJUNCTIONS OR STAYS.

                  Unless otherwise provided, all injunctions or stays provided for in the Chapter 11 Cases pursuant to sections 105 or 362 of the Bankruptcy Code or otherwise in effect on the Confirmation Date shall remain in full force and effect until the Effective Date after which the discharge provisions and permanent injunctions of the Plan and the Bankruptcy Code will be given full force and effect.

         7.7      EXCULPATION.

                  The Debtors, the Creditors' Committee, Berkshire and the Buyer, and each of those parties' officers, directors, members, ex officio members, and the Interested Party Professionals shall neither have nor incur any liability, in any form, to any Holder of a Claim or Interest, or a governmental entity on behalf of a Holder of a Claim or Interest, for any act or omission in connection with or arising out of their involvement in the filing and conduct of the Chapter 11 Cases, including the type or value of distributions, if any, reserved under the Plan for Holders of Interest, the solicitation of votes for acceptance or rejection of the Plan, the pursuit of confirmation and consummation of the Plan, the administration of the Plan or the property to be distributed under the Plan, except for any liabilities which may arise under the statutes or regulations administered by the Securities and Exchange Commission or from any willful misconduct or gross negligence, and, in all respects, shall be entitled to rely upon the advice of counsel with respect to their duties and responsibilities under the Plan and applicable law.

         7.8      INJUNCTION.

                  CONFIRMATION OF THIS PLAN SHALL HAVE THE EFFECT OF, AMONG OTHER THINGS, PERMANENTLY ENJOINING ALL PERSONS WHO HAVE HELD, HOLD OR MAY HOLD OR HAVE ASSERTED, ASSERT OR MAY ASSERT CLAIMS AGAINST OR INTERESTS IN ANY OF THE DEBTORS AGAINST ANY OF THE DEBTORS, WITH RESPECT TO ANY SUCH CLAIM OR INTEREST FROM AND AFTER THE EFFECTIVE DATE, FROM TAKING ANY OF THE FOLLOWING ACTIONS (OTHER THAN ACTIONS TO ENFORCE ANY RIGHTS OR OBLIGATIONS UNDER THE PLAN): (a) COMMENCING, CONDUCTING OR CONTINUING IN ANY MANNER, DIRECTLY OR INDIRECTLY, ANY SUIT, ACTION OR OTHER PROCEEDING OF ANY KIND (INCLUDING, WITHOUT LIMITATION, ANY PROCEEDING IN A JUDICIAL, ARBITRAL, ADMINISTRATIVE OR OTHER FORUM) AGAINST OR AFFECTING THE ESTATES, THE LIQUIDATION TRUST, THE REORGANIZED SALE DEBTORS, THE REORGANIZED STAND ALONE DEBTORS, THE BUYER OR ANY OF THEIR PROPERTY; (b) ENFORCING, LEVYING, ATTACHING (INCLUDING, WITHOUT LIMITATION, ANY PRE-JUDGMENT

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ATTACHMENT), COLLECTING OR OTHERWISE RECOVERING BY ANY MANNER OR MEANS, WHETHER
DIRECTLY OR INDIRECTLY, ANY JUDGMENT, AWARD, DECREE OR ORDER AGAINST THE ESTATES, THE LIQUIDATION TRUST, THE REORGANIZED SALE DEBTORS, THE REORGANIZED STAND ALONE DEBTORS, THE BUYER OR ANY OF THEIR PROPERTY; (c) CREATING, PERFECTING OR OTHERWISE ENFORCING IN ANY MANNER, DIRECTLY OR INDIRECTLY, ANY ENCUMBRANCE OF ANY KIND AGAINST THE ESTATES, THE LIQUIDATION TRUST, THE REORGANIZED SALE DEBTORS, THE REORGANIZED STAND ALONE DEBTORS, THE BUYER OR ANY OF THEIR PROPERTY; (d) ASSERTING ANY RIGHT OF SETOFF, DIRECTLY OR INDIRECTLY, AGAINST ANY OBLIGATION DUE THE ESTATES, THE LIQUIDATION TRUST, THE REORGANIZED SALE DEBTORS, THE REORGANIZED STAND ALONE DEBTORS, THE BUYER OR ANY OF THEIR PROPERTY, EXCEPT AS CONTEMPLATED OR ALLOWED BY THE PLAN; (e) ACTING OR PROCEEDING IN ANY MANNER, IN ANY PLACE WHATSOEVER, THAT DOES NOT CONFORM TO OR COMPLY WITH THE PROVISIONS OF THE PLAN; AND (f) PROSECUTING OR OTHERWISE ASSERTING ANY CLAIM OR INTEREST, INCLUDING ANY RIGHT, CLAIM OR CAUSE OF ACTION, RELEASED PURSUANT TO THE PLAN. ADDITIONALLY, UNLESS OTHERWISE EXPLICITLY STATED IN THE PLAN, THE INJUNCTION CONTEMPLATED BY THIS SECTION SHALL PROHIBIT THE ASSERTION AGAINST THE LIQUIDATION TRUST OF ALL CLAIMS OR INTERESTS, IF ANY, RELATED TO THE DEBTORS, THAT ARE NOT OTHERWISE DISCHARGED OR RELEASED BY THE PLAN OR THE CONFIRMATION ORDER.

         7.9      WAIVER OF CERTAIN CLAIMS.

                  Subject to the occurrence of the Initial Distribution Date, and except as otherwise expressly provided in the Plan or Confirmation Order, all Holders of Junior Notes Claims, Senior Notes Claims and REMIC Guarantee Claims and Junior Notes Indenture Trustees, the Senior Notes Indenture Trustees, the REMIC Trustees and the Resecuritization Trustee shall all be deemed, by virtue of their receipt of distributions and/or other treatment contemplated under the Plan, to have forever covenanted with each other to waive, release and not to assert, sue, or otherwise seek any recovery from each other or the Debtors, the Creditors' Committee, and each of those parties' officers, directors, members, ex officio members and the Interested Party Professionals, whether for tort, contract, violations of federal or state securities laws, or otherwise, based upon any claim, right or cause of action related to the construction and enforcement of the Junior Notes Indenture, the Senior Notes Indenture or any obligations under the B-2 REMIC Guarantees and the Resecuritization Note Put Option or any alleged priority or subordination in respect of distributions received on account of Junior Notes Claims, Senior Notes Claims or REMIC Guarantee Claims; provided further, however, that this provision shall not operate as a waiver or release of any right that any party in interest may have to object to any Claim, including Fee Claims, or any Interest and shall not otherwise operate as a waiver or release of any objection to Claims or Interests pending as of the Effective Date, regardless of whether such objection was brought by the Debtors or any other party in interest.

         7.10     INTENTIONALLY OMITTED.

         7.11     RELEASE OF LIENS AND PERFECTION OF LIENS.

                  Except as otherwise specifically provided in the Plan or in any agreement, instrument or document created in connection with the Plan: (a) each Holder of (i) a Secured Claim, (ii) a Claim that is purportedly secured and/or (iii) a judgment, personal property or ad valorem tax, mechanics' or similar Secured Claim, in each case regardless of whether such

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Claim is an Allowed Claim, shall, on or immediately before the Effective Date and regardless of whether such Claim has been scheduled or proof of such Claim has been filed: (1) turn over and release to the Estates, the Liquidation Trust, the Reorganized Sale Debtors, the Reorganized Stand Alone Debtors or the Buyer, as the case may be, any and all property of the Debtors or the Estates that secures or purportedly secures such Claim, or such Lien and/or Claim which shall automatically, and without further action by the Estates, the Liquidation Trust, the Reorganized Sale Debtors, the Reorganized Stand Alone Debtors or the Buyer, be deemed released; and (2) execute such documents and instruments as the Liquidation Trust, the Reorganized Sale Debtors, the Reorganized Stand Alone Debtors or the Buyer require(s) to evidence such Claim Holder's release of such property or Lien, and if such Holder violates the Confirmation Order and this Plan by refusing to execute appropriate documents or instruments, the Liquidation Trust, the Reorganized Sale Debtors, the Reorganized Stand Alone Debtors or the Buyer may, in its or their discretion, file a copy of the Confirmation Order which shall serve to release any Claim Holder's rights in such property; and (b) on the Effective Date, all right, title and interest in such property shall revert, vest or revest in accordance with this Plan, free and clear of all Claims and Interests, including, without limitation, Liens, escrows, charges, pledges, encumbrances and/or security interests of any kind.

                  Without limiting the automatic release provisions of the immediately preceding paragraph: (a) no distribution hereunder shall be made to or on behalf of any Claim Holder unless and until such Holder executes and delivers to the Estates, the Liquidation Trust, the Reorganized Sale Debtors, the Reorganized Stand Alone Debtors or the Buyer (respecting property to be Transferred to the Buyer under the Sale Option) such release of Liens or otherwise turns over and releases such Cash, pledge or other possessory Liens;
(b) such Holder that fails to execute and deliver such release of Liens within ninety (90) days after the Effective Date shall be deemed to have no Claim against the Debtors, the Estates, the Liquidation Trust, the Reorganized Sale Debtors, the Reorganized Stand Alone Debtors or the Buyer or their assets or property in respect of such Claim and shall not participate in any distribution hereunder; and (c) the Estates, the Liquidation Trust, the Reorganized Sale Debtors, the Reorganized Stand Alone Debtors or the Buyer (respecting property to be Transferred to the Buyer under the Sale Option), who shall be deemed to be appointed as attorney-in-fact for all such Holders of Lien Claims for the purpose of releasing such Liens, shall be authorized to use, and all authorities shall be required to accept, the Confirmation Order and the notice of Effective Date as satisfaction of all Liens.

         7.12     INSURANCE PRESERVATION.

                  Nothing in the Plan, including any releases, shall diminish or impair the Debtors' ability to enforce any insurance policies or other policies of insurance that may cover insurance Claims or other Claims against the Debtors, the Reorganized Sale Debtors, the Reorganized Stand Alone Debtors or any other Person. All such insurance policies or other policies of insurance that may cover Future Claims or other Claims against the Debtors, the Liquidation Trust, the Reorganized Sale Debtors, the Reorganized Stand Alone Debtors or any other Person shall remain in full force and effect. Under the Sale Option, to the extent requested by the Liquidation Trust, and otherwise appropriate under the circumstances, all policies of insurance

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vest in or otherwise purchased by the Reorganized Sale Debtors shall list the
Liquidation Trust as co-insured.

                                  ARTICLE VIII.

              GENERAL PROVISIONS REGARDING TREATMENT OF CLAIMS AND

                   INTERESTS AND DISTRIBUTIONS UNDER THE PLAN

         8.1      SPECIAL CONSIDERATIONS FOR DISTRIBUTIONS TO CLASSES 4A, 4B AND
                  4C.

                  Distributions for the benefit of beneficial holders of Senior Notes, Junior Notes, B-2 REMIC Guarantees and the Resecuritization Note shall be made to the Senior Notes Indenture Trustee, the Junior Notes Indenture Trustee, the individual REMIC Trustees and the Resecuritization Trustee, as applicable. The Senior Notes Indenture Trustee, the Junior Notes Indenture Trustee, the individual REMIC Trustees and the Resecuritization Trustee shall, in turn, promptly administer the distributions to the beneficial Holders of Allowed Claims in Classes 4A, 4B and 4C, as applicable, in accordance with the Plan and applicable transaction documents. None of the Senior Notes Indenture Trustee, the Junior Notes Indenture Trustee, the individual REMIC Trustees and the Resecuritization Trustee shall be required to give any bond or surety or other security for the performance of their duties unless otherwise ordered by the Bankruptcy Court; and in the event that such parties are so otherwise ordered, all costs and expenses of procuring any such bond or surety shall be paid from the distributions to the beneficial Holders of Senior Notes Claims, Junior Notes Claims and REMIC Guarantee Claims. Additionally, to the extent necessary to satisfy the charging liens of the Senior Notes Indenture Trustee, the Junior Notes Indenture Trustee, the REMIC Trustee and the Resecuritization Trustee and satisfy the fees and expenses of the Senior Notes Indenture Trustee, the Junior Notes Indenture Trustee, the REMIC Trustee and the Resecuritization Trustee, under the Stand Alone Option, at the request of the Senior Notes Indenture Trustee, the Junior Notes Indenture Trustee, the REMIC Trustee or the Resecuritization Trustee, up to $750,000.00 in Cash will be paid to the Holders of Senior Notes Claims and Junior Notes Claims and up to $750,000.00 in Cash will be paid to the Holders of REMIC Guarantee Claims, in lieu of an identical value of New Common Stock (maintaining a Pro Rata distribution to all Allowed Claims), in order to pay the fees and expenses of such trustees.

         8.2      DISPUTED CLAIM RESERVES AND STAND ALONE VOTING TRUST.

                           (a) ESTABLISHMENT OF DISPUTED CLAIM RESERVES FOR CASH DISTRIBUTIONS.

                           On the Initial Distribution Date (or on any other
date on which distributions for any particular Class (or group of Classes in the case of Class 4) of Claims are made pursuant to the Plan by the Liquidation Trust), and in connection with making all distributions required to be made on any such date under the Plan, the Liquidation Trust (under the Sale Option) or the Reorganized Stand Alone Debtors (under the Stand Alone Option) shall establish, for record keeping purposes only, a separate Disputed Claim reserve on account of

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

distributions of Cash for each of the relevant Classes (or group of Classes in the case of Class 4), as necessary pursuant to the Plan.

                           (b) ESTABLISHMENT OF THE STAND ALONE VOTING TRUST FOR NEW COMMON STOCK AND NEW WARRANT DISTRIBUTION.

                           Under the Stand Alone Option, on the Effective Date,
there shall be established the Stand Alone Voting Trust pursuant to the Stand Alone Voting Trust Agreement. The purpose of the Stand Alone Voting Trust shall be to hold the New Common Stock and New Warrants, if applicable, in reserve for Disputed Claims or Interests for each of the relevant Classes (or group of Classes in the case of Class 4), as necessary pursuant to the Plan. Pursuant to the Stand Alone Voting Trust Agreement, there will be three (3) independent and disinterested Persons designated as the Stand Alone Voting Trustees by the Creditors' Committee with the consent of the Debtors and Berkshire, whose approval shall not be unreasonably withheld, and identified in the Plan Supplement; provided, however, that an outstanding Fee Claim shall not render a Person ineligible to serve as a Stand Alone Voting Trustee. The Reorganized Stand Alone Debtors shall be responsible for and shall indemnify the Stand Alone Voting Trust for any reasonable costs of administration, including, without limitation, the payment of fees earned by the Stand Alone Voting Trustees under the Stand Alone Voting Trust Agreement and reasonable professional costs. Upon allowance of any Disputed Claim or Interest for which New Common Stock or New Warrants is held in the Stand Alone Voting Trust, an appropriate amount of such New Common Stock or New Warrants shall promptly be released to the Reorganized Stand Alone Debtors for distribution to the Holder of the Allowed Claim or Interest pursuant to the terms of the Plan.

                           (c)      AMOUNTS TO BE RESERVED.

                           The Liquidation Trust and/or the Stand Alone Voting
Trust shall reserve the Ratable proportion of all Cash, New Common Stock, New Warrants or other property allocated for distribution on account of each Disputed Claim based upon the asserted amount of each such Disputed Claim, or such lesser amount as may be agreed to by the Holder of the Claim on one hand and the Liquidation Trust or the Stand Alone Voting Trust on the other hand, as applicable, or as may otherwise be determined by order of the Bankruptcy Court. All Cash or other property allocable to the relevant Class (or group of Classes in the case of Class 4) hereunder shall be distributed by the Liquidation Trust to the relevant Disputed Claim reserve on the Initial Distribution Date (or such other date on which distributions for any particular Class of Claims are made pursuant to the Plan). All New Common Stock or New Warrants allocable to the relevant Class (or group of Classes in the case of Class 4) hereunder shall be distributed by the Stand Alone Voting Trustees to the Stand Alone Voting Trust on the Initial Distribution Date (or such other date on which distributions for any particular Class of Claims are made pursuant to the Plan). To the extent that the property placed in a Disputed Claim reserve consists of Cash, that Cash shall be deposited in an interest-bearing account at a qualified institution, consistent with the Liquidation Trust Agreement.

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

                           (d)      DISTRIBUTION.

                           Payments on any Disputed Claim that becomes an
Allowed Claim shall be distributed on the first Quarterly Distribution Date after the Claim is Allowed. Distributions shall be made only to the extent of the aggregate distributions that the Holder of any such Allowed Claim would have received had such Claim been Allowed as of the Effective Date (less any taxes paid with respect to amounts held in the Disputed Reserves). No interest shall accrue or be paid on the unpaid amount of any distribution paid on a Quarterly Distribution Date. Distributions to each Holder of a Disputed Claim that has become an Allowed Claim (and to the extent that the holder of the Disputed Claim has not received prior distributions on account of that Claim) shall be made in accordance with the provisions of the Plan governing the Class (or group of Classes in the case of Class 4) of Claims in which the Claim is classified.

                           (e) TERMINATION OF DISPUTED CLAIM RESERVE OR STAND ALONE VOTING TRUST.

                           Each Disputed Claim reserve shall be closed and
extinguished by the Liquidation Trustee when all distributions and other dispositions of Cash or other property required to be made under the Plan have been made. Upon closure of a Disputed Claim reserve, all Cash or other property held in that Disputed Claim Reserve shall revest in and become the property of the Liquidation Trust. The Stand Alone Voting Trust shall be closed and extinguished by the Stand Alone Voting Trustees when all distributions of New Common Stock and New Warrants required to be made under the Plan have been made.

                           (f) LIMITATION OF LIABILITY FOR FUNDING THE DISPUTED CLAIM RESERVE.

                           Except as expressly set forth in the Plan, the
Liquidation Trust shall have no duty to fund the Disputed Reserves.

         8.3      TRANSMITTAL OF DISTRIBUTIONS AND NOTICES.

                  Any property or notice which a Person is or becomes entitled to receive pursuant to the Plan may be delivered by regular mail, postage prepaid, in an envelope addressed to that Person's Distribution Address. Property distributed in accordance with this Section shall be deemed delivered to such Person regardless of whether such property is actually received by that Person.

                  A Holder of a Claim or Interest may designate a different Distribution Address by notifying, after the Effective Date, the Liquidation Trustee and prior to the Effective Date, the Debtors, of that address in writing. Any change of Distribution Address must be provided to the Liquidation Trustee or Debtors, as applicable, by registered mail in order to be effective. Such notification shall be effective only upon receipt.

                  Distributions and Notices to the Holders of REMIC Guarantee Claims shall be delivered by regular mail, postage prepaid, in an envelope addressed to JPMorgan Chase Bank, 4

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

New York Plaza, 15th Floor, New York, NY 10004, Attention: James R. Lewis, Esq.,
Tel: (212) 623-6759, Fax: (212) 623-6165.

         8.4      UNCLAIMED DISTRIBUTIONS.

                  Unclaimed Property shall be forfeited by the Holder entitled thereto, whereupon all rights, titles and interests in and to the Unclaimed Property shall immediately and irrevocably revest in the Estate of the Reorganized Debtors or the Liquidation Trust, as appropriate, the Holder of the Allowed Claim previously entitled to such Unclaimed Property shall cease to be entitled thereto, and such Unclaimed Property shall be Ratably distributed to the other Holders of Allowed Claims in the same Class (or group of Classes). A Claim and the Unclaimed Property distributed on account of such Claim shall not escheat to any federal, state or local government or other entity by reason of the failure of its Holder to claim a distribution in respect of such Claim.

         8.5      SETOFFS.

                  The Liquidation Trust (under the Sale Option) or the Reorganized Stand Alone Debtors (under the Stand Alone Option) may, but shall not be required to, setoff against any Claim (for purposes of determining the allowed amount of such Claim on which distribution shall be made), any claims of any nature whatsoever that the Debtors may have against the claimant, but neither the failure to do so nor the allowance of any Claim hereunder shall constitute a waiver or release by the Debtors of any such claim the Debtors may have against such claimant.

         8.6      WITHHOLDING TAXES AND EXPENSES OF DISTRIBUTION.

                  Any federal, state or local withholding taxes or other amounts required to be withheld under applicable law shall be deducted from distributions hereunder. All Holders of Claims or Interests shall be required to provide any information necessary to effect the withholding of such taxes. In addition, all distributions under the Plan shall be net of the actual and reasonable costs of making such distributions.

         8.7      ALLOCATION OF PLAN DISTRIBUTIONS BETWEEN PRINCIPAL AND
                  INTEREST.

                  To the extent that any Allowed Claim entitled to a distribution under the Plan is comprised of indebtedness and accrued but unpaid interest thereon, such distribution shall, for federal income tax purposes, be allocated to the principal amount of the Claim first and then, to the extent the consideration exceeds the principal amount of the Claim, to the portion of such Claim representing accrued but unpaid interest.

         8.8      DISPUTED IDENTITY OF HOLDER.

                  If any dispute arises as to the identity of a Holder of an Allowed Claim who is to receive any distribution, the Liquidation Trustee may, in lieu of making such distribution to such Person, make such distribution into an escrow account until the disposition thereof shall be

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

determined by the Bankruptcy Court order or by written agreement among the interested parties to such dispute; provided, however, that if the dispute remains unresolved by Final Order for more than ninety (90) days after the relevant Distribution Date, the property which is the subject of the dispute shall irrevocably become Unclaimed Property.

         8.9      TRANSFERS OF CLAIMS.

                  As of the close of business on the Record Date, the various transfer registers for each of the Classes of Claims or Interests as maintained by the Debtors, or their respective agents, shall be deemed closed, and there shall be no further changes in the Holders of record of any of the Claims or Interests. No party, including but not limited to the Debtors, the Liquidation Trust (under the Sale Option) and the Reorganized Stand Alone Debtors (under the Stand Alone Option), shall have any obligation to recognize any transfer of the Claims or Interests occurring after the Record Date unless notice of the transfer of such Claim or Interest, in form and substance satisfactory to the Debtors, the Liquidation Trust (under the Sale Option) or the Reorganized Stand Alone Debtors (under the Stand Alone Option), as appropriate, shall have been received by the Debtors or the Liquidation Trustee, as appropriate, prior to the Record Date. Only those Holders of record stated on the transfer ledgers as of the close of business on the Record Date, to the extent applicable, shall be entitled to be recognized for all purposes hereunder.

         8.10     METHOD OF CASH DISTRIBUTIONS.

                  Any Cash payment to be made by the Liquidation Trust (under the Sale Option) or the Reorganized Stand Alone Debtors (under the Stand Alone Option) pursuant to the Plan may be made, at the sole discretion of the Liquidation Trust (under the Sale Option) or the Reorganized Stand Alone Debtors (under the Stand Alone Option), by draft, check, wire transfer, or as otherwise required or provided in any relevant agreement or applicable law. Any payment or distribution due on a day other than a Business Day shall be made, without interest, on the next Business Day.

         8.11     DE MINIMIS DISTRIBUTIONS.

                  No Cash payment in an amount less than fifty dollars ($50.00) shall be made by the Liquidation Trust (under the Sale Option) or the Reorganized Stand Alone Debtors (under the Stand Alone Option) to any Holder of a Claim or Interest unless a request therefor is made in writing to the Liquidation Trust (under the Sale Option) or the Reorganized Stand Alone Debtors (under the Stand Alone Option) prior to one (1) year after the Effective Date. Cash that otherwise would be payable under the Plan but for this Section 8.11 shall be reserved and distributed with future distributions, if any, that, collectively, exceed fifty dollars ($50.00).

         8.12     NO DISTRIBUTION IN EXCESS OF ALLOWED AMOUNT OF CLAIM.

                  Notwithstanding anything to the contrary herein, no Holder of an Allowed Claim shall receive in respect of such Claim any distribution in excess of the allowed amount of such Claim.

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

         8.13     EXEMPTION FROM CERTAIN TRANSFER TAXES.

                  Pursuant to section 1146(c) of the Bankruptcy Code: (a) the issuance, transfer or exchange of any securities, instruments or documents; (b) the creation or release of any other Lien, mortgage, deed of trust or other security interest; or (c) the making or assignment of any lease or sublease or the making or delivery of any deed or other instrument of transfer under, pursuant to, in furtherance of or in connection with the Plan or the sale of any assets of the Debtors or the Estates, including the Purchase Agreement, any deeds, releases, bills of sale or assignments executed in connection with the Plan or the Confirmation Order, shall not be subject to any stamp tax, transfer tax, intangible tax, recording fee, or similar tax, charge or expense to the fullest extent provided for under section 1146(c) of the Bankruptcy Code.

                                   ARTICLE IX.

                    EXECUTORY CONTRACTS AND UNEXPIRED LEASES

         9.1      ASSUMPTION OR REJECTION OF EXECUTORY CONTRACTS AND UNEXPIRED
                  LEASES.

                  Under the Sale Option, on the Effective Date, and to the extent permitted by applicable law, (a) any and all executory contracts and unexpired leases of any Debtor that are listed on Sections 1.09(a) or 1.09(b) of Sellers' Disclosure Schedule as being assumed and assigned to the Buyer pursuant to the Purchase Agreement shall be deemed assumed and assigned to the Buyer pursuant to the Plan in accordance with the Purchase Agreement and (b) (i) any and all executory contracts or unexpired leases which are the subject of separate motions filed pursuant to section 365 of the Bankruptcy Code by the Debtors prior to the commencement of the Confirmation Hearing, (ii) such contracts or leases as are listed on the Executory Contract Schedule filed by the Debtors (which may be modified by the Debtors, the Reorganized Sale Debtors, the Reorganized Stand Alone Debtors or Liquidation Trust up to sixty (60) days after the Effective Date), (iii) the Servicing Agreements, and (iv) any and all executory contracts or unexpired leases assumed prior to entry of the Confirmation Order shall be deemed assumed pursuant to the provisions of section 365 and section 1123 of the Bankruptcy Code as of the Effective Date. All other executory contracts and unexpired leases of each of the Debtors shall be deemed rejected in accordance with the provisions of section 365 and section 1123 of the Bankruptcy Code. The Confirmation Order shall constitute an order of the Court approving all such assumption and assignments and rejections pursuant to section 365 of the Bankruptcy Code.

                  Under the Stand Alone Option, on the Effective Date, and to the extent permitted by applicable law, (a) any and all executory contracts or unexpired leases which are the subject of separate motions filed pursuant to section 365 of the Bankruptcy Code by the Debtors prior to the commencement of the Confirmation Hearing, (b) such contracts or leases as are listed on the Executory Contract Schedule filed by the Debtors, which may be modified by the Debtors, the Reorganized Sale Debtors, the Reorganized Stand Alone Debtors or Liquidation Trust up to sixty (60) days after the Effective Date, and (c) any and all executory contracts or unexpired leases rejected prior to entry of the Confirmation Order shall be rejected pursuant to the provisions of

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

section 365 and section 1123 of the Bankruptcy Code as of the Effective Date, if not already rejected as of a prior date. All other executory contracts and unexpired leases of each of the Debtors shall be deemed assumed in accordance with the provisions of section 365 and section 1123 of the Bankruptcy Code as of the Effective Date. Contracts or leases entered into after the Petition Date will be performed by the Reorganized Debtors in the ordinary course of their businesses. The Confirmation Order shall constitute an order of the Court approving all such assumption and assignments and rejections pursuant to section 365 of the Bankruptcy Code.

         9.2      BAR DATE FOR REJECTION DAMAGES.

                  If the rejection of any executory contract or unexpired lease under the Plan gives rise to a Claim by the non-Debtor party or parties to such contract or lease, such Claim, to the extent that it is timely filed and is an Allowed Claim, shall be classified in Class 4E; provided, however, that the Unsecured Claim arising from such rejection shall be forever barred and shall not be enforceable against the Debtors, the Reorganized Sale Debtors, the Reorganized Stand Alone Debtors, the Liquidation Trust, their successors or properties, unless a proof of such Claim is filed and served on the Liquidation Trust (under the Sale Option) or the Reorganized Stand Alone Debtors (under the Stand Alone Option) and the Claims Agent within thirty (30) days after the date of notice of the entry of the order of the Bankruptcy Court rejecting the executory contract or unexpired lease which may include, if applicable, the Confirmation Order.

         9.3      PROCEDURES FOR THE DETERMINATION OF CURE AMOUNTS.

                  Unless otherwise noted in the Executory Contract Schedule or the Purchase Agreement, or any schedule thereto, the cure amount pursuant to section 365(b)(1) of the Bankruptcy Code for any executory contracts or unexpired leases shall be $0.00. Any dispute regarding (i) the nature or amount of any payment necessary to satisfy the listed cure amount under the contract or lease to be assumed or assumed and assigned, (ii) the ability of the Debtors, the Buyer or any other assignee, as the case may be, to provide "adequate assurance of future performance," within the meaning of section 365 of the Bankruptcy Code, under the contract or lease to be assumed or assumed and assigned or (iii) any other matter pertaining to assumption or assumption and assignment under section 365 of the Bankruptcy Code shall be forever barred and shall not be enforceable against the Debtors, the Liquidation Trust, the Reorganized Sale Debtor, the Reorganized Stand Alone Debtors, their successors or properties, unless a motion or objection, as appropriate, is filed and served on the Debtors (prior to the Effective Date), the Liquidation Trust and the Buyer (under the Sale Option) or the Reorganized Stand Alone Debtors (under the Stand Alone Option) within thirty (30) days after the date of notice of proposed assumption or assumption and assignment, or such later date as allowed by the Bankruptcy Court. The Liquidation Trust (under the Sale Option) or the Reorganized Stand Alone Debtors (under the Stand Alone Option), and not the Buyer, shall be responsible for paying any cure costs associated with the assumption and assignment of any executory contract or unexpired lease assumed and assigned to the Buyer, whether pursuant to the Plan or pursuant to any other order of the Bankruptcy Court. The Liquidation Trust (under the Sale Option) and the Reorganized Stand Alone Debtors (under the Stand Alone Option) shall have the right to dispute any asserted cure amounts, including any amounts noted in the Executory Contract Schedule or the Purchase Agreement.

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

                                   ARTICLE X.

           DISPUTED, CONTINGENT AND UNLIQUIDATED CLAIMS AND INTERESTS

         10.1     OBJECTIONS TO CLAIMS AND INTERESTS.

                  The Claims/Interests Objection Deadline shall be six (6) months after the Effective Date; provided, however, that the last day for filing Avoidance Actions against a Holder of a Claim or Interest shall be November 15, 2004. Notwithstanding any of the foregoing, the Reorganized Stand Alone Debtors or the Liquidation Trustee, as appropriate, may request from the Bankruptcy Court an extension of the Claims/Interests Objection Deadline, which such extended date shall become the new Claims/Interests Objection Deadline.

                  The Liquidation Trust (under the Sale Option) or the Reorganized Stand Alone Debtors (under the Stand Alone Option) have the exclusive responsibility for reviewing and objecting to the allowance of any Claim or Interest filed in the Chapter 11 Cases. The Liquidation Trust or the Reorganized Stand Alone Debtors, as appropriate, shall have until the Claims/Interests Objection Deadline to file objections to the Claims and Interest in the Chapter 11 Cases. All objections shall be litigated to a Final Order; provided, however, that the Liquidation Trust or the Reorganized Stand Alone Debtors, as the case may be, may compromise and settle any objections to Claims or Interests, subject to the provisions of this Article X without further order of the Bankruptcy Court; and further provided, however, that distributions may be made to a Holder of a Claim or Interest prior to the expiration of the Claims/Interests Objection Deadline if the Liquidation Trustee or the Reorganized Stand Alone Debtors, as appropriate, reasonably believes that no basis exists for objection to such Holder's Claim or Interest. Notwithstanding the foregoing, nothing in this Plan shall be interpreted to operate as a waiver or release of (x) any right that any party in interest may have to object to (a) any Claim or Interest through the Effective Date or (b) any Fee Claim after the Effective Date; or (y) any objection to Claims or Interests pending as of the Effective Date, regardless of whether such objection was brought by the Debtors or any other party in interest.

                  Objections to Claims or Interests shall not be subject to any defense, including, without limitation, res judicata, estoppel or any other defense because of the confirmation of the Plan and all such rights are expressly preserved and reserved by the Plan for the Debtors, their Estates, the Liquidation Trust (under the Sale Option) and the Reorganized Stand Alone Debtors (under the Stand Alone Option). Additionally, the rights of the Liquidation Trust (under the Sale Option) or the Reorganized Stand Alone Debtors (under the Stand Alone Option) to amend, modify or supplement any objection to a particular Claim or Interest to include relief pursuant to section 502(d) of the Bankruptcy Code are hereby preserved until sixty (60) days after the entry of a Final Order against a Holder of such Claim.

         10.2     ESTIMATION OF CLAIMS OR INTERESTS.

                  Through the Claims/Interests Objection Deadline, the Liquidation Trust (under the Sale Option) or the Reorganized Stand Alone Debtors (under the Stand Alone Option) may request that the Bankruptcy Court enter an Estimation Order fixing the value of, pursuant to

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

section 502(c) of the Bankruptcy Code, any Disputed Claim or Interest, regardless of whether a Debtor has previously objected to such Claim or Interest or whether the Bankruptcy Court has ruled on any such objection, and the Bankruptcy Court will retain jurisdiction to estimate any Disputed Claim or Interest at any time during litigation concerning any objection to any Disputed Claim or Interest, including during the pendency of any appeal relating to any such objection. In the event that the Bankruptcy Court enters an Estimation Order estimating any Disputed Claim or Interest, the amount of such estimation will constitute either the allowed amount of such Claim or Interest or a maximum limitation on such Claim or Interest, as determined by the Bankruptcy Court. If the estimated amount constitutes a maximum limitation on such Claim or Interest, the Liquidation Trust or the Reorganized Stand Alone Debtors (as appropriate) may elect to pursue any supplemental proceedings to object to any ultimate payment on such Claim or Interest. All of the aforementioned Claims and Interests objection, estimation and resolution procedures are cumulative and are not necessarily exclusive of one another. Claims or Interests may be estimated and thereafter resolved by any mechanism permitted under the Bankruptcy Code or the Plan.

         10.3     AMENDMENTS TO CLAIMS OR INTERESTS.

                  After the Confirmation Date, a Claim or Interest may not be filed or amended without the authorization of the Bankruptcy Court and, even with such Bankruptcy Court authorization, may be amended by the Holder of such Claim or Interest solely to decrease, but not to increase, unless otherwise provided by the Bankruptcy Court, the amount or priority.

         10.4     AUTHORITY TO SETTLE DISPUTED CLAIMS OR INTERESTS.

                  From and after the Effective Date, the Liquidation Trust (under the Sale Option) or the Reorganized Stand Alone Debtors (under the Stand Alone Option) shall be authorized with respect to those Claims or Interests which are not allowed by Final Order of the Bankruptcy Court, pursuant to Bankruptcy Rule 9019 and section 105(a) of the Bankruptcy Code, to compromise and settle Disputed Claims with a Disputed Amount in excess of $25,000.00, upon Bankruptcy Court approval of such settlement. Notwithstanding any prior order of the Bankruptcy Court or the provisions of Bankruptcy Rule 9019, the Liquidation Trust or the Reorganized Stand Alone Debtors, as appropriate, may settle or compromise any Disputed Claim with a Disputed Amount of $25,000.00 or less without approval of the Bankruptcy Court. This provision shall not prohibit the surrender of REMIC Certificates or interests therein to the Liquidation Trust (under the Sale Option) or the Reorganized Sale Debtors (under the Stand Alone Option) in connection with the resolution of Disputed Class 4C Claims.

         10.5     NO RECOURSE.

                  Notwithstanding that the allowed amount of any particular Disputed Claim is reconsidered under the applicable provisions of the Bankruptcy Code and Bankruptcy Rules or is allowed in an amount for which there is insufficient value in the relevant fund or reserve to provide a recovery equal to that received by other Holders of Allowed Claims in the relevant Class, no Claim or Interest Holder shall have recourse to the Debtors, the Liquidation Trust, the Reorganized Sale Debtors, the Reorganized Stand Alone Debtors, the Creditors' Committee or any member or ex officio member thereof, any of the Interested Party Professionals, the Holder of any other Claim or Interest, or any of their respective property. However, nothing in the Plan shall modify any right of a Holder of a Claim or Interest under section 502(j) of the Bankruptcy Code. THUS, THE BANKRUPTCY COURT'S ENTRY OF AN ESTIMATION ORDER MAY LIMIT THE DISTRIBUTION TO BE MADE ON INDIVIDUAL DISPUTED CLAIMS OR INTERESTS, REGARDLESS OF THE AMOUNT FINALLY ALLOWED ON ACCOUNT OF SUCH DISPUTED CLAIMS OR INTERESTS.

                                   ARTICLE XI.

                            ADMINISTRATIVE PROVISIONS

         11.1     RETENTION OF JURISDICTION.

                  Notwithstanding confirmation of the Plan or occurrence of the Effective Date, the Bankruptcy Court shall retain exclusive jurisdiction over all matters arising out of or related to the Chapter 11 Cases and the Plan to the fullest extent legally permissible, including, without limitation, for the following purposes:

                  (a) to determine the allowance, classification, or priority of Claims upon objection by the Debtors, the Creditors' Committee, the Liquidation Trust or the Liquidation Trustee, or any other party in interest entitled to file an objection, and the validity, extent, priority and nonavoidability of consensual and nonconsensual Liens and other encumbrances;

                  (b) to issue injunctions or take such other actions or make such other orders as may be necessary or appropriate to restrain interference with the Plan or its execution or implementation by any Person, to construe and to take any other action to enforce and execute the Plan, the Confirmation Order, or any other order of the Bankruptcy Court, to issue such orders as may be necessary for the implementation, execution, performance and consummation of the Plan and all matters referred to herein, and to determine all matters that may be pending before the Bankruptcy Court in the Chapter 11 Cases on or before the Effective Date with respect to any Person;

                  (c) to protect the property of the Estates, the Reorganized Sale Debtors, the Reorganized Stand Alone Debtors, Liquidation Trust or the Buyer as the case may be, including Litigation Claims, from claims against, or interference with, such property, including actions to quiet or otherwise clear title to such property or to resolve any dispute concerning Liens, security interests or encumbrances on any property of The Debtors, the Estates, the Liquidation Trust, the Reorganized Sale Debtors or the Reorganized Stand Alone Debtors;

                  (d) to determine any and all applications for allowance of Fee Claims;

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

                  (e) to determine any Priority Tax Claims, Priority Non-Tax Claims, Administrative Claims or any other request for payment of Claims, including both fees and expenses, entitled to priority under section 507(a) of the Bankruptcy Code;

                  (f) to resolve any dispute arising under or related to the implementation, execution, consummation or interpretation of the Plan and the making of distributions hereunder, including any and all disputes regarding the Purchase Agreement, as provided in section 10.13 of the Purchase Agreement;

                  (g) to determine any and all motions related to the rejection, assumption or assignment of executory contracts or unexpired leases, or to determine any motion to reject an executory contract or unexpired lease pursuant to Article IX of the Plan;

                  (h) except as otherwise provided herein, to determine all applications, motions, adversary proceedings, contested matters, actions, and any other litigated matters instituted in and prior to the closing of the Chapter 11 Cases, including any remands;

                  (i)      to enter a Final Order closing the Chapter 11 Cases;

                  (j) to modify the Plan under section 1127 of the Bankruptcy Code, remedy any defect, cure any omission, or reconcile any inconsistency in the Plan or the Confirmation Order so as to carry out its intent and purposes;

                  (k) to issue such orders in aid of consummation of the Plan and the Confirmation Order notwithstanding any otherwise applicable non-bankruptcy law, with respect to any Person, to the full extent authorized by the Bankruptcy Code;

                  (l) to determine any tax liability pursuant to section 505 of the Bankruptcy Code;

                  (m) to enter and implement such orders as may be appropriate in the event the Confirmation Order is for any reason stayed, revoked, modified or vacated;

                  (n) to resolve any disputes concerning whether a Person had sufficient notice of the Chapter 11 Cases, the applicable Claims bar date, the hearing to consider approval of the Disclosure Statement or the Confirmation Hearing or for any other purpose;

                  (o) to resolve any dispute or matter arising under or in connection with any order of the Bankruptcy Court entered in the Chapter 11 Cases;

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

                  (p) to authorize sales of assets as necessary or desirable and resolve objections, if any, to such sales;

                  (q)      to hear and resolve Litigation Claims;

                  (r) to resolve any disputes concerning any release, discharge, injunction, exculpation or other waivers and protections provided in the Plan;

                  (s) to approve, if necessary, any distributions, or objections thereto, under the Plan;

                  (t) to approve any Claims settlement entered into or offset exercised by the Liquidation Trust and the Liquidation Trustee;

                  (u) to resolve any dispute or matter arising under or in connection with the Liquidation Trust;

                  (v) to oversee any dispute concerning improper or excessive draws under letters of credit issued for the account of the Debtors; and

                  (w) to determine such other matters, and for such other purposes, as may be provided in the Confirmation Order or as may be authorized under provisions of the Bankruptcy Code.

                  If the Bankruptcy Court abstains from exercising or declines to exercise jurisdiction, or is otherwise without jurisdiction over any matter arising out of the Chapter 11 Cases, including the matters set forth in this
Article XI, this Article shall not prohibit or limit the exercise of jurisdiction by any other court having competent jurisdiction with respect to such matter. Notwithstanding any provisions of the Plan, the Bankruptcy Court shall have concurrent but not exclusive jurisdiction over the prosecution of Causes of Actions, including but not limited to Avoidance Actions.

         11.2     INTENTIONALLY OMITTED.

         11.3     AMENDMENTS.

                  (a)      PRECONFIRMATION AMENDMENT.

                  The Debtors may modify the Plan at any time prior to the entry of the Confirmation Order, provided that (i) the Plan, as modified, and the Disclosure Statement pertaining thereto meet applicable Bankruptcy Code requirements and (ii) the Creditors' Committee, Berkshire and the Buyer (under the Sale Option) consent to such modifications, such consent not being unreasonably withheld.

                  (b) POSTCONFIRMATION/PRECONSUMMATION AMENDMENT NOT REQUIRING RESOLICITATION.

                  After the entry of the Confirmation Order and before substantial consummation of the Plan, the Debtors may modify the Plan to remedy any defect or omission or to reconcile any inconsistencies in the Plan or in the Confirmation Order, as may be necessary to carry out the purposes and effects of the Plan, provided that: (i) the Debtors obtain approval of the Bankruptcy Court for such modification, after notice and a hearing; (ii) the Creditors' Committee, Berkshire and the Buyer (under the Sale Option) consent, such consent not being unreasonably withheld; and (iii) such modification shall not materially and adversely affect the interests, rights, treatment or distributions of any Class of Allowed Claims or Interests under the Plan. Any waiver under Section 5.3 hereof shall not be considered to be a modification of the Plan.

                  (c) POSTCONFIRMATION/PRECONSUMMATION AMENDMENT REQUIRING RESOLICITATION.

                  After the Confirmation Date and before substantial consummation of the Plan, the Debtors may modify the Plan in a way that materially or adversely affects the interests, rights, treatment, or distributions of a Class of Claims or Interests, provided that: (i) the Plan, as modified, meets applicable Bankruptcy Code requirements; (ii) the Debtors obtain Bankruptcy Court approval for such modification, after notice and a hearing;
(iii) the Plan as modified complies with the Bankruptcy Code and Bankruptcy Rules; (iv) the Debtors comply with section 1125 of the Bankruptcy Code with respect to the Plan as modified; and (v) the Creditors' Committee, Berkshire and the Buyer (under the Sale Option), such consent not being unreasonably withheld.

         11.4     SEVERABILITY OF PLAN PROVISIONS.

                  If, prior to the Confirmation Date, any term or provision of the Plan is determined by the Bankruptcy Court to be invalid, void or unenforceable, the Bankruptcy Court will have the power to alter and interpret such term or provision and make it valid or enforceable to the maximum extent practicable, consistent with the original purpose of the term or provision held to be invalid, void or unenforceable, and such term or provision will then be applicable as altered or interpreted. Notwithstanding any such holding, alteration or interpretation, the remainder of the terms and provisions of the Plan will remain in full force and effect and will in no way be affected, impaired or invalidated by such holding, alteration or interpretation. The Confirmation Order will constitute a judicial determination and will provide that each term and provision of the Plan, as it may have been altered or interpreted in accordance with the foregoing, is valid and enforceable pursuant to its terms.

         11.5     SUCCESSORS AND ASSIGNS.

                  The rights, benefits and obligations of any Person named or referred to in the Plan shall be binding on, and shall inure to the benefit of, the heirs, executors, administrators, successors and/or assigns of such Person.

         11.6     EFFECTUATING DOCUMENTS AND FURTHER TRANSACTIONS.

                  Each Debtor, each Reorganized Sale Debtor, each Reorganized Stand Alone Debtor, and the Liquidation Trust shall be authorized to execute, deliver, file, or record such documents, contracts, instruments, and other agreements and take such other actions as may be reasonably necessary to effectuate and further evidence the terms and conditions of the Plan.

         11.7     PLAN SUPPLEMENT.

                  The Plan Supplement comprised of, among other things, the forms of the documents related to the Amended Certificates of Incorporation, Amended Bylaws, the Liquidation Trust Agreement, the Stand Alone Voting Trust Agreement, the Executory Contract Schedule, the Exit Facility Agreement and, to the extent necessary to implement the Plan, proposed amendments to the Reorganized Sale Debtors' organizational documents, to the extent not filed simultaneously with the Plan and Disclosure Statement, shall be filed with the Bankruptcy Court at least five (5) Business Days prior to the deadline established for voting on this Plan. Upon its filing, the Plan Supplement may be inspected in the offices of the Clerk of the Bankruptcy Court during normal business hours. A copy of the Plan Supplement shall be mailed to the Creditors' Committee, and any Holder of a Claim or Interest that makes a specific written request for such Plan Supplement to the Debtors. The documents contained in the Plan Supplement shall be approved by the Bankruptcy Court pursuant to the Confirmation Order.

         11.8     CONFIRMATION ORDER AND PLAN CONTROL.

                  To the extent the Confirmation Order and/or this Plan is inconsistent with the Disclosure Statement, any other agreement entered into between or among any Debtors, or any of them and any third party, the Plan controls the Disclosure Statement and any such agreements, and the Confirmation Order controls the Plan, the Disclosure Statement and any such agreements; provided, however, that the Purchase Agreement is not controlled by the Plan, the Disclosure Statement or anything contained in the Plan Supplement.

         11.9     PAYMENT OF STATUTORY FEES.

                  All fees payable pursuant to section 1930 of title 28 of the United States Code as Administrative Fees under the Plan, as determined by the Bankruptcy Court at the Confirmation Hearing, shall be paid in Cash on the Effective Date, or as soon as reasonably practicable thereafter, and neither the Debtors, their Estates, the Reorganized Sale Debtors, the Reorganized Stand Alone Debtors nor the Liquidation Trust shall thereafter be liable for the payment of additional fees under section 1930 of title 28 of the United States Code other than with respect to the consolidated Chapter 11 Case which will continue after the Effective Date.

         11.10    WITHDRAWAL OF PLAN.

                  The Debtors reserve the right, subject to the Purchase Agreement, in the exercise of their reasonable discretion, to revoke and withdraw or to modify the Plan at any time prior to the Confirmation Date or, if the Debtors are for any reason unable to consummate the Plan after the Confirmation Date, at any time up to the Effective Date. If the Debtors revoke or withdraw the Plan, (a) nothing contained in the Plan shall be deemed to constitute a waiver or release of any claims by or against the Debtors or the Creditors' Committee or to prejudice in any manner the rights of the Debtors, the Creditors' Committee or any Person in any further proceeding involving the Debtors or the Creditors' Committee and (b) the result shall be the same as if the Confirmation Order were not entered, the Plan was not filed and the Effective Date did not occur.

         11.11    PAYMENT DATES.

                  Whenever any payment to be made under the Plan is due on a day other than a Business Day, such payment will instead be made, without interest, on the next Business Day or as soon thereafter as practicable.

         11.12    NOTICES.

                  Any notice, request or demand given or made under this Plan or under the Bankruptcy Code or the Bankruptcy Rules shall be in writing and shall be hand delivered or sent by a reputable overnight courier service, and shall be deemed given when received at the following addresses whether hand delivered or sent by overnight courier service:

IF TO THE DEBTORS:                      IF TO THE CREDITORS' COMMITTEE:

MORRIS, NICHOLS, ARSHT & TUNNELL        MCCARTER & ENGLISH, LLP
Robert J. Dehney, Esq.                  William F. Taylor, Jr. , Esq.
Derek C. Abbott, Esq.                   919 Market Street, Suite 1800
Daniel B. Butz, Esq.                    Wilmington, Delaware 19801
1201 North Market Street                Facsimile: (302) 984-6399
P.O. Box 1347
Wilmington, Delaware 19899-1347
Facsimile: (302) 658-3989
                                        - and -
         - and -

RAYBURN COOPER & DURHAM, P.A.
C. Richard Rayburn, Jr. , Esq.          KING & SPALDING LLP
Albert F. Durham, Esq.                  Robert J. Stark, Esq.
Patricia B. Edmondson, Esq.             1185 Avenue of the Americas
1200 Carillon, 227 West Trade Street    New York, New York 10036
Charlotte, North Carolina 28202-1675    Facsimile: (212) 556-2222
Facsimile: (704) 377-1897

                                IF TO THE BUYER OR BERKSHIRE:

                                CLAYTON HOMES, INC.
                                Kevin Clayton
                                500 Alcoa Trail
                                P.O. Box 9790
                                Maryville, TN 37804
                                Facsimile:(865) 380-3750

                                      -and-

       MUNGER, TOLLES &                             YOUNG CONAWAY
       OLSON LLP                                    STARGATT & TAYLOR, LLP
       Thomas Walper, Esq.                          Michael R. Nestor, Esq.
       355 S. Grand Avenue                          The Brandywine Building
       Los Angeles, CA 90071                        1000 West Street, 17th Floor
       Facsimile: (213) 687-3702                    Wilmington, DE 19801
                                                    Facsimile: (302) 571-1253

                  Notwithstanding anything to the contrary provided herein, all notices concerning this Plan shall be served upon the entities prescribed and in the manner prescribed under the Bankruptcy Code and the Bankruptcy Rules.

         11.13    NO ADMISSIONS.

                  Notwithstanding anything herein to the contrary, nothing contained in the Plan shall be deemed as an admission by the Debtors with respect to any matter set forth herein including, without limitation, liability on any Claim or the propriety of any Claims classification.

                  (REMAINDER OF PAGE INTENTIONALLY LEFT BLANK)

                                  ARTICLE XII.

                              CONFIRMATION REQUEST

                  The Debtors request confirmation of the Plan under section 1129(b) of the Bankruptcy Code.

Dated: February 6, 2004

                                      NEW DIMENSION HOMES, INC.

                                      By: /s/ Robert A. Smith
                                         ---------------------------------------
                                            Name: Robert A. Smith
                                            Title: Vice President

                                      DREAM STREET COMPANY, LLC

                                      By: /s/ Robert A. Smith
                                         ---------------------------------------
                                            Name: Robert A. Smith
                                            Title: Vice President

                                      OAKWOOD SHARED SERVICES, LLC

                                      By: /s/ Robert A. Smith
                                         ---------------------------------------
                                            Name: Robert A. Smith
                                            Title: Vice President

                                      HBOS MANUFACTURING, LP
                                      By: Oakwood Mobile Homes, Inc., General
                                          Partner

                                      By: /s/ Robert A. Smith
                                         ---------------------------------------
                                            Name: Robert A. Smith
                                            Title: Vice President

                                      OAKWOOD MHD4, LLC

                                      By: /s/ Robert A. Smith
                                         ---------------------------------------
                                            Name: Robert A. Smith
                                            Title: Vice President

                                      OAKWOOD ACCEPTANCE
                                      CORPORATION, LLC

                                      By: /s/ Robert A. Smith
                                         ---------------------------------------
                                            Name: Robert A. Smith
                                            Title: Vice President

                                      OAKWOOD HOMES CORPORATION

                                      By: /s/ Robert A. Smith
                                         ---------------------------------------
                                            Name: Robert A. Smith
                                            Title: Executive Vice President

                                      OAKWOOD MOBILE HOMES, INC.

                                      By: /s/ Robert A. Smith
                                         ---------------------------------------
                                            Name: Robert A. Smith
                                            Title: Vice President

                                      SUBURBAN HOME SALES, INC.

                                      By: /s/ Robert A. Smith
                                         ---------------------------------------
                                            Name: Robert A. Smith
                                            Title: Vice President

                                      FSI FINANCIAL SERVICES, INC.

                                      By: /s/ Robert A. Smith
                                         ---------------------------------------
                                            Name: Robert A. Smith
                                            Title: Vice President

                                      HOME SERVICE CONTRACT, INC.

                                      By: /s/ Robert A. Smith
                                         ---------------------------------------
                                            Name: Robert A. Smith
                                            Title: Vice President

                                      TRI-STATE INSURANCE AGENCY, INC.

                                      By: /s/ Robert A. Smith
                                         ---------------------------------------
                                            Name: Robert A. Smith
                                            Title: Vice President

                                      GOLDEN WEST LEASING, LLC

                                      By: /s/ Randelle R.. Smith
                                         ---------------------------------------
                                            Name: Randelle R. Smith
                                            Title: Vice President

                                      CREST CAPITAL, LLC

                                      By: /s/ Randelle R. Smith
                                         ---------------------------------------
                                            Name: Randelle R. Smith
                                            Title: Vice President

                                      PREFERRED HOUSING SERVICES, LP
                                      By: Oakwood Mobile Homes, Inc., General
                                          Partner

                                      By: /s/ Robert A. Smith
                                         ---------------------------------------
                                          Name: Robert A. Smith
                                           Title: Vice President

                                            - and -

                                      MORRIS, NICHOLS, ARSHT & TUNNELL

                                      /s/ Daniel B. Butz
                                      ------------------------------------------
                                      Robert J. Dehney (No. 3578)
                                      Derek C. Abbott (No. 3376)
                                      Daniel B. Butz (No. 4227)
                                      1201 North Market Street
                                      P.O. Box 1347
                                      Wilmington, Delaware 19899-1347
                                      (302) 658-9200

                                            - and -

                                      RAYBURN COOPER & DURHAM, P.A.
                                      C. Richard Rayburn, Jr.
                                      Albert F. Durham
                                      Patricia B. Edmondson
                                      1200 Carillon, 227 West Trade Street
                                      Charlotte, North Carolina 28202-1675
                                      (704) 334-0891

                                    EXHIBIT C

             PROJECTED DISTRIBUTION ANALYSIS FOR A SALE TRANSACTION

              OAKWOOD HOMES CORPORATION CREDITOR RECOVERY ANALYSIS

INTRODUCTION

The Recovery Analysis (the "Analysis") presents estimated recoveries to claimants and equity interest holders following a confirmation of the Plan of Reorganization (the "Plan") for Oakwood Homes Corporation and affiliated debtors on a substantively consolidated basis ("Oakwood"). The Plan contemplates consummation of either a sale of substantially all of Oakwood's assets to Clayton Homes, Inc. ("Clayton") (the "Sale Transaction") pursuant to an Asset Purchase Agreement or a stand-alone plan under which all pre-petition claims are equitized. Because the closing date is uncertain and the Asset Purchase Agreement contains provisions for purchase price adjustments, there is inherent uncertainty in the sales proceeds assumption which is necessarily based on a forecast of operating results. It should be recognized that cash has been estimated as of March 31, 2004 and may vary due to 1) cash used or generated by Oakwood through March 31, 2004 and 2) purchase price adjustments in accordance with the Asset Purchase Agreement. The sales proceeds assumptions and other estimates utilized in the Analysis are considered reasonable by management of the Debtor, were reviewed by the committee and its professionals, and are described below and in the attached Analysis.

BASIS OF PRESENTATION

The Analysis has been prepared on a consolidated basis estimated as of March 31, 2004 reflecting value of both the bankrupt and non-bankrupt entities. The March 31, 2004 date is assumed to be the closing date of the Sale Transaction. Many factors, including a change in the closing date could have a substantial effect on the sales proceeds assumption. Upon the closing, substantially all net proceeds and unsold assets, administrative claims, pre-petition claims, avoidance actions and remaining employees would be transferred to the Liquidating Trust.

POST CLOSING OPERATIONS

There are significant assumptions in the estimated costs of post-closing wind down operations. In accordance with the Asset Purchase Agreement, the Liquidating Trust employees are forecast to remain in the old Oakwood Homes headquarters for a six-month period with free rent and complete access to records and computer systems.

Following the six-month period the Liquidating Trust is forecast to acquire its own space and equipment to continue functioning through the distribution period. It is assumed the Liquidating Trust would expend approximately $10,000 per month for systems and $10,000 per month rent after relocating to its new location for that period of time necessary to administer the Liquidating Trust. The Trust will also incur moving expenses and other operating expenses such as utilities, storage, telephone and insurance.

WIND DOWN TEAM

It is assumed that the wind down team will be led by a Liquidating Trustee who, as necessary and appropriate, will consult with an advisory board. The advisory board would serve the function similar to a board of directors and will be compensated accordingly. The wind down team is assumed to employ fewer employees each month based on the decline of activity required to realize on any remaining assets, resolve claims, issue recoveries to creditors, dissolve inactive companies and complete various filings such as tax returns and other tax reporting requirements. The ultimate size and activity of the wind down team may vary depending on, among other things, the extent, nature and magnitude of litigation and claims reconciliation.

THE WIND DOWN

The forecast assumes that the majority of the Liquidating Trust's activity to wind down will occur within the six month period following confirmation. However, it should be recognized that claims resolution, particularly with respect to litigation claims, as well as the realization of some of the assets held by the Liquidating Trust, could continue for a number of years. The wind down costs have been estimated accordingly and will vary because actual events and the timing thereof will be different from those estimated.

The Analysis includes estimates of proceeds for assets not yet sold as well as estimates of allowed claim amounts, some of which are currently in dispute and may be resolved in an amount different from the estimated claims in the Analysis. Any variation in amounts from the attached Analysis for the proceeds of assets, resolution of claims, and costs of the wind down, including the costs of the Liquidating Trustee and its professionals, will impact the recoveries. The estimates of proceeds for assets not yet sold as well as estimates of allowed claim amounts should not be construed as an admission, limitation or waiver of rights, claims, remedies, or recoveries.

FREQUENCY OF PAYMENTS

The Analysis assumes that the Liquidating Trustee will be making quarterly distributions to unsecured claimants based on the realization of assets remaining in the Liquidating Trust and the resolution of claims for the first two years. To the extent the claims are disputed, the Liquidating Trustee will reserve the full amount of the claim or the court estimate until such time as the claim is resolved. Resolved claims will be included in the next distribution calculation following the allowance of the claim. Claims that have been filed without a numerical value will be estimated by the court prior to the first distribution to establish a reserve.

AVOIDANCE ACTIONS

The estimated recoveries do not reflect any avoidance action recoveries or related litigation costs which may impact individual creditors overall recoveries.

PROFESSIONAL FEES

The Liquidating Trust will retain professionals for at least the tasks identified below:

         -        Trade claims objections and preference litigation;

         -        Investigation and prosecution of avoidance actions;

         -        Defense of litigation claims;

         -        Tax Claims.

The Liquidating Trustee may hire professionals presently serving in the case or other professionals deemed necessary.

Oakwood Homes Corporation
Disclosure Statement - Creditor Recovery Exhibit
($ in 000's)

ESTIMATED ASSETS/ VALUE FOR DISTRIBUTION                                                       AMOUNT                 % RECOVERY
----------------------------------------                                                       ------                 ----------
        Estimated bank cash at closing date                        (1)                        $  30,000
        Initial purchase price with adjustments                    (2)                          375,139
        Cash left behind                                           (3)                           65,000
        Net proceeds of assets remaining in estate                 (4)                           11,100
        Net preference recovery estimate                           (5)                              TBD
        Net Trust interest income                                  (6)                            3,000
                                                                                              ---------

     ESTIMATED ASSETS/ VALUE FOR DISTRIBUTION                                                 $ 484,239

FUNDS/ DISTRIBUTIONS
        ADMINISTRATIVE CLAIMS PRE - 3/31/04
              Non-Wind down Administrative Claims
                 Post-petition liabilities                         (7)                           76,226
                 Repayment of Tranche A of DIP                                                   20,298
                 Repayment of Tranche B of DIP                                                   51,500
                 Repayment of Warehouse Facility                                                 47,600
                 Employee Severance                                                               3,000

              Priority Tax                                                                        4,500
                                                                                              ---------                  -----
        Total Administrative Claims                                                             203,124                  100.0%

        CAPITALIZATION OF REORGANIZED DEBTOR                       (8)                            6,000

        ESTIMATED WIND DOWN COSTS POST - 3/31/04                   (9)
              Payroll, Benefits, Severance and Stay Bonus                                         4,735
              Operational Expenses                                                                1,875
              Professional Fees/ Outsourcing                       (10)                           5,567
                                                                                              ---------
        Estimated Wind down Costs                                                                12,177
                                                                                              ---------
REMAINING ASSETS/ VALUE FOR DISTRIBUTION                                                      $ 262,938
                                                                                              ---------

                                                                          CLAIM AMOUNT         $ PAID              % RECOVERY
                                                                          ------------         ------              ----------
        Class 1 Debt -Priority Non-Tax
              Prepetition WARN Act Claims                          (11)     $     500         $     500               100.0%
        Class 2 Debt - Secured Debt
              Secured Debt                                                      6,858             6,858               100.0%
                                                                            ---------         ---------
        Total Priority Non-Tax and Secured Debt                                 7,358             7,358               100.0%
                                                                            ---------         ---------

        Class 3 Debt - Convenience Class
              Convenience Class                                    (12)         9,000             2,250                25.0%
        Class 4 Debt - Non-Priority Unsecured
              Senior Notes Payable                                            304,647
              Junior Notes Payable                                              2,701
              REMIC Guarantee                                      (13)       275,809
              Litigation                                                       35,000
              Other General Unsecured                                          59,730
                                                                            ---------         ---------
                 Total Non-Priority Unsecured Claims                        $ 677,887         $ 253,330                37.4%
                                                                            ---------         ---------

        Total Convenience Class and Non-Priority Unsecured Claims           $ 686,887         $ 255,580                37.2%
                                                                                              ---------
TOTAL ASSETS/ VALUE DISTRIBUTED                                                               $ 262,938
                                                                                              ---------

     Class 6A Non-Debtor-Held Interest                             Existing shareholders in the reorganized debtor will retain their ownership interest in the Company and the right to receive any cash remaining in the reorganized debtor after its liabilities, including any future claims, are satisfied.

Footnotes
---------

(1) Based on Company estimate of roll-forward bank cash balance at closing date.

(2) Total purchase price reflects adjustments provided in the Asset Purchase Agreement.

(3) Includes released cash collateral, restricted cash and other cash deposits. Excludes workers comp insurance deposits assumed to be utilized to satisfy workers comp obligations.

(4) Net proceeds from sale of assets remaining in the estate.

(5) For purposes of this recovery analysis, preference recoveries are to be determined (TBD).

(6) Assumes interest income derived from investment of remaining assets/ value of Trust.

(7) Includes estimated roll-forward of post-petition liabilities to closing date. Excludes workers comp liabilities assumed to be satisfied by workers compensation insurance deposits.

(8) Capitalization of reorganized Debtor is assumed to be $6 million retained for liabilities of the reorganized Debtors, including future claims. The actual amount of the liabilities and future claims could vary significantly from this estimate.

(9) Assumes post plan confirmation wind down costs for reorganized Oakwood and the Trust.

(10) Professional fees relate to claims resolution, including defense of litigation claims, avoidance actions as well as claims agent and disbursing agent costs. No estimates have been made for auditing fees and other compliance requirements if the reorganized Debtor is a publicly traded company.

(11) For purposes of this recovery analysis the debtor has estimated $500K for potential unsettled WARN Act and other employee related priority claims. The Debtors believe this estimate is overstated as they dispute any WARN Act allegations and will assert certain affirmative defenses and intend to vigorously defend against alleged WARN Act claims.

(12) The plan provides for creditors with claims up to $5,000 to receive one distribution in the interest of minimizing multiple distribution costs over a several year wind down period. The debtors estimates approximately 13,144 claims of $5,000 or less fall into this class for claims aggregating approximately $7.7 million. The plan also provides that creditors with claims in excess of $5,000 can opt into this class.

(13) For purposes of this consolidated recovery analysis, the REMIC Guarantee claims have been estimated in the aggregate amount of $275.8 million, which is the aggregate principal balance of the B-Piece REMIC Certificates and unpaid guarantee payments attributable to interest on the B-Piece REMIC Certificates as of November 15, 2002. The REMIC Guarantee claims were filed in an aggregate amount in excess of $1 billion, which represents the aggregate principal and interest payable by the applicable non-debtor REMIC Trusts to the holders of the B-Piece REMIC Certificates. The chart showing the aggregate amount of each of the individual REMIC Guarantee claims is found in Section III.A.6, of the Disclosure Statement. The allowed amount of the REMIC Guarantee claims will vary depending on various factors, including the extent of payments of principal and interest received by holders of B-Piece REMIC Certificates from the non-debtor REMIC Trusts, and the resolution of the Bankruptcy Court of any objections to the allowance of the REMIC Guarantee claims.

Distribution to the beneficial holders of allowed REMIC Guarantee claims will be made on a trust basis in accordance with the allowed amount of the REMIC Guarantee claim for that trust. In as much as holders of the allowed claims in Classes 4A, 4B, 4C, 4D and 4E are entitled to pro-rata distributions from the Debtors, the estimated percentage recovery of each of these subclasses will have to be adjusted if the aggregate allowed amounts of the REMIC Guarantee claims are greater than or less than the $275.8 million estimate used in this recovery analysis.

                                    EXHIBIT D

                            ASSET PURCHASE AGREEMENT

[Exhibit intentionally omitted - Exhibit is filed as an attachment to a Form 8-K filed by the Company on November 26, 2003]